                                                Filed Pursuant to Rule 424B5
                                                Registration File No: 333-118975

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 16, 2004)

                         $1,206,898,000 (APPROXIMATE)

            [J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.]

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   Depositor

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C3

                           JPMORGAN CHASE BANK, N.A.
                         NOMURA CREDIT & CAPITAL, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                             Mortgage Loan Sellers

                                ---------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2004-C3 Commercial Mortgage Pass-Through Certificates,
which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 149 fixed rate mortgage loans secured by first liens on 156 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2004-C3 certificates. The Series 2004-C3 certificates are not obligations of J.P.
Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2004-C3 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                ---------------

                        INITIAL CLASS
                         CERTIFICATE           INITIAL                          ASSUMED         EXPECTED
                          BALANCE OR           APPROX.     PASS-THROUGH          FINAL          RATINGS      RATED FINAL
                           NOTIONAL         PASS-THROUGH       RATE          DISTRIBUTION      (MOODY'S/     DISTRIBUTION
                          AMOUNT(1)             RATE        DESCRIPTION         DATE(2)        FITCH)(3)       DATE(2)
                   ----------------------- -------------- -------------- -------------------- ----------- -----------------

Class A-1 ........    $     56,228,000          3.7650%     Fixed        September 15, 2009     Aaa/AAA   January 15, 2042
Class A-2 ........    $    154,670,000          4.2230%     Fixed          March 15, 2010       Aaa/AAA   January 15, 2042
Class A-3 ........    $    235,827,000          4.5450%     Fixed         November 15, 2011     Aaa/AAA   January 15, 2042
Class A-4 ........    $    166,135,000          4.6570%     Fixed           June 15, 2014       Aaa/AAA   January 15, 2042
Class A-5 ........    $    421,433,000          4.8780%     Fixed         December 15, 2014     Aaa/AAA   January 15, 2042
Class A-J ........    $     87,251,000          4.9220%     Fixed(4)      December 15, 2014     Aaa/AAA   January 15, 2042
Class X-2 ........    $  1,475,976,000(5)       0.5574%   Variable(6)     December 15, 2011     Aaa/AAA   January 15, 2042
Class B ..........    $     43,626,000          4.9610%     Fixed(4)      December 15, 2014      Aa2/AA   January 15, 2042
Class C ..........    $     13,277,000          4.9810%     Fixed(4)      December 15, 2014     Aa3/AA-   January 15, 2042
Class D ..........    $     13,277,000          5.0110%     Fixed(4)      December 15, 2014      A1/A+    January 15, 2042
Class E ..........    $     15,174,000          5.0440%     Fixed(4)      January 15, 2015        A2/A    January 15, 2042

---------
(Footnotes to table on page S-7)

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-31 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT
APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY
OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE
COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON
ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., NOMURA SECURITIES
INTERNATIONAL, INC., DEUTSCHE BANK SECURITIES INC. AND PNC CAPITAL MARKETS, INC.
WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL
MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED
PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF
SALE. J.P. MORGAN SECURITIES INC. AND NOMURA SECURITIES INTERNATIONAL, INC. ARE
ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING. DEUTSCHE BANK SECURITIES INC. AND
PNC CAPITAL MARKETS, INC. ARE ACTING AS CO-MANAGERS FOR THIS OFFERING. J.P.
MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS
IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY
IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND EUROCLEAR
BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW
YORK, NEW YORK ON OR ABOUT DECEMBER 29, 2004. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY 103.8% OF THE INITIAL AGGREGATE PRINCIPAL BALANCE OF THE
OFFERED CERTIFICATES, PLUS ACCRUED INTEREST FROM DECEMBER 1, 2004, BEFORE
DEDUCTING EXPENSES PAYABLE BY US. [GRAPHIC OMITTED]

JPMORGAN                                                              [NOMURA]

DEUTSCHE BANK SECURITIES                             PNC CAPITAL MARKETS, INC.

DECEMBER 16, 2004

[J.P. MORGAN LOGO OMITTED] J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITES CORP.
         Commercial Mortgage Pass-Through Certificates, Series 2004-C3

                       [MAP OF THE UNITED STATES OMITTED]

ALASKA           UTAH            KANSAS             ILLINOIS
2 properties     3 properties    2 properties       3 properties
$21,805,000      $50,500,000     $21,860,000        $49,262,100
1.4% of total    3.3% of total   1.4% of total      3.2% of total

MICHIGAN         OHIO             PENNSYLVANIA      NEW YORK
6 properties     4 properties     4 properties      19 properties
$48,414,593      $36,950,000      $41,075,000       $300,431,000
3.2% of total    2.4% of total    2.7% of total     19.8% of total

MASSACHUSETTS    CONNECTICUT      NEW JERSEY        MARYLAND
7 properties     2 properties     5 properties      2 properties
$75,191,627      $4,117,885       $20,690,612       $20,600,000
5.0% of total    0.3% of total    1.4% of total     1.4% of total

VIRGINIA         NORTH CAROLINA   KENTUCKY          SOUTH CAROLINA
4 properties     2 properties     2 properties      4 properties
$26,633,605      $19,026,853      $17,393,162       $53,721,000
1.8% of total    1.3% of total    1.1% of total     3.5% of total

OREGON           NEVADA           CALIFORNIA        ARIZONA
2 properties     2 properties     16 properties     6 properties
$9,650,000       $11,187,905      $138,660,978      $66,945,538
0.6% of total    0.7% of total    9.1% of total     4.4% of total

COLORADO         NEW MEXICO       OKLAHOMA          TEXAS
1 property       2 properties     3 properties      32 properties
$42,000,000      $9,892,889       $14,317,606       $178,054,463
2.8% of total    0.7% of total    0.9% of total     11.7% of total

LOUISIANA        MISSISSIPPI      ALABAMA           TENNESSEE
1 property       1 property       3 properties      2 properties
$14,100,000      $2,300,000       $11,405,000       $10,705,000
0.9% of total    0.2% of total    0.6% of total     0.7% of total

GEORGIA          FLORIDA
3 properties     11 properties
$12,922,042      $187,596,605
0.9% of total    12.4% of total

[ ] (less than) 1.0% of Cut-off Date Balance
[ ] 1.0% - 10.0% of Cut-off Date Balance
[ ] 10.1% - 20.0% of Cut-off Date Balance

                                                                [PHOTO OMITTED]

                                                                [PHOTO OMITTED]
            [PHOTO OMITTED]
Las Olas Centre           Ft. Lauderdale, FL     Everest Portfolio          Various, MA

            [PHOTO OMITTED]                                     [PHOTO OMITTED]

            [PHOTO OMITTED]                                     [PHOTO OMITTED]
Broadway Marketplace              Denver, CO     DDR Portfolio         Various, Various

            [PHOTO OMITTED]                                     [PHOTO OMITTED]

Crossroads Shopping Center  White Plains, NY     Moorings at Mesa Cove Apartments   Mesa, AZ

            [PHOTO OMITTED]                                     [PHOTO OMITTED]

Champaign Office & Retail      Champaign, IL     Lakeshore Club Apartments         Tampa, FL

                                                                [PHOTO OMITTED]
   [PHOTO OMITTED]         [PHOTO OMITTED]
                                                                [PHOTO OMITTED]

345 Park Avenue South           New York, NY     College Suites Stadium         Columbia, SC

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2004-C3 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the
Series 2004-C3 certificates;

     Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2004-C3 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-31 of this prospectus supplement, which describe risks that apply to the Series 2004-C3 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" commencing on page S-171 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page
107 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                                      S-3

                                                 PAGE
                                                 -----

   Geographic Concentration Entails
      Risks ..................................   S-31
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts ......................   S-32
   Risks Relating to Mortgage Loan
      Concentrations .........................   S-32
   Risks Relating to Enforceability of
      Cross-Collateralization ................   S-34
   The Borrower's Form of Entity May
      Cause Special Risks ....................   S-34
   Ability to Incur Other Borrowings
      Entails Risk ...........................   S-36
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date .........................   S-38
   Commercial and Multifamily Lending
      Is Dependent Upon Net Operating
      Income .................................   S-39
   Tenant Concentration Entails Risk .........   S-40
   Certain Additional Risks Relating to
      Tenants ................................   S-41
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks .......   S-42
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities Also Have Risks ...............   S-42
   Tenant Bankruptcy Entails Risks ...........   S-42
   Mortgage Loans are Nonrecourse and

   Multifamily Properties Have Special
      Risks ..................................   S-45
   Industrial Properties Have Special
      Risks ..................................   S-46
   Manufactured Housing Community
      Properties Have Special Risks ..........   S-47
   Self Storage Properties Have Special
      Risks ..................................   S-48
   Hotel Properties Have Special Risks .......   S-48
   Risks Relating to Affiliation with a
      Franchise or Hotel Management
      Company ................................   S-49
   Lack of Skillful Property Management
      Entails Risks ..........................   S-50
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses .......................   S-50

                                                  PAGE
                                                 -----

   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not ................   S-50
   Mortgage Loans Secured By Leasehold
      Interests May Expose Investors To
      Greater Risks of Default and Loss ......   S-51
   Limitations of Appraisals .................   S-52
   Your Lack of Control Over the Trust
      Fund Can Create Risks ..................   S-52
   Potential Conflicts of Interest ...........   S-52
   Special Servicer May Be Directed to
      Take Actions ...........................   S-54
   Bankruptcy Proceedings Entail Certain
      Risks ..................................   S-54
   Risks Relating to Prepayments and
      Repurchases ............................   S-55
   Optional Early Termination of the
      Trust Fund May Result in an Adverse
      Impact on Your Yield or May Result
      in a Loss ..............................   S-57
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan ................   S-57
   Risks Relating to Enforceability of
      Yield Maintenance Charges,
      Prepayment Premiums or
      Defeasance Provisions ..................   S-58
   Risks Relating to Borrower Default ........   S-58
   Risks Relating to Interest on Advances
      and Special Servicing Compensation......   S-59
   Risks of Limited Liquidity and Market
      Value ..................................   S-59
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks .......   S-59
   Subordination of Subordinate Offered
      Certificates ...........................   S-59
   Limited Information Causes
      Uncertainty ............................   S-59
   Environmental Risks Relating to the
      Mortgaged Properties ...................   S-60
   Tax Considerations Relating to
      Foreclosure ............................   S-61
   Risks Associated with One Action
      Rules ..................................   S-61
   Risks Relating to Enforceability ..........   S-61
   Potential Absence of Attornment
      Provisions Entails Risks ...............   S-62
   Property Insurance May Not Be
      Sufficient .............................   S-62

                                      S-4

                                                PAGE
                                               ------

   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value .......................   S-64
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ..........................   S-65
   No Reunderwriting of the Mortgage
      Loans ................................   S-65
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans .......................   S-65
   Risks Relating to Book-Entry
      Registration .........................   S-66
   Risks Relating to Inspections of

   Top Ten Mortgage Loans or Groups of
      Cross-Collateralized Mortgage
      Loans ................................   S-76
   ARD Loans ...............................   S-76
   Certain Terms and Conditions of the
      Mortgage Loans .......................   S-77
   Additional Mortgage Loan

   Underwriting Guidelines and
      Processes ............................   S-87
   Representations and Warranties;
      Repurchases and Substitutions ........   S-89
   Repurchase or Substitution of
      Cross-Collateralized Mortgage

   Paying Agent, Certificate Registrar and
      Authenticating Agent .................   S-98
   Book-Entry Registration and Definitive
      Certificates .........................   S-98
   Distributions ...........................  S-100
   Allocation of Yield Maintenance
      Charges and Prepayment Premiums.......  S-115

                                                PAGE
                                               ------

   Assumed Final Distribution Date;
      Rated Final Distribution Date ........   S-116
   Subordination; Allocation of Collateral

   Reports to Certificateholders; Certain
      Available Information ................   S-124
   Voting Rights ...........................   S-128
   Termination; Retirement of

   Limitation on Liability of Directing

   Servicing and Other Compensation
      and Payment of Expenses ..............   S-137
   Maintenance of Insurance ................   S-140
   Modifications, Waiver and
      Amendments ...........................   S-142
   Realization Upon Defaulted Mortgage
      Loans ................................   S-143
   Inspections; Collection of Operating
      Information ..........................   S-146
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the

   Yield Sensitivity of the Class X-2
      Certificates .........................   S-162
CERTAIN FEDERAL INCOME TAX

                                      S-5

SCHEDULE I     CLASS X REFERENCE RATES

ANNEX A-1      CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
               PROPERTIES

ANNEX A-2      CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND
               MORTGAGED PROPERTIES

ANNEX A-3      DESCRIPTION OF TOP TEN MORTGAGE LOANS OR GROUPS OF
               CROSS-COLLATERALIZED MORTGAGE LOANS

ANNEX B        CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED
               HOUSING LOANS

ANNEX C        CHAMPAIGN OFFICE AND RETAIL AMORTIZATION SCHEDULE

ANNEX D        STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX E        FORM OF REPORT TO CERTIFICATEHOLDERS

                                      S-6

                            SUMMARY OF CERTIFICATES

                    INITIAL CLASS
                     CERTIFICATE
                      BALANCE OR        APPROXIMATE   PASS-THROUGH
                       NOTIONAL            CREDIT         RATE
     CLASS            AMOUNT(1)          SUPPORT(7)    DESCRIPTION
-------------- ----------------------- ------------- --------------

Offered
Certificates
A-1               $     56,228,000     20.000%       Fixed
A-2               $    154,670,000     20.000%       Fixed
A-3               $    235,827,000     20.000%       Fixed
A-4               $    166,135,000     20.000%       Fixed
A-5               $    421,433,000     20.000%       Fixed
A-J               $     87,251,000     14.250%       Fixed(4)
X-2               $  1,475,976,000(5)      N/A       Variable(6)
B                 $     43,626,000     11.375%       Fixed(4)
C                 $     13,277,000     10.500%       Fixed(4)
D                 $     13,277,000      9.625%       Fixed(4)
E                 $     15,174,000      8.625%       Fixed(4)
Non-Offered
Certificates
X-1               $  1,517,410,464(9)      N/A       Variable(10)
A-1A              $    179,635,000     20.000%       Fixed
F                 $     15,174,000      7.625%       Variable(11)
G                 $     18,968,000      6.375%       Variable(11)
H                 $     15,174,000      5.375%       Variable(12)
J                 $     20,865,000      4.000%       Variable(12)
K                 $      7,587,000      3.500%       Fixed(4)
L                 $      5,690,000      3.125%       Fixed(4)
M                 $      9,484,000      2.500%       Fixed(4)
N                 $      3,793,000      2.250%       Fixed(4)
P                 $      5,691,000      1.875%       Fixed(4)
Q                 $      5,690,000      1.500%       Fixed(4)
NR                $     22,761,464         N/A       Fixed(4)

                      ASSUMED           INITIAL      WEIGHTED    EXPECTED
                       FINAL            APPROX.      AVERAGE     RATINGS
                   DISTRIBUTION      PASS-THROUGH      LIFE     (MOODY'S/     PRINCIPAL
     CLASS            DATE(2)            RATE       (YRS.)(8)   FITCH)(3)     WINDOW(8)
-------------- -------------------- -------------- ----------- ----------- ---------------

Offered
Certificates
A-1            September 15, 2009        3.7650%    2.79         Aaa/AAA   01/05 -- 09/09
A-2              March 15, 2010          4.2230%    4.96         Aaa/AAA   09/09 -- 03/10
A-3             November 15, 2011        4.5450%    6.77         Aaa/AAA   03/10 -- 11/11
A-4               June 15, 2014          4.6570%    7.49         Aaa/AAA   11/11 -- 06/14
A-5             December 15, 2014        4.8780%    9.92         Aaa/AAA   06/14 -- 12/14
A-J             December 15, 2014        4.9220%    9.96         Aaa/AAA   12/14 -- 12/14
X-2             December 15, 2011        0.5574%       N/A       Aaa/AAA        N/A
B               December 15, 2014        4.9610%    9.96          Aa2/AA   12/14 -- 12/14
C               December 15, 2014        4.9810%    9.96         Aa3/AA-   12/14 -- 12/14
D               December 15, 2014        5.0110%    9.96          A1/A+    12/14 -- 12/14
E               January 15, 2015         5.0440%   10.00           A2/A    12/14 -- 01/15
Non-Offered
Certificates
X-1                    N/A               0.0467%      N/A        Aaa/AAA        N/A
A-1A                   N/A               4.8180%      N/A        Aaa/AAA        N/A
F                      N/A               5.0399%      N/A         A3/A-         N/A
G                      N/A               5.2779%      N/A       Baa1/BBB+       N/A
H                      N/A               5.2929%      N/A        Baa2/BBB       N/A
J                      N/A               5.2929%      N/A       Baa3/BBB-       N/A
K                      N/A               4.6800%      N/A        Ba1/BB+        N/A
L                      N/A               4.6800%      N/A         Ba2/BB        N/A
M                      N/A               4.6800%      N/A        Ba3/BB-        N/A
N                      N/A               4.6800%      N/A         B1/B+         N/A
P                      N/A               4.6800%      N/A          B2/B         N/A
Q                      N/A               4.6800%      N/A         B3/B-         N/A
NR                     N/A               4.6800%      N/A         NR/NR         N/A

----------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2)   The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date;
      Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is January 15,
      2042. See "Description of the Certificates--Assumed Final Distribution
      Date; Rated Final Distribution Date" in this prospectus supplement.

(3)   Ratings shown are those of Moody's Investors Service, Inc. and Fitch,
      Inc.

(4)   For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months)
      as of the first day of the related due period is less than the rate specified for any of Class A-J, Class B, Class C, Class D, Class E, Class
      K, Class L, Class M, Class N, Class P, Class Q and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans.

(5)   The Class X-2 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(6)   The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the
      Class X-2 certificates. See "Description of the
      Certificates--Distributions" in this prospectus supplement.

                                      S-7

(7)   The credit support percentages set forth for the Class A-1, Class A-2,
      Class A-3, Class A-4, Class A-5 and Class A-1A certificates are represented in the aggregate.

(8)   The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in
      this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(9)   The Class X-1 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(10)  The pass-through rate on the Class X-1 certificates will be based on the weighted average interest strip rates of the components of the Class X-1 certificates. See "Description of the Certificates--Distributions" in
      this prospectus supplement.

(11)  The pass-through rates applicable to the Class F and Class G certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus 0.2530% and 0.0150%, respectively.

(12)  The pass-through rate applicable to the Class H and Class J certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

      The Class S, Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                      S-8

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of
                                 JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, which is a wholly-owned
                                 subsidiary of JPMorgan Chase & Co., a Delaware
                                 corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its
                                 telephone number is (212) 834-9271. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, Nomura Credit & Capital, Inc., a
                                 Delaware corporation and PNC Bank, National
                                 Association, a national banking association.
                                 JPMorgan Chase Bank, N.A. is an affiliate of
                                 the depositor and J.P. Morgan Securities Inc.,
                                 one of the underwriters. Nomura Credit &
                                 Capital, Inc. is an affiliate of Nomura
                                 Securities International, Inc., one of the
                                 underwriters. PNC Bank, National Association is
                                 an affiliate of Midland Loan Services, Inc.,
                                 the master servicer, and of PNC Capital
                                 Markets, Inc., one of the underwriters. See
                                 "Description of the Mortgage Pool--The Mortgage
                                 Loan Sellers" in this prospectus supplement.

                         SELLERS OF THE MORTGAGE LOANS

                                                   AGGREGATE                  % OF      % OF
                                      NUMBER       PRINCIPAL        % OF    INITIAL    INITIAL
                                        OF         BALANCE OF     INITIAL     LOAN      LOAN
                                     MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
               SELLER                  LOANS         LOANS        BALANCE   BALANCE    BALANCE
----------------------------------- ---------- ----------------- --------- --------- ----------

  Nomura Credit & Capital, Inc. ...      58     $  633,182,900      41.7%     41.6%      43.0%
  JPMorgan Chase Bank, N.A. .......      65        615,532,889      40.6      41.5       33.6
  PNC Bank, National Association...      26        268,694,675      17.7      16.9       23.4
                                         --     --------------     -----     -----      -----
  Total ...........................     149     $1,517,410,464     100.0%    100.0%     100.0%
                                        ===     ==============     =====     =====      =====

Master Servicer...............   Midland Loan Services, Inc., a Delaware
                                 corporation. The master servicer's principal
                                 servicing offices are located at 10851 Mastin,
                                 Suite 700, Overland Park, Kansas 66210 and its
                                 telephone number is (913) 253-9000. Midland
                                 Loan Services, Inc., is an affiliate of PNC
                                 Bank, National Association, one of the mortgage
                                 loan sellers, and of PNC Capital Markets, Inc.,
                                 one of the underwriters. See "Servicing of the
                                 Mortgage Loans--The Master Servicer" in this
                                 prospectus supplement.

                                      S-9

Special Servicer..............   J.E. Robert Company, Inc., a Virginia
                                 corporation, will act as special servicer with
                                 respect to the mortgage loans and will be
                                 primarily responsible for making decisions and
                                 performing certain servicing functions with
                                 respect to the mortgage loans that, in general,
                                 are in default or as to which default is
                                 imminent. The primary servicing offices of J.E.
                                 Robert Company, Inc. are located at 1650 Tysons
                                 Boulevard, Suite 1600, McLean, Virginia 22102.
                                 We anticipate that the initial controlling
                                 class representative will be JER Investors
                                 Trust Inc., an affiliate of the special
                                 servicer. The special servicer may be removed
                                 without cause under certain circumstances
                                 described in this prospectus supplement. See
                                 "Servicing of the Mortgage Loans--The Special
                                 Servicer" in this prospectus supplement.

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association with corporate trust offices
                                 located in Minneapolis, Minnesota. A corporate
                                 trust office of the trustee is also located at
                                 9062 Old Annapolis Road, Columbia, Maryland
                                 21045. See "Description of the
                                 Certificates--The Trustee" in this prospectus
                                 supplement. Following the transfer of the
                                 mortgage loans into the trust, the trustee, on
                                 behalf of the trust, will become the mortgagee
                                 of record under each mortgage loan.

Paying Agent..................   JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, with its principal offices
                                 located in New York, New York. JPMorgan Chase
                                 Bank, N.A. will also act as the certificate
                                 registrar and authenticating agent. The paying
                                 agent's address is 4 New York Plaza, 6th Floor,
                                 New York, New York 10004, and its telephone
                                 number is (212) 623-5600. JPMorgan Chase Bank,
                                 N.A. is also a mortgage loan seller and an
                                 affiliate of both the depositor and one of the
                                 underwriters. See "Description of the
                                 Certificates--Paying Agent, Certificate
                                 Registrar and Authenticating Agent" in this
                                 prospectus supplement.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of that mortgage loan in
                                 December 2004 or, with respect to those
                                 mortgage loans that have their first payment
                                 date in January 2005, December 1, 2004, or,
                                 with respect to those mortgage loans that have
                                 their first payment date in February 2005, the
                                 origination date.

Closing Date..................   On or about December 29, 2004.

Distribution Date.............   The 15th day of each month or, if the 15th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in January
                                 2005.

                                      S-10

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to
                                 the related distribution date and will be
                                 calculated assuming that each month has 30 days
                                 and each year has 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the
                                 mortgage loan in the month preceding the month
                                 in which that distribution date occurs and
                                 ending on and including the due date for the
                                 mortgage loan in the month in which that
                                 distribution date occurs. However, in the event
                                 that the last day of a due period (or
                                 applicable grace period) is not a business day,
                                 any periodic payments received with respect to
                                 the mortgage loans relating to that due period
                                 on the business day immediately following that
                                 last day will be deemed to have been received
                                 during that due period and not during any other
                                 due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.

                              OFFERED SECURITIES

General.......................   We are offering the following eleven classes
                                 of commercial mortgage pass-through
                                 certificates as part of Series 2004-C3:

                                 o Class A-1

                                 o Class A-2

                                 o Class A-3

                                 o Class A-4

                                 o Class A-5

                                 o Class A-J

                                 o Class X-2

                                 o Class B

                                 o Class C

                                 o Class D

                                 o Class E

                                 Series 2004-C3 will consist of the above
                                 classes and the following classes that are not
                                 being offered through this prospectus
                                 supplement and the accompanying prospectus:
                                 Class A-1A, Class X-1, Class F, Class G, Class
                                 H, Class J, Class K, Class L, Class M, Class
                                 N, Class P, Class Q, Class NR, Class S, Class
                                 R and Class LR.

                                      S-11

                                 The Series 2004-C3 certificates will
                                 collectively represent beneficial ownership
                                 interests in a trust created by J.P. Morgan
                                 Chase Commercial Mortgage Securities Corp. The
                                 trust's assets will primarily be 149 mortgage
                                 loans secured by first liens on 156
                                 commercial, multifamily and manufactured
                                 housing community properties.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance or
                                 notional amount set forth below, subject to a
                                 variance of plus or minus 10%:

  Class A-1 .........   $   56,228,000
  Class A-2 .........   $  154,670,000
  Class A-3 .........   $  235,827,000
  Class A-4 .........   $  166,135,000
  Class A-5 .........   $  421,433,000
  Class A-J .........   $   87,251,000
  Class X-2 .........   $1,475,976,000
  Class B ...........   $   43,626,000
  Class C ...........   $   13,277,000
  Class D ...........   $   13,277,000
  Class E ...........   $   15,174,000

PASS-THROUGH RATES
A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate, which
                                 is set forth below for each class:

  Class A-1 .........         3.7650%
  Class A-2 .........         4.2230%
  Class A-3 .........         4.5450%
  Class A-4 .........         4.6570%
  Class A-5 .........         4.8780%
  Class A-J .........         4.9220%(1)
  Class X-2 .........         0.5574%(2)
  Class B ...........         4.9610%(1)
  Class C ...........         4.9810%(1)
  Class D ...........         5.0110%(1)
  Class E ...........         5.0440%(1)

                                 ----------
                                 (1)   Subject to a maximum pass-through rate
                                       equal to the weighted average of the net
                                       interest rates on the mortgage loans (in
                                       each case adjusted, if necessary, to
                                       accrue on the basis of a 360-day year
                                       consisting of twelve 30-day months).

                                 (2)   The interest accrual amount on the Class
                                       X-2 certificates will be calculated by
                                       reference to a notional amount equal to
                                       the aggregate of the class balances of
                                       all or some of the other classes of
                                       certificates or portions thereof. The
                                       pass-through rate on the Class X-2
                                       certificates will be based on the
                                       weighted average of the interest strip
                                       rates of the components of the Class X-2
                                       certificates, which will be based on the
                                       net mortgage rates applicable to the
                                       mortgage loans as of the preceding
                                       distribution date minus the pass-through
                                       rates of such components. See
                                       "Description of the
                                       Certificates--Distributions" in this
                                       prospectus supplement.

                                      S-12

B. Interest Rate Calculation
   Convention.................   Interest on your certificates will be
                                 calculated based on a 360-day year consisting
                                 of twelve 30-day months, or a "30/360 basis."
                                 For purposes of calculating the pass-through
                                 rates on the Class A-J, Class B, Class C, Class
                                 D, Class E and Class X-2 certificates and each
                                 other class of the certificates with a
                                 pass-through rate that is based on, limited by
                                 or equal to, the weighted average of the net
                                 mortgage rates on the mortgage loans, the
                                 mortgage loan interest rates will not reflect
                                 any default interest rate, any rate increase
                                 occurring after an anticipated repayment date,
                                 any mortgage loan term modifications agreed to
                                 by the special servicer or any modifications
                                 resulting from a borrower's bankruptcy or
                                 insolvency. For purposes of calculating the
                                 pass-through rates on the certificates, the
                                 interest rate for each mortgage loan that
                                 accrues interest based on the actual number of
                                 days in each month and assuming a 360-day year,
                                 or an "actual/360 basis", will be recalculated,
                                 if necessary, so that the amount of interest
                                 that would accrue at that recalculated rate in
                                 the applicable month, calculated on a 30/360
                                 basis, will equal the amount of interest that
                                 is required to be paid on that mortgage loan in
                                 that month, subject to certain adjustments as
                                 described in "Description of the Certificates--
                                 Distributions--Pass-Through Rates" in this
                                 prospectus supplement. See also "Description of
                                 the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

DISTRIBUTIONS

A. Amount and Order of
   Distributions..............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net
                                 of specified trust fees, reimbursements and
                                 expenses, will be distributed in the following
                                 amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class A-5, Class A-1A, Class X-1 and
                                 Class X-2 certificates: To pay interest
                                 concurrently, (a) on the Class A-1, Class A-2,
                                 Class A-3, Class A-4 and Class A-5
                                 certificates, pro rata, from the portion of
                                 the funds available for distribution
                                 attributable to the mortgage loans in loan
                                 group 1, (b) on the Class A-1A certificates
                                 from the portion of the funds available for
                                 distribution attributable to the mortgage
                                 loans in loan group 2 and (c) on the Class X-1
                                 and Class X-2 certificates from the funds
                                 available for distribution attributable to all
                                 mortgage loans, without regard to loan groups,
                                 in each case in accordance with their interest
                                 entitlements. However, if, on any

                                      S-13

                                 distribution date, the funds available for
                                 distribution (or applicable portion) are
                                 insufficient to pay in full the total amount
                                 of interest to be paid to any of the classes
                                 described above, the funds available for
                                 distribution will be allocated among all those
                                 classes, pro rata, without regard to loan
                                 groups, in accordance with their interest
                                 entitlements for that distribution date.

                                 Second/Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class A-5 and Class A-1A certificates: To
                                 the extent of funds allocated to principal and
                                 available for distribution, (a) to principal
                                 on the Class A-1, Class A-2, Class A-3, Class
                                 A-4 and Class A-5 certificates, in sequential
                                 order, in an amount equal to the funds
                                 attributable to mortgage loans in loan group 1
                                 and, after the Class A-1A certificates have
                                 been reduced to zero, the funds attributable
                                 to mortgage loans in loan group 2, until the
                                 certificate balances of the Class A-1, Class
                                 A-2, Class A-3, Class A-4 and Class A-5
                                 certificates have been reduced to zero and (b)
                                 to the Class A-1A certificates, in an amount
                                 equal to the funds attributable to mortgage
                                 loans in loan group 2 and, after the Class A-5
                                 certificates have been reduced to zero, the
                                 funds attributable to mortgage loans in loan
                                 group 1, until the certificate balance of the
                                 Class A-1A certificates has been reduced to
                                 zero. If the certificate balance of each and
                                 every class of certificates other than the
                                 Class A-1, Class A-2, Class A-3, Class A-4,
                                 Class A-5 and Class A-1A certificates has been
                                 reduced to zero as a result of the allocation
                                 of mortgage loan losses to those certificates,
                                 funds available for distributions of principal
                                 will be distributed to the Class A-1, Class
                                 A-2, Class A-3, Class A-4, Class A-5 and Class
                                 A-1A certificates, pro rata, rather than
                                 sequentially, without regard to loan groups.

                                 Third/Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class A-5 and Class A-1A certificates: To
                                 reimburse the Class A-1, Class A-2, Class A-3,
                                 Class A-4, Class A-5 and Class A-1A
                                 certificates, pro rata, for any previously
                                 unreimbursed losses on the mortgage loans
                                 allocable to principal that were previously
                                 borne by those classes, without regard to loan
                                 group.

                                 Fourth/Class A-J certificates: To the Class
                                 A-J certificates as follows: (a) first, to
                                 interest on the Class A-J certificates in the
                                 amount of its interest entitlement; (b)
                                 second, to the extent of funds allocated to
                                 principal and available for distribution
                                 remaining after distributions in respect of
                                 principal to each class with a higher priority
                                 (in this case, the Class A-1, Class A-2, Class
                                 A-3, Class A-4, Class A-5 and Class A-1A
                                 certificates), to principal on the Class A-J
                                 certificates until the certificate balance of
                                 the Class A-J certificates has been reduced to
                                 zero; and (c) third, to reimburse the Class
                                 A-J certificates for any previously
                                 unreimbursed losses on

                                      S-14

                                 the mortgage loans allocable to principal that
                                 were previously borne by that class.

                                 Fifth/Class B certificates: To the Class B
                                 certificates in a manner analogous to the
                                 Class A-J certificates' allocations of
                                 priority Fourth above.

                                 Sixth/Class C certificates: To the Class C
                                 certificates in a manner analogous to the
                                 Class A-J certificates' allocations of
                                 priority Fourth above.

                                 Seventh/Class D certificates: To the Class D
                                 certificates in a manner analogous to the
                                 Class A-J certificates' allocations of
                                 priority Fourth above.

                                 Eighth/Class E certificates: To the Class E
                                 certificates in a manner analogous to the
                                 Class A-J certificates' allocations of
                                 priority Fourth above.

                                 Ninth/Non-offered certificates (other than the
                                 Class A-1A, Class S and Class X-1
                                 certificates): In the amounts and order of
                                 priority described in "Description of the
                                 Certificates--Distributions--Priority" in this
                                 prospectus supplement.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3, Class A-4,
                                 Class A-5 and Class A-1A certificates, except
                                 in the event of insufficient funds, as
                                 described above, the pool of mortgage loans
                                 will be deemed to consist of two distinct
                                 groups, loan group 1 and loan group 2. Loan
                                 group 1 will consist of 125 mortgage loans,
                                 representing approximately 88.2% of the
                                 aggregate principal balance of all the
                                 mortgage loans as of the cut-off date and loan
                                 group 2 will consist of 24 mortgage loans,
                                 representing approximately 11.8% of the
                                 aggregate principal balance of all the
                                 mortgage loans as of the cut-off date. Loan
                                 group 2 will include approximately 44.9% of
                                 all the mortgage loans secured by multifamily
                                 properties and approximately 61.1% of all the
                                 mortgage loans secured by manufactured housing
                                 community properties, in each case, as a
                                 percentage of the aggregate principal balance
                                 of all the mortgage loans as of the cut-off
                                 date. Annex A-1 to this prospectus supplement
                                 will set forth the loan group designation with
                                 respect to each mortgage loan.

B. Interest and Principal
   Entitlements...............   A description of the interest entitlement of
                                 each class can be found in "Description of the
                                 Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal
                                 required to be distributed to the classes
                                 entitled to principal on a

                                      S-15

                                 particular distribution date also can be found
                                 in "Description of the
                                 Certificates--Distributions--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

C. Yield Maintenance Charges...  Yield maintenance charges with respect to the mortgage loans will be allocated to the
                                 certificates as described in "Description of
                                 the Certificates--Allocation of Yield
                                 Maintenance Charges and Prepayment Premiums" in
                                 this prospectus supplement.

                                 For an explanation of the calculation of yield
                                 maintenance charges, see "Description of the
                                 Mortgage Pool--Certain Terms and Conditions of
                                 the Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes will be
                                 senior or subordinate, as the case may be, to
                                 the payment rights of other classes. The chart
                                 shows the entitlement to receive principal
                                 and/or interest (other than excess interest
                                 that accrues on the mortgage loans that have
                                 anticipated repayment dates) on any
                                 distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 A-3, Class A-4, Class A-5, Class A-1A, Class
                                 X-1 and Class X-2 certificates). It also shows
                                 the manner in which mortgage loan losses are
                                 allocated in ascending order (beginning with
                                 the other classes of certificates (other than
                                 the Class S, Class R and Class LR certificates)
                                 that are not being offered by this prospectus
                                 supplement). Additionally, no principal
                                 payments or mortgage loan losses will be
                                 allocated to the Class S, Class R, Class LR,
                                 Class X-1 or Class X-2 certificates, although
                                 principal payments and mortgage loan losses may
                                 reduce the notional amount of the Class X-1
                                 and/or Class X-2 certificates and, therefore,
                                 the amount of interest they accrue.

                                      S-16

[GRAPHIC OMITTED]

       -------------------------------------------------------------------
             Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
                     Class A-1A*, Class X-1* and Class X-2*
       -------------------------------------------------------------------
                                        |
                              -------------------
                                   Class A-J
                              -------------------
                                        |
                              -------------------
                                    Class B
                              -------------------
                                        |
                              -------------------
                                    Class C
                              -------------------
                                        |
                              -------------------
                                    Class D
                              -------------------
                                        |
                              -------------------
                                    Class E
                              -------------------
                                        |
                              -------------------
                                  Non-offered
                                 certificates**
                              -------------------

                                 ----------
                                 *     The Class X-1 and Class X-2 certificates
                                       are interest-only certificates, and the
                                       Class A-1A and Class X-1 certificates
                                       are not offered by this prospectus
                                       supplement.

                                 **    Excluding the Class A-1A and Class X-1
                                       certificates.

                                 No other form of credit enhancement will be
                                 available for the benefit of the holders of
                                 the offered certificates.

                                 Principal losses on mortgage loans that are
                                 allocated to a class of certificates will
                                 reduce the certificate balance of that class.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.
E. Shortfalls in Available
   Funds.....................    The following types of shortfalls in available
                                 funds will reduce distributions to the classes
                                 of certificates with the lowest payment
                                 priorities: shortfalls resulting from the
                                 payment of special servicing fees and other
                                 additional compensation that the special
                                 servicer is entitled to receive; shortfalls
                                 resulting from interest on advances made by the
                                 master servicer, the special servicer or the
                                 trustee (to the extent not covered by late
                                 payment charges or default interest paid by the
                                 related borrower); shortfalls resulting from
                                 extraordinary expenses of the trust; and
                                 shortfalls resulting from a modification of a
                                 mortgage loan's interest rate or principal
                                 balance or from other unanticipated or

                                      S-17

                                 default-related expenses of the trust. In
                                 addition, prepayment interest shortfalls that
                                 are not covered by certain compensating
                                 interest payments made by the master servicer
                                 are required to be allocated to the
                                 certificates, on a pro rata basis, to reduce
                                 the amount of interest payable on the
                                 certificates. See "Description of the
                                 Certificates--Distributions--Priority" in this
                                 prospectus supplement.

ADVANCES

A. P&I Advances...............   The master servicer is required to advance a
                                 delinquent periodic mortgage loan payment
                                 unless it (or the special servicer or the
                                 trustee) determines that the advance will be
                                 non-recoverable. The master servicer will not
                                 be required to advance balloon payments due at
                                 maturity in excess of the regular periodic
                                 payment, interest in excess of a mortgage
                                 loan's regular interest rate or prepayment
                                 premiums or yield maintenance charges. The
                                 amount of the interest portion of any advance
                                 will be subject to reduction to the extent that
                                 an appraisal reduction of the related mortgage
                                 loan has occurred. See "Description of the
                                 Certificates-- Advances" in this prospectus
                                 supplement. There may be other circumstances in
                                 which the master servicer will not be required
                                 to advance one full month of principal and/or
                                 interest. If the master servicer fails to make
                                 a required advance, the trustee will be
                                 required to make the advance. None of the
                                 master servicer, the special servicer or the
                                 trustee is required to advance amounts
                                 determined to be non-recoverable. See
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement. If an interest
                                 advance is made by the master servicer, the
                                 master servicer will not advance its servicing
                                 fee, but will advance the trustee's fee.

B. Property Protection
   Advances...................   The master servicer may be required, and the
                                 special servicer may be permitted, to make
                                 advances to pay delinquent real estate taxes,
                                 assessments and hazard insurance premiums and
                                 similar expenses necessary to:

                                 o  protect and maintain the related mortgaged
                                    property;

                                 o  maintain the lien on the related mortgaged
                                    property; or

                                 o  enforce the related mortgage loan
                                    documents.

                                 If the master servicer fails to make a
                                 required advance of this type, the trustee is
                                 required to make this advance. None of the
                                 master servicer, the special servicer or the
                                 trustee is required to advance amounts
                                 determined to be non-recoverable. See
                                 "Description of

                                      S-18

                                 the Certificates--Advances" in this prospectus
                                 supplement.

C. Interest on Advances.......   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to
                                 interest on the above described advances at the
                                 "Prime Rate" as published in The Wall Street
                                 Journal, as described in this prospectus
                                 supplement. Interest accrued on outstanding
                                 advances may result in reductions in amounts
                                 otherwise payable on the certificates. Neither
                                 the master servicer nor the trustee will be
                                 entitled to interest on advances made with
                                 respect to principal and interest due on a
                                 mortgage loan until the related due date has
                                 passed and any grace period for late payments
                                 applicable to the mortgage loan has expired.
                                 See "Description of the Certificates--Advances"
                                 and "--Subordination; Allocation of Collateral
                                 Support Deficit" in this prospectus supplement
                                 and "Description of the Certificates--Advances
                                 in Respect of Delinquencies" and "Description
                                 of the Pooling Agreements--Certificate Account"
                                 in the prospectus.

                              THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 149 fixed
                                 rate mortgage loans, each evidenced by one or
                                 more promissory notes secured by first
                                 mortgages, deeds of trust or similar security
                                 instruments on the fee and/or leasehold estate
                                 of the related borrower in 156 commercial,
                                 multifamily and manufactured housing community
                                 mortgaged properties.

                                 The aggregate principal balance of the
                                 mortgage loans as of the cut-off date will be
                                 approximately $1,517,410,464.

                                 Two (2) mortgage loans (referred to in this
                                 prospectus supplement as the AB mortgage
                                 loans) are each evidenced by the senior of two
                                 notes secured by a single mortgage on the
                                 related mortgaged property and a single
                                 assignment of a lease, with the subordinate
                                 companion loan not being part of the trust
                                 fund. The AB mortgage loans are each secured
                                 by the mortgaged properties identified on
                                 Annex A-1 to this prospectus supplement as the
                                 345 Park Avenue South mortgaged property and
                                 the Moorings at Mesa Cove Apartments mortgaged
                                 property, respectively, representing
                                 approximately 6.4% of the aggregate principal
                                 balance of the pool of mortgage loans as of
                                 the cut-off date (approximately 7.3% of the
                                 aggregate principal balance of the mortgage
                                 loans in loan group 1).

                                      S-19

                                 The AB mortgage loans and their related
                                 subordinate companion loans are each subject
                                 to an intercreditor agreement. The
                                 intercreditor agreement generally allocates
                                 collections in respect of the related mortgage
                                 loan prior to a monetary event of default, or
                                 material non-monetary event of default to the
                                 mortgage loan in the trust fund and the
                                 related subordinate companion loan on a pro
                                 rata basis. After a monetary event of default
                                 or material non-monetary event of default, the
                                 intercreditor agreement generally allocates
                                 collections in respect of such mortgage loans
                                 first to the mortgage loan in the trust and
                                 second to the related subordinate companion
                                 loan. The servicer and the special servicer
                                 will service and administer each AB mortgage
                                 loan and its subordinate companion loan
                                 pursuant to the pooling and servicing
                                 agreement and the related intercreditor
                                 agreement so long as such AB mortgage loan is
                                 part of the trust fund. Amounts attributable
                                 to each subordinate companion loan will not be
                                 assets of the trust, and will be beneficially
                                 owned by the holder of the subordinate
                                 companion loan. See "Description of the
                                 Mortgage Pool--AB Mortgage Loan Pairs" in this
                                 prospectus supplement.

                                 The holder of the subordinate companion loan
                                 related to the 345 Park Avenue South mortgage
                                 loan will have the right, under certain
                                 conditions, (i) to direct, consent, or provide
                                 advice with respect to certain actions
                                 proposed to be taken by the servicer or the
                                 special servicer, as applicable, with respect
                                 to the 345 Park Avenue South mortgage loan or
                                 mortgaged property and (ii) to make cure
                                 payments on the 345 Park Avenue South mortgage
                                 loan. The holder of each subordinate companion
                                 loan will have the right to purchase the
                                 related AB mortgage loan under certain limited
                                 circumstances. In addition, the holders of the
                                 subordinate companion loans will have the
                                 right to approve certain modifications to the
                                 related senior loan under certain
                                 circumstances. See "Description of the
                                 Mortgage Pool--AB Mortgage Loan Pairs" in this
                                 prospectus supplement.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage
                                 loans as of the cut-off date (unless otherwise
                                 indicated). Except as specifically provided in
                                 this prospectus supplement, information
                                 presented in this prospectus supplement
                                 (including loan-to-value ratios and debt
                                 service coverage ratios) with respect to a
                                 mortgage loan with a subordinate companion
                                 loan is calculated without regard to the
                                 related subordinate companion loan. The sum of
                                 the numerical data in any column may not equal
                                 the indicated total due to rounding. Unless
                                 otherwise

                                      S-20

                                 indicated, all figures presented in this
                                 "Summary of Terms" are calculated as described
                                 under "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" in
                                 this prospectus supplement and all percentages
                                 represent the indicated percentage of the
                                 aggregate principal balance of the pool of
                                 mortgage loans, the mortgage loans in loan
                                 group 1 or the mortgage loans in loan group 2,
                                 in each case, as of the cut-off date. The
                                 principal balance of each mortgage loan as of
                                 the cut-off date assumes the timely receipt of
                                 principal scheduled to be paid on or before
                                 the cut-off date and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan on or prior to the cut-off date.

                                      S-21

The mortgage loans will have the following approximate characteristics as of the cut-off date:

                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

                                           ALL MORTGAGE LOANS                LOAN GROUP 1                   LOAN GROUP 2
                                      ---------------------------   -----------------------------   ---------------------------

Aggregate outstanding principal
 balance(1) .......................            $1,517,410,464                  $1,337,775,389                  $179,635,075
Number of mortgage loans ..........                       149                             125                            24
Number of mortgaged properties.....                       156                             129                            27
Number of crossed loan pools ......                         1                               1                             0
Crossed loan pools as a percentage
 of the aggregate outstanding
 principal balance ................                      9.9%                           11.2%                          0.0%
Range of mortgage loan principal
 balances .........................   $973,992 to $98,980,000       $1,450,000 to $98,980,000       $973,992 to $28,000,000
Average mortgage loan principal
 balance ..........................               $10,183,963                     $10,702,203                   $ 7,484,795
Range of mortgage rates ...........        4.7000% to 6.6500%               4.700% to 6.6500%            4.8600% to 6.1000%
Weighted average mortgage rate.....                   5.3432%                         5.3378%                       5.3838%
Range of original terms to
 maturity(2) ......................                 60 to 240                       60 to 240                    108 to 229
Weighted average original term to
 maturity(2) ......................                       109                             107                           122
Range of remaining terms to
 maturity(2) ......................                 58 to 240                       58 to 240                    101 to 228
Weighted average remaining term
 to maturity(2) ...................                       108                             106                           121
Range of original amortization
 terms(3) .........................                180 to 360                      180 to 360                    229 to 360
Weighted average original
 amortization term(3) .............                       343                             341                           352
Range of remaining amortization
 terms(3) .........................                180 to 360                      180 to 360                    228 to 360
Weighted average remaining
 amortization term(3) .............                       343                             341                           351
Range of loan-to-value ratios .....            39.8% to 80.0%                  39.8% to 80.0%                48.9% to 80.0%
Weighted average loan-to-value
 ratio(4) .........................                     73.2%                           73.3%                         72.6%
Range of loan-to-value ratios as of
 the maturity date(2)(4)(5) .......            24.2% to 79.2%                  24.2% to 79.2%                47.9% to 70.4%
Weighted average loan-to-value
 ratio as of the maturity
 date(2)(4)(5) ....................                     65.9%                           66.3%                         62.6%
Range of debt service coverage
 ratios(6) ........................            1.18x to 2.65x                  1.18x to 2.65x                1.20x to 2.09x
Weighted average debt service
 coverage ratio(6) ................                     1.49x                           1.50x                         1.42x
Percentage of aggregate
 outstanding principal balance
 consisting of:
Balloon mortgage loans (other
 than ARD loans)
 Partial Interest Only ............                     42.5%                           43.2%                         37.4%
 Balloon ..........................                     29.7%                           25.7%                         59.7%
 Interest Only ....................                     14.0%                           15.8%                          0.0%
ARD Loans
 Partial Interest Only ............                      9.9%                           11.2%                          0.0%
 ARD ..............................                      1.7%                            1.9%                          0.0%
Fully Amortizing Loans ............                      2.3%                            2.2%                          2.9%

----------
(1)   Subject to a permitted variance of plus or minus 10%.

(2)   In the case of the mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.

(3)   Excludes the mortgage loans that pay interest-only to maturity.

(4)   In the case of 1 mortgage loan (identified as loan no. 72), the loan-to-value ratio was based upon the stabalized value as defined in the related appraisal.

(5)   Excludes the fully amortizing mortgage loans.

(6)   In the case of 2 mortgage loans (identified as loan nos. 111 and 131 on
      Annex A-1 to this prospectus supplement), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a
      "stabilized" basis that are consistent with the respective performance related criteria required to obtain the release of certain escrows pursuant to the related loan documents. See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans. For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments made into the trust during the term of the loan.

                                      S-22

                                 The mortgage loans accrue interest based on
                                 the following conventions:

                             INTEREST ACCRUAL BASIS

                                       AGGREGATE                  % OF       % OF
                                       PRINCIPAL        % OF    INITIAL    INITIAL
       INTEREST         NUMBER OF      BALANCE OF     INITIAL     LOAN       LOAN
        ACCRUAL          MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
         BASIS            LOANS          LOANS        BALANCE   BALANCE    BALANCE
---------------------- ----------- ----------------- --------- --------- -----------

  Actual/360 .........     143     $1,478,787,364     97.5%     97.1%        100.0%
  30/360 .............       6         38,623,100      2.5       2.9           0.0
                           ---     --------------    -----     -----         -----
  Total ..............     149     $1,517,410,464    100.0%    100.0%        100.0%
                           ===     ==============    =====     =====         =====

                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this prospectus supplement.

                               AMORTIZATION TYPES

                                          AGGREGATE                  % OF      % OF
                                          PRINCIPAL        % OF    INITIAL    INITIAL
                           NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
         TYPE OF            MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
       AMORTIZATION          LOANS          LOANS        BALANCE   BALANCE    BALANCE
------------------------- ----------- ----------------- --------- --------- ----------

  BALLOON LOANS
  Partial Interest
  Only ..................      30     $  664,670,500     42.5%     43.2%     37.4%
  Balloon ...............      87        450,603,415     29.7      25.7      59.7
  Interest Only .........      11        211,884,100     14.0      15.8       0.0
  ARD LOANS
  ARD Loans .............       2         25,060,000      1.7       1.9       0.0
  IO-ARD ................      13        150,480,000      9.9      11.2       0.0
  Fully
  Amortizing ............       6         34,712,449      2.3       2.2       2.9
                               --     --------------    -----     -----     -----
  Total .................     149     $1,517,410,464    100.0%    100.0%    100.0%
                              ===     ==============    =====     =====     =====

                                 15 mortgage loans, representing approximately
                                 11.6% of the aggregate principal balance of
                                 the pool of mortgage loans as of the cut-off
                                 date (15 mortgage loans in loan group 1,
                                 representing approximately 13.1% of the
                                 aggregate principal balance of the mortgage
                                 loans in loan group 1 as of the cut-off date),
                                 provide for an increase in the related
                                 interest rate after a certain date, referred
                                 to as the anticipated repayment date. The
                                 interest accrued in excess of the original
                                 rate, together with any interest on that
                                 accrued interest, will be deferred and will
                                 not be paid until the principal balance of the
                                 related mortgage loan has been paid, at which
                                 time the deferred interest will be paid to the
                                 Class S certificates. In addition, after the
                                 anticipated repayment date, cash flow in
                                 excess of that required for debt service and
                                 certain budgeted expenses with respect to the
                                 related mortgaged property will be applied
                                 towards the payment of principal (without
                                 payment of a yield maintenance charge) of the
                                 related mortgage loan until its principal
                                 balance has been reduced to zero. A
                                 substantial principal payment would be
                                 required

                                      S-23

                                 to pay off these mortgage loans on their
                                 anticipated repayment dates. The amortization
                                 terms for these mortgage loans are
                                 significantly longer than the periods up to
                                 the related mortgage loans' anticipated
                                 repayment dates. See "Description of the
                                 Mortgage Pool--ARD Loans" in this prospectus
                                 supplement.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information"
                                 and "--Certain Terms and Conditions of the
                                 Mortgage Loans" in this prospectus supplement.

                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                   AGGREGATE                  % OF      % OF
                      NUMBER       PRINCIPAL        % OF    INITIAL    INITIAL
                        OF         BALANCE OF     INITIAL     LOAN      LOAN
     PREPAYMENT      MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
     PROTECTION        LOANS         LOANS        BALANCE   BALANCE    BALANCE
------------------- ---------- ----------------- --------- --------- ----------

  Lockout
  followed by
  Defeasance ......     120    $1,235,262,747     81.4%     82.9%     70.5%
  Lockout
  Followed by
  Yield
  Maintenance .....      28       276,197,717     18.2      17.1      26.2
  Lockout
  Followed by
  Yield
  Maintenance/
  Defeasance ......       1         5,950,000      0.4       0.0       3.3
                        ---    --------------    -----     -----     -----
  Total ...........     149    $1,517,410,464    100.0%    100.0%    100.0%
                        ===    ==============    =====     =====     =====

                                 Defeasance permits the related borrower to
                                 substitute direct non-callable U.S. Treasury
                                 obligations or, in certain cases, other
                                 government securities for the related
                                 mortgaged property as collateral for the
                                 related mortgage loan.

                                      S-24

                                 The mortgage loans generally permit voluntary
                                 prepayment without payment of a yield
                                 maintenance charge or any prepayment premium
                                 during a limited "open period" immediately
                                 prior to and including the stated maturity
                                 date or anticipated repayment date as follows:

                            PREPAYMENT OPEN PERIODS

                                 AGGREGATE                  % OF      % OF
                    NUMBER       PRINCIPAL        % OF    INITIAL    INITIAL
                      OF         BALANCE OF     INITIAL     LOAN      LOAN
                   MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
  OPEN PAYMENTS      LOANS         LOANS        BALANCE   BALANCE    BALANCE
----------------- ---------- ----------------- --------- --------- ----------

  2 .............       3    $   79,971,000      5.3%      6.0%      0.0%
  3 .............      31       275,992,973     18.2      17.5      22.9
  4 .............      78       668,596,759     44.1      43.5      48.2
  6 .............      13       241,959,732     15.9      15.4      20.1
  7 .............      17       204,730,000     13.5      14.1       8.8
  13 ............       5        38,635,000      2.5       2.9       0.0
  25 ............       2         7,525,000      0.5       0.6       0.0
                       --    --------------    -----     -----     -----
  Total .........     149    $1,517,410,464    100.0%    100.0%    100.0%
                      ===    ==============    =====     =====     =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information"
                                 and "--Certain Terms and Conditions of the
                                 Mortgage Loans--Defeasance; Collateral
                                 Substitution; Property Releases" in this
                                 prospectus supplement.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                          AGGREGATE                  % OF      % OF
                            NUMBER        PRINCIPAL        % OF    INITIAL    INITIAL
                              OF          BALANCE OF     INITIAL     LOAN      LOAN
                           MORTGAGED       MORTGAGE        POOL    GROUP 1    GROUP 2
       CURRENT USE        PROPERTIES        LOANS        BALANCE   BALANCE    BALANCE
------------------------ ------------ ----------------- --------- --------- ----------

  Retail ...............       61     $  536,958,704     35.4%     40.1%      0.0%
  Office ...............       27        383,064,514     25.2      28.6       0.0
  Multifamily ..........       35        339,060,817     22.3      14.0      84.8
  Industrial ...........       11        104,778,584      6.9       7.8       0.0
  Manufactured
  Housing
  Community ............       10         54,468,431      3.6       2.0      15.2
  Self Storage .........        8         35,016,950      2.3       2.6       0.0
  Hotel ................        2         33,100,000      2.2       2.5       0.0
  Mixed-Use ............        2         30,962,464      2.0       2.3       0.0
                               --     --------------    -----     -----     -----
  Total ................      156     $1,517,410,464    100.0%    100.0%    100.0%
                              ===     ==============    =====     =====     =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                      S-25

                                 The mortgaged properties are located in 30
                                 states. The following table lists the states
                                 which have concentrations of mortgaged
                                 properties of 5% or more:

                     GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)

                                           AGGREGATE
                             NUMBER        PRINCIPAL        % OF
                               OF          BALANCE OF      INITIAL
                            MORTGAGED       MORTGAGE        POOL
          STATE            PROPERTIES        LOANS         BALANCE
------------------------- ------------ ----------------- ----------

  New York ..............       19     $  300,431,000        19.8%
  Florida ...............       11        187,596,605        12.4
  Texas .................       32        178,054,463        11.7
  California ............       16        138,660,978         9.1
  Massachusetts .........        7         75,191,627         5.0
  Other .................       71        637,475,791        42.0
                                --     --------------       -----
  Total .................      156     $1,517,410,464       100.0%
                               ===     ==============       =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                           AGGREGATE
                             NUMBER        PRINCIPAL      % OF INITIAL
                               OF          BALANCE OF         LOAN
                            MORTGAGED       MORTGAGE        GROUP 1
          STATE            PROPERTIES        LOANS          BALANCE
------------------------- ------------ ----------------- -------------

  New York ..............       18     $  280,431,000         21.0%
  Texas .................       22        153,814,322         11.5
  Florida ...............        7        125,917,660          9.4
  California ............       14        117,723,528          8.8
  Massachusetts .........        7         75,191,627          5.6
  Arizona ...............        6         66,945,538          5.0
  Other .................       55        517,751,713         38.7
                                --     --------------        -----
  Total .................      129     $1,337,775,389        100.0%
                               ===     ==============        =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                           AGGREGATE
                              NUMBER       PRINCIPAL    % OF INITIAL
                                OF        BALANCE OF        LOAN
                             MORTGAGED     MORTGAGE       GROUP 2
           STATE            PROPERTIES       LOANS        BALANCE
-------------------------- ------------ -------------- -------------

  Florida ................       4      $ 61,678,946        34.3%
  Texas ..................      10        24,240,141        13.5
  California .............       2        20,937,449        11.7
  New York ...............       1        20,000,000        11.1
  North Carolina .........       1        15,066,853         8.4
  Oklahoma ...............       3        14,317,606         8.0
  Other ..................       6        23,394,080        13.0
                                --      ------------       -----
  Total ..................      27      $179,635,075       100.0%
                                ==      ============       =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                      S-26

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates (other than the
                                 Class X-2 certificates) will be offered in
                                 minimum denominations of $10,000 initial
                                 certificate balance. Investments in excess of
                                 the minimum denominations may be made in
                                 multiples of $1. The Class X-2 certificates
                                 will be issued, maintained and transferred only
                                 in minimum denominations of authorized initial
                                 notional amount of not less than $1,000,000,
                                 and in integral multiples of $1 in excess
                                 thereof.

Registration, Clearance and
 Settlement...................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as
                                 nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2)
                                 Clearstream Banking, societe anonyme or
                                 Euroclear Bank, as operator of the Euroclear
                                 System. Transfers within DTC, Clearstream
                                 Banking, societe anonyme or Euroclear Bank, as
                                 operator of the Euroclear System, will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.

                                 We may elect to terminate the book-entry
                                 system through DTC, Clearstream Banking,
                                 societe anonyme or Euroclear Bank, as operator
                                 of the Euroclear System, with respect to all
                                 or any portion of any class of the offered
                                 certificates.

                                 See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus
                                 supplement and in the prospectus.

Information Available to
 Certificateholders...........   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected
                                 to be Cede & Co., a statement as to the
                                 distributions being made on that date.
                                 Additionally, under certain circumstances,
                                 certificateholders of record may be entitled to
                                 certain other information regarding the trust.
                                 See "Description of the Certificates--Reports
                                 to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates may be
                                 available to subscribers through the following
                                 services:

                                 o Bloomberg, L.P., Trepp, LLC and Intex
                                   Solutions, Inc.; and

                                      S-27

                                 o the paying agent's website at
                                   www.jpmorgan.com/sfr.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of
                                 mortgage loans remaining in the trust is less
                                 than 1% of the aggregate principal balance of
                                 the mortgage loans as of the cut-off date,
                                 certain entities specified in this prospectus
                                 supplement will have the option to purchase all
                                 of the remaining mortgage loans (and all
                                 property acquired through exercise of remedies
                                 in respect of any mortgage loan) at the price
                                 specified in this prospectus supplement.
                                 Exercise of this option will terminate the
                                 trust and retire the then outstanding
                                 certificates. The trust may also be terminated
                                 in connection with a voluntary exchange of all
                                 the then outstanding certificates (other than
                                 the Class S, Class R and Class LR
                                 certificates), including the Class X-1
                                 certificates (provided, however, that (1) the
                                 offered certificates are no longer outstanding
                                 and there is only one holder of the outstanding
                                 certificates and (2) the master servicer
                                 consents to the exchange), for the mortgage
                                 loans remaining in the trust.

                                 See "Description of the Certificates--
                                 Termination; Retirement of Certificates" in
                                 this prospectus supplement and "Description of
                                 the Certificates--Termination" in the
                                 prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the interest that is
                                 deferred after the anticipated repayment date
                                 on the mortgage loans that have anticipated
                                 repayment dates and the related distribution
                                 account for this deferred interest) as two
                                 separate REMICs--a lower-tier REMIC and an
                                 upper-tier REMIC--for federal income tax
                                 purposes. The portion of the trust representing
                                 the deferred interest described above will be
                                 treated as a grantor trust for federal income
                                 tax purposes. In the opinion of counsel, the
                                 portions of the trust referred to above will
                                 qualify for this treatment.

                                 Pertinent federal income tax consequences of
                                 an investment in the offered certificates
                                 include:

                                 o Each class of offered certificates will
                                   represent "regular interests" in the
                                   upper-tier REMIC.

                                 o The regular interests will be treated as
                                   newly originated debt instruments for
                                   federal income tax purposes.

                                      S-28

                                 o You will be required to report income on
                                   the regular interests represented by your
                                   certificates using the accrual method of
                                   accounting.

                                 o It is anticipated that the offered
                                   certificates, other than the Class X-2
                                   Certificates, will be issued at a premium,
                                   and that the Class X-2 certificates will be
                                   issued with original issue discount for
                                   federal income tax purposes.

                                 See "Certain Federal Income Tax Consequences"
                                 in this prospectus supplement and in the
                                 prospectus.

Certain ERISA Considerations...  Subject to important considerations described under "Certain ERISA Considerations" in this
                                 prospectus supplement and the prospectus, the
                                 offered certificates are eligible for purchase
                                 by persons investing assets of employee benefit
                                 plans or individual retirement accounts.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates.

                                 See "Legal Investment" in this prospectus
                                 supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the
                                 following ratings from Moody's Investors
                                 Service, Inc. and Fitch, Inc.:

                          MOODY'S     FITCH
                         ---------   ------

  Class A-1 ..........      Aaa        AAA
  Class A-2 ..........      Aaa        AAA
  Class A-3 ..........      Aaa        AAA
  Class A-4 ..........      Aaa        AAA
  Class A-5 ..........      Aaa        AAA
  Class A-J ..........      Aaa        AAA
  Class X-2 ..........      Aaa        AAA
  Class B ............      Aa2        AA
  Class C ............      Aa3        AA-
  Class D ............       A1        A+
  Class E ............       A2         A

                                      S-29

                                 A rating agency may downgrade, qualify or
                                 withdraw a security rating at any time. A
                                 rating agency not requested to rate the
                                 offered certificates may nonetheless issue a
                                 rating and, if one does, it may be lower than
                                 those stated above. The security ratings do
                                 not address the frequency of prepayments
                                 (whether voluntary or involuntary) of mortgage
                                 loans, the degree to which prepayments might
                                 differ from those originally anticipated, the
                                 likelihood of collection of excess interest,
                                 default interest or yield maintenance charges,
                                 or the tax treatment of the certificates.
                                 Also, the security ratings do not represent
                                 any assessment of the yield to maturity that
                                 investors may experience or the possibility
                                 that the Class X-2 certificateholders might
                                 not fully recover their investments in the
                                 event of rapid prepayments of the mortgage
                                 loans (including both voluntary and
                                 involuntary prepayments). See "Yield and
                                 Maturity Considerations", "Risk Factors" and
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement and "Yield and
                                 Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement
                                 and "Rating" in the prospectus for a
                                 discussion of the basis upon which ratings are
                                 given and the conclusions that may not be
                                 drawn from a rating.

                                      S-30

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks
and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in New York, Florida, Texas, California and
Massachusetts secure mortgage loans representing approximately 19.8%, 12.4%,
11.7%, 9.1% and 5.0% respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in New York, Texas, Florida, California,
Massachusetts and Arizona secure mortgage loans representing approximately
21.0%, 11.5%, 9.4%, 8.8%, 5.6% and 5.0%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group
1 as of the cut-off date.

     Mortgaged properties located in Florida, Texas, California, New York,
North Carolina and Oklahoma secure mortgage loans representing approximately
34.3%, 13.5%, 11.7%, 11.1%, 8.4% and 8.0%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California or Florida may be more susceptible to certain hazards (such as earthquakes or hurricanes) than mortgaged properties in other parts of the country. Mortgage loans on properties located in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure, ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

                                      S-31

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may significantly reduce air travel throughout the United
States, and, therefore, have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

RISKS RELATING TO MORTGAGE LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o    The largest mortgage loan (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other)
          represents approximately 9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other)
          represents approximately 11.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 15.6%
          of the aggregate principal balance of the mortgage loans in loan group
          2 as of the cut-off date).

     o    The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other)
          represent, in the aggregate, approximately 21.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
          (the 3 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately 24.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 35.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o    The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other)
          represent, in the aggregate, approximately 39.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
          (the 10 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately 44.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the

                                      S-32

          cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 76.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of
Cross-Collateralized Mortgage Loans" in this prospectus supplement.

     Each of the other mortgage loans represents no more than 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than
1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 3.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of
5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)

                                     AGGREGATE                        % OF INITIAL     % OF INITIAL
                    NUMBER OF        PRINCIPAL       % OF INITIAL         LOAN             LOAN
                    MORTGAGED       BALANCE OF           POOL            GROUP 1         GROUP 2
 PROPERTY TYPE     PROPERTIES     MORTGAGE LOANS        BALANCE          BALANCE         BALANCE
---------------   ------------   ----------------   --------------   --------------   -------------

Retail                 61        $536,958,704             35.4%            40.1%            0.0%
Office                 27        $383,064,514             25.2%            28.6%            0.0%
Multifamily            35        $339,060,817             22.3%            14.0%           84.8%
Industrial             11        $104,778,584              6.9%             7.8%            0.0%

----------
(1)   Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o    15 groups of mortgage loans (including, among other mortgage loans, the DDR Portfolio and the Moorings at Mesa Cove Apartments mortgage loan) have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 7.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).
          See "Description of the Mortgage Pool--Top Ten Mortgage Loans or
          Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement relating to the DDR Portfolio and Moorings at Mesa Cove
          Apartments mortgage loan.

     o    1 group of mortgage loans comprised of 13 mortgage loans, are cross-collateralized and cross-defaulted, and represent, in the aggregate, approximately 9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (13 mortgage loans in loan group 1, representing approximately 11.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. See "--Risks Relating to Enforceability of
          Cross-Collateralization" below.

                                      S-33

     o    2 mortgage loans, representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
          (1 mortgage loan in loan group 1 representing approximately 4.7% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 1.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A-1 to this prospectus supplement, the mortgage loans in 1 group of mortgage loans, comprised of 13 mortgage loans representing approximately 9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are cross-collateralized and cross-defaulted with each other.
Cross-collateralization arrangements may be terminated with respect to such mortgage loan group in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative. See "Description of the Mortgage Pool--Top Ten Mortgage Loans
or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement relating to the DDR Portfolio mortgage loans.

     A lien granted by a borrower could be avoided if a court were to determine that:

     o    the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

     o    the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o    subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o    recover payments made under that mortgage loan; or

     o    take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.

                                      S-34

For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 3 of the mortgage loans, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

     o    operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus.

     With respect to a number of mortgage loans, the related borrowers own the related mortgaged property as tenants in common, including, among other mortgage loans, the Broadway Marketplace mortgage loan and the Lakeshore Club
Apartments mortgage loan (identified as Loan Nos. 18 and 20 on Annex A-1 to this prospectus supplement), representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing 3.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing 15.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See
"Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of
Cross-Collateralized Mortgage Loans" in this prospectus supplement. As a result, if a borrower exercises its right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in

                                      S-35

common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     Two (2) mortgage loans (referred to in this prospectus supplement as the
AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund.
The AB mortgage loans are each secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as the 345 Park Avenue South mortgaged property and the Moorings at Mesa Cove Apartments mortgaged property, respectively, representing approximately 4.9% and 1.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.6% and 1.7%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust. The second loan in each case is a subordinate companion loan and is not included in the trust. However, the subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions described under "--Special Servicer May Be Directed to Take Actions," the
holder of the subordinate companion loan related to the 345 Park Avenue South mortgage loan will have the right, under certain conditions, (i) to direct, consent or provide advice with respect to certain actions proposed to be taken by the servicer or the special servicer, as applicable, with respect to the 345
Park Avenue South mortgage loan or mortgaged property and (ii) to make cure payments on the 345 Park Avenue South mortgage loan. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holders of the subordinate companion loans will have the right to approve certain modifications to the related AB Mortgage loan under certain circumstances. In exercising such rights, the holder of the subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or

                                      S-36

the certificates. See "Description of the Mortgage Pool--Additional Debt--AB
Mortgage Loans" in this prospectus supplement. The Moorings at Mesa Cove
Apartments subordinate companion loan has an initial principal balance of
$1,400,000 and the 345 Park Avenue South subordinate companion loan has an initial principal balance of $5,000,000. In each case, the subordinate companion loan is generally subordinate in right of payment to the related AB mortgage loan. See "Description of the Mortgage Pool--Additional Debt--AB
Mortgage Loans" in this prospectus supplement.

     Although the subordinate companion loans are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these notes. As a result, the trust fund is subject to additional risks, including:

     o    the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o    the risk that it may be more difficult for the related borrower to refinance the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the related AB mortgage loan.

     See "Description of the Mortgage Pool--General", "--Additional Debt" and
"--AB Mortgage Loan Pairs" in this prospectus supplement and "Certain Legal
Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 16 mortgage loans, representing approximately 23.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
24.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) specifically permit existing secured debt and allow the related borrower to incur additional secured debt in the future. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. See "Description of the Mortgage
Pool--Additional Debt--Unsecured Subordinate Indebtedness" in this prospectus supplement. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the
Mortgage Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May Cause Special Risks"
above. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

                                      S-37

     o    With respect to 6 mortgage loans (identified as Loan Nos. 18, 21, 25,
          29, 31 and 32 on Annex A-1 to this prospectus supplement), representing approximately 9.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans in loan group 1, representing 9.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2 representing 11.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

     o    In the case of 6 mortgage loans (identified as Loan Nos. 17, 18, 51,
          52, 86 and 111 on Annex A-1 to this prospectus supplement), representing approximately 8.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6 mortgage loans in loan group 1, representing 10.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt under certain circumstances. In addition, with respect to Loan Nos. 51, 52,
          86 and 111, the mezzanine debt may only be incurred in connection with a sale of the mortgaged property.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or the option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR
ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                      S-38

     o    the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    reductions in applicable government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     143 of the mortgage loans, representing approximately 97.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (120 mortgage loans in loan group 1, representing approximately 97.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 23 mortgage loans in loan group 2, representing approximately
97.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 30 mortgage loans, representing approximately 42.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (25 mortgage loans in loan group 1, representing approximately 43.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 5 mortgage loans in loan group 2, representing approximately
37.4% of the principal balance of the mortgage loans in loan group 2 as of the cut-off date), all of which pay interest-only for the first 1 to 60 months of their respective terms and 11 mortgage loans, representing approximately 14.0%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11 mortgage loans in loan group 1, representing approximately
15.8% of the aggregate principal balance of the mortgage loans in loan group
1), which pay interest only for their entire terms.

     86 of the mortgage loans, representing approximately 55.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (66 mortgage loans in loan group 1, representing approximately 50.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 20 mortgage loans in loan group 2, representing approximately
89.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2014.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May
Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

                                      S-39

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o    perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in operating expenses at the mortgaged property and in relation to competing properties;

     o    an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences;

     o    retroactive changes in building codes;

     o    changes or continued weakness in specific industry segments; and

     o    the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    tenant defaults;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o    the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if

                                      S-40

any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 11 mortgage loans, representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 5.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant. With respect to certain of these mortgage loans which are leased to a single tenant, leases at the mortgaged properties will expire prior to, or soon after, the maturity dates of the mortgage loans. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property.
Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. We cannot assure you that the tenant will re-lease the premises or that the premises will be relet to another tenant. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail
Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations.
Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

     The mortgaged properties related to many of the mortgage loans will experience substantial (50% of GLA or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans, including certain of the mortgage loans

                                      S-41

described under "Description of the Mortgage Pool--Top Ten Mortgage Loans or
Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement.
With respect to the mortgage loans described above, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for several years. However, there can be no assurance that any such lease extensions will be exercised or that the amount of any such reserves will be adequate to mitigate these rollovers.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the

                                      S-42

rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). For example, with respect to 1 mortgage loan (identified as Loan No. 14 on Annex A-1 to this prospectus supplement), representing approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the largest tenant, NationsRent, occupying 9.5% of the rentable square footage, previously filed for bankruptcy. We cannot assure you that such tenants will not be more likely than other tenants to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents. For example, see "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of Cross-Collateralized
Mortgage Loans" in this prospectus supplement.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 61 mortgage loans representing approximately
35.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 40.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o    an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's or shadow anchor tenant's lease; or
          if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o    the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o    the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued
          payment of rent).

     32 of the mortgaged properties, securing mortgage loans representing approximately 26.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date

                                      S-43

(approximately 30.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." 8 of the mortgaged properties, securing mortgage loans representing approximately
2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 21 of the mortgaged properties, securing mortgage loans representing approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored".

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see
"--Tenant Bankruptcy Entails Risks" and "--Certain Additional Risks Relating to
Tenants" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks;
internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     27 office properties secure mortgage loans representing approximately
25.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 28.6% of the aggregate principal balance of the mortgaged properties in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o    an economic decline in the business operated by the tenants;

     o    the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o    the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

                                      S-44

     o    the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o    the desirability of the area as a business location;

     o    the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

     o    an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.
See "--Risks Relating to Mortgage Loan Concentrations" above.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     35 multifamily properties secure mortgage loans representing approximately
22.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (14 mortgaged properties securing mortgage loans in loan group
1, representing approximately 14.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 21 mortgaged properties securing mortgage loans in loan group 2, representing approximately
84.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o    the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o    the location of the property, for example, a change in the neighborhood over time;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o    the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o    in the case of student housing facilities (identified as Loan Nos. 19,
          33, 38 and 47 on Annex A-1 to this prospectus supplement), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o    dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o    adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;
          and

     o    government assistance/rent subsidy programs.

                                      S-45

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection.
For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     2 of the mortgaged properties, securing mortgage loans representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are eligible (or may become eligible in the future) for and have received low-income housing tax credits pursuant to Section 42 of the Internal Revenue
Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. We can give you no assurance that such programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 11 of the mortgage loans representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    reduced demand for industrial space because of a decline in a particular industry segment;

     o    property becoming functionally obsolete;

     o    building design and adaptability;

     o    unavailability of labor sources;

     o    changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

                                      S-46

     o    changes in proximity of supply sources;

     o    the expenses of converting a previously adapted space to general use;
          and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

     10 manufactured housing community properties secure mortgage loans representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgaged properties securing mortgage loans in loan group 1, representing approximately 2.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 6 mortgaged properties securing mortgage loans in loan group
2, representing approximately 15.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing community properties;

     o    apartment buildings; and

     o    site-built single family homes.

     Other factors may also include:

     o    the physical attributes of the community, including its age and appearance;

     o    location of the manufactured housing community property;

                                      S-47

     o    the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities it provides;

     o    the property's reputation; and

     o    state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose"
properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

     Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     Self storage properties secure 8 of the mortgage loans representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self-storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

     Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

     In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 2 of the mortgage loans representing approximately
2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Various factors may adversely affect the economic performance of a hotel, including:

     o    adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o    continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                                      S-48

     o    a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o    changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.
Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. See "--Risks to the
Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts"
above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.
There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     All of the hotel properties that secure the mortgage loans are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o    the continued existence and financial strength of the franchisor or hotel management company;

     o    the public perception of the franchise or hotel chain service mark;
          and

     o    the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.
Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the

                                      S-49

franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates.
Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of 4 mortgaged properties, representing approximately 9.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(representing approximately 10.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), which are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.
Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.
Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See
"--Zoning Compliance and Use Restrictions May Adversely Affect Property Value"
below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Community Properties Have Special Risks" above.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

                                      S-50

     o    the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o    potential environmental legislation or liabilities or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures a portion of 11 mortgage loans, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (10 mortgage loans in loan group 1, representing approximately 5.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 2.9% of the aggregate principal balance of the mortgage loans in loan group 2).

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right.
If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C.  Section  363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C.  Section  363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a

                                      S-51

leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the
Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.
Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates.
See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2004-C3 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Midland Loan Services, Inc., which is acting as the master servicer, is an affiliate of PNC Bank, National Association, which is one of the mortgage loan sellers and of PNC Capital Markets, Inc., one of the underwriters. JER Investors Trust Inc., which we anticipate will be the initial controlling class representative, is an affiliate of the special servicer. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2004-C3 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing

                                      S-52

future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates. See "--Special Servicer May Be Directed to Take
Actions".

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust.
Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest. For example, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 as Champaign Office and Retail, which represents approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the holder of the related mezzanine debt secured by a principal's interest in the related borrower is the related mortgage loan seller, which relationship could represent a conflict of interest.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--
Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and is also acting as paying agent, certificate registrar and authenticating agent and is an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., the
depositor, and J.P. Morgan Securities Inc., one of the underwriters.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o    a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o    these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o    affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     Two (2) mortgage loans, representing approximately 6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 7.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The subordinate companion loan in each case will not be included as an asset of the trust fund. However, each such subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of a

                                      S-53

subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust, including the right, under certain conditions, to consent to, or provide advice with respect to, certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the related AB mortgage loan or purchase the related AB mortgage loan if the AB mortgage loan is in default.
See "Description of the Mortgage Pool--AB Mortgage Loan Pairs" in this prospectus supplement. In exercising such rights, no holder of any subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder
(or with respect to any AB mortgage loan, in certain circumstances the holder of a related subordinate companion loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder or the holder of a subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder or the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents.
In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Description of the Mortgage Pool--AB Mortgage Loan Pairs" and "Servicing of the Mortgage
Loans--General", "--The Special Servicer" and "--The Directing
Certificateholder" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
(subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                      S-54

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. For example, 3 entities controlled by a principal of the borrower under 1 mortgage loan (identified as Loan No. 45 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), were involved in bankruptcy filings in the last 10 years. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A
certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1,
Class A-2, Class A-3, Class A-4 and Class A-5 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the
Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the Class A-J, Class B, Class C, Class D and Class E certificates would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate based upon the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See "Yield and Maturity Considerations" in this prospectus supplement.

     The Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their Notional Amount. Because the Notional Amount of the Class X-2 certificates is based upon all or a portion of the outstanding certificate balances of the Class A-1,

                                      S-55

Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L
and Class M certificates as described under "Description of the
Certificates--General" in this prospectus supplement, the yield to maturity on the Class X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-2 certificates. Investors in the Class
X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 37 mortgage loans, representing approximately 32.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (33 mortgage loans in loan group 1, representing approximately 33.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately
28.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date ranging from 5 months to 24 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage
Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges and prepayment premiums;

     o    the master servicer's or special servicer's ability to enforce those charges or premiums;

                                      S-56

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions"
below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. Additionally, mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

       (i) will be released to the related borrower upon satisfaction of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

       (ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

OPTIONAL EARLY TERMINATION OF THE TRUST FUND MAY RESULT IN AN ADVERSE IMPACT ON
YOUR YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See "Description of the Certificates--
Termination; Retirement of Certificates" in this prospectus supplement.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A.
in its capacity as a mortgage loan seller) are

                                      S-57

obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the
Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and
Warranties; Repurchases and Substitutions" in this prospectus supplement and
"Description of the Pooling Agreements--Representations and Warranties;
Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    their rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

                                      S-58

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority.
This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class X-2
certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class A-1A and Class X-1 certificates.

     See "Description of the Certificates--Distributions--Priority" and
"Description of the Certificates--Subordination; Allocation of Collateral
Support Deficit" in this prospectus supplement.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property.

                                      S-59

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan
(or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a lender's environmental insurance policy. In some cases, Phase
II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o    that will be remediated or abated in all material respects by the closing date;

     o    for which an escrow for the remediation was established;

     o    for which an environmental insurance policy was obtained from a third party insurer;

     o    for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o    for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o    for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o    as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation; or

     o    that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

                                      S-60

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage
Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with
Environmental Law May Result in Additional Losses" and "Certain Legal Aspects
of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate
(currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including
California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in the prospectus.

RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

                                      S-61

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 12.4%, 11.7% and
9.1% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.4%, 11.5% and 8.8%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 34.3%, 13.5% and 11.7%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in Florida, Texas and California, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. For example, with respect to the Crystal Lake Club MHP mortgage loan (identified as
Loan No. 37 on Annex A-1 to this prospectus supplement) representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the mortgaged property experienced damage by the recent hurricanes in the state of
Florida. While the related mortgage loan seller has informed us that it is expected that existing insurance will be sufficient to repair the damage experienced at the mortgaged property, no assurances can be made that the insurance will be sufficient to fully repair the related mortgaged property. We cannot assure you that borrowers will be able to maintain adequate insurance.
Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the
Terrorism Risk Insurance Act of 2002, which

                                      S-62

established the Terrorism Insurance Program. The Terrorism Insurance Program is
administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury
Department established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United
States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002.
Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk
Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance
Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2005.
There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust.

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained

                                      S-63

supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the master servicer or special servicer, as applicable, has determined, based on inquiry consistent with the servicing standards and after consultation with the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the

                                      S-64

borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached.
See "Description of the Mortgage Pool--Representations and Warranties;
Repurchases and Substitutions" in this prospectus supplement.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates.
In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. For example, in the case of a group of 13 cross-collateralized and cross-defaulted mortgage loans, representing approximately 9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), Royal
Ahold N.V., the parent company of tenants that represent 31.1% of the aggregate gross leasable area at the mortgaged properties securing those mortgage loans, admitted in 2003 that it had knowingly engaged in irregular accounting practices. See "Description of the Mortgage Pool--Top Ten

                                      S-65

Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement. We cannot assure you that any litigation, other legal proceedings or other adverse situations will not have a material adverse effect on your investment.

RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-66

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust will consist primarily of 149 fixed rate mortgage loans secured by 156 commercial, multifamily and manufactured housing community Mortgaged
Properties with an aggregate principal balance of approximately $1,517,410,464 as of the Cut-off Date (the "Initial Pool Balance"). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans or Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool
Balance.

     The pool of mortgage loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups") for the purpose of principal and interest distributions on the Class A
Certificates. Loan Group 1 will consist of 125 mortgage loans, representing approximately 88.2% of the Initial Pool Balance (the "Initial Loan Group 1
Balance"). Loan Group 2 will consist of 24 mortgage loans, representing approximately 11.8% of the Initial Pool Balance (the "Initial Loan Group 2
Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

     The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios with respect to each AB Mortgage Loan is calculated without regard to the related Subordinate Companion Loan.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note")
and secured by a mortgage, deed of trust or other similar security instrument
(a "Mortgage") that creates a first mortgage lien:

     (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

     (2) with respect to 7 mortgage loans (identified as Loan Nos. 7,17, 46,
81, 88, 95 and 112 on Annex A-1 to this prospectus supplement), representing approximately 6.7% of the Initial Pool Balance (approximately 7.6% of the
Initial Loan Group 1 Balance), the fee simple estate and a separate leasehold estate in an adjacent portion of the commercial property; or

     (3) with respect to 5 mortgage loans (identified as Loan Nos. 31, 48, 85,
110 and 119 on Annex A-1 to this prospectus supplement), representing approximately 2.8% of the Initial Pool Balance (approximately 2.8% of the
Initial Loan Group 1 Balance and approximately 2.9% of the Initial Loan Group 2
Balance), a leasehold estate in a commercial property (each of clauses (1)
through (3), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

     On or about December 29, 2004 (the "Closing Date" ), J.P. Morgan Chase
Commercial Mortgage Securities Corp. (the "Depositor" ) will acquire the mortgage loans from JPMorgan Chase Bank, N.A., Nomura Credit & Capital, Inc.
and PNC Bank, National Association (collectively, the "Mortgage Loan Sellers")
pursuant to three mortgage loan purchase agreements (the "Purchase
Agreements"), each between the Depositor and the applicable Mortgage Loan
Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (the "Trustee"), for the benefit of the holders of the Certificates (the "Certificateholders"). See
"--The Mortgage Loan Sellers" below and "Description of the Pooling
Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. In addition, on the Closing Date, the applicable Mortgage Loan Sellers will be required to remit to the Paying

                                      S-67

Agent an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until February 2005. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

     The mortgage loans were originated in the period between October 2003 and
December 2004.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     Two (2) of the Mortgaged Properties, securing mortgage loans representing approximately 0.6% of the Initial Pool Balance (approximately 5.4% of the
Initial Loan Group 2 Balance), are secured by Mortgaged Properties that are eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental
Certificate Program of the United States Department of Housing and Urban
Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the
Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. We can give you no assurance that such programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.
In addition, the restrictions described above relating to the use of the related Mortgaged Property could reduce the market value of the related
Mortgaged Property.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     AB Mortgage Loans. Two (2) mortgage loans (each, an "AB Mortgage Loan")
(identified as Loan Nos. 15 and 22 on Annex A-1 to this prospectus supplement), representing approximately 6.4% of the Initial Pool Balance (2 mortgage loans in Loan Group 1, representing approximately 7.3% of the Initial Loan Group 1
Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the "Subordinate
Companion Loan" and, together with the related AB Mortgage Loan, an "AB
Mortgage Loan Pair"). No Subordinate Companion Loan is an asset of the trust.
Each such AB Mortgage Loan Pair is secured by two notes that are both evidenced by two promissory notes that are both secured by a single mortgage instrument on the related Mortgaged Property.

     The first such AB Mortgage Loan (the "345 Park Avenue South AB Mortgage
Loan") (identified as Loan No. 15 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $75,000,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $5,000,000.

                                      S-68

     The second such AB Mortgage Loan (the "Moorings at Mesa Cove Apartments AB
Mortgage Loan") (identified as Loan No. 22 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $22,500,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,400,000.

     The holders of the Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan as described under "--AB Mortgage
Loan Pairs" below.

     The following table sets forth for each of the AB Mortgage Loans the DSCR and LTV Ratios without taking into account the related Subordinate Companion
Loan and the combined DSCR and LTV Ratios taking into account the related
Subordinate Companion Loan.

                                                                                            AB MORTGAGE
                                                           AB MORTGAGE       MORTGAGE        LOAN PAIR
                                                            LOAN PAIR      LOAN CUT-OFF     CUT-OFF DATE
                                    LOAN      MORTGAGE       COMBINED        DATE LTV         COMBINED
     AB MORTGAGE LOAN PAIR         GROUP     LOAN DSCR         DSCR            RATIO         LTV RATIO
-------------------------------   -------   -----------   -------------   --------------   -------------

345 Park Avenue South .........      1          1.36x          1.23x            75.0%           80.0%
Moorings at Mesa Cove
 Apartments ...................      1          1.22x          1.08x            78.1%           83.0%

     Other Secured Subordinate Indebtedness.

     The Mortgaged Property securing 1 mortgage loan (identified as Loan No. 65 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance (approximately 4.4% of the Initial Loan Group 2
Balance), secures subordinated indebtedness in the form of Taxable Multifamily
Housing Revenue Bonds issued pursuant to a trust indenture . This lien is only a legal requirement for the bond issuance and is subordinate to the related senior mortgage loan pursuant to a subordination agreement. The debt service that pays off the bonds is paid directly to the trustee for the bonds from HUD under its IRP. The bonds are self-liquidating from the proceeds of the HUD IRP payments. The IRP payments are received monthly from HUD, and principal and interest on the bonds is paid semi-annually.

     The Mortgaged Property securing 1 mortgage loan (identified as Loan No.
142 on Annex A-1 to this prospectus supplement), representing approximately
0.1% of the Initial Pool Balance (approximately 1.0% of the Initial Loan Group
2 Balance), secures subordinated indebtedness in the form of Taxable
Multifamily Housing Revenue Bonds issued pursuant to a trust indenture. This lien is only a legal requirement for the bond issuance and is subordinate to the senior mortgage loan pursuant to a subordination agreement. The debt service that pays off the bonds is paid directly to the trustee for the bonds from HUD under its IRP. The bonds are self-liquidating from the proceeds of the
HUD IRP payments. The IRP payments are received monthly from HUD, and principal and interest on the bonds is paid semi-annually.

     In addition to the outstanding secured indebtedness discussed above, with respect to the mortgage loan identified as Loan No. 39 on Annex A-1 to this prospectus supplement, representing approximately 1.0% of the Initial Pool
Balance (approximately 1.1% of the Initial Loan Group 1 Balance), the borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain predetermined conditions.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. Holders of mezzanine loans generally have the right to cure

                                      S-69

certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

     o    With respect to 6 mortgage loans (identified as Loan Nos. 18, 21, 25,
          29, 31 and 32 on Annex A-1 to this prospectus supplement), representing approximately 9.5% of the Initial Pool Balance
          (approximately 9.3% of the Initial Loan Group 1 Balance and approximately 11.1% of the Initial Loan Group 2 Balance), the
          ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement, as applicable.

     o    In the case of 6 mortgage loans (identified as Loan Nos. 17, 18, 51,
          52, 86 and 111 on Annex A-1 to this prospectus supplement), representing approximately 8.9%, respectively, of the Initial Pool
          Balance (approximately 10.1% of the Initial Loan Group 1 Balance), the
          owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt.
          The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio and debt service coverage ratio tests. In addition, with respect to Loan Nos. 51, 52,
          86 and 111, such mezzanine debt may only be incurred in connection with a sale of the Mortgaged Property.

     Unsecured Subordinate Indebtedness. 17 mortgage loans, representing in the aggregate approximately 13.1% of the Initial Pool Balance, allow the related borrowers to maintain existing or incur future additional unsecured indebtedness. The applicable mortgage loan seller is aware of the following unsecured debt with respect to each mortgage loan.

     o    In the case of 1 mortgage loan (identified as Loan No. 49 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the
          Initial Pool Balance (approximately 0.9% of the Initial Loan Group 1
          Balance), the related borrower has incurred an unsecured loan having an aggregate balance of approximately $700,000 as of the time of origination of the related mortgage loan.

     o    In the case of 1 mortgage loan (identified as Loan No. 81 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the
          Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1
          Balance), the borrower has incurred unsecured secondary financing in the form of unsecured affiliate debt subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan.

     o    In the case of 13 mortgage loans (identified as Loan Nos. 1, 2, 3, 4,
          5, 6, 7, 8, 9, 10, 11, 12 and 13 on Annex A-1 to this prospectus supplement), representing approximately 9.9% of the Initial Pool
          Balance (approximately 11.2% of the Initial Loan Group 1 Balance), the
          related borrowers are permitted to incur future unsecured debt. Such unsecured debt must be advanced by the sole member of the borrower or a member of the sole member of the borrower, not exceeding at any time a total of $5,000,000 in an aggregate sum to all the related borrowers. The terms and conditions of the unsecured debt, and all documents evidencing or pertaining to the same, is subject to mortgage lender's prior written approval in its sole discretion. The unsecured debt is required to be fully subordinate in all respects to the repayment of the related mortgage loan and all other

                                      S-70

          obligations arising under the related loan documents pursuant to a subordination agreement satisfactory to mortgage lender in its sole discretion.

     o    In the case of 1 mortgage loan (identified as Loan No. 53 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the
          Initial Pool Balance (approximately 5.8% of the Initial Loan Group 2
          Balance), the borrower is permitted to obtain future unsecured debt from its general partner, subject to a subordination agreement.

     o    In the case of 1 mortgage loan (identified as Loan No. 26 on Annex A-1 to this prospectus supplement), representing approximately 1.4% of the
          Initial Pool Balance (approximately 1.6% of the Initial Loan Group 1
          Balance), the borrower is permitted to obtain future unsecured debt, subject to the satisfaction of certain predetermined conditions.

     In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in
this prospectus supplement and "Certain Legal Aspects of Mortgage
Loans--Subordinate Financing" in the prospectus.

AB MORTGAGE LOAN PAIRS

     General.

     Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single mortgage and a single assignment of leases and rents. The
Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the second of the two notes, will not be part of the trust.

     Each AB Mortgage Loan and the related Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related Subordinate Companion Loan.

     The trust, as the holder of each AB Mortgage Loan, and the holder of the related Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an "Intercreditor Agreement"). Under the terms of each
Intercreditor Agreement, the holder of the related Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB
Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

     The 345 Park Avenue South Loan Pair

     The 345 Park Avenue South AB Mortgage Loan is one of 2 mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument (the "345 Park Avenue South Mortgaged Property"). The 345
Park Avenue South AB Mortgage Loan is evidenced by promissory note A. The related Subordinate Companion loan evidenced by the B note is referred to in this prospectus supplement as the "345 Park Avenue South Subordinate Companion
Loan." The 345 Park Avenue South AB Mortgage Loan and the 345 Park Avenue South
Subordinate Companion Loan together are referred to in this prospectus supplement as the "345 Park Avenue South Loan Pair."

     Servicing Provisions of the 345 Park Avenue South Intercreditor Agreement.

     The holder of the 345 Park Avenue South AB Mortgage Loan and the holder of the 345 Park Avenue South Subordinate Companion Loan have entered into an intercreditor agreement that sets forth their respective rights (the "345 Park
Avenue South Intercreditor Agreement"). Prior to a Control Appraisal Event with respect to the 345 Park Avenue South Loan Pair, the holder of the 345 Park
Avenue South Subordinate Companion Loan will have the right to direct, consult with

                                      S-71

and advise the Special Servicer with respect to the 345 Park Avenue South
Mortgage Loan Pair and will have the right to exercise certain of the rights of the Directing Certificateholder as described under "Servicing of the Mortgage
Loans--The Directing Certificateholder" in this prospectus supplement. Upon the occurrence and during the continuance of a Control Appraisal Event with respect to the 345 Park Avenue South Loan Pair, the Directing Certificateholder will be entitled to exercise all of the rights under the Pooling and Servicing
Agreement with respect to the 345 Park Avenue South Loan Pair, and the holder of the 345 Park Avenue South Subordinate Companion Loan will not be entitled to exercise such rights. A "Control Appraisal Event" with respect to the 345 Park
Avenue South Loan Pair will exist if, and for so long as, the initial principal balance of the 345 Park Avenue South Subordinate Companion Loan (minus the sum
(i) of any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the 345 Park Avenue
South Subordinate Companion Loan after the Cut-off Date, (ii) any appraisal reduction allocated to the 345 Park Avenue South Subordinate Companion Loan and
(iii) realized losses allocated to the 345 Park Avenue South Subordinate
Companion Loan) is less than 25% of its initial principal balance.

     The Intercreditor Agreement with respect to the 345 Park Avenue South Loan
Pair provides that expenses, losses and shortfalls relating to the 345 Park
Avenue South Loan Pair will be allocated first, to the holder of the 345 South
Avenue South Subordinate Companion Loan and then, to the holder of the 345 Park
Avenue South AB Mortgage Loan.

     Application of Payments on the 345 Park Avenue South AB Mortgage
Loan. Under the terms of the 345 Park Avenue South Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the 345 Park Avenue
South Loan Pair (or, if such a default has occurred, but the holder of the 345
Park Avenue South Subordinate Companion Loan has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing
Agreement, payments and proceeds received with respect to the 345 Park Avenue
South Loan Pair will generally be paid in the following manner:

     First, to the trust, in an amount equal to accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Second, to the trust, in an amount equal to any scheduled principal payments;

     Third, to the holder of the 345 Park Avenue South Subordinate Companion
Loan, in an amount equal to accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Fourth, to the holder of the 345 Park Avenue South Subordinate Companion
Loan, in an amount equal to any scheduled principal payments;

     Fifth, to the trust, in an amount equal to any unscheduled principal payments, until paid in full;

     Sixth, to the holder of the 345 Park Avenue South Subordinate Companion
Loan, in an amount equal to any unscheduled principal payments, until paid in full;

     Seventh, to the trust and to the holder of the 345 Park Avenue South
Subordinate Companion Loan, pro rata, in an amount equal to any prepayment premiums;

     Eighth, to the trust and the holder of the 345 Park Avenue South
Subordinate Companion Loan, pro rata in accordance with the respective principal balance of each loan, in an amount equal to any default interest (in excess of the interest paid in accordance with clauses first and third above);

     Ninth, to the holder of the 345 Park Avenue South Subordinate Companion
Loan, in an amount equal to any unreimbursed costs and expenses paid or advanced by the holder of the 345 Park Avenue South Subordinate Companion Loan;
and

     Tenth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through eighth above, such amount will be paid to

                                      S-72

the trust and the holder of the 345 Park Avenue South Subordinate Companion
Loan on a pro rata basis in accordance with the respective principal balance of the 345 Park Avenue South AB Mortgage Loan and the 345 Park Avenue South
Subordinate Companion Loan.

     Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the 345
Park Avenue South Loan Pair (unless the holder of the 345 Park Avenue South
Subordinate Companion Loan has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement with respect to the 345 Park Avenue South Mortgage Loan Pair will generally be applied in the following manner:

     First, to the trust, in an amount equal to accrued and unpaid interest on its outstanding principal at its interest rate;

     Second, to the trust, in an amount up to its principal balance until such principal balance has been paid in full;

     Third, to the holder of the 345 Park Avenue South Subordinate Companion
Loan, in an amount equal to accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Fourth, to the holder of the 345 Park Avenue South Subordinate Companion
Loan, in an amount up to its principal balance, until such principal balance has been paid in full;

     Fifth, any prepayment premium that is allocable to the 345 Park Avenue
South AB Mortgage Loan on the one hand, and the 345 Park Avenue South
Subordinate Companion Loan on the other hand, to the extent actually paid by the borrower, will be paid first to the trust and then to the holder of the 345
Park Avenue South Subordinate Companion Loan;

     Sixth, any default interest in excess of the interest paid in accordance with clauses first and third above, will be paid first to the trust and then to the holder of the 345 Park Avenue South Subordinate Companion Loan, based on the total amount of default interest then owing to each party; and

     Seventh, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through sixth or the proceeds of any foreclosure sale or any liquidation of the 345 Park
Avenue South Loan Pair or the related Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through sixth, such amount will generally be paid to the trust and the holder of the 345 Park Avenue South Subordinate Companion Loan on a pro rata basis in accordance with the respective principal balance of each loan.

     Notwithstanding the foregoing, in the event that the holder of the 345
Park Avenue South Subordinate Companion Loan has previously made a cure payment, as described under "--Cure Rights"' below, such holder will be reimbursed for such cure payment, after all amounts that are payable at such time under the priorities first through sixth above have been paid; provided, that payments are not required to be applied in accordance with the priorities applicable prior to an event of default set forth above.

     Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the 345 Park Avenue South Loan Pair, resulting in a monetary event of default, the holder of the 345 Park Avenue
South Subordinate Companion Loan, will have the right to cure such monetary event of default subject to certain limitations set forth in the related
Intercreditor Agreement. So long as the holder of the 345 Park Avenue South
Subordinate Companion Loan is exercising a cure right, neither the Master
Servicer nor the Special Servicer will be permitted to (i) accelerate the 345
Park Avenue South AB Mortgage Loan, (ii) treat such event of default as such for purposes of transferring the 345 Park Avenue South Loan Pair to special servicing or (iii) commence foreclosure proceedings.

     Purchase Option. In the event that the 345 Park Avenue South AB Mortgage
Loan is in default, the holder of the 345 Park Avenue South Subordinate
Companion Loan will have an

                                      S-73

option to purchase the 345 Park Avenue South AB Mortgage Loan from the trust fund at a price generally equal to the unpaid principal balance of the 345 Park
Avenue South AB Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances, together with accrued and unpaid interest on all advances and all accrued special servicing fees allocable to the 345 Park Avenue South AB Mortgage Loan whether paid or unpaid and any other additional trust fund expenses relating to the 345 Park Avenue
South Loan Pair.

     The Moorings at Mesa Cove Apartments Loan Pair

     Servicing Provisions of the Moorings at Mesa Cove Apartments Intercreditor
Agreement. The Master Servicer and the Special Servicer will service and administer the Moorings at Mesa Cove Apartments AB Mortgage Loan and the
related Subordinate Companion Loan pursuant to the Pooling and Servicing
Agreement and the Intercreditor Agreement for so long as the Moorings at Mesa
Cove Apartments AB Mortgage Loan is part of the trust; provided, that prior to an event of default occurring under the Moorings at Mesa Cove Apartments AB
Mortgage Loan documents, the servicer of the related Subordinate Companion Loan will collect its principal and interest payments directly from the borrower.
The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of the Moorings at Mesa Cove Apartments AB Mortgage
Loan or the related Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related
Subordinate Companion Loan in a material manner without the consent of the holder of the related Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires.
See "Servicing of the Mortgage Loans--The Directing Certificateholder" in this prospectus supplement.

     Application of Payments on the Moorings at Mesa Cove Apartments AB
Mortgage Loan.  Pursuant to the Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Moorings at Mesa Cove Apartments AB
Mortgage Loan or the related Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the related Subordinate
Companion Loan. Any escrow and reserve payments required in respect of the
Moorings at Mesa Cove Apartments AB Mortgage Loan or the related Subordinate
Companion Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of the Moorings at Mesa Cove Apartments AB Mortgage Loan or its
related Subordinate Companion Loan, (ii) a monetary event of default or (iii)
an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the related Subordinate Companion Loan to purchase the Moorings at Mesa Cove Apartments AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related Subordinate
Companion Loan will be subordinated to all payments due on the Moorings at Mesa
Cove Apartments AB Mortgage Loan and the amounts with respect to each of the
Moorings at Mesa Cove Apartments AB Mortgage Loan and the related Subordinate
Companion Loan will be paid:

     First, to the Master Servicer, Special Servicer, Trustee or Paying Agent,
up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity;

     Third, to the trust, in an amount equal to interest due with respect to the Moorings at Mesa Cove Apartments AB Mortgage Loan;

     Fourth, to the trust, in an amount equal to the principal balance of the
Moorings at Mesa Cove Apartments AB Mortgage Loan until paid in full;

     Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Moorings at Mesa Cove Apartments AB
Mortgage Loan;

                                      S-74

     Sixth, to the holder of the related Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related
Subordinate Companion Loan;

     Seventh, to the holders of the related Subordinate Companion Loan, in an amount equal to interest due with respect to the related Subordinate Companion
Loan;

     Eighth, to the holder of the related Subordinate Companion Loan, in an amount equal to the principal balance of the related Subordinate Companion Loan until paid in full;

     Ninth, to the holder of the related Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Subordinate Companion Loan;

     Tenth, to the trust and the holder of the related Subordinate Companion
Loan, in an amount equal to any unpaid default interest accrued on the Moorings at Mesa Cove Apartments AB Mortgage Loan and the related Subordinate Companion
Loan, respectively; and

     Eleventh, any excess, to the trust as holder of the Moorings at Mesa Cove
Apartments AB Mortgage Loan and the holder of the related Subordinate Companion
Loan, pro rata, based upon the outstanding principal balances.

     Application of Amounts Paid to the Trust in Respect of the Moorings at
Mesa Cove Apartments AB Mortgage Loan. Amounts payable to the trust as holder of the Moorings at Mesa Cove Apartments AB Mortgage Loan pursuant to the
Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Subordinate
Companion Loan will be distributed to such holder net of fees and expenses on the related Subordinate Companion Loan.

     Purchase Option. In the event that (i) any payment of principal or interest on the Moorings at Mesa Cove Apartments AB Mortgage Loan or its
related Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of the Moorings at Mesa Cove Apartments AB Mortgage Loan or
its related Subordinate Companion Loan has been accelerated, (iii) the principal balance of the Moorings at Mesa Cove Apartments AB Mortgage Loan or
its related Subordinate Companion Loan is not paid at maturity, (iv) the borrower under the Moorings at Mesa Cove Apartments AB Mortgage Loan or its
related Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the related Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related Subordinate Companion Loan will be entitled to purchase the Moorings at
Mesa Cove Apartments AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Moorings at Mesa Cove Apartments AB
Mortgage Loan, together with all unpaid interest on the Moorings at Mesa Cove
Apartments AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Moorings at Mesa Cove Apartments AB
Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing the Moorings at Mesa Cove Apartments AB Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of the Moorings at Mesa Cove Apartments AB Mortgage Loan.

                                      S-75

TOP TEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The following table shows certain information regarding the ten largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date
Balance:

                                   LOAN   CUT-OFF DATE   % OF INITIAL     LOAN                   CUT-OFF     PROPERTY
            LOAN NAME             GROUP      BALANCE     POOL BALANCE   PER UNIT   UW DSCR(1)   LTV RATIO      TYPE
-------------------------------- ------- -------------- -------------- ---------- ------------ ----------- ------------

DDR Portfolio ..................    1     $150,480,000        9.9%      $     92       1.81x       71.5%      Retail
Las Olas Centre ................    1       98,980,000        6.5       $    211       1.46x       75.6%      Office
345 Park Avenue South ..........    1       75,000,000        4.9       $    275       1.36x       75.0%      Office
Crossroads Shopping Center .....    1       64,000,000        4.2       $    206       1.22x       80.0%      Retail
Everest Portfolio ..............    1       62,500,000        4.1       $     92       1.44x       78.7%      Various
Broadway Marketplace ...........    1       42,000,000        2.8       $    108       1.18x       78.9%      Retail
College Suites Stadium .........    1       28,000,000        1.8       $106,061       1.34x       79.7%    Multifamily
Lakeshore Club Apartments ......    2       28,000,000        1.8       $ 43,077       1.20x       74.5%    Multifamily
Champaign Office & Retail ......    1       26,000,000        1.7       $    109       1.36x       77.6%     Mixed Use
Moorings at Mesa Cove
 Apartments ....................    1       22,500,000        1.5       $ 55,419       1.22x       78.1%    Multifamily
                                          ------------       ----                      ----        ----
Total ..........................          $597,460,000       39.4%                     1.46x       75.8%
                                          ============       ====                      ====        ====

----------
(1)   The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan.

     For more information regarding the top ten mortgage loans and/or loan concentrations and
related Mortgaged Properties, see Annex A-3 to this prospectus supplement.

ARD LOANS

     15 mortgage loans (the "ARD Loans"), representing approximately 11.6% of the Initial Pool Balance (15 mortgage loans in Loan Group 1, representing approximately 13.1% of the Initial Loan Group 1 Balance), provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the Anticipated Repayment Date) (the
"Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The
Anticipated Repayment Date for an ARD loan is generally 10 years. However, the
Anticipated Repayment Date for each ARD Loan in the DDR Portfolio is 7 years after the closing of those ARD Loans, which is approximately 3 years prior to the maturity date of each such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least 2% per annum. After the Anticipated
Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.

     Additionally, an account was established at the origination of each ARD
Loan into which the related borrower, property manager and/or tenants is required to deposit rents or other revenues from the related Mortgaged
Property. In certain instances, the lockbox structure does not come into effect
(i.e., spring) until immediately prior to, or on, the respective Anticipated
Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective

                                      S-76

borrower on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated
Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

                             OVERVIEW OF DUE DATES

                                    AGGREGATE                      % OF        % OF
                                    PRINCIPAL          % OF      INITIAL      INITIAL
                   NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                    MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
    DUE DATE         LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------   -----------   -----------------   ---------   ---------   ----------

1st ...........        92       $  899,294,417         59.3%       58.4%        65.4%
6th ...........         1            5,137,449          0.3         0.0          2.9
11th ..........        56          612,978,597         40.4        41.6         31.7
                       --       --------------        -----       -----        -----
Total .........       149       $1,517,410,464        100.0%      100.0%       100.0%
                      ===       ==============        =====       =====        =====

   The mortgage loans have grace periods as set forth in the following table:

                           OVERVIEW OF GRACE PERIODS

                                      AGGREGATE                      % OF        % OF
                                      PRINCIPAL          % OF      INITIAL      INITIAL
                     NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                      MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
   GRACE PERIOD        LOANS            LOANS          BALANCE     BALANCE      BALANCE
-----------------   -----------   -----------------   ---------   ---------   ----------

0 days ..........        58       $  752,153,582         49.6%       51.6%        34.6%
5 days ..........        27          310,694,675         20.5        20.1         23.4
7 days ..........        55          307,645,354         20.3        20.0         22.5
10 days .........         8          131,850,000          8.7         8.4         11.1
15 days .........         1           15,066,853          1.0         0.0          8.4
                         --       --------------        -----       -----        -----
Total ...........       149       $1,517,410,464        100.0%      100.0%       100.0%
                        ===       ==============        =====       =====        =====

     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360
Basis"), as set forth in the following table:

                             INTEREST ACCRUAL BASIS

                                             AGGREGATE                      % OF         % OF
                                             PRINCIPAL          % OF      INITIAL      INITIAL
                            NUMBER OF        BALANCE OF       INITIAL       LOAN         LOAN
                             MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
 INTEREST ACCRUAL BASIS       LOANS            LOANS          BALANCE     BALANCE      BALANCE
------------------------   -----------   -----------------   ---------   ---------   -----------

Actual/360 .............       143       $1,478,787,364         97.5%       97.1%        100.0%
30/360. ................         6           38,623,100          2.5         2.9           0.0
                               ---       --------------        -----       -----         -----
Total ..................       149       $1,517,410,464        100.0%      100.0%        100.0%
                               ===       ==============        =====       =====         =====

                                      S-77

     The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPES

                                                     AGGREGATE                      % OF        % OF
                                                     PRINCIPAL          % OF      INITIAL      INITIAL
                                    NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                                     MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
      TYPE OF AMORTIZATION            LOANS            LOANS          BALANCE     BALANCE      BALANCE
--------------------------------   -----------   -----------------   ---------   ---------   ----------

Balloon Loans
 Partial Interest Only .........        30       $  644,670,500         42.5%       43.2%        37.4%
 Balloon .......................        87          450,603,415         29.7        25.7         59.7
 Interest Only .................        11          211,884,100         14.0        15.8          0.0
                                        --       --------------        -----       -----        -----
Subtotal .......................       128       $1,307,158,015         86.1%       84.7%        97.1%
ARD Loans
 IO-ARD ........................        13       $  150,480,000          9.9%       11.2%         0.0%
 ARD ...........................         2           25,060,000          1.7         1.9          0.0
                                       ---       --------------        -----       -----        -----
Subtotal .......................        15       $  175,540,000         11.6%       13.1%         0.0%
Fully Amortizing Loans .........         6       $   34,712,449          2.3%        2.2%         2.9%
                                       ---       --------------        -----       -----        -----
Total ..........................       149       $1,517,410,464        100.0%      100.0%       100.0%
                                       ===       ==============        =====       =====        =====

     Prepayment Provisions.  Each mortgage loan prohibits any prepayments or
Defeasance for a specified period of time after its date of origination (a
"Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                                                                       % OF        % OF
                                                         AGGREGATE         % OF      INITIAL      INITIAL
                                        NUMBER OF        PRINCIPAL       INITIAL       LOAN        LOAN
                                         MORTGAGE       BALANCE OF         POOL      GROUP 1      GROUP 2
        PREPAYMENT PROTECTION             LOANS       MORTGAGE LOANS     BALANCE     BALANCE      BALANCE
------------------------------------   -----------   ----------------   ---------   ---------   ----------

Lockout period with defeasance .....       120       $1,235,262,747        81.4%       82.9%        70.5%
Lockout period followed by yield
 maintenance .......................        28          276,197,717        18.2        17.1         26.2
Lockout period followed by yield
 maintenance/defeasance ............         1            5,950,000         0.4         0.0          3.3
                                           ---       --------------       -----       -----        -----
Total ..............................       149       $1,517,410,464       100.0%      100.0%       100.0%
                                           ===       ==============       =====       =====        =====

     "Yield Maintenance Charge" will generally, subject to variations, be equal to either (or the greater) of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or applicable ARD date (including any balloon payment)
determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term, "Discount Rate" generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date of the mortgage loan, in some cases converted to a monthly equivalent yield.

     Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under "Description of the
Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums."

     The mortgage loans permit voluntary prepayment without the payment of a
Yield Maintenance Charge or any prepayment premium during an "open period"
immediately prior to and including the stated maturity date or Anticipated
Repayment Date set forth in the following table:

                                      S-78

                            PREPAYMENT OPEN PERIODS

                                             AGGREGATE                      % OF        % OF
                                             PRINCIPAL          % OF      INITIAL      INITIAL
                            NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                             MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
 OPEN PERIOD (PAYMENTS)       LOANS            LOANS          BALANCE     BALANCE      BALANCE
------------------------   -----------   -----------------   ---------   ---------   ----------

2 ......................         3       $   79,971,000          5.3%        6.0%         0.0%
3 ......................        31          275,992,973         18.2        17.5         22.9
4 ......................        78          668,596,759         44.1        43.5         48.2
6 ......................        13          241,959,732         15.9        15.4         20.1
7 ......................        17          204,730,000         13.5        14.1          8.8
13 .....................         5           38,635,000          2.5         2.9          0.0
25 .....................         2            7,525,000          0.5         0.6          0.0
                                --       --------------        -----       -----        -----
Total ..................       149       $1,517,410,464        100.0%      100.0%       100.0%
                               ===       ==============        =====       =====        =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged
Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The
Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield
Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to
Certificates affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance
Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or
Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield
Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See
"Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on
Prepayments" in the prospectus.

     Defeasance; Collateral Substitution; Property Releases. The terms of 120 of the mortgage loans, representing approximately 81.4% of the Initial Pool
Balance (102 mortgage loans in Loan Group 1, representing approximately 82.9%
of the Initial Loan Group 1 Balance and 18 mortgage loans in Loan Group 2, representing approximately 70.5% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the
"Defeasance Lockout Period"), provided no event of default exists, to obtain a release of all or a portion of a

                                      S-79

Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a "Defeasance").
The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the
     "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments
     (x) on or prior to all successive scheduled payment dates from the Release
     Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment
     Date, including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties without releasing all such
Mortgaged Properties by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related
Mortgaged Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2)
certain debt service coverage ratio and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the
Defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged
Property will be released from the lien of the mortgage loan and the pledged
U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

                                      S-80

     In the case of 13 mortgage loans (identified as Loan Nos. 1, 2, 3, 4, 5,
6, 7, 8, 9, 10, 11, 12, and 13 on Annex A-1 to this prospectus supplement), representing approximately 9.9% of the Initial Pool Balance (approximately
11.2% of the Initial Loan Group 1 Balance), the borrower may release the liens encumbering some of the Mortgaged Properties after the two-year lockout period has expired. The borrower may release up to 6 Mortgaged Properties, not to exceed 50% of the original principal balance of the loan amount, subject to certain requirements in the deeds of trust, including, but not limited to (i) a payment equal to 115% of the allocated loan amount for each Mortgaged Property to be released and the applicable yield maintenance charge, (ii) no event of default having occurred and continuing, (iii) rating agency confirmation that the certificates will not be downgraded, (iv) delivery of an opinion of counsel to the effect that the release would not cause any of the loans within the portfolio to lose their status as a REMIC, and (v) after said release, the DSCR on the remaining Mortgaged Properties is not less than 1.20x (assuming a
30-year amortization).

     In the case of 1 mortgage loan (identified as Loan No. 117 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial
Pool Balance (approximately 1.7% of the Initial Loan Group 2 Balance), the borrower may release the liens of the loan documents encumbering 1 of the
Mortgaged Properties after the two-year lockout period has expired. The release is subject to certain requirements in the deeds of trust, including, but not limited to (i) a payment equal to 125% of the allocated loan amount for the
Mortgaged Property to be released, (ii) no event of default having occurred and continuing and (iii) after said release, the DSCR on the remaining Mortgaged
Properties is not less than 1.35x.

     In the case of 1 mortgage loan (identified as Loan No. 13 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial
Pool Balance (approximately 0.2% of the Initial Loan Group 1 Balance), two pad
sites on the Mortgaged Property may be released without any payment consideration to the mortgage lender if such borrower meets the specific requirements for such release as specified in the related the deed of trust.

     In addition, loan documents with respect to each of 13 mortgage loans making up the DDR Portfolio, permit the borrower to release the lien encumbering a mortgaged property by substituting another mortgaged property of the like kind and quality (as determined by the mortgagee) acquired by the mortgagor; provided, however, the mortgagor may, in the aggregate, not substitute for more than 6 of the portfolio Mortgaged Properties, and in connection therewith, the aggregate loan amount of the portfolio cannot exceed
$50,160,000. The substitution must occur before the ARD and is subject to multiple requirements outlined in the mortgages, including but not limited to the maintenance of a portfolio (including the replacement mortgaged property)
debt service coverage ratio of not less than 1.20x, an appraisal of the replacement property satisfactory to the mortgagee, confirmation that no event of default has occurred, and the execution by the borrower of a substitute mortgage, an assignment of leases and rents, and a cross-collateralization agreement with respect to the substitute mortgaged property.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership to other tenants in common or into a special purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above and "Risk
Factors-- Multifamily Properties Have Special Risks" in this prospectus supplement.

     The Master Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any

                                      S-81

right it may have with respect to a mortgage loan containing a "due-on-sale"
clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or
(b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i) with respect to all non-Specially
Serviced Mortgage Loans, the Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all
Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage
Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent)
of the Directing Certificateholder and (iii) with respect to any mortgage loan
(x) with a Stated Principal Balance greater than or equal to $20,000,000, (y)
with a Stated Principal Balance greater than or equal to 5% of the aggregate
Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance)
outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the
Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the
Special Servicer, with respect to Specially Serviced Mortgage Loans will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided, that with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Master Servicer or Special
Servicer, as the case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding
Certificates if such mortgage loan (1) has an outstanding principal balance
(together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the Stated Principal Balance of the mortgage loans or (2) has an
LTV Ratio greater than 85% (including any proposed debt) or (3) has a DSCR less than 1.20x (in each case, determined based upon the aggregate of the Stated
Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated
Principal Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the
prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of
(a) the outstanding principal balance of the related mortgage loan and (b) 100%
of the replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts

                                      S-82

as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.
Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related
Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100%
of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by
Mortgaged Properties located in California) do not require earthquake insurance. Eighteen (18) of the Mortgaged Properties, securing mortgage loans representing approximately 9.8% of the Initial Pool Balance (16 of the
Mortgaged Properties, securing mortgage loans in Loan Group 1, representing approximately 9.5% of the Initial Loan Group 1 Balance and 2 of the Mortgaged
Properties, securing mortgage loans in Loan Group 2, representing approximately
11.7% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California, Nevada and Tennessee. No Mortgaged
Property has a probable maximum loss ("PML") in excess of 20%.

     In the case of 5 of the mortgage loans (identified as Loan Nos. 120, 132,
141, 146 and 147 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the Initial Pool Balance (approximately 0.6% of the
Initial Loan Group 1 Balance and approximately 0.9% of the Initial Loan Group 2
Balance), a lender's environmental insurance policy was obtained in lieu of an environmental site assessment for each of the related Mortgaged Properties.

     Generally, such environmental insurance policy obtained in lieu of a Phase
I environmental site assessment is a blanket policy covering the mortgage loan seller's mortgage loans for which such assessments were not obtained which insures the trust fund against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related
Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred.
Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the
Mortgaged Property has taken place (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the
Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the

                                      S-83

indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this prospectus supplement)
may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the
Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of
Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged
Property, the information presented in this prospectus supplement with respect to DSCR and LTV Ratios assumes that the DSCR and LTV Ratio with respect to each
Mortgaged Property is the DSCR or LTV Ratio of the mortgage loan in the aggregate.

     Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios and DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related
Subordinate Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for
any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for
all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the
ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. "Underwritten Cash
Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of

                                      S-84

the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged
Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating
Income" or "NOI," for a Mortgaged Property equals the operating revenues
(consisting principally of rental and related revenue) for that Mortgaged
Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged
Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and
Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the
Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and
Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on
Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating
Statements and rent rolls, in some instances, adjustments were made to such
Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net
Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. In the case of 2 mortgage loans
(identified as Loan Nos. 111 and 131 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance
(approximately 0.3% of the Initial Loan Group 1 Balance), the DSCR (and the
underlying UW NOI and UW NCF) was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged
Property on an as-stabilized basis, that are consistent with the respective performance related criteria required to obtain the release of a cash escrow.
See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV
Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or
Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or

                                      S-85

Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of one mortgage loan (identified as Loan No. 72 on Annex A-1 to this prospectus supplement), the stabilized appraised value was used as defined in the related appraisal. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the
Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated
Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated
Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement, in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and
"Certain Legal Aspects of Mortgage Loans."

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, N.A., Nomura Credit &
Capital, Inc. and PNC Bank, National Association. JPMorgan Chase Bank, N.A. is
an affiliate of the depositor and J.P. Morgan Securities Inc., one of the
Underwriters. Nomura Credit & Capital, Inc. is an affiliate of Nomura
Securities International, Inc., one of the Underwriters. PNC Bank, National
Association is an affiliate of PNC Capital Markets, Inc., one of the
Underwriters and of Midland Loan Services, Inc., the Master Servicer.

JPMORGAN CHASE BANK, N.A.

     JPMorgan Chase Bank, National Association ("JPMCB") is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the
Currency, a bureau of the United States Department of the Treasury. It is a
member of the Federal Reserve System and its deposits are insured by the
Federal Deposit Insurance Corporation.

     Effective July 1, 2004, Bank One Corporation merged with and into JPMorgan
Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of January 14, 2004.

     Prior to November 13, 2004, JPMCB was in the legal form of a banking corporation organized under the laws of the State of New York and was named
JPMorgan Chase Bank. On that date, it became a national banking association and its name was changed to JPMorgan Chase Bank, National Association (the
"Conversion"). Immediately after the Conversion, Bank One, N.A. (Chicago) and
Bank One, N.A. (Columbus) merged into JPMCB.

     JPMCB is an affiliate of J.P. Morgan Chase Commercial Mortgage Securities
Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities
Inc., which is an Underwriter.

                                      S-86

NOMURA CREDIT & CAPITAL, INC.

     Nomura Credit & Capital, Inc. is a Delaware corporation whose principal offices are located in New York, New York. Nomura Credit & Capital, Inc. is a
subsidiary of Nomura Holding America Inc., and an indirect subsidiary of Nomura
Holdings, Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $23 billion. Nomura Credit
& Capital, Inc. is a HUD approved mortgagee primarily engaged in the business of originating and acquiring mortgage loans and other assets. An affiliate of
Nomura Credit & Capital, Inc., Nomura Securities International, Inc., is acting as an Underwriter for this transaction.

PNC BANK, NATIONAL ASSOCIATION

     PNC Bank, National Association is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank, National Association's
business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the
Office of the Comptroller of the Currency. PNC Bank, National Association is a
wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc., a
Pennsylvania corporation ("PNC Financial"), and is PNC Financial's principal bank subsidiary. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. As of December 31, 2003, PNC Bank, National Association had
total consolidated assets representing approximately 90.97% of PNC Financial's consolidated assets. PNC Bank, National Association is an affiliate of PNC
Capital Markets, Inc., which is an Underwriter. Midland Loan Services, Inc., which is acting as the Master Servicer, is a wholly owned subsidiary of PNC
Bank, National Association.

     The information set forth in this prospectus supplement concerning the
Mortgage Loan Sellers and their underwriting standards has been provided by the
Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in
this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of

                                      S-87

the Financial Institutions Reform, Recovery, and Enforcement Act of 1989
("FIRREA"). The appraisal is generally based on the highest and best use of the
Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, the Mortgage Loan Sellers may also obtain a value on a stabilized basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage
Loan Seller either (i) obtains or updates an environmental site assessment
("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a Mortgaged Property. If an
ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the
ESA identifies such violations, the related Mortgage Loan Seller requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, or to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     Certain of the mortgage loans may also have lender's or other environmental policies. See "--Certain Terms and Conditions of the Mortgage
Loans--Hazard, Liability and Other Insurance" above.

     Physical Assessment Report. Prior to origination, the related Mortgage
Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged
Property prepared by a qualified structural engineering firm. The related
Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan
Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each
Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and
(e) the legal

                                      S-88

description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related
Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2)
an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan
Seller may require based on the specific characteristics of the Mortgaged
Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage
Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

          (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

          (c) the Mortgage, together with any separate security agreement, UCC
     Financing Statement or similar agreement, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing
     Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

          (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

          (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy other than permitted encumbrances;

          (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

          (g) the Mortgaged Property is covered by a title insurance policy insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

          (h) at the time of the assignment of the mortgage loan to the
     Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance
     (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

          (i) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

                                      S-89

       (j) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

       (k) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

       (l) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

       (m) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

       (n) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

       (o) the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

       (p) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the
    Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable zoning law, except to the extent any material non-compliance therewith is insured by the title insurance policy (or binding commitment therefor) or law and ordinance insurance coverage has been obtained;

       (q) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
    (ii) no condemnation proceedings are pending;

       (r) as of the date of origination of the mortgage loan and as of the
    Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

       (s) all escrow amounts required to be deposited by the borrower at origination have been deposited; and

       (t) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged
    Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the

                                      S-90

     current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related
Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a
"qualified mortgage" with the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the "Initial Resolution
Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial
Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of
(1) the outstanding principal balance of the mortgage loan (or related REO
Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special
Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master
Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation
Fees, if any, payable with respect to the affected mortgage loan or (b) within
2 years following the Closing Date, substitute a Qualified Substitute Mortgage
Loan and pay any shortfall amount equal to the difference between the Purchase
Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage
Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating
Agency, the Master Servicer, the Special Servicer, the Trustee and the
Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period.
Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the
Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the
Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase or Substitution of Cross-Collateralized Mortgage
Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage
Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not

                                      S-91

more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply
(except in a manner that would not be adverse to the interests of the
Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage"
within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m)
not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the
Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either
REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (p), except (z) the rates described in clause
(b) above and the remaining term to stated maturity referred to in clause (e)
above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee)
shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan
Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage
Loan will become a part of the same Loan Group as the deleted mortgage loan.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the
Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan
Seller's representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will cure such breach within the applicable cure period (as the same may be extended) by reimbursing the trust fund the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller shall have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan

                                      S-92

Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that
Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master
Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the
Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do
so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the
Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a
Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling
Agreements--Representations and Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such
Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed
Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in "--Representations and
Warranties; Repurchases and Substitutions". The Mortgage Loan Seller may (in
its discretion) repurchase or substitute for only the affected mortgage loan if
(i) the weighted average debt service coverage ratio for all the remaining
Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, and (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75%. Notwithstanding the foregoing, the related Mortgage Loan Seller may, at its option, repurchase or substitute for all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related
Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the
Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the

                                      S-93

exercise of remedies. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the
cross-collateralization provisions of such loan.

LOCKBOX ACCOUNTS

     With respect to 51 mortgage loans (the "Lockbox Loans"), representing approximately 53.2% of the Initial Pool Balance (49 mortgage loans in Loan
Group 1, representing approximately 56.8% of the Initial Loan Group 1 Balance and 2 mortgage loans in Loan Group 2, representing approximately 26.7% of the
Initial Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox
Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 17 Lockbox Loans, representing approximately 22.2% of the Initial Pool Balance (16 mortgage loans in Loan Group 1, representing approximately 23.7% of the Initial Loan Group 1
Balance and 1 mortgage loan in Loan Group 2, representing approximately 11.1%
of the Initial Loan Group 2 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain
Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 4 Lockbox Loans, representing approximately 1.4%
of the Initial Pool Balance (4 mortgage loans in Loan Group 1, representing approximately 1.6% of the Initial Loan Group 1 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 23 Lockbox Loans, representing approximately 23.7% of the Initial Pool Balance (22 mortgage loans in Loan Group 1, representing approximately 24.7% of the Initial Group 1
Balance and 1 mortgage loan in Loan Group 2, representing approximately 15.6%
of the Initial Loan Group 2 Balance), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 7
Lockbox Loans, representing approximately 5.9% of the Initial Pool Balance (7 mortgage loans in Loan Group 1, representing approximately 6.7% of the Initial
Loan Group 1 Balance, the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related
Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox
Accounts will not be assets of either REMIC.

                                      S-94

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Paying Agent (the "Pooling and Servicing Agreement" ) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2)
any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest
Distribution Account, the Gain on Sale Reserve Account or the REO Account, if
established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan
Seller regarding the mortgage loans it sold to the Depositor.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2004-C3 (the "Certificates") will consist of the following classes (each, a
"Class"): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class
A-1A Certificates (collectively, the "Class A Certificates"), the Class X-1 and
Class X-2 Certificates (collectively, the "Class X Certificates"), and the
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class P, Class Q, Class NR, Class S,
Class R and Class LR Certificates. The Class A Certificates and the Class X
Certificates are referred to collectively in this prospectus supplement as the
"Senior Certificates." The Class A-J, Class B, Class C, Class D, Class E, Class
F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P,
Class Q and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class A-J, Class
B, Class C, Class D and Class E Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR
Certificates are referred to collectively in this prospectus supplement as the
"Residual Certificates."

     Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-J,
Class X-2, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class A-1A, Class X-1,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
P, Class Q, Class NR, Class S, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities
Act of 1933, as amended, and are not offered hereby.

     The "Certificate Balance" of any Class of Certificates (other than the
Class S Certificates, Class X Certificates and Residual Certificates)
outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each
Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any
Collateral Support Deficit actually allocated to, that Class of Certificates on that Distribution Date. The initial Certificate Balance of each Class of
Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class S Certificates, the Class X-1
Certificates, the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a
"Notional Amount"). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates
(other than the Class X-1, Class X-2, Class S, Class R and Class LR
Certificates) (the "Principal

                                      S-95

Balance Certificates") outstanding from time-to-time. The initial Notional
Amount of the Class X-1 Certificates will be approximately $1,517,410,464.

     The Notional Amount of the Class X-2 Certificates will equal:

     (1) up to and including the Distribution Date in June 2005, the sum of (a)
the lesser of $53,409,000 and the Certificate Balance of the Class A-1
Certificates, (b) the lesser of $178,955,000 and the Certificate Balance of the
Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and
Class M Certificates;

     (2) after the Distribution Date in June 2005 through and including the
Distribution Date in December 2005, the sum of (a) the lesser of $50,022,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of
$178,166,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class
A-4, Class A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L and Class M Certificates;

     (3) after the Distribution Date in December 2005 through and including the
Distribution Date in June 2006, the sum of (a) the lesser of $22,131,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of
$174,085,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class
A-4, Class A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L and Class M Certificates;

     (4) after the Distribution Date in June 2006 through and including the
Distribution Date in December 2006, the sum of (a) the lesser of $144,998,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of
$169,554,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class
A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L and Class M Certificates;

     (5) after the Distribution Date in December 2006 through and including the
Distribution Date in June 2007, the sum of (a) the lesser of $216,275,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of
$165,031,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-4, Class A-5, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L and Class M Certificates;

     (6) after the Distribution Date in June 2007 through and including the
Distribution Date in December 2007, the sum of (a) the lesser of $164,423,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of
$149,336,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-4, Class A-5, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K and (d) the lesser of $3,340,000 and the Certificate Balance of the
Class L Certificates;

     (7) after the Distribution Date in December 2007 through and including the
Distribution Date in June 2008, the sum of (a) the lesser of $111,792,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of
$145,100,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-4, Class A-5, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and (d) the
lesser of $20,667,000 and the Certificate Balance of the Class J Certificates;

     (8) after the Distribution Date in June 2008 through and including the
Distribution Date in December 2008, the sum of (a) the lesser of $84,357,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of
$141,020,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-4, Class A-5, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and (d) the
lesser of $10,336,000 and the Certificate Balance of the Class J Certificates;

                                      S-96

     (9) after the Distribution Date in December 2008 through and including the
Distribution Date in June 2009, the sum of (a) the lesser of $58,236,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of
$129,691,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-4, Class A-5, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates;

     (10) after the Distribution Date in June 2009 through and including the
Distribution Date in December 2009, the sum of (a) the lesser of $82,477,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of
$126,123,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-5, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and (d) the lesser of $6,938,000 and the Certificate Balance of the Class H Certificates;

     (11) after the Distribution Date in December 2009 through and including the Distribution Date in June 2010, the sum of (a) the lesser of $54,066,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of
$107,405,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-5, Class A-J, Class B,
Class C, Class D, Class E, Class F and (d) the lesser of $17,857,000 and the
Certificate Balance of the Class G Certificates;

     (12) after the Distribution Date in June 2010 through and including the
Distribution Date in December 2010, the sum of (a) the lesser of $33,090,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of
$104,236,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-5, Class A-J, Class B,
Class C, Class D, Class E, Class F and (d) the lesser of $10,265,000 and the
Certificate Balance of the Class G Certificates;

     (13) after the Distribution Date in December 2010 through and including the Distribution Date in June 2011, the sum of (a) the lesser of $415,954,000 and the Certificate Balance of the Class A-5 Certificates, (b) the lesser of
$101,373,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-J, Class B, Class C,
Class D, Class E, Class F and (d) the lesser of $3,207,000 and the Certificate
Balance of the Class G Certificates;

     (14) after the Distribution Date in June 2011 through and including the
Distribution Date in December 2011, the sum of (a) the lesser of $316,815,000 and the Certificate Balance of the Class A-5 Certificates, (b) the lesser of
$98,699,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-J, Class B, Class C,
Class D, Class E and (d) the lesser of $11,669,000 and the Certificate Balance of the Class F Certificates;

     (15) after the Distribution Date in December 2011, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $1,475,976,000.

     The Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class P, Class Q and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $310,512,464.

     The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

     The Offered Certificates (other than the Class X-2 Certificates) will be maintained and transferred in book-entry form and issued in denominations of
$10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class X-2 Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof.
The "Percentage Interest" evidenced by any Certificate (other than the Residual
Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to
which it belongs.

                                      S-97

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered
Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under
"--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the
Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations
(together with Clearstream Banking, societe anonyme ("Clearstream") and
Euroclear Bank, as operator of the Euroclear System ("Euroclear"), participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered
Certificates, for distribution to Certificate Owners through DTC and its
Participants in accordance with DTC procedures. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Until definitive certificates are issued, interests in any Class of
Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     JPMorgan Chase Bank, N.A., a banking association organized under the laws of the United States and one of the Mortgage Loan Sellers, will serve as paying agent (in that capacity, the "Paying Agent"). JPMorgan Chase Bank, N.A. is also an affiliate of the depositor and one of the underwriters. In addition,
JPMorgan Chase Bank, N.A. will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). The
Paying Agent's address is 4 New York Plaza, 6th Floor, New York, New York
10004, and its telephone number is (212) 623-5600. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the
"Paying Agent Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the
"Paying Agent Fee Rate"), which, together with the rate at which the Trustee
Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as
Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith. The Pooling and Servicing Agreement will also provide for the indemnification of the Paying Agent from the trust fund for comparable losses, liabilities and expenses to those subject to indemnification for the Trustee as described under "Description of the Pooling Agreements--Certain Matters
Regarding the Trustee" in the prospectus.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are
Participants in that system, or indirectly through organizations that are
Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear
Participants, respectively, through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New
York Banking Law, a "banking

                                      S-98

organization" within the meaning of the New York Banking Law, a member of the
Federal Reserve System, a "clearing corporation" within the meaning of the New
York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect
Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures.
If the transaction complies with all relevant requirements, Euroclear or
Clearstream, as the case may be, will then deliver instructions to the
Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear
Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a
Euroclear Participant to a DTC Participant will be received with value on the
DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect
Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate
Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.
Except as otherwise provided under "--Reports to Certificateholders; Certain
Available Information" below, Certificate Owners will not be recognized by the
Trustee, the Paying Agent, the Special Servicer or the Master Servicer as
holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect
Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.
Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the
Offered Certificates, the Rules provide a mechanism by which Certificate
Owners, through their

                                      S-99

Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special
Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or
Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered
Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or
Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master
Servicer will recognize the holders of those definitive certificates as
Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in January 2005 (each, a "Distribution
Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the
Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the
"Record Date" will be the last business day of the month preceding the

                                     S-100

month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the
Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of
Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the
"Certificate Account") as described in the Pooling and Servicing Agreement. The
Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans
(including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged
Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation
Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.
Notwithstanding the foregoing, collections on the AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related Intercreditor
Agreement.

     The Paying Agent is required to establish and maintain accounts (the
"Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account",
each of which may be sub-accounts of a single account (collectively, the
"Distribution Account")), in the name of the Trustee and for the benefit of the
Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the
Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and
Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the
Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest
Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master
Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis
(collectively, the "Withheld Loans"), in an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic
Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld
Amounts"). On the Master Servicer Remittance Date occurring each March, the
Paying Agent will be required to withdraw from the Interest Reserve Account an amount

                                     S-101

equal to the Withheld Amounts from the preceding January (if applicable) and
February, if any, and deposit that amount into the Lower-Tier Distribution
Account.

     The Paying Agent is required to establish and maintain an "Excess Interest
Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S
Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest
Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the
"Gain on Sale Reserve Account"), which may be a sub-account of the Distribution
Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the
Certificates, such gains will be held and applied to offset future Collateral
Support Deficits, if any.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating
Agencies ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master
Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the
Interest Reserve Account, the Gain on Sale Reserve Account and the Excess
Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders
(other than the holders of the Class S Certificates) on each Distribution Date
(the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

          (x) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the
     Lower-Tier Distribution Account and, without duplication, the REO Account, as of the related Master Servicer Remittance Date, exclusive of (without duplication):

               (1) all scheduled payments of principal and/or interest (the
          "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

               (2) all unscheduled payments of principal (including
          prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

               (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

               (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

               (5) Excess Interest;

               (6) all Yield Maintenance Charges;

               (7) all amounts deposited in the Certificate Account, the
          Lower-Tier Distribution Account and, without duplication, the REO
          Account in error; and

               (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

                                     S-102

          (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders).
     See "Description of the Pooling Agreements--Certificate Account" in the
     prospectus; and

          (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier
     Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due
Period with respect to mortgage loans with their first due date in January 2005 will begin on the Cut-off Date of such mortgage loan.

     Notwithstanding the foregoing, in the event that the last day of a Due
Period (or applicable grace period) is not a business day, any Periodic
Payments received with respect to the mortgage loans relating to the related
Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate
Balances or Notional Amounts of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier
Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     first, to pay interest, concurrently, (i) on the Class A-1, Class A-2,
Class A-3, Class A-4 and Class A-5 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest
Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class
X-1 and Class X-2 Certificates, pro rata, from the portion of the Available
Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, without regard to
Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class of
Certificates for such Distribution Date;

     second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and
Class A-1A Certificates, in reduction of the Certificate Balances of those
Classes: (i)(A) to the Class A-1 Certificates, in an amount equal to the Group
1 Principal Distribution Amount and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution
Date, until the Class A-1 Certificates are reduced to zero, (B) to the Class
A-2 Certificates, in an amount equal to the Group 1 Principal Distribution
Amount (or the portion of it remaining after distributions on the Class A-1
Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class
A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, (C) to the Class A-3
Certificates, in an amount equal to the Group 1 Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A-1 and Class
A-2 Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the
Class A-1A, Class A-1 and Class A-2

                                     S-103

Certificates have been made on such Distribution Date, until the Class A-3
Certificates are reduced to zero, (D) to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3
Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class
A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such
Distribution Date, until the Class A-4 Certificates are reduced to zero and (E)
to the Class A-5 Certificates, in an amount equal to the Group 1 Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) and, after the
Class A-1A Certificates have been reduced to zero, the Group 2 Principal
Distribution Amount remaining after payments to the Class A-1A, Class A-1,
Class A-2, Class A-3 and Class A-4 Certificates have been made on such
Distribution Date, until the Class A-5 Certificates are reduced to zero and
(ii) to the Class A-1A Certificates, in an amount equal to the Group 2
Principal Distribution Amount and, after the Class A-5 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
Certificates have been made on such Distribution Date, until the Class A-1A
Certificates are reduced to zero;

     third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and
Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed
Collateral Support Deficit allocated to each Class), until all amounts of
Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fifth, following reduction of the Certificate Balances of the Class A
Certificates to zero, to the Class A-J Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     sixth, to the Class A-J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

     seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eighth, following reduction of the Certificate Balances of the Class A and
Class A-J Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A and Class
A-J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     ninth, to the Class B Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eleventh, following reduction of the Certificate Balances of the Class A,
Class A-J and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A, Class A-J and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twelfth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

                                     S-104

     fourteenth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B and Class C Certificates to zero, to the Class D
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B and Class C Certificates on
that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     fifteenth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     seventeenth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C and Class D Certificates to zero, to the Class E
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C and Class D
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     eighteenth, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twentieth, following reduction of the Certificate Balances of the Class A,
Class A-J, Class B, Class C, Class D and Class E Certificates to zero, to the
Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D and
Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-first, to the Class F Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-third, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates to
zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C,
Class D, Class E and Class F Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     twenty-fourth, to the Class G Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-sixth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G
Certificates to zero, to the Class H Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J,
Class B, Class C, Class D, Class E, Class F and Class G Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-seventh, to the Class H Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

                                     S-105

     twenty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-ninth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates to zero, to the Class J Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates
on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirtieth, to the Class J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-first, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-second, following reduction of the Certificate Balances of the
Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
H and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution
Amount (or the portion of it remaining after distributions on the Class A,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and
Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-third, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-fourth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-fifth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
H, Class J and Class K Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     thirty-sixth, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-seventh, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-eighth, following reduction of the Certificate Balances of the
Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
H, Class J, Class K and Class L Certificates to zero, to the Class M
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K and Class L Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-ninth, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     fortieth, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-first, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L and Class M Certificates to

                                     S-106

zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and
Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     forty-second, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     forty-third, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-fourth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M and Class N Certificates to zero, to the
Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     forty-fifth, to the Class P Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     forty-sixth, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-seventh, following reduction of the Certificate Balances of the
Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
H, Class J, Class K, Class L, Class M, Class N and Class P Certificates to
zero, to the Class Q Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N and Class P Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     forty-eighth, to the Class Q Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full;

     forty-ninth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fiftieth, following reduction of the Certificate Balances of the Class A,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class P and Class Q Certificates to
zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class P and Class Q Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     fifty-first, to the Class NR Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     fifty-second, to the Class R Certificates, the amount, if any, of the
Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier
Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in
respect of which a reimbursement is made.

                                     S-107

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the
Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the
"Cross-Over Date"), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-2,
Class A-3, Class A-4, Class A-5 and Class A-1A Certificates without regard to the priorities set forth above and without regard to Loan Group.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates (other than the Class S and the Residual
Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 3.7650%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 4.2230%.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 4.5450%.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 4.6570%.

     The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to 4.8780%.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 4.8180%.

     The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to 4.9220%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 4.9610%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 4.9810%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to 5.0110%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to 5.0440%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate minus 0.2530%.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal the WAC Rate minus 0.0150%

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 4.6800%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 4.6800%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 4.6800%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 4.6800%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 4.6800%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class Q Certificates is a per annum rate equal to 4.6800%, subject to a maximum rate equal to the WAC Rate.

                                     S-108

     The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to 4.6800%, subject to a maximum rate equal to the WAC Rate.

     The Pass Through Rate applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately 0.0467%
and 0.5574% per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution
Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the
"Class X-1 Components") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance
Certificates. In general, the Certificate Balance of each Class of Principal
Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate
Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates,
and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in December 2011, the "Class X-1 Strip Rate" for each
Class X-1 Component will be calculated as follows:

          (a) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates, and if the
     Certificate Balance also constitutes, in its entirety, a Class X-2
     Component immediately prior to the Distribution Date, then the applicable
     Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class F, Class G,
     Class H and Class J Certificates, the sum of (i) the Class X-2 Strip Rate
     for the applicable Class X-2 Component and (ii) the Pass-Through Rate in
     effect for the Distribution Date for the applicable Class of Principal
     Balance Certificates and (y) for each other Class of Principal Balance
     Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates;

          (b) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution
     Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class F, Class G, Class H and Class J Certificates, the sum
     of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and
     (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other
     Class of Principal Balance Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates;

          (c) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates, and if the
     Certificate Balance does not, in whole or in part, also constitute a Class
     X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the
     WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance
     Certificates; and

          (d) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component

                                     S-109

     immediately prior to the Distribution Date, then the applicable Class X-1
     Strip Rate will equal the excess, if any, of (a) the WAC Rate for the
     Distribution Date, over (b) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates.

     For each Distribution Date after the Distribution Date in December 2011, the Certificate Balance of each Class of Principal Balance Certificates will constitute one or more separate Class X-1 Components, and the applicable Class
X-1 Strip Rate with respect to each such Class X-1 Component for each
Distribution Date will equal the excess, if any, of (a) the WAC Rate for the
Distribution Date, over (b) the Pass-Through Rate in effect for the
Distribution Date for the Class of Principal Balance Certificates whose
Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each
Distribution Date through and including the Distribution Date in December 2011, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a
"Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date).
Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates.
If all or a designated portion of the Certificate Balance of any Class of
Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2
Components for purposes of calculating the Pass-Through Rate of the Class X-2
Certificates. For each Distribution Date through and including the Distribution
Date in December 2011, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

          (x) with respect to the Class F, Class G, Class H and Class J
     Certificates, the lesser of:

               (a) the Class X-2 Fixed Strip Rate (as defined in the table below), and

               (b) the WAC Rate for such Distribution Date less the Pass-Through
          Rate in effect on such Distribution Date for the Class of Principal
          Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2
          Component, and

          (y) with respect to each other Class of Principal Balance
     Certificates, the excess, if any, of:

               (a) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution
          Date, over

               (b) the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such
          Class X-2 Component.

     After the Distribution Date in December 2011, the Class X-2 Certificates
will cease to accrue interest and will have a 0% Pass-Through Rate.

   CLASS X-2 COMPONENT RELATING TO THE          CLASS X-2
 FOLLOWING PRINCIPAL BALANCE CERTIFICATE     FIXED STRIP RATE
-----------------------------------------   -----------------

Class F .................................          0.223%
Class G .................................          0.000%
Class H .................................          0.000%
Class J .................................          0.000%

     The Pass-Through Rate on each Class of Offered Certificates for the first
Distribution Date is expected to be as set forth on page S-108 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their

                                     S-110

respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding
Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time, less the related Administrative Cost
Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the
Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related
Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in
January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related
Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of
Certificates (other than the Class S and Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any
Class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate
Interest in respect of that Class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than the Class S and Residual Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that
Distribution Date occurs and will be calculated assuming that each month has 30 days and each year has 360 days.

     The "Distributable Certificate Interest" in respect of each Class of
Certificates (other than the Class S Certificates and the Residual
Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates for that
Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment
Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master
Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest
Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of Certificates (other than the Class S Certificates, the Residual

                                     S-111

Certificates and the Class X Certificates) will equal the product of (a) the
Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Class S Certificates, the Residual Certificates and the Class X Certificates) for the related
Distribution Date.

     Principal Distribution Amount. So long as both the Class A-5 and Class
A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis.
On each Distribution Date after the Certificate Balance of either the Class A-5 or Class A-1A Certificates has been reduced to zero, a single Principal
Distribution Amount will be calculated in the aggregate for both Loan Groups.
The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b)
the Scheduled Principal Distribution Amount for that Distribution Date and (c)
the Unscheduled Principal Distribution Amount for that Distribution Date;
provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such
Distribution Date (provided, that in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution
Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (a) the Group 1 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 1 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the
Group 1 Principal Distribution Amount for that Distribution Date, (ii)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the
Group 1 Principal Distribution Amount for that Distribution Date and (iii)
following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, plus interest on such Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution
Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, that in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the
Distribution Date related to the period in which such recovery occurs).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (a) the Group 2 Principal Shortfall for that
Distribution Date, (b) the Scheduled

                                     S-112

Principal Distribution Amount for Loan Group 2 for that Distribution Date and
(c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that
Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of
(i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in
Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that
Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution
Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable
Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal
Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution
Date (provided, further, that in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 2 Principal Distribution
Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments
(excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to
Certificateholders on a preceding Distribution Date, prior to the related Due
Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination
Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master
Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal
Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the
Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer
Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan, with a due date occurring after the related
Determination Date, subsequent to the related due date) whether in the form of
Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such Liquidation Proceeds and
Insurance and Condemnation Proceeds shall be reduced by any unpaid Special
Servicing Fees,

                                     S-113

Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b)
interest on the Stated Principal Balance of that mortgage loan at its Mortgage
Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class P, Class Q and Class NR Certificates
on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
Certificates on the preceding Distribution Date. There will be no Group 1
Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the
Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain
Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal
Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of,
Collateral Support Deficit to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO
Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus,

                                     S-114

when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net
Mortgage Rate) and the same unpaid principal balance and Stated Principal
Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PREMIUMS

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered
Certificates (excluding the Class X-2 Certificates) and the Class A-1A, Class
F, Class G, Class H and Class J Certificates in the following manner: the holders of each Class of Offered Certificates (excluding the Class X-2
Certificates) and the Class A-1A, Class F, Class G, Class H and Class J
Certificates will be entitled to receive, with respect to the related Loan
Group, as applicable, on each Distribution Date an amount of Yield Maintenance
Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the
Certificates representing principal payments in respect of mortgage loans in
Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the
Base Interest Fraction for the related principal prepayment and such Class of
Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield
Maintenance Charges are distributable, the aggregate amount of such Yield
Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance
Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H and Class J Certificates is a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on such Class of Certificates and (ii) the Discount
Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i)
the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base
Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. See also "Risk Factors--Risks
Relating to Enforceability of Yield

                                     S-115

Maintenance Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default
Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered
Certificates is the Distribution Date on which the aggregate Certificate
Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

  CLASS DESIGNATION     ASSUMED FINAL DISTRIBUTION DATE
--------------------   --------------------------------

Class A-1 ..........          September 15, 2009
Class A-2 ..........            March 15, 2010
Class A-3 ..........          November 15, 2011
Class A-4 ..........            June 15, 2014
Class A-5 ..........          December 15, 2014
Class A-J ..........          December 15, 2014
Class X-2 ..........          December 15, 2011
Class B ............          December 15, 2014
Class C ............          December 15, 2014
Class D ............          December 15, 2014
Class E ............           January 15, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the
Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment
(including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be January 15, 2042, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o    the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class Q Certificates,

     o    the rights of the holders of the Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class P
          Certificates,

                                     S-116

     o    the rights of the holders of the Class P, Class Q and Class NR
          Certificates will be subordinated to the rights of the holders of the
          Class N Certificates,

     o    the rights of the holders of the Class N, Class P, Class Q and Class
          NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

     o    the rights of the holders of the Class M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o    the rights of the holders of the Class L, Class M, Class N, Class P,
          Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o    the rights of the holders of the Class K, Class L, Class M, Class N,
          Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o    the rights of the holders of the Class J, Class K, Class L, Class M,
          Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o    the rights of the holders of the Class H, Class J, Class K, Class L,
          Class M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o    the rights of the holders of the Class G, Class H, Class J, Class K,
          Class L, Class M, Class N, Class P, Class Q and Class NR Certificates
          will be subordinated to the rights of the holders of the Class F
          Certificates,

     o    the rights of the holders of the Class F, Class G, Class H, Class J,
          Class K, Class L, Class M, Class N, Class P, Class Q and Class NR
          Certificates will be subordinated to the rights of the holders of the
          Class E Certificates,

     o    the rights of the holders of the Class E, Class F, Class G, Class H,
          Class J, Class K, Class L, Class M, Class N, Class P, Class Q and
          Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o    the rights of the holders of the Class D, Class E, Class F, Class G,
          Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q
          and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o    the rights of the holders of the Class C, Class D, Class E, Class F,
          Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
          P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

                                     S-117

     o    the rights of the holders of the Class B, Class C, Class D, Class E,
          Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
          N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates, and

     o    the rights of the holders of the Class A-J, Class B, Class C, Class D,
          Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
          M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A
Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the
Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of principal equal to the entire Certificate Balance of each of those Classes of
Certificates.

     The protection afforded to the holders of the Class E certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C
Certificates by the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B
Certificates by the subordination of the Class C, Class D and Class E
Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J Certificates by the subordination of the Class B, Class C, Class
D and Class E Certificates and the Non-Offered Subordinate Certificates and to
the holders of the Senior Certificates by means of the subordination of the
Subordinate Certificates will be accomplished by the application of the
Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered
Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class
A-1A Certificates that are still outstanding, pro rata, without regard to Loan
Groups, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to
Loan Group 1, first to the Class A-1 Certificates until their Certificate
Balances have been reduced to zero, second to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, third to the Class A-3
Certificates until their Certificate Balances have been reduced to zero, fourth to the Class A-4 Certificates until their Certificate Balances have been reduced to zero, fifth to the Class A-5 Certificates until their Certificate
Balances have been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate
Balances have been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3, Class A-4 and
Class A-5 Certificates are still outstanding, first to the Class A-1
Certificates until their Certificate Balances have been reduced to zero, second to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, third to the Class A-3 Certificates until their Certificate
Balances have been reduced to zero, fourth to the Class A-4 Certificates until their Certificate Balances have been reduced to zero and, fifth to the Class
A-5 Certificates until their Certificate Balances have been reduced to zero.
Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and
Class A-1A Certificates, for so long as they are

                                     S-118

outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-5 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class
A-1A Certificates, the percentage interest in the trust fund evidenced by the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A
Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5 and Class A-1A Certificates by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5 and Class A-1A Certificates, the successive allocation on each
Distribution Date of the remaining Principal Distribution Amount to the Class
A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates and Class E Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of
Certificates (other than the Class S Certificates, the Class X Certificates and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (for purposes of this calculation only, the aggregate Stated Principal
Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, the Special
Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S, Class X and Residual Certificates)
after giving effect to distributions of principal on that Distribution Date
(any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of
Certificates as follows: to the Class NR, Class Q, Class P, Class N, Class M,
Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class
C, Class B and Class A-J Certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that Class has been reduced to zero. Following the reduction of the Certificate Balances of all
Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1,
Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A Certificates, pro
rata, without regard to Loan Groups (based upon their respective Certificate
Balances), until the remaining Certificate Balances of the Class A-1, Class
A-2, Class A-3, Class A-4, Class A-5 and Class A-1A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of
Certificates will be allocated among respective Certificates of the Class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the
Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans,
Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including

                                     S-119

certain reimbursements to the Trustee as described under "Description of the
Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Paying Agent as described under "Description of the Certificates--Paying Agent, Certificate Registrar and Authenticating Agent"
in this prospectus supplement, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling
Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in
the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain
Federal Income Tax Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.
Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its
Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated
Collateral Support Deficits are required thereafter to be made to a Class of
Offered Certificates in accordance with the payment priorities set forth in
"--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the
"Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances
(each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the
Available Distribution Amount for that Distribution Date, in an amount equal to
(but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans and any REO
Loan during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related
Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its
Assumed Scheduled Payment. The Master Servicer's obligations to make P&I
Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be.
However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance
Date and no interest will accrue on any P&I Advance made as a result of the
Master Servicer holding any principal or interest payments in connection with any dispute, claim or offset. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing
Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I
Advance for default interest, Yield Maintenance Charges, prepayment premiums or
Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related
Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that loan for the related Distribution
Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of

                                     S-120

which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related
Distribution Date.

     In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer will have the option, (with respect to emergency advances) (in each case, subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or
REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged
Property. To the extent that the Master Servicer fails to make a Servicing
Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation
Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan
("Related Proceeds"). Notwithstanding the foregoing, none of the Master
Servicer, the Special Servicer or the Trustee will be obligated to make any
Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a
"Nonrecoverable Advance"). Each of the Master Servicer, the Special Servicer
and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer or the Special Servicer. If the funds in the Certificate
Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months;
provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. Each of the Master Servicer, the Special Servicer and the
Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such
Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections on the mortgage loans in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable
Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of

                                     S-121

Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan
Group). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination. In making such non-recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider
(among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders, the Master Servicer and the
Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer or the Special
Servicer, as applicable, and the Master Servicer shall be entitled to rely conclusively on any non-recoverability determination of the Special Servicer.
Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made on any Subordinate
Companion Loan. Any requirement of the Master Servicer, Special Servicer or
Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See "Description of the
Certificates--Advances in Respect of Delinquencies" and "Description of the
Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master
Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the
Certificate Account, interest at the Prime Rate (the "Reimbursement Rate")
accrued on the amount of the Advance from the date made to but not including the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the
Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in this prospectus supplement and "Description of the
Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan, an Appraisal Reduction is required to be calculated. An "Appraisal
Reduction Event" will occur on the earliest of:

                                     S-122

          (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special
     Servicer;

          (3) the date on which a receiver has been appointed;

          (4) 60 days after a borrower declares bankruptcy;

          (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

          (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan; and

          (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all Classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer, as of the first Determination Date that is at least ten Business Days following the date the Special Servicer receives and delivers to the Master Servicer such appraisal equal to the excess of (a) the
Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan
(together with any other mortgage loan cross-collateralized with such loan)
with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all
Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and
(z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the tenth Business Day following delivery to the Master Servicer of the MAI appraisal or the completion of the valuation, the Master Servicer will be required to calculate and report to the
Directing Certificateholder, the Master Servicer and the Paying Agent, the
Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Master Servicer has not received any required
MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

     Notwithstanding the foregoing, with respect to the 345 Park Avenue South
Loan Pair, the Directing Certificateholder will not initially be entitled to exercise all the rights set forth in this

                                     S-123

section. Rather, the holder of the 345 Park Avenue South Subordinate Companion
Loan will initially be entitled to exercise certain of such rights as described under "Description of the Mortgage Pool--AB Mortgage Loan Pairs" in this prospectus supplement.

     With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the outstanding principal balance of the AB Mortgage Loan and the related Subordinate Companion Loan, and all resulting Appraisal
Reductions will be allocated to the related Subordinate Companion Loan prior to being allocated to the AB Mortgage Loan.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of
Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class Q Certificates, then to the Class P Certificates, then to the
Class N Certificates, then to the Class M Certificates, then to the Class L
Certificates, then to the Class K Certificates, then to the Class J
Certificates, then to the Class H Certificates, then to the Class G
Certificates, then to the Class F Certificates, then to the Class E
Certificates, then to the Class D Certificates, then to the Class C
Certificates, then to the Class B Certificates and then to the Class A-J
Certificates). See "--Advances" above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive
Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal
(which may be an update of a prior appraisal), the cost of which will be a
Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Master Servicer is required to redetermine and report to the Directing Certificateholder, the Special Servicer, the
Trustee and the Paying Agent, the recalculated amount of the Appraisal
Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the
Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer
may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, each
Rating Agency, the Trustee and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be
Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a
"Statement to Certificateholders") based upon information provided by the
Master Servicer in accordance with the Commercial Mortgage Securities
Association (or any successor organization reasonably acceptable to the Master
Servicer and the Paying Agent) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate
     Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable
     Certificate Interest;

                                     S-124

       (3) the aggregate amount of P&I Advances made in respect of the
    Distribution Date;

       (4) the aggregate amount of compensation paid to the Trustee and the
    Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution
    Date;

       (5) the aggregate Stated Principal Balance of the mortgage loans and any
    REO Loans outstanding immediately before and immediately after the
    Distribution Date;

       (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

       (7) the number and aggregate principal balance of mortgage loans (A)
    delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an
    REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

       (8) the value of any REO Property included in the trust fund as of the
    Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

       (9) the Available Distribution Amount for the Distribution Date;

       (10)  the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance
     Charges;

       (11) the Pass-Through Rate for each Class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

       (12) the Scheduled Principal Distribution Amount and the Unscheduled
     Principal Distribution Amount for the Distribution Date;

       (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the
     Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the
     Distribution Date;

       (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional
     Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

       (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal
     Reduction effected in connection with such Distribution Date;

       (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

       (17) the amount of any remaining unpaid interest shortfalls for each
     Class of Certificates as of the Distribution Date;

       (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

       (19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution
     Date, as of the Cut-off Date);

       (20) all deposits into, withdrawals from, and the balance of the
     Interest Reserve Account on the related Master Servicer Remittance Date;

                                     S-125

          (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral
     Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing
     Standards, that all payments or recoveries with respect to the Mortgaged
     Property have been ultimately recovered since the previous Determination
     Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the
     Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

          (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

          (27) the original and then-current credit support levels for each
     Class of Certificates;

          (28) the original and then-current ratings for each Class of
     Certificates;

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

          (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution
     Date, as of the Cut-off Date).

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.jpmorgan.com/sfr. In addition, the Paying Agent may make certain other information and reports
(including the collection of reports specified by The Commercial Mortgage
Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) known as the "CMSA Investor Reporting
Package") related to the mortgage loans available, to the extent that the
Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the
Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing
Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or

                                     S-126

entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10)
above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg,
L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual Operating Statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the
Special Servicer, the Master Servicer, the Directing Certificateholder, each
Rating Agency, any designee of the Depositor or any other person to whom the
Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the
     Paying Agent in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the
Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer
will use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating
Statements, rent rolls and financial statements.

                                     S-127

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing
Agreement, to provide certain of the reports or, in the case of the Master
Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any
Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate
Owner or any prospective investor so identified by a Certificate Owner or an
Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants.
Conveyance of notices and other communications by DTC to Participants, and by
Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master
Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor
are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the
Certificate Registrar. The initial registered holder of the Offered
Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and
Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the
Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all
Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R or Class LR
Certificates will be entitled to any Voting Rights. For purposes of determining
Voting Rights, the Certificate Balance of each Class (other than the Class S
Certificates) will not be reduced by the amount allocated to that Class of any
Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a
Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective
Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting
Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement;
provided, however, that the restrictions will not apply to the exercise of the
Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto,
(2) the voluntary exchange of all the then outstanding certificates (other than

                                     S-128

the Class S and the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates
(other than the Class S and the Residual Certificates) and (c) the Master
Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR
Certificates, in that order of priority. Written notice of termination of the
Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master
Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2)
the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the
Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out of pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the
Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated
Principal Balance of the pool of mortgage loans be less than 1% of the Initial
Pool Balance. The voluntary exchange of Certificates, including the Class X
Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one
Certificateholder who must voluntarily participate and the Master Servicer must consent to the exchange.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the
holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the
Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the
Special Servicer, the Master Servicer or the holders of the Class LR
Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank, N.A., a national banking association with offices located in Minneapolis, Minnesota, will act as Trustee on behalf of the
Certificateholders. The corporate trust office of the Trustee is located at
9062 Old Annapolis Road, Columbia, Maryland 21045, ATTN: Corporate Trust
Services (CMBS)--J.P. Morgan Chase Commercial Mortgage Securities Corp., Series
2004-C3. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.00145% per annum (the "Trustee Fee Rate") and the
Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the

                                     S-129

Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate.
In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the
Trustee in accordance with any of the provisions of the Pooling and Servicing
Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling
Agreements--The Trustee," "--Duties of the Trustee", "--Certain Matters
Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the
prospectus.

                                     S-130

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties.
The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing
Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the
Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the Master Servicer will remain primarily responsible for the servicing of those mortgage loans). Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special
Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer will be required to service and administer the mortgage loans for which it is obligated to service and administer, as an independent contractor, pursuant to the Pooling and Servicing Agreement on behalf of the trust and in the best interests of and for the benefit of
Certificateholders (as determined by the Master Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the
Pooling and Servicing Agreement and the terms of the respective mortgage loans
(and in the case of each AB Mortgage Loan or mezzanine loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, further as follows: (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the mortgage loans, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

          (A) any relationship that the Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

          (B) the ownership of any Certificate or, if applicable, a Subordinate
     Companion Loan, by the Master Servicer or any of its affiliates, as the case may be;

          (C) the Master Servicer's obligation to make Advances; and

          (D) the right of the Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the
     "Master Servicer Servicing Standards").

     The Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Mortgage Loan or mezzanine loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Special Servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer, in either case, with a view to the maximization of recovery of

                                     S-131

principal and interest on a net present value basis on the mortgage loans or
Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each AB Mortgage Loan, the holder of the related Subordinate Companion Loan (as a collective whole)), but without regard to:

          (A) any relationship that the Special Servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing
     Agreement;

          (B) the ownership of any Certificate or, if applicable, a Subordinate
     Companion Loan, by the Special Servicer or any of its affiliates;

          (C) the Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

          (D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer; and

          (E) any debt that the Special Servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Special Servicer Servicing Standards").

     "Servicing Standards" means (i) with respect to the Master Servicer, the
Master Servicer Servicing Standards and (ii) with respect to the Special
Servicer, the Special Servicer Servicing Standards.

     Except as otherwise described under "--Inspections; Collection of
Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans
(including each AB Mortgage Loan). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (and any related Subordinate Companion Loan):

          (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date;

          (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of each AB Mortgage Loan, the holder of the related Subordinate
     Companion Loan cures such delinquency);

          (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

          (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged
     Property;

          (5) as to which, in the judgment of the Master Servicer or Special
     Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

          (6) as to which a default of which the Master Servicer has notice
     (other than a failure by the related borrower to pay principal or interest)
     and which the Master Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the
     Certificateholders (or, with respect to each AB Mortgage Loan, the interest of the holder of the related Subordinate Companion Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents,

                                     S-132

     other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special
Servicer), (x) make certain calculations with respect to the mortgage loan, (y)
make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO
Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Subordinate
Companion Loans) serviced by the Special Servicer and any mortgage loans
(including the Subordinate Companion Loans) that have become REO Loans are referred to in this prospectus supplement as the "Specially Serviced Mortgage
Loans." If any Subordinate Companion Loan becomes specially serviced, then the related AB Mortgage Loan will become a Specially Serviced Mortgage Loan. If any
AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related
Subordinate Companion Loan will become a Specially Serviced Mortgaged Loan. The
Master Servicer will have no responsibility for the performance by the Special
Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the
Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset
Status Report") for each mortgage loan which becomes a Specially Serviced
Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Master
Servicer, the Trustee (upon request), the Paying Agent and each Rating Agency.
If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing
Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the
Directing Certificateholder disapproves the Asset Status Report and the Special
Servicer has not made the affirmative determination described above, the
Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status
Report until the Directing Certificateholder fails to disapprove the revised
Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the
Certificateholders; provided, however, in the event that the Directing
Certificateholder and the Special Servicer have not agreed upon an Asset Status
Report with respect to a Specially Serviced Mortgage Loan within 90 days of the
Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

     Notwithstanding the foregoing, with respect to the 345 Park Avenue South
Loan Pair, the Directing Certificateholder will not initially be entitled to exercise all the rights set forth in this section. Rather, the holder of the
345 Park Avenue South Subordinate Companion Loan will initially be entitled to exercise certain of such rights as described under "Description of the Mortgage
Pool--AB Mortgage Loan Pairs" in this prospectus supplement.

                                     S-133

THE DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will be entitled to advise the Master
Servicer (with respect to the mortgage loans with a principal balance of
$2,500,000 or more) or the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing
Agreement and, except as otherwise described below, the Master Servicer or the
Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action
(provided, that if such written objection has not been received by the Master
Servicer or the Special Servicer, as applicable, within the ten day period, the
Directing Certificateholder will be deemed to have approved such action):

     (i)  any proposed or actual foreclosure upon or comparable conversion
          (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

     (ii) any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

    (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination; Retirement of
          Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

     (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

     (v)  any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan and there is no material lender discretion;

     (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Specially Serviced Mortgage Loan or a non-Specially
          Serviced Mortgage Loan with a principal balance greater than or equal to $2,500,000 or any consent to such a waiver;

    (vii) any management company changes or franchise changes with respect to a mortgage loan for which the Master Servicer is required to consent or approve;

   (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, in an amount greater than or equal to $1,500,000, other than required pursuant to the specific terms of the mortgage loan and there is no material lender discretion;

     (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

     (x)  any determination of an Acceptable Insurance Default;

provided, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the
Certificateholders (as a collective whole), the Master Servicer or the Special
Servicer, as applicable, may take any such action without waiting for the
Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Master
Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the Master Servicer and/or the
Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related loan documents, the
Pooling and Servicing Agreement, including the Servicing Standards, or the
REMIC Provisions (and, with respect to any AB Mortgage Loan, subject

                                     S-134

to the rights of the holder of the related Subordinate Companion Loan as described under "Description of the Mortgage Pool--AB Mortgage Loan Pairs" in
this prospectus supplement).

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Certificate
Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a
majority of the Controlling Class Certificateholders, by Certificate Balance,
that a Directing Certificateholder is no longer designated, the Controlling
Class Certificateholder that owns
the largest aggregate Certificate Balance of the Controlling Class will be the
Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial
Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The
Controlling Class as of the Closing Date will be the Class NR Certificates.

     Neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the
Directing Certificateholder that would cause either the Master Servicer or the
Special Servicer to violate applicable law, the related loan documents, the
Pooling and Servicing Agreement, including the Servicing Standards, or the
REMIC Provisions.

     Notwithstanding the foregoing, with respect to the 345 Park Avenue South
Loan Pair, the Directing Certificateholder will not be initially entitled to exercise all the rights set forth in this Section. Rather, the holder of the
345 Park Avenue South Subordinate Companion Loan will initially be entitled to exercise certain of such rights as described under the related Intercreditor
Agreement and "Description of the Mortgage Pool--AB Mortgage Loan Pairs" in
this prospectus supplement.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Directing Certificateholder:

          (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

          (b) may act solely in the interests of the holders of the Controlling
     Class,

          (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class,

          (d) may take actions that favor the interests of the holders of the
     Controlling Class over the interests of the holders of one or more other
     Classes of Certificates,

          (e) will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

                                     S-135

          (f) will have no liability whatsoever for having so acted and that no
     Certificateholder may take any action whatsoever against the Directing
     Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

     Generally, the holders of the Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the
Directing Certificateholder described above.

THE MASTER SERVICER

     Midland Loan Services, Inc. ("Midland") will initially be appointed as the
Master Servicer of the mortgage loans. Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association. Midland's address is
10851 Mastin, Suite 700, Building 82, Overland Park, Kansas 66210.

     As of September 30, 2004, Midland was servicing approximately 13,815 commercial and multifamily loans with a total principal balance of approximately $92.6 billion. The collateral for these loans is located in all fifty states, the District of Columbia, Puerto Rico, Guam and Canada.
Approximately 9,413 of the loans, with a total principal balance of approximately $69.0 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     Midland Loan Services, Inc., is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's Investors Service,
Inc., Fitch and S&P and has received the highest rankings as a master, primary and special servicer from Fitch and S&P.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight (Registered Trademark) , that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services.
Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight (Registered
Trademark)  through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight (Registered Trademark) . Specific questions about portfolio, loan and property performance may be sent to Midland via
e-mail at askmidland@midlandls.com.

     The information set forth in this prospectus supplement concerning the
Master Servicer has been provided by the Master Servicer and neither the
Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Master Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing
Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

THE SPECIAL SERVICER

     J.E. Robert Company, Inc. ("JER"), a Virginia corporation, will be responsible for servicing the Specially Serviced Mortgage Loans and REO
Properties. JER is a privately owned company whose principal offices are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102. JER has
additional regional offices in Dallas, Texas, North Haven, Connecticut, Los
Angeles, California, Chicago, Illinois and New York, New York and international offices in Paris, London and Mexico City. The principal business of JER is real estate investment and asset management of distressed and underperforming real estate loans secured by real estate and related assets. Since its founding in
1981, JER has been a large asset manager for both the private and government sectors, having managed over $30 billion in book value of real estate and real estate debt. As of June 30, 2004 as a special servicer since its inception, JER has been engaged on 31 transactions

                                     S-136

covering over $11.5 billion in book value and has been assigned over 1,700 loans under its special servicing capacity. JER has also been an active investor in non-investment grade commercial mortgage-backed securities, having acquired subordinate securities in excess of $530 million. As of December 31,
2003, JER and its affiliates were managing portfolios of approximately $1.6 billion comprised of real estate loans and real estate owned assets.

     The information set forth in this prospectus supplement concerning the
Special Servicer has been provided by the Special Servicer, and neither the
Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided, that each
Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans and the
Subordinate Companion Loans, and will accrue at a rate (the "Servicing Fee
Rate"), equal to a per annum rate ranging from 0.04% to 0.14%. As of the
Cut-off Date the weighted average Servicing Fee Rate will be 0.0488% per annum.
Pursuant to the terms of the Pooling and Servicing Agreement, Midland will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan and Subordinate Companion Loan notwithstanding any termination or resignation of Midland as Master Servicer; provided, that Midland may not retain any portion of the Servicing Fee to the extent required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its right to receive such portion of the Servicing Fee to another party. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and the Subordinate Companion Loans that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans and the related Subordinate
Companion Loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or the related Subordinate Companion Loans since the Closing Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in
Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the
Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and the Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the Subordinate Companion
Loans. The Servicing Fee for each mortgage loan is included in the
Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any
Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a
30/360 Basis for purposes of calculating the Net Mortgage Rate. With respect to the Subordinate Companion Loans, the Servicing Fee, if any, will be computed as provided in the related Intercreditor Agreement.

                                     S-137

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special
Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation
Proceeds and then from general collections on all the mortgage loans and any
REO Properties in the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan.
The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially
Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a
Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected
Mortgage Loan as a result of the borrower making such three consecutive timely
Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially
Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any
Specially Serviced Mortgage Loan or REO Property as to which the Special
Servicer receives any Liquidation Proceeds or Insurance and Condemnation
Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate"
of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or substitution or, if such repurchase or substitution occurs after such time period, only if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced
Mortgage Loan by the majority holder of the Controlling Class (or with respect to each AB Mortgage Loan, the holder of the related Subordinate Companion Loan, provided, that the purchase occurs within the time period provided in the related Intercreditor Agreement), the Special Servicer or the Master Servicer,
(iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of any AB Mortgage Loan by the holder of the related Subordinate Companion Loan or
(v) the purchase of any loan by a related mezzanine lender; provided, that a
Liquidation Fee will be payable with respect to any purchase by a mezzanine lender if such purchase by the related mezzanine lender does not occur within
60

                                     S-138

days following the date the related mortgage loan becomes a Specially Serviced
Mortgage Loan. The Special Servicer may not receive a Workout Fee and a
Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not
Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The
Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special
Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under
"Description of the Certificates--Advances," the Master Servicer and the
Special Servicer, as applicable will be entitled to receive interest on
Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing
Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the
Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess."
Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment
Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by
Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating
Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans for the related
Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing
Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such
Due Period, calculated at 0.01% per annum,

                                     S-139

and (B) all Prepayment Interest Excesses received by the Master Servicer during such Due Period. If a Prepayment Interest Shortfall occurs as a result of the
Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than
(X) subsequent to a default under the related mortgage loan documents, (Y)
pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder or the Special Servicer), then, for purposes of calculating the Compensating Interest Payment for the related
Distribution Date, the amount in clause (ii) above shall be the aggregate of
(A) all Servicing Fees for such Due Period, (B) all Prepayment Interest
Excesses and (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest
Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the
Servicing Standards, the Master Servicer or the Special Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default
(as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master
Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special
Servicer in accordance with the Servicing Standards; provided, that the Master
Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an
Acceptable Insurance Default; provided, further, that the Master Servicer shall not itself be required to maintain any insurance coverage with respect to a
Mortgaged Property that is not available at commercially reasonable rates (and the Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a
Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the
Master Servicer will be required to use efforts consistent with the Servicing
Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing
Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related
Mortgaged Property contain

                                     S-140

exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional
Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause
(B) above. If the Special Servicer determines in accordance with the Servicing
Standards that such failure is not an Acceptable Insurance Default, the Special
Servicer will be required to notify the Master Servicer and the Master Servicer will be required to cause such insurance to be maintained. If the Special
Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of
December 29, 2004, as to which default the Master Servicer and the Special
Servicer may forbear taking any enforcement action; provided, that the Special
Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and after consultation with the
Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate;
provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination, consistent with the
Servicing Standards, that exigent circumstances do not allow the Special
Servicer to consult with the Directing Certificateholder, the Special Servicer will not be required to do so. Each of the Master Servicer and the Special
Servicer shall be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the Certificate Account as a Servicing Advance.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the
REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the
Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special
Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of
1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard

                                     S-141

insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and
REO Properties. Any losses incurred with respect to mortgage loans or REO
Properties due to uninsured risks (including earthquakes, mudflows and floods)
or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. Any cost incurred by the Master Servicer or Special
Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing
Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any
Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special
Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the
Certificateholders (the "REO Account") or advanced by the Master Servicer as a
Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or
Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to
FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master
Servicer) may not waive, modify or amend (or consent to waive, modify or amend)
any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and
Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Master Servicer will not be permitted under the
Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing
Agreement. The Special Servicer will have the sole authority to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced
Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related
Subordinate Companion Loan to consent to such modification, waiver or amendment).

     The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced
Mortgage Loan if that modification, waiver or amendment would:

                                     S-142

          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the
     Rated Final Distribution Date and (B) if the Specially Serviced Mortgage
     Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing
     Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

          (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and
Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or
Classes (other than the Class S Certificates and the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the applicable
Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to
Certificateholders; Certain Available Information" in this prospectus supplement.

     The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced
Mortgage Loan, the Special Servicer will be required to order an appraisal
(which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special
Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the
Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the
Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, the purchase right of the holder of the related
Subordinate Companion Loan, and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase rights of the holders of the mezzanine debt described under any related intercreditor agreement)) at a price (the
"Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the
Controlling Class Certificateholder), plus (d) all related unreimbursed
Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any

                                     S-143

unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special
Servicer, if the Special Servicer has made such fair value determination. The
Certificateholder holding the largest aggregate Certificate Balance of the
Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing
Agreement, including workout and foreclosure, consistent with the Servicing
Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Pair, the purchase of an
AB Mortgage Loan by the holder of the related Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special
Servicer, or any of their respective affiliates (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

     The Purchase Option with respect to each AB Mortgage Loan is subject to the right of the holder of the related Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement and "Description of the
Mortgage Pool--AB Mortgage Loan Pairs--The 345 Park Avenue South Loan Pair" and
"--The Moorings at Mesa Cove Apartments Loan Pair" in this prospectus supplement.

     If title to any Mortgaged Property is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund, will be required to sell the
Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the
"IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier
REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier
REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any
Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any
Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section
860G(a)(8) at all times and that the

                                     S-144

sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10%
completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special
Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged
Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a
Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to
Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain
Federal Income Tax Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer, Special
Servicer, the Paying Agent or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, Paying Agent the Master Servicer and/or the Special
Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation
Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage

                                     S-145

loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special
Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master
Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed
(at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note on an annual basis commencing in calendar year 2005 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Master Servicer will not be required to perform or cause to be performed such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related
Mortgaged Property as soon as practicable after the mortgage loan becomes a
Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed from the Certificate Account as an expense of the trust fund, and, in the case of any AB Mortgage Loan, as an expense of the holder of the related Subordinate Companion Loan to the extent provided by the related Intercreditor Agreement). The Special Servicer or the Master Servicer,
as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the
Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged
Property.

     With respect to each mortgage loan that requires the borrower to deliver
Operating Statements, the Special Servicer or the Master Servicer, as
applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating
Statements required to be delivered will in fact be delivered, nor is the
Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying
Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the
Certificates--Reports to Certificateholders; Certain Available Information" in
this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the
Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any
Class of Certificates; and the approval of such successor by the Directing
Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer,

                                     S-146

as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master
Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special
Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the
Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer (or the Special Servicer's
members and managers), the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the
Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special
Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the
Certificateholders (and in the case of any AB Mortgage Loan, the rights of the
Certificateholders and the holder of the related Subordinate Companion Loan (as a collective whole)) under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement.
Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the
Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the
Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the
Special Servicer may have other normal business relationships with the
Depositor or the Depositor's affiliates.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies

                                     S-147

available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying
     Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New
     York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO
     Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate
     Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and
     Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master
     Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special
     Servicer, as the case may be, by any other party to the Pooling and
     Servicing Agreement, or to the Master Servicer or the Special Servicer, as
     the case may be, with a copy to each other party to the related Pooling and
     Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that
     30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty in the Pooling and Servicing
     Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special
     Servicer, as the case may be, by the Depositor, the Paying Agent or the
     Trustee, or to the Master Servicer, the Special Servicer, the Depositor,
     the Paying Agent and the Trustee by the Certificateholders of any Class,
     evidencing as to that Class, Percentage Interests aggregating not less than
     25%; provided, however, if that breach is capable of being cured and the
     Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) Moody's places its ratings on any Class of Certificates on a
     "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or material factor in such rating action and such "watch" status is not rescinded within 90 days (or such longer period as would not, as confirmed by

                                     S-148

     Moody's in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody's to the Certificates);

          (g) Moody's downgrades the then-current ratings of any Class of
     Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a material factor in such downgrade;

          (h) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer list or special servicer list, as applicable, within 30 days of such removal; or

          (i) the Trustee has received a written notice from Fitch (which the
     Trustee is required to promptly forward to the Master Servicer or the
     Special Servicer, as applicable), to the effect that if the Master Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master
     Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action; provided, the Master Servicer or the
     Special Servicer, as applicable, shall have ninety (90) days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed in writing by Fitch) prior to the replacement of the Master
     Servicer or the Special Servicer or the downgrade of any Class of
     Certificates.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the
Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the
Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or
Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master
Servicer or Special Servicer, as the case may be, under the Pooling and
Servicing Agreement and that has been approved by the Directing
Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Certificates or the
Pooling and Servicing Agreement unless the holder previously has given to the
Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing
Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the
Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

                                     S-149

AMENDMENT

    The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

       (a) to cure any ambiguity to the extent the ambiguity does not materially and adversely affect the interests of any Certificateholder;

       (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

       (c) to change the timing and/or nature of deposits in the Certificate
    Account, the Distribution Accounts or the REO Account, provided, that (A)
    the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any
    Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

       (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the
    Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii)
    to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee
    (see "Certain Federal Income Tax Consequences" and "Federal Income Tax
    Consequences for REMIC Certificates--Taxation of Residual
    Certificates--Tax-Related Restrictions on Transfer of Residual
    Certificates" in the prospectus);

       (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

       (f) to amend or supplement any provision of the Pooling and Servicing
    Agreement to the extent necessary to maintain the ratings assigned to each
    Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
    Certificates by such Rating Agency.

    Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase
Agreement without the consent of the applicable Mortgage Loan Seller.

    The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 662/3% of the aggregate
Percentage Interests constituting the Class for the purpose of

                                     S-150

adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a
Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a Subordinate Companion
Loan without the consent of such holder, (2) reduce the aforesaid percentage of
Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Subordinate Companion Loan, without the consent of the holders of all
Certificates of that Class then outstanding or the holder of the related
Subordinate Companion Loan, as applicable, (3) adversely affect the Voting
Rights of any Class of Certificates, without the consent of the holders of all
Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing
Standards without, in each case, the consent of 100% of the holders of
Certificates and the holder of the related Subordinate Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
Certificates by either Rating Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the
Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or
Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                                     S-151

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-2 Certificates, the Notional Amounts of the related Class X-2 Components) ; (3) the aggregate amount of distributions on the Certificate, or in the case of the Class X-2
Certificates, reduction of the Notional Amount of the Class X-2 Components as a
result of such distributions; and (4) the aggregate amount of Collateral
Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X-2 Certificates, in reduction of the Notional Amounts of the related Class X-2 Components) .

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of
Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates"
in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining
Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate
Balance thereof is reduced to zero; fourth, in respect of the Class A-4
Certificates until the Certificate Balance thereof is reduced to zero; and
fifth, in respect of the Class A-5 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-5 Certificates have been reduced to zero, any remaining Group
1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal
Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-J, Class B, Class C, Class
D and Class E Certificates and then the Non-Offered Certificates (other than the Class A-1A and Class X Certificates), in that order, in each case until the
Certificate Balance of such Class of Certificates is reduced to zero.
Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods,
Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5 and Class A-1A Certificates will generally be based upon the particular
Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
Certificates will be particularly sensitive to prepayments on mortgage loans in
Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. Furthermore, because the Class X-2 Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the
Notional Amounts of the related Class X-2 Components. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD
Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated

                                     S-152

Repayment Dates. The failure of a borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing
Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the
Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to
Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment
Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans.
Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted
Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A
Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the
Class X-2 Certificates, applied to reduce the Notional Amounts of the related
Class X-2 Components. An investor should consider, in the case of any Offered
Certificate (other than the Class X-2 Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher
(or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase)
in the rate of principal payments.

     Because the Notional Amount of the Class X-2 Certificates is based upon all or some of the outstanding principal balance of some of the other Classes of Certificates or applicable portions thereof, the yield to maturity on the
Class X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

     Principal prepayments on the mortgage loans may also affect the yield on the Class X-2, Class A-J, Class B, Class C, Class D and Class E Certificates
because each such Class of Certificates has a Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The
Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

                                     S-153

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the
Class NR, Class Q, Class P, Class N, Class M, Class L, Class K, Class J, Class
H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-J
Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the
Class A Certificates. Although losses will not be allocated to the Class X-2
Certificates directly, they will reduce the Notional Amount of the related
Class X-2 Components to the extent such losses are allocated to the related
Classes of Principal Balance Certificates, and therefore the Class X-2 Notional
Amount, which will reduce the yield on such Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout
Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the
Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and
"Description of the Mortgage Pool" in this prospectus supplement and "Risk
Factors" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield
Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and
Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield
Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the
Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then

                                     S-154

payable for that Class, the shortfall will be distributable to holders of that
Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and
Liquidation Proceeds. As described in this prospectus supplement, the Group 1
Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each
Distribution Date will generally be distributable first, in respect of the
Class A-1 Certificates until their Certificate Balance is reduced to zero, second, in respect of the Class A-2 Certificates until their Certificate
Balance is reduced to zero, third, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the
Class A-4 Certificates until their Certificate Balance is reduced to zero and fifth, in respect of the Class A-5 Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-5 Certificates have been reduced to zero, any remaining Group 1
Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-J, Class B,
Class C, Class D and Class E Certificates and then the Non-Offered Certificates
(other than the Class A-1A and Class X-1 Certificates), in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment
Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and
"12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in January 2005;

          (b) the Mortgage Rate in effect for each mortgage loan as of the
     Cut-off Date will remain in effect to the maturity date or the Anticipated
     Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special

                                     S-155

     Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of a
     Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan;

          (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable
     Lockout Period and/or Defeasance Period at the respective levels of CPR set forth in the tables;

          (e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

          (f) the Closing Date is December 29, 2004;

          (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

          (h) the Pass-Through Rates, initial Certificate Balances and initial
     Notional Amounts of the respective Classes of Certificates are as described in this prospectus supplement;

          (i) the Administrative Cost Rate is calculated on the Stated Principal
     Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans; and

          (j) the optional termination of the trust will not be exercised.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages.
Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each
Class of Offered Certificates and set forth the percentage of the initial
Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                                     S-156

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ...................           100             100             100             100             100
December 15, 2005 ....................            88              88              88              88              88
December 15, 2006 ....................            72              72              72              72              72
December 15, 2007 ....................            49              41              33              24              16
December 15, 2008 ....................            22               3               0               0               0
December 15, 2009 ....................             0               0               0               0               0
December 15, 2010 ....................             0               0               0               0               0
December 15, 2011 ....................             0               0               0               0               0
December 15, 2012 ....................             0               0               0               0               0
December 15, 2013 ....................             0               0               0               0               0
December 15, 2014 ....................             0               0               0               0               0
December 15, 2015 ....................             0               0               0               0               0
Weighted Average Life (years)(1)......          2.79            2.53            2.38            2.28            2.20
Estimated Month of First
 Principal ...........................     1/15/2005       1/15/2005       1/15/2005       1/15/2005       1/15/2005
Estimated Month of Maturity ..........     9/15/2009       1/15/2009       9/15/2008       6/15/2008       3/15/2008

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ....................           100             100             100             100             100
December 15, 2005 .....................           100             100             100             100             100
December 15, 2006 .....................           100             100             100             100             100
December 15, 2007 .....................           100             100             100             100             100
December 15, 2008 .....................           100             100              94              88              82
December 15, 2009 .....................            42              31              21              12               3
December 15, 2010 .....................             0               0               0               0               0
December 15, 2011 .....................             0               0               0               0               0
December 15, 2012 .....................             0               0               0               0               0
December 15, 2013 .....................             0               0               0               0               0
December 15, 2014 .....................             0               0               0               0               0
December 15, 2015 .....................             0               0               0               0               0
Weighted Average Life (years) (1)......          4.96            4.90            4.80            4.69            4.57
Estimated Month of First
 Principal ............................     9/15/2009       1/15/2009       9/15/2008       6/15/2008       3/15/2008
Estimated Month of Maturity ...........     3/15/2010       1/15/2010       1/15/2010       1/15/2010       1/15/2010

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                                     S-157

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ....................           100             100             100             100             100
December 15, 2005 .....................           100             100             100             100             100
December 15, 2006 .....................           100             100             100             100             100
December 15, 2007 .....................           100             100             100             100             100
December 15, 2008 .....................           100             100             100             100             100
December 15, 2009 .....................           100             100             100             100             100
December 15, 2010 .....................            95              85              77              69              62
December 15, 2011 .....................             0               0               0               0               0
December 15, 2012 .....................             0               0               0               0               0
December 15, 2013 .....................             0               0               0               0               0
December 15, 2014 .....................             0               0               0               0               0
December 15, 2015 .....................             0               0               0               0               0
Weighted Average Life (years) (1)......          6.77            6.61            6.45            6.31            6.18
Estimated Month of First
 Principal ............................     3/15/2010       1/15/2010       1/15/2010       1/15/2010       1/15/2010
Estimated Month of Maturity ...........    11/15/2011      11/15/2011      11/15/2011      11/15/2011      11/15/2011

----------
(1)   The weighted average life of the Class A-3 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                      0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
-------------------------------------- -------------- -------------- -------------- -------------- --------------

Initial Percentage ...................          100            100            100            100            100
December 15, 2005 ....................          100            100            100            100            100
December 15, 2006 ....................          100            100            100            100            100
December 15, 2007 ....................          100            100            100            100            100
December 15, 2008 ....................          100            100            100            100            100
December 15, 2009 ....................          100            100            100            100            100
December 15, 2010 ....................          100            100            100            100            100
December 15, 2011 ....................           38             35             33             31             30
December 15, 2012 ....................           26             23             20             18             16
December 15, 2013 ....................            8              4              1              0              0
December 15, 2014 ....................            0              0              0              0              0
December 15, 2015 ....................            0              0              0              0              0
Weighted Average Life (years) (1).....         7.49           7.41           7.35           7.30           7.25
Estimated Month of First
 Principal ...........................   11/15/2011     11/15/2011     11/15/2011     11/15/2011     11/15/2011
Estimated Month of Maturity ..........    6/15/2014      5/15/2014      2/15/2014     12/15/2013     12/15/2013

----------
(1)   The weighted average life of the Class A-4 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

                                     S-158

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-5 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                DATE                     0% CPR        3% CPR        6% CPR        9% CPR         12% CPR
------------------------------------ ------------- ------------- ------------- -------------- --------------

Initial Percentage .................         100           100           100            100            100
December 15, 2005 ..................         100           100           100            100            100
December 15, 2006 ..................         100           100           100            100            100
December 15, 2007 ..................         100           100           100            100            100
December 15, 2008 ..................         100           100           100            100            100
December 15, 2009 ..................         100           100           100            100            100
December 15, 2010 ..................         100           100           100            100            100
December 15, 2011 ..................         100           100           100            100            100
December 15, 2012 ..................         100           100           100            100            100
December 15, 2013 ..................         100           100           100             99             99
December 15, 2014 ..................           0             0             0              0              0
December 15, 2015 ..................           0             0             0              0              0
Weighted Average Life (years) (1)...        9.92          9.91          9.90           9.89           9.87
Estimated Month of First
 Principal .........................   6/15/2014     5/15/2014     2/15/2014     12/15/2013     12/15/2013
Estimated Month of Maturity ........  12/15/2014    12/15/2014    12/15/2014     12/15/2014     12/15/2014

----------
(1)   The weighted average life of the Class A-5 Certificates is determined by
       (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 Certificates to the related Distribution Date, (b) summing the results and (c)
       dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-J CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

                DATE                     0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
------------------------------------ -------------- -------------- -------------- -------------- --------------

Initial Percentage .................          100            100            100            100            100
December 15, 2005 ..................          100            100            100            100            100
December 15, 2006 ..................          100            100            100            100            100
December 15, 2007 ..................          100            100            100            100            100
December 15, 2008 ..................          100            100            100            100            100
December 15, 2009 ..................          100            100            100            100            100
December 15, 2010 ..................          100            100            100            100            100
December 15, 2011 ..................          100            100            100            100            100
December 15, 2012 ..................          100            100            100            100            100
December 15, 2013 ..................          100            100            100            100            100
December 15, 2014 ..................            0              0              0              0              0
December 15, 2015 ..................            0              0              0              0              0
Weighted Average Life (years) (1)...         9.96           9.96           9.96           9.96           9.96
Estimated Month of First
 Principal .........................   12/15/2014     12/15/2014     12/15/2014     12/15/2014     12/15/2014
Estimated Month of Maturity ........   12/15/2014     12/15/2014     12/15/2014     12/15/2014     12/15/2014

----------
(1)   The weighted average life of the Class A-J Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

                                     S-159

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                DATE                     0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
------------------------------------ -------------- -------------- -------------- -------------- --------------

Initial Percentage .................          100            100            100            100            100
December 15, 2005 ..................          100            100            100            100            100
December 15, 2006 ..................          100            100            100            100            100
December 15, 2007 ..................          100            100            100            100            100
December 15, 2008 ..................          100            100            100            100            100
December 15, 2009 ..................          100            100            100            100            100
December 15, 2010 ..................          100            100            100            100            100
December 15, 2011 ..................          100            100            100            100            100
December 15, 2012 ..................          100            100            100            100            100
December 15, 2013 ..................          100            100            100            100            100
December 15, 2014 ..................            0              0              0              0              0
December 15, 2015 ..................            0              0              0              0              0
Weighted Average Life (years) (1)...         9.96           9.96           9.96           9.96           9.96
Estimated Month of First
 Principal .........................   12/15/2014     12/15/2014     12/15/2014     12/15/2014     12/15/2014
Estimated Month of Maturity ........   12/15/2014     12/15/2014     12/15/2014     12/15/2014     12/15/2014

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                DATE                     0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
------------------------------------ -------------- -------------- -------------- -------------- --------------

Initial Percentage .................          100            100            100            100            100
December 15, 2005 ..................          100            100            100            100            100
December 15, 2006 ..................          100            100            100            100            100
December 15, 2007 ..................          100            100            100            100            100
December 15, 2008 ..................          100            100            100            100            100
December 15, 2009 ..................          100            100            100            100            100
December 15, 2010 ..................          100            100            100            100            100
December 15, 2011 ..................          100            100            100            100            100
December 15, 2012 ..................          100            100            100            100            100
December 15, 2013 ..................          100            100            100            100            100
December 15, 2014 ..................            0              0              0              0              0
December 15, 2015 ..................            0              0              0              0              0
Weighted Average Life (years) (1)...         9.96           9.96           9.96           9.96           9.96
Estimated Month of First
 Principal .........................   12/15/2014     12/15/2014     12/15/2014     12/15/2014     12/15/2014
Estimated Month of Maturity ........   12/15/2014     12/15/2014     12/15/2014     12/15/2014     12/15/2014

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                                     S-160

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                DATE                     0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
------------------------------------ -------------- -------------- -------------- -------------- --------------

Initial Percentage .................          100            100            100            100            100
December 15, 2005 ..................          100            100            100            100            100
December 15, 2006 ..................          100            100            100            100            100
December 15, 2007 ..................          100            100            100            100            100
December 15, 2008 ..................          100            100            100            100            100
December 15, 2009 ..................          100            100            100            100            100
December 15, 2010 ..................          100            100            100            100            100
December 15, 2011 ..................          100            100            100            100            100
December 15, 2012 ..................          100            100            100            100            100
December 15, 2013 ..................          100            100            100            100            100
December 15, 2014 ..................            0              0              0              0              0
December 15, 2015 ..................            0              0              0              0              0
Weighted Average Life (years) (1)...         9.96           9.96           9.96           9.96           9.96
Estimated Month of First
 Principal .........................   12/15/2014     12/15/2014     12/15/2014     12/15/2014     12/15/2014
Estimated Month of Maturity ........   12/15/2014     12/15/2014     12/15/2014     12/15/2014     12/15/2014

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                DATE                     0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
------------------------------------ -------------- -------------- -------------- -------------- --------------

Initial Percentage .................          100            100            100            100            100
December 15, 2005 ..................          100            100            100            100            100
December 15, 2006 ..................          100            100            100            100            100
December 15, 2007 ..................          100            100            100            100            100
December 15, 2008 ..................          100            100            100            100            100
December 15, 2009 ..................          100            100            100            100            100
December 15, 2010 ..................          100            100            100            100            100
December 15, 2011 ..................          100            100            100            100            100
December 15, 2012 ..................          100            100            100            100            100
December 15, 2013 ..................          100            100            100            100            100
December 15, 2014 ..................           52             46             39             33             27
December 15, 2015 ..................            0              0              0              0              0
Weighted Average Life (years) (1)...        10.00          10.00           9.99           9.99           9.98
Estimated Month of First
 Principal .........................   12/15/2014     12/15/2014     12/15/2014     12/15/2014     12/15/2014
Estimated Month of Maturity ........    1/15/2015      1/15/2015      1/15/2015      1/15/2015      1/15/2015

----------
(1)   The weighted average life of the Class E Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

                                     S-161

YIELD SENSITIVITY OF THE CLASS X-2 CERTIFICATES

     The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     ANY OPTIONAL TERMINATION BY THE HOLDERS OF THE CONTROLLING CLASS, THE
SPECIAL SERVICER, THE MASTER SERVICER OR THE HOLDERS OF THE CLASS LR
CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD
HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS X-2 CERTIFICATES BECAUSE A
TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN FULL OF
THE MORTGAGE LOANS AND, AS A RESULT, INVESTORS IN THE CLASS X-2 CERTIFICATES
AND ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR
INITIAL INVESTMENT. SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION;
RETIREMENT OF CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X-2 Certificates for the specified CPRs based on the assumptions in clauses (a) through (c) and (e)
through (j) set forth under "--Weighted Average Life" above. It was further assumed (i) that the purchase price of the Class X-2 Certificates is as specified in the table below, expressed as a percentage of the initial Notional
Amount of such Certificates, plus accrued interest from December 1, 2004 to the
Closing Date and (ii) that any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of (x) any
Lockout Period, (y) any period in which Yield Maintenance Charges are required to be paid by the related borrower and (z) any period in which Defeasance is permitted.

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-2 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations)
of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2 Certificates
(and, accordingly, does not purport to reflect the return on any investment in the Class X-2 Certificates when such reinvestment rates are considered).

     The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-2 Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-2 Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X-2 Certificates.

     For purposes of this prospectus supplement, prepayment assumptions with respect to the mortgage loans are presented in terms of the "Constant
Prepayment Rate" or "CPR" model described under "--Weighted Average Life"
above, except that solely for the purposes of the prepayment assumptions with respect to the mortgage loans in this prospectus supplement, assumption (d)
under "--Weighted Average Life" above is deleted and replaced with the following: "(d) any principal prepayments on the mortgage loans will be received on their

                                     S-162

respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and/or any Yield Maintenance Period at the
respective levels of CPR set forth in the tables."

              SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX
                YIELDS TO MATURITY OF THE CLASS X-2 CERTIFICATES

                                                  PREPAYMENT ASSUMPTION (CPR)
                              -------------------------------------------------------------------
      ASSUMED PURCHASE
 PRICE (OF INITIAL NOTIONAL
    AMOUNT OF CLASS X-2
       CERTIFICATES)               0%           25%           50%           75%           100%
---------------------------   -----------   -----------   -----------   -----------   -----------

      2.4061%                     4.070%        4.070%        4.070%        4.070%        4.070%

                                     S-163

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections, (2) compliance with the provisions of the
Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC
Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the
"Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each, a
"REMIC") within the meaning of Sections 860A through 860G (the "REMIC
Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-5, Class A-1A, Class X-1, Class X-2, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class P, Class Q and Class NR Certificates will evidence the
"regular interests" in the Upper-Tier REMIC and (2) the Class R Certificates
will represent the sole class of "residual interest" in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC Provisions.
The Certificates (other than the Class S, Class R and Class LR Certificates)
are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account
will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S Certificates will represent undivided beneficial interests in the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust's allocable share of any property that secured a mortgage loan that was acquired by foreclosure (in the case of any AB Mortgage Loan, an allocable portion of the property securing the 345 Park Avenue South whole loan or the
Moorings at Mesa Cove Apartments whole loan, as applicable) or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests
(the "Lower-Tier REMIC Regular Interests") and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The
Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the
Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered
Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates, other than the Class X-2
Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their
Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See
"Certain Federal Income Tax Consequences" and "Federal Income Tax Consequences
for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the weighted average Net Mortgage
Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their respective issue prices (including accrued interest from December 1, 2004). Any "negative" amounts of original issue discount on the Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount,

                                     S-164

if any. Finally, a holder of any Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the
"noncontingent bond method" of the OID Regulations may be promulgated with respect to these Certificates.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under
"Description of the Certificates--Allocation of Yield Maintenance Charges and
Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge.
Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.
Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including
OID, if any) on the Offered Certificates will be interest described in Section
856(c)(3)(B) of the Code, and the Offered Certificates will be treated as
"loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties (other than recreational vehicle resorts). As of the Cut-off Date, mortgage loans representing approximately 25.9% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties (other than recreational vehicle resorts). Mortgage loans that have been defeased with
U.S. Treasury obligations will not qualify for the foregoing treatments.
Moreover, the Offered Certificates will be "qualified mortgages" for another
REMIC within the meaning of Section 860G(a)(3) of the Code. See "Certain
Federal Income Tax Consequences" and "Federal Income Tax Consequences for REMIC
Certificates" in the prospectus.

                                     S-165

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), between J.P. Morgan Securities Inc.
for itself and as representative of Nomura Securities International, Inc.,
Deutsche Bank Securities Inc. and PNC Capital Markets, Inc. (collectively, the
"Underwriters"), and the Depositor, the Depositor has agreed to sell to the
Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances of each Class of Offered Certificates set forth below subject in each case to a variance of
10%.

                          J.P. MORGAN        NOMURA SECURITIES       DEUTSCHE BANK       PNC CAPITAL
        CLASS           SECURITIES INC.     INTERNATIONAL, INC.     SECURITIES INC.     MARKETS, INC.
--------------------   -----------------   ---------------------   -----------------   --------------

Class A-1. .........   $   56,228,000           $                     $                   $
Class A-2. .........   $  129,670,000           $25,000,000           $                   $
Class A-3. .........   $  185,827,000           $50,000,000           $                   $
Class A-4. .........   $  116,135,000           $50,000,000           $                   $
Class A-5. .........   $  346,433,000           $50,000,000           $25,000,000         $
Class A-J. .........   $   62,251,000           $25,000,000           $                   $
Class X-2 ..........   $1,475,976,000           $                     $                   $
Class B. ...........   $   43,626,000           $                     $                   $
Class C. ...........   $   13,277,000           $                     $                   $
Class D ............   $   13,277,000           $                     $                   $
Class E. ...........   $   15,174,000           $                     $                   $

     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers
have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered
Certificates will be 103.8% of the initial aggregate Certificate Balance of the
Offered Certificates, plus accrued interest on the Offered Certificates from
December 1, 2004, before deducting expenses payable by the Depositor estimated to be approximately $3,000,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the
Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to
Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain
Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.
In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.
The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                     S-166

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JPMorgan Chase Bank, N.A., one of the Mortgage Loan Sellers.
Nomura Securities International, Inc., one of the Underwriters, is an affiliate of Nomura Credit & Capital, Inc., one of the Mortgage Loan Sellers. PNC Capital
Markets, Inc., one of the Underwriters, is an affiliate of PNC Bank, National
Association, one of the Mortgage Loan Sellers and of Midland Loan Services,
Inc., the Master Servicer.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt
& Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's")
and Fitch, Inc. ("Fitch" and, together with Moody's, the "Rating Agencies"):

 CLASS     MOODY'S     FITCH
-------   ---------   -------

   A-1       Aaa        AAA
   A-2       Aaa        AAA
   A-3       Aaa        AAA
   A-4       Aaa        AAA
   A-5       Aaa        AAA
   A-J       Aaa        AAA
   X-2       Aaa        AAA
    B        Aa2        AA
    C        Aa3        AA-
    D         A1         A+
    E         A2         A

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final
Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates.
The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest,
Yield Maintenance Charges or net default interest.

     Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2
Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class X-2 Certificates consists only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X-2
Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such
Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-2 Certificates. The
Notional Amounts upon which interest is calculated with respect to the Class
X-2 Certificates are subject to reduction in connection with each reduction of a corresponding component whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X-2
Certificates do not address

                                     S-167

the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of
Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section
3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code
(collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under
ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979
(March 28, 2002) (the

                                     S-168

"Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections
4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered
Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P, or Fitch. Third, the
Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any
sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the
Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
Standard & Poor's Rating Services, a division of The McGraw Hill Companies,
Inc., Moody's or Fitch for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of
Offered Certificates in the initial issuance of Certificates between the
Depositor or the Underwriters and a Plan when the Depositor, any of the
Underwriters, the Trustee, the Master Servicer, the Special Servicer, a
sub-servicer or a borrower is a party in interest with respect to the investing
Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the

                                     S-169

Offered Certificates by a Plan and (3) the holding of Offered Certificates by a
Plan. However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded
Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                     S-170

                         INDEX OF PRINCIPAL DEFINITIONS

                                                   PAGE
                                                -------

30/360 Basis ................................      S-77
345 Park Avenue South AB
   Mortgage Loan ............................      S-68
345 Park Avenue South
   Intercreditor Agreement ..................      S-71
345 Park Avenue South Loan Pair .............      S-71
345 Park Avenue South Mortgaged
   Property .................................      S-71
345 Park Avenue South Subordinate
   Companion Loan. ..........................      S-71
AB Mortgage Loan ............................      S-68
AB Mortgage Loan Pair .......................      S-68
Acceptable Insurance Default ................     S-141
Actual/360 Basis ............................      S-77
Additional Exclusions .......................     S-141
Administrative Cost Rate ....................     S-111
Advances ....................................     S-121
Anticipated Repayment Date ..................      S-76
Appraisal Reduction .........................     S-123
Appraisal Reduction Event ...................     S-122
ARD Loans ...................................      S-76
Asset Status Report .........................     S-133
Assumed Final Distribution Date .............     S-116
Assumed Scheduled Payment ...................     S-114
Authenticating Agent ........................      S-98
Available Distribution Amount ...............     S-102
Base Interest Fraction ......................     S-115
CBE .........................................     S-162
Certificate Account .........................     S-101
Certificate Balance .........................      S-95
Certificate Owner ...........................      S-98
Certificate Registrar .......................      S-98
Certificateholders ..........................      S-67
Certificates ................................      S-95
Class .......................................      S-95
Class A Certificates ........................      S-95
Class X Certificates ........................      S-95
Class X-1 Components ........................     S-109
Class X-1 Strip Rate ........................     S-109
Class X-2 Component .........................     S-110
Class X-2 Strip Rate ........................     S-110
Clearstream .................................      S-98
Closing Date ................................      S-67
CMSA Investor Reporting Package .............     S-126
Code ........................................     S-164
Collateral Support Deficit ..................     S-119
Compensating Interest Payment ...............     S-139
Constant Prepayment Rate ....................     S-155
Control Appraisal Event .....................      S-72

                                                   PAGE
                                                -------

Controlling Class ...........................     S-135
Controlling Class Certificateholder .........     S-135
Corrected Mortgage Loan .....................     S-133
CPR .........................................     S-155
Crossed Loan ................................      S-93
Cross-Over Date .............................     S-108
Cut-off Date Balance ........................      S-67
Defeasance ..................................      S-80
Defeasance Lockout Period ...................      S-79
Depositor ...................................      S-67
Depositories ................................      S-98
Determination Date ..........................     S-100
Direct Participants .........................      S-99
Directing Certificateholder .................     S-135
Discount Rate ...............................      S-78
Distributable Certificate Interest ..........     S-111
Distribution Account ........................     S-101
Distribution Date ...........................     S-100
DTC .........................................      S-98
Due Period ..................................     S-103
Effective Gross Income ......................      S-84
ERISA .......................................     S-168
ERISA Plan ..................................     S-168
ESA .........................................      S-88
Euroclear ...................................      S-98
Events of Default ...........................     S-148
Excess Interest .............................     S-111
Excess Interest Distribution
   Account ..................................     S-102
Excluded Plan ...............................     S-170
Exemption ...................................     S-169
FIRREA ......................................      S-88
Fitch .......................................     S-167
Form 8-K ....................................      S-84
Gain on Sale Reserve Account ................     S-102
Group 1 Principal Distribution                   S-112,
   Amount ...................................     S-113
Group 1 Principal Shortfall .................     S-114
Group 2 Principal Distribution
   Amount ...................................     S-112
Group 2 Principal Shortfall .................     S-114
Indirect Participants .......................      S-99
Initial Loan Group 1 Balance ................      S-67
Initial Loan Group 2 Balance ................      S-67
Initial Pool Balance ........................      S-67
Initial Rate ................................      S-76
Initial Resolution Period ...................      S-91
Insurance and Condemnation
   Proceeds .................................     S-101

                                     S-171

                                              PAGE
                                            ------

Intercreditor Agreement .................     S-71
Interest Accrual Period .................    S-111
Interest Distribution Amount ............    S-111
Interest Reserve Account ................    S-101
IRS .....................................    S-144
JER .....................................    S-136
Liquidation Fee .........................    S-138
Liquidation Fee Rate ....................    S-138
Liquidation Proceeds ....................    S-101
Loan Groups .............................     S-67
Loan Group 1 ............................     S-67
Loan Group 2 ............................     S-67
Lockbox Accounts ........................     S-94
Lockbox Loans ...........................     S-94
Lockout Period ..........................     S-78
Lower-Tier Distribution Account .........    S-101
Lower-Tier REMIC ........................    S-164
Lower-Tier REMIC Regular Interests.......    S-164
LTV Ratio ...............................     S-85
MAI .....................................     S-92
Master Servicer Remittance Date .........    S-120
Master Servicer Servicing Standards......    S-131
Moody's .................................    S-167
Mortgage ................................     S-67
Mortgage Loan Sellers ...................     S-67
Mortgage Note ...........................     S-67
Mortgage Rate ...........................    S-111
Mortgaged Property ......................     S-67
Net Aggregate Prepayment Interest
   Shortfall ............................    S-111
Net Mortgage Rate .......................    S-111
Net Operating Income ....................     S-85
NOI .....................................     S-85
Non-Offered Certificates ................     S-95
Non-Offered Subordinate
   Certificates .........................    S-118
Nonrecoverable Advance ..................    S-121
Notional Amount .........................     S-95
Offered Certificates ....................     S-95
Operating Statements ....................     S-85
Option Price ............................    S-143
PAR .....................................     S-88
Participants ............................     S-98
Pass-Through Rate .......................    S-108
Paying Agent ............................     S-98
Paying Agent Fee ........................     S-98
Paying Agent Fee Rate ...................     S-98
Percentage Interest .....................     S-97
Periodic Payments .......................    S-102
Permitted Investments ...................    S-102

                                              PAGE
                                            ------

Plan ....................................    S-168
PML .....................................     S-83
PNC Financial ...........................     S-87
Pooling and Servicing Agreement .........     S-95
Prepayment Assumption ...................    S-164
Prepayment Interest Excess ..............    S-139
Prepayment Interest Shortfall ...........    S-139
Primary Collateral ......................     S-94
Prime Rate ..............................    S-122
Principal Balance Certificates ..........     S-95
Principal Distribution Amount ...........    S-112
Principal Shortfall .....................    S-114
Purchase Agreements .....................     S-67
Purchase Option .........................    S-143
Purchase Price ..........................     S-91
P&I Advance .............................    S-120
Qualified Substitute Mortgage
   Loan .................................     S-91
Rated Final Distribution Date ...........    S-116
Rating Agencies .........................    S-167
Record Date .............................    S-100
Regular Certificates ....................    S-164
Reimbursement Rate ......................    S-122
REIT ....................................    S-165
Related Proceeds ........................    S-121
Release Date ............................     S-80
REMIC ...................................    S-164
REMIC Provisions ........................    S-164
REO Account .............................    S-142
REO Loan ................................    S-114
REO Property ............................    S-133
Residual Certificates ...................     S-95
Restricted Group ........................    S-169
Revised Rate ............................     S-76
Rules ...................................     S-99
Scheduled Principal Distribution
   Amount ...............................    S-113
Senior Certificates .....................     S-95
Servicing Advances ......................    S-121
Servicing Fee ...........................    S-137
Servicing Fee Rate ......................    S-137
Servicing Standards .....................    S-132
Similar Law .............................    S-168
Special Servicer Servicing Standards.....    S-132
Special Servicing Fee ...................    S-138
Special Servicing Fee Rate ..............    S-138
Specially Serviced Mortgage Loans........    S-133
Stated Principal Balance ................    S-114
Statement to Certificateholders .........    S-124
Subordinate Certificates ................     S-95

                                     S-172

                                               PAGE
                                             ------

Subordinate Companion Loan ...............     S-68
Subordinate Offered Certificates .........     S-95
Trustee ..................................     S-67
Trustee Fee ..............................    S-129
Trustee Fee Rate .........................    S-129
Underwriters .............................    S-166
Underwriting Agreement ...................    S-166
Underwritten Cash Flow ...................     S-84
Underwritten Cash Flow Debt
   Service Coverage Ratio ................     S-84
Underwritten NOI .........................     S-84
Unscheduled Principal Distribution
   Amount ................................    S-113
Upper-Tier Distribution Account ..........    S-101

                                               PAGE
                                             ------

Upper-Tier REMIC .........................    S-164
UW DSCR ..................................     S-84
UW NCF ...................................     S-84
UW NOI ...................................     S-84
Voting Rights ............................    S-128
WAC Rate .................................    S-110
Withheld Amounts .........................    S-101
Withheld Loans ...........................    S-101
Workout Fee ..............................    S-138
Workout Fee Rate .........................    S-138
Workout-Delayed Reimbursement
   Amount ................................    S-121
Yield Maintenance Charge .................     S-78

                                     S-173

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                                  SCHEDULE I
                            CLASS X REFERENCE RATES

     DISTRIBUTION DATE        REFERENCE RATE
--------------------------   ---------------

       January 2005               5.26295%
       February 2005              5.26291%
        March 2005                5.26307%
        April 2005                5.43494%
         May 2005                 5.26272%
         June 2005                5.43481%
         July 2005                5.26260%
        August 2005               5.43469%
      September 2005              5.43463%
       October 2005               5.26242%
       November 2005              5.43451%
       December 2005              5.26230%
       January 2006               5.26224%
       February 2006              5.26218%
        March 2006                5.26240%
        April 2006                5.43419%
         May 2006                 5.26199%
         June 2006                5.43406%
         July 2006                5.26187%
        August 2006               5.43394%
      September 2006              5.43388%
       October 2006               5.26169%
       November 2006              5.43375%
       December 2006              5.26156%
       January 2007               5.26150%
       February 2007              5.26144%
        March 2007                5.26178%
        April 2007                5.43341%
         May 2007                 5.26124%
         June 2007                5.43328%
         July 2007                5.26112%
        August 2007               5.43315%
      September 2007              5.43308%
       October 2007               5.26092%
       November 2007              5.43294%
       December 2007              5.26079%
       January 2008               5.43280%
       February 2008              5.26066%
        March 2008                5.26076%
        April 2008                5.43259%
         May 2008                 5.26046%
         June 2008                5.43246%
         July 2008                5.26033%
        August 2008               5.43232%
      September 2008              5.43226%
       October 2008               5.26014%
       November 2008              5.43212%

     DISTRIBUTION DATE        REFERENCE RATE
--------------------------   ---------------

       December 2008              5.26001%
       January 2009               5.25994%
       February 2009              5.25987%
        March 2009                5.26034%
        April 2009                5.43174%
         May 2009                 5.25965%
         June 2009                5.43159%
         July 2009                5.25951%
        August 2009               5.43144%
      September 2009              5.43137%
       October 2009               5.25930%
       November 2009              5.44159%
       December 2009              5.27345%
       January 2010               5.28879%
       February 2010              5.29553%
        March 2010                5.29612%
        April 2010                5.46925%
         May 2010                 5.29537%
         June 2010                5.46913%
         July 2010                5.29526%
        August 2010               5.46902%
      September 2010              5.46897%
       October 2010               5.29510%
       November 2010              5.46885%
       December 2010              5.29499%
       January 2011               5.29493%
       February 2011              5.29487%
        March 2011                5.29551%
        April 2011                5.46853%
         May 2011                 5.29469%
         June 2011                5.46841%
         July 2011                5.29457%
        August 2011               5.46828%
      September 2011              5.46822%
       October 2011               5.29439%
       November 2011              5.46773%
       December 2011              5.33377%

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ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN #  ORIGINATOR PROPERTY NAME                                     STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

           NCCI    DDR Portfolio                                     Various
   1       NCCI    Panorama Plaza                                    1601 Penfield Road
   2       NCCI    Culver Ridge Plaza                                2255 East Ridge Road
   3       NCCI    Crossroads Centre                                 3201 Southwestern Boulevard
   4       NCCI    Tops Plaza - Union Road                           3865 Union Road
   5       NCCI    Tops Plaza - Jamestown                            2000 Washington Street
   6       NCCI    Tops Plaza - Robinson Road                        3035 Niagara Falls Boulevard
   7       NCCI    Chillicothe Place                                 887 North Bridge Street
   8       NCCI    Midway Plaza                                      910 Athens Highway
   9       NCCI    Tops Plaza - Ontario                              6254-6272 Furnace Road
  10       NCCI    Tops Plaza - Warsaw                               2382 State Highway 19
  11       NCCI    Northcreek Commons                                101-139 Northcreek Boulevard
  12       NCCI    Tops Plaza - Le Roy                               128 West Main Street
  13       NCCI    Oxford Place                                      2015 University Avenue
  14       NCCI    Las Olas Centre                                   350 & 450 East Las Olas Boulevard
  15      JPMCB    345 Park Avenue South                             345 Park Avenue South
  16      JPMCB    Crossroads Shopping Center                        423 Tarrytown Road - Route 119
  17       PNC     Everest Portfolio                                 Various
 17.1      PNC     Everest - Chelmsford Flex R&D                     220 & 222 Mill Steet & 25 Industrial Ave
 17.2      PNC     Everest - Northwoods Business Park                99 and 199 Rosewood Drive
 17.3      PNC     Everest - Watertown Technology Park               101 and 121-125 Walnut Streeet
 17.4      PNC     Everest - Southborough Office Park                118 Turnpike Road
 17.5      PNC     Everest - Acton Office                            289 Great Road
  18      JPMCB    Broadway Marketplace                              301-545 South Broadway
  19       NCCI    College Suites Stadium                            112 Silo Court
  20       NCCI    Lakeshore Club Apartments                         6900 Concord Drive
  21       NCCI    Champaign Office & Retail                         1802, 1806, 1906, 2001, 2004, 2110, 2131-2231, 2202 & 2302
                                                                     Fox Drive; 201 Knollwood; 2107 South Neil
  22      JPMCB    Moorings at Mesa Cove Apartments                  1233 North Mesa Drive
  23      JPMCB    Union Square Shopping Center                      3851 Union Deposit Road
  24       PNC     Indian Hollow Apartments                          12701 West Avenue
  25       NCCI    Jefferson at La Valencia Apartments               10106 Technology Boulevard West
  26      JPMCB    Cambridge Court Phase I & II                      2601 & 2701 Cambridge Court
  27      JPMCB    Del Coronado Apartments                           843 South Longmore Street
  28       NCCI    Time Square                                       335, 360, and 365 Bugatti Drive; 332 West Bugatti Street;
                                                                     310, 331, 345, 415, 434, 445, 466, and 474 Bearcat Drive
  29      JPMCB    Woodcliff Community Townhomes                     26185 Jewett Place
  30       NCCI    Oswego Commons                                    3080 Route 34
  31       PNC     Residence Inn  Soup Plantation                    2855 Main Street
  32       NCCI    Plaza at Sawmill                                  2600-2725 Sawmill Place Boulevard
  33       PNC     Valencia Apartments                               555 Ramona Drive
  34      JPMCB    Rancho Murietta Apartments                        1717 South Dorsey Lane
  35       NCCI    Commerce Park                                     2323 South 3600 West Street, 3498 West 2400 South Street,
                                                                     3595 West Technology Drive, 3600 West 2100 South Street
  36      JPMCB    Willowbrook Power Center                          17270 State Highway 249
  37      JPMCB    Crystal Lake Club MHP                             533 East Crystal Lake Drive
  38       NCCI    Village Green Apartments                          2000 Village Bluff Place
  39      JPMCB    California Village Apartments                     2845 Valley Boulevard
  40      JPMCB    Verizon Wireless Call Center                      2401 Mall Drive
  41       NCCI    Pioneer Square                                    2235, 2295, 2266, 2290 & 2297 West Custer Road; 2255 West
                                                                     1700 South Street; 1765 & 1855 Fremont Drive; 2270 Bridger Road
  42      JPMCB    Fayette Place Shopping Center                     4001 Nicholasville Road
  43       PNC     Holiday Inn Express/Cotton Exchange Hotel         221 and 231 Carondelet Street
  44       PNC     Calabasas Business Park II                        23901 Calabasas Road
  45       NCCI    Largo 95                                          1100 & 1200 Mercantile Lane
  46      JPMCB    Bentsen Tower GSA Office                          1701 West Business Highway 83
  47       NCCI    College Court Apartments                          5610 Graduate Circle
  48       PNC     Tarzana Medical Office Building                   18370 Burbank Boulevard
  49       PNC     Pinecrest Townhomes                               15301 West 128th Street
  50       PNC     411 E. Franklin Building                          411 E. Franklin Road
  51       NCCI    Southwood Manor                                   9499 Brayton Drive
  52       NCCI    Penland MHP                                       801 Airport Heights Drive
  53       PNC     Villas at Bailey Ranch                            8751 North 97th East Avenue
  54      JPMCB    T-Mobile - Lenexa KS                              9601 Renner Boulevard
  55       PNC     TRW Automotive - Tech 4                           12001 Tech Center Drive
  56       PNC     The Grove Apartments                              2320 South Conway Road
  57      JPMCB    Imperial Promenade                                5645-5675 East La Palma Avenue
  58       NCCI    Eastern Crossing                                  9901-9915 Eastern Avenue
  59       NCCI    Hawaiian Gardens Town Center                      12090-12144 Carson Street
  60       PNC     Hunter Park Office Plaza                          2001, 2041, & 2081 Iowa Avenue
  61      JPMCB    Kennerly Crossing                                 7320 Broad River Road
  62      JPMCB    Eldridge Lakes Town Center                        6340 North Eldridge Parkway
  63      JPMCB    Woodlyn Shopping Center                           1245 MacDade Boulevard
  64       NCCI    INS Building                                      3000 Sidney Street
  65       NCCI    Stonybrook Apartments                             1555 Martin Luther King Jr. Boulevard
  66      JPMCB    Bren Mar Apartments                               6374 Beryl Road
  67      JPMCB    Raia Self Storage - Mahwah                        100 Micik Lane
  68       NCCI    South Hadley Shopping Center                      501 Newton Street
  69      JPMCB    Wichita Square Shopping Center                    3610-3620 Call Field Road
  70       NCCI    B&M - Grande Pointe                               133 Lake Front Drive
  71       PNC     Shops at Rancho Cucamonga Towne Square            10437-10455 Foothill Boulevard, 8140-8160 Haven Avenue
  72      JPMCB    S.A.I.C. Building                                 7031-7035 Albert Einstein Drive
  73      JPMCB    Wildwood Village Apartments                       1500 South Jupiter Road
  74       PNC     Montgomery Crossing                               4400-4420 North Wyoming Boulevard Northeast
  75      JPMCB    Silverlake Village Shopping Center-Far West Bldg. 3137 Silverlake Village Drive
  76      JPMCB    CY-Fair Town Center                               17445 Spring-Cypress Road
  77       PNC     Beechmont Square                                  8550 Beechmont Avenue
  78      JPMCB    Enterprise Park                                   6101 and 6201 Corporate Drive, 9521 Town Park Drive, and 6202
                                                                     and 6100 Westline Drive
  79      JPMCB    Heritage Village Apartments                       101 Brookside Drive
  80      JPMCB    Shops at Whitestone                               202 Walton Way
  81       NCCI    Redford Plaza                                     27300 Plymouth Road
  82       NCCI    301 W 4th Street                                  301 West 4th Street
  83      JPMCB    Cornell Corners                                   2056-2064 Northwest Stucki Avenue
  84      JPMCB    4 Commercial Street                               4 Commercial Street
  85       NCCI    Sandalwood MHP                                    507 South Euclid Street
  86       NCCI    11211 Katy Freeway                                11211 Katy Freeway
  87      JPMCB    Wall-Price Keller Self Storage                    5800 Wall Price Keller Road
  88       NCCI    Harvest Towne Center                              4864 North Broadway Street
  89      JPMCB    Carrollton All Storage                            2200 Belt Line Road
  90       NCCI    416-424 LA Street                                 416-424 South Los Angeles Street
  91      JPMCB    Beaumont Crossroads                               4414 Dowlen Road
  92      JPMCB    West Lancaster Plaza                              2761-2863 West Avenue L
  93       NCCI    Chivas Square Apartments                          1900 Carl Road
  94       PNC     1500 State Street                                 1500-1520 State Street
  95      JPMCB    Allen Creek Center                                1610-1620 Allen Creek Road
  96      JPMCB    Sterling Self Storage                             21639 Cascades Parkway
  97       NCCI    Clayborne Court                                   4651 Clayborne Drive
  98      JPMCB    CJS Corporate Center                              1451 Highway 34
  99      JPMCB    Greenridge Center                                 6135 Westheimer Road
  100      NCCI    Walgreen's-Palatine                               805 West Euclid Avenue
  101      PNC     Linens 'N Things                                  369 Chatham Drive
  102     JPMCB    RAIA Self Storage                                 911 Route 517
  103      NCCI    Harris Teeter                                     820 South College Road
  104     JPMCB    Centre at South Shore Harbour I                   2800 Marina Bay Drive
  105     JPMCB    Princeton Club Apartments                         3700 McCann Road
  106     JPMCB    Fort Knox Self Storage                            13634 U.S. Highway 441 & 799 Duck Lake Road
  107      PNC     The Trails Apartments                             3301 West Normandale Street
  108      NCCI    Skyline Apartments                                201 Skyline Circle
  109     JPMCB    Centerpark Business Plaza                         1201-1291 Simpson Way
  110      PNC     Piazza Fiorina                                    3701-3787 Cerrillos Road
  111      NCCI    1110 NASA Road                                    1110 NASA Parkway
  112     JPMCB    Marne Associates Shopping Center                  3163 Marne Highway
  113      NCCI    Clark Industrial I                                17 Walker Way, 18 and 20 Petra Lane
  114     JPMCB    Payson Medical Building                           126 and 127 East Main Street
  115     JPMCB    Oak Tree Center                                   605-669 Arrow Highway
  116      NCCI    Valencia Estates                                  547 Drage Drive
  117     JPMCB    Highland Park Apartment Portfolio                 Various
 117.1    JPMCB    Image Gardens Apartments                          4708 Abbott Avenue
 117.2    JPMCB    Image Arms Apartments                             3909 Bowser Drive
 117.3    JPMCB    The Avon Building Apartments                      3812 Lemmon Avenue
 117.4    JPMCB    Westside Court Apartments                         5000 Holland Ave
  118     JPMCB    Romark Center                                     3521 West Broward Boulevad
  119     JPMCB    Storage, LLC                                      3520 Chamberlain Lane
  120      PNC     Kensington Court Apartments                       910-988 Oakwood Avenue
  121      NCCI    Best Buy - Rock Hill                              1775 Chamberside Drive
  122      NCCI    Eckerd - Corning                                  100 Conhocton Avenue
  123      NCCI    Baseline Power Shops                              6736 East Baseline Road
  124     JPMCB    Lem Turner Plaza                                  12123 Lem Turner Road
  125     JPMCB    Myrtle Avenue Storage                             111 North Myrtle Street
  126     JPMCB    Murphy Mill Plaza                                 2371 Murphy Mill Road
  127     JPMCB    600 East 132nd Street                             600 East 132nd Street
  128     JPMCB    202 East Main Street                              202 East Main Street
  129     JPMCB    Forest Crossing                                   2110 El Dorado Parkway
  130      NCCI    Savannah Pines                                    1518 Old Dean Forest Road
  131      NCCI    Apple Village MHP                                 301 West Dennis Street
  132      PNC     The Annex at Chandler Commons                     1909 East Ray Road
  133      NCCI    Holly House Apartments                            69 Main Street North
  134     JPMCB    181 North Belle Meade Road                        181 North Belle Meade Road
  135     JPMCB    Kittyhawk Apartments                              6931 Kittyhawk Avenue
  136     JPMCB    City Street Apartments                            1418 Texas Avenue
  137     JPMCB    Country Club Estates                              202 Boston Post Road
  138     JPMCB    Stephanie Plaza                                   180 South Stephanie Street
  139      NCCI    Clark Industrial II                               4 Walker Way and 23A Walker Way
  140     JPMCB    Centercross Plaza                                 6808 North Lamar Boulevard
  141      PNC     Grayrock Village                                  1802 Route 31 North
  142      NCCI    Regency Apartments                                1100 West College Street
  143     JPMCB    30 E. 20th Street                                 30 East 20th Street
  144      NCCI    Amarillo Ranch                                    1414 Sunrise Drive
  145      PNC     Leeds Shopping Center                             7580,7588,7596 Parkway Drive
  146      PNC     Valley View Center                                3763-3773 Carpenter Road
  147      PNC     Villa Gardens Apartments                          2908 North Glenhaven Drive
  148     JPMCB    640 West Debbie                                   640 West Debbie Lane
  149      NCCI    Ennis MHP                                         2700 North Interstate Highway 45

                                                                             NUMBER OF   PROPERTY             PROPERTY
LOAN #  CITY                           STATE  ZIP CODE   COUNTY             PROPERTIES   TYPE                 SUBTYPE
------------------------------------------------------------------------------------------------------------------------------------

        Various                       Various Various    Various                13       Retail               Anchored
   1    Rochester                        NY    14625     Monroe                  1       Retail               Anchored
   2    Irondequoit                      NY    14622     Monroe                  1       Retail               Anchored
   3    Orchard Park                     NY    14127     Erie                    1       Retail               Anchored
   4    Cheektowaga                      NY    14225     Erie                    1       Retail               Anchored
   5    Jamestown                        NY    14701     Chautauqua              1       Retail               Anchored
   6    Amherst                          NY    14228     Erie                    1       Retail               Anchored
   7    Chillicothe                      OH    45601     Ross                    1       Retail               Anchored
   8    Loganville                       GA    30052     Gwinnett                1       Retail               Anchored
   9    Ontario                          NY    14519     Wayne                   1       Retail               Anchored
  10    Warsaw                           NY    14569     Wyoming                 1       Retail               Anchored
  11    Goodlettsville                   TN    37072     Davidson                1       Retail               Anchored
  12    Le Roy                           NY    14482     Genesee                 1       Retail               Anchored
  13    Oxford                           MS    38655     Lafayette               1       Retail               Anchored
  14    Ft. Lauderdale                   FL    33301     Broward                 1       Office               CBD
  15    New York                         NY    10010     New York                1       Office               CBD
  16    White Plains                     NY    10607     Westchester             1       Retail               Anchored
  17    Various                       Various Various    Various                 5       Various              Various
 17.1   Chelmsford                       MA    01824     Middlesex               1       Industrial           Flex
 17.2   Danvers                          MA    01923     Essex                   1       Office               Suburban
 17.3   Watertown                        MA    02472     Middlesex               1       Office               Suburban
 17.4   Southborough                     MA    10772     Worcester               1       Office               Suburban
 17.5   Acton                            MA    01720     Middlesex               1       Office               Suburban
  18    Denver                           CO    80209     Denver                  1       Retail               Anchored
  19    Columbia                         SC    29201     Richland                1       Multifamily          Garden
  20    Tampa                            FL    33614     Hillsborough            1       Multifamily          Garden
  21    Champaign                        IL    61820     Champaign               1       Mixed Use            Office/Retail

  22    Mesa                             AZ    85201     Maricopa                1       Multifamily          Garden
  23    Harrisburg                       PA    17109     Dauphin                 1       Retail               Anchored
  24    San Antonio                      TX    78216     Bexar                   1       Multifamily          Garden
  25    Dallas                           TX    75220     Dallas                  1       Multifamily          Garden
  26    Auburn Hills                     MI    48326     Oakland                 1       Office               Suburban
  27    Mesa                             AZ    85202     Maricopa                1       Multifamily          Garden
  28    Salt Lake City                   UT    84115     Salt Lake               1       Industrial           Warehouse/Distribution

  29    Calcium                          NY    13616     Jefferson               1       Multifamily          Garden
  30    Oswego                           IL    60543     Kendall                 1       Retail               Anchored
  31    Irvine                           CA    92614     Orange                  1       Hotel                Extended Stay
  32    Columbus                         OH    43235     Franklin                1       Retail               Anchored
  33    San Luis Obispo                  CA    93405     San Luis Obispo         1       Multifamily          Garden
  34    Tempe                            AZ    85281     Maricopa                1       Multifamily          Garden
  35    West Valley City                 UT    84119     Salt Lake               1       Industrial           Warehouse/Distribution

  36    Houston                          TX    77064     Harris                  1       Retail               Anchored
  37    Avon Park                        FL    33825     Highlands               1       Manufactured Housing Manufactured Housing
  38    Raleigh                          NC    27603     Wake                    1       Multifamily          Garden
  39    West Covina                      CA    91792     Los Angeles             1       Multifamily          Garden
  40    North Charleston                 SC    29406     Charleston              1       Office               Suburban
  41    Salt Lake City                   UT    84104     Salt Lake City          1       Industrial           Warehouse/Distribution

  42    Lexington                        KY    40503     Fayette                 1       Retail               Anchored
  43    New Orleans                      LA    70130     Orleans                 1       Hotel                Limited Service
  44    Calabasas                        CA    91302     Los Angeles             1       Office               Suburban
  45    Largo                            MD    20774     Prince Georges          1       Industrial           Flex
  46    McAllen                          TX    78501     Hidalgo                 1       Office               Suburban
  47    Tampa                            FL    33617     Hillsborough            1       Multifamily          Garden
  48    Tarzana                          CA    91356     Los Angeles             1       Office               Suburban
  49    Olathe                           KS    66062     Johnson                 1       Multifamily          Garden
  50    Richmond                         VA    23219     Richmond                1       Office               Suburban
  51    Anchorage                        AK    99507     Anchorage               1       Manufactured Housing Manufactured Housing
  52    Anchorage                        AK    99508     Anchorage               1       Manufactured Housing Manufactured Housing
  53    Owasso                           OK    74055     Tulsa                   1       Multifamily          Garden
  54    Lenexa                           KS    66216     Johnson                 1       Office               Suburban
  55    Livonia                          MI    48150     Wayne                   1       Office               Suburban
  56    Orlando                          FL    32812     Orange                  1       Multifamily          Garden
  57    Anaheim                          CA    92807     Orange                  1       Retail               Unanchored
  58    Henderson                        NV    89052     Clark                   1       Retail               Unanchored
  59    Hawaiian Gardens                 CA    90716     Los Angeles             1       Retail               Shadow Anchored
  60    Riverside                        CA    92507     Riverside               1       Office               Suburban
  61    Irmo                             SC    29063     Richland                1       Retail               Anchored
  62    Houston                          TX    77041     Harris                  1       Retail               Unanchored
  63    Woodlyn                          PA    19094     Delaware                1       Retail               Anchored
  64    Pittsburgh                       PA    15203     Allegheny               1       Office               Suburban
  65    Riviera Beach                    FL    33404     Palm Beach              1       Multifamily          Garden
  66    Alexandria                       VA    22312     Fairfax                 1       Multifamily          Garden
  67    Mahwah                           NJ    07430     Bergen                  1       Self Storage         Self Storage
  68    South Hadley                     MA    01075     Hampshire               1       Retail               Anchored
  69    Witcha Falls                     TX    76308     Wichita                 1       Retail               Unanchored
  70    Daphne                           AL    36526     Baldwin                 1       Multifamily          Garden
  71    Rancho Cucamonga                 CA    91730     San Bernardino          1       Retail               Shadow Anchored
  72    Columbia                         MD    21046     Howard                  1       Office               Suburban
  73    Allen                            TX    75002     Collin                  1       Multifamily          Garden
  74    Albuquerque                      NM    87111     Bernallio               1       Retail               Shadow Anchored
  75    Pearland                         TX    77584     Brazoria                1       Retail               Anchored
  76    Houston                          TX    77429     Harris                  1       Retail               Unanchored
  77    Cincinnati                       OH    45255     Hamilton                1       Retail               Unanchored
  78    Houston                          TX    77036     Harris                  1       Industrial           Warehouse/Distribution

  79    Dover                            OH    44622     Tuscarawas              1       Multifamily          Garden
  80    Cedar Park                       TX    78613     Williamson              1       Retail               Shadow Anchored
  81    Redford                          MI    48239     Wayne                   1       Retail               Anchored
  82    Royal Oak                        MI    48067     Oakland                 1       Office               Suburban
  83    Hillsboro                        OR    97124     Washington              1       Retail               Unanchored
  84    Sharon                           MA    02067     Norfolk                 1       Industrial           Flex
  85    Santa Ana                        CA    92704     Orange                  1       Manufactured Housing Manufactured Housing
  86    Houston                          TX    77027     Harris                  1       Office               Suburban
  87    Keller                           TX    76248     Tarrant                 1       Self Storage         Self Storage
  88    Knoxville                        TN    37918     Knox                    1       Retail               Unanchored
  89    Carrollton                       TX    76248     Dallas                  1       Self Storage         Self Storage
  90    Los Angeles                      CA    90013     Los Angeles             1       Mixed Use            Retail/Storage
  91    Beaumont                         TX    77706     Jefferson               1       Retail               Unanchored
  92    Lancaster                        CA    93536     Los Angeles             1       Retail               Unanchored
  93    Irving                           TX    75061     Dallas                  1       Multifamily          Garden
  94    San Diego                        CA    92101     San Diego               1       Office               Suburban
  95    Grants Pass                      OR    97527     Josephine               1       Retail               Unanchored
  96    Sterling                         VA    20166     Loudoun                 1       Self Storage         Self Storage
  97    Kalamazoo                        MI    49009     Kalamazoo               1       Multifamily          Garden
  98    Wall                             NJ    07719     Monmouth                1       Office               Suburban
  99    Houston                          TX    77057     Harris                  1       Retail               Anchored
  100   Palatine                         IL    60067     Cook                    1       Retail               Anchored
  101   Newport News                     VA    23602     Newport News City       1       Retail               Anchored
  102   Hackettstown                     NJ    07840     Warren                  1       Self Storage         Self Storage
  103   Willmington                      NC    28403     New Hanover             1       Retail               Anchored
  104   League City                      TX    77573     Galveston               1       Retail               Unanchored
  105   Longview                         TX    75605     Gregg                   1       Multifamily          Garden
  106   Lady Lake                        FL    32159     Sumter, Lake            1       Self Storage         Self Storage
  107   Fort Worth                       TX    76116     Tarrant                 1       Multifamily          Garden
  108   Grand Prairie                    TX    75051     Dallas                  1       Multifamily          Garden
  109   Escondido                        CA    92029     San Diego               1       Industrial           Warehouse/Distribution
  110   Santa Fe                         NM    87505     Santa Fe                1       Retail               Unanchored
  111   Houston                          TX    77058     Harris                  1       Office               Suburban
  112   Mount Laurel                     NJ    08054     Burlington              1       Retail               Unanchored
  113   Colonie                          NY    12205     Albany                  1       Industrial           Flex
  114   Payson                           AZ    85541     Gila                    1       Office               Suburban
  115   Azusa                            CA    91702     Los Angeles             1       Retail               Unanchored
  116   Apopka                           FL    32703     Orange                  1       Manufactured Housing Manufactured Housing
  117   Dallas                           TX   Various    Dallas                  4       Multifamily          Garden
 117.1  Dallas                           TX    75205     Dallas                  1       Multifamily          Garden
 117.2  Dallas                           TX    75219     Dallas                  1       Multifamily          Garden
 117.3  Dallas                           TX    75219     Dallas                  1       Multifamily          Garden
 117.4  Dallas                           TX    75209     Dallas                  1       Multifamily          Garden
  118   Fort Lauderdale                  FL    33312     Broward                 1       Office               Suburban
  119   Louisville                       KY    40241     Jefferson               1       Self Storage         Self Storage
  120   State College                    PA    16801     Centre                  1       Multifamily          Garden
  121   Rock Hill                        SC    29730     York                    1       Retail               Anchored
  122   Corning                          NY    14830     Steuben                 1       Retail               Anchored
  123   Mesa                             AZ    85206     Maricopa                1       Retail               Unanchored
  124   Jacksonville                     FL    32218     Duval                   1       Retail               Shadow Anchored
  125   Clearwater                       FL    33755     Pinellas                1       Self Storage         Self Storage
  126   Dothan                           AL    36303     Houston                 1       Retail               Unanchored
  127   Bronx                            NY    10454     Bronx                   1       Industrial           Warehouse/Distribution
  128   Huntington                       NY    11743     Suffolk                 1       Office               Suburban
  129   McKinney                         TX    75070     Collin                  1       Retail               Unanchored
  130   Garden City                      GA    31408     Chatham                 1       Manufactured Housing Manufactured Housing
  131   Edmond                           OK    73003     Oklahoma                1       Manufactured Housing Manufactured Housing
  132   Chandler                         AZ    85225     Maricopa                1       Retail               Shadow Anchored
  133   Woodbury                         CT    06798     Litchfield              1       Multifamily          Garden
  134   East Setauket                    NY    11733     Suffolk                 1       Office               Suburban
  135   Los Angeles                      CA    90045     Los Angeles             1       Multifamily          Garden
  136   Lubbock                          TX    79401     Lubbock                 1       Multifamily          Garden
  137   North Windham                    CT    06256     Windham                 1       Manufactured Housing Manufactured Housing
  138   Henderson                        NV    89012     Clark                   1       Retail               Unanchored
  139   Colonie                          NY    12205     Albany                  1       Industrial           Flex
  140   Austin                           TX    78752     Travis                  1       Retail               Shadow Anchored
  141   Clinton                          NJ    08809     Hunterdon               1       Retail               Unanchored
  142   Griffin                          GA    30224     Spalding                1       Multifamily          Garden
  143   New York                         NY    10003     New York                1       Office               CBD
  144   Amarillo                         TX    79104     Potter                  1       Manufactured Housing Manufactured Housing
  145   Leeds                            AL    35094     Jefferson               1       Retail               Anchored
  146   Pittsfield Township/Ypsilanti    MI    48197     Washtenaw               1       Retail               Shadow Anchored
  147   Oklahoma City                    OK    73110     Oklahoma                1       Multifamily          Garden
  148   Mansfield                        TX    76063     Tarrant                 1       Retail               Unanchored
  149   Ennis                            TX    75119     Ellis                   1       Manufactured Housing Manufactured Housing

                              YEAR                        UNIT OF                         OCCUPANCY       APPRAISED     APPRAISAL
LOAN #        YEAR BUILT    RENOVATED         UNITS      MEASURE     OCCUPANCY %(18)         DATE       VALUE ($)(17)    DATE(17)
------------------------------------------------------------------------------------------------------------------------------------

                Various      Various      1,634,765    Square Feet        100.0            09/30/04        210,400,000   Various
   1             1969                       278,241    Square Feet        100.0            09/30/04         45,000,000   08/06/04
   2             1981         1997          226,812    Square Feet        100.0            09/30/04         30,500,000   08/06/04
   3             2001                       167,805    Square Feet        100.0            09/30/04         24,400,000   08/06/04
   4             1960         2003          151,357    Square Feet        100.0            09/30/04         22,700,000   08/06/04
   5             1998                        98,001    Square Feet        100.0            09/30/04         14,300,000   08/06/04
   6             1986                       145,642    Square Feet        100.0            09/30/04         14,800,000   08/06/04
   7             1981         1997          105,512    Square Feet        100.0            09/30/04         12,300,000   08/06/04
   8             1995                        91,196    Square Feet        100.0            09/30/04         11,500,000   08/06/04
   9             1998                        77,040    Square Feet        100.0            09/30/04          9,200,000   08/06/04
  10             1995                        74,105    Square Feet        100.0            09/30/04          8,200,000   08/06/04
  11             1987                        84,441    Square Feet        100.0            09/30/04          7,500,000   09/01/04
  12             1997                        62,747    Square Feet        100.0            09/30/04          7,000,000   08/06/04
  13             2000                        71,866    Square Feet        100.0            09/30/04          3,000,000   08/06/04
  14          1996, 1999                    468,843    Square Feet         86.2            09/01/04        131,000,000   10/11/04
  15             1913         1999          272,348    Square Feet         97.2            11/17/04        100,000,000   11/11/04
  16             1979         1997          310,919    Square Feet         96.6            10/27/04         80,000,000   10/22/04
  17            Various      Various        676,454    Square Feet         88.3            Various          79,400,000   Various
 17.1            1976         2002          214,070    Square Feet        100.0            11/01/04         22,500,000   09/20/04
 17.2            1988         2003          175,442    Square Feet         83.2            11/01/04         21,600,000   09/20/04
 17.3            1924         2002          120,323    Square Feet         91.7            11/01/04         15,000,000   09/20/04
 17.4            1989                        81,893    Square Feet        100.0            11/01/04         13,200,000   09/20/04
 17.5            1983                        84,726    Square Feet         53.5            11/01/04          7,100,000   09/20/04
  18             1993         2000          387,458    Square Feet         97.9            10/18/04         53,200,000   11/08/04
  19             2003                           264       Units           100.0            10/06/04         35,130,000   10/08/04
  20             1969         2003              650       Units            95.5            09/27/04         37,600,000   08/26/04
  21             1988         2002          237,701    Square Feet         97.4            11/01/04         33,500,000   08/24/04

  22             1985                           406       Units            93.1            09/30/04         28,800,000   10/04/04
  23             1988                       288,833    Square Feet         99.7            11/01/04         28,000,000   10/01/04
  24             1995                           336       Units            97.6            07/30/04         27,800,000   08/31/04
  25             2000                           384       Units            93.2            09/20/04         28,750,000   08/23/04
  26             1987         2000          192,060    Square Feet         99.0            11/18/04         30,800,000   10/28/04
  27             1985                           419       Units            95.0            09/30/04         26,000,000   10/04/04
  28             1974         1996          210,219    Square Feet         96.3            12/01/04         25,800,000   09/21/04

  29             1987                           300       Units            89.7            09/01/04         25,000,000   10/05/04
  30             2002         2004          188,160    Square Feet         99.4            05/01/04         35,200,000   08/25/04
  31             2001                           174       Rooms            80.0            10/08/04         26,900,000   09/01/04
  32             1987         1998          194,754    Square Feet         99.3            09/24/04         20,000,000   08/13/04
  33             1973         2003              480        Beds            95.2            09/21/04         26,190,000   09/16/04
  34             1983                           292       Units            95.2            09/30/04         19,800,000   10/04/04
  35             1976         1996          392,830    Square Feet         98.9            12/01/04         19,700,000   09/21/04

  36             1993         2004          126,305    Square Feet        100.0            11/19/04         21,000,000   08/26/04
  37             1987                           600        Pads            83.8            10/08/04         19,600,000   10/04/04
  38             2003                           156       Units            94.2            09/01/04         20,500,000   08/31/04
  39             1972                           192       Units            96.9            10/30/04         24,630,000   09/15/04
  40             2004                       150,000    Square Feet        100.0            10/27/04         18,250,000   10/28/04
  41             1975         1991          432,822    Square Feet         92.7            12/01/04         18,800,000   09/21/04

  42             1986                       104,892    Square Feet         84.4            09/10/04         18,000,000   06/15/04
  43             2002                           223       Rooms            69.9            06/30/04         25,600,000   09/01/04
  44             1984         2001           98,884    Square Feet         91.7            09/15/04         18,750,000   09/30/04
  45             1990                       150,691    Square Feet         90.9            11/01/04         19,300,000   10/21/04
  46             1983                       174,809    Square Feet         99.0            10/31/04         21,000,000   10/08/04
  47             2004                            92       Units            96.7            08/17/04         15,500,000   08/17/04
  48             1974                        65,129    Square Feet        100.0            10/31/04         15,750,000   10/11/04
  49             2003                           144       Units            92.4            07/01/04         15,900,000   04/15/04
  50             1987         2003          132,879    Square Feet         90.0            09/30/04         13,900,000   10/21/04
  51             1975         1977              417        Pads            94.2            09/30/04         13,970,000   09/02/04
  52             1971         1976              389        Pads            96.7            09/13/04         13,760,000   09/02/04
  53             1999                           252       Units            92.1            10/21/04         14,200,000   08/06/03
  54             2004                        77,484    Square Feet        100.0            09/30/04         14,000,000   11/01/04
  55             2004                        86,500    Square Feet        100.0            10/12/04         13,300,000   11/01/04
  56             1973                           232       Units            93.1            10/12/04         13,000,000   10/12/04
  57             1992                        42,860    Square Feet         96.2            10/01/04         16,200,000   09/29/04
  58             2004                        30,581    Square Feet         90.5            07/31/04         12,400,000   06/18/04
  59             1987                        78,815    Square Feet         99.0            05/01/04         13,500,000   08/13/04
  60             1990                       117,168    Square Feet        100.0            11/01/04         18,000,000   08/11/04
  61             2004                        64,191    Square Feet         92.3            09/24/04         10,400,000   10/01/04
  62             2003                        54,980    Square Feet         87.2            11/16/04         12,800,000   12/22/04
  63             1960         2004           47,539    Square Feet        100.0            07/28/04         10,700,000   08/10/04
  64             2004                        33,459    Square Feet        100.0            12/11/04         10,600,000   08/23/04
  65             1974         2004              216       Units            97.2            09/01/04         10,700,000   09/20/04
  66             1960                           134       Units            94.0            11/01/04         13,300,000   11/04/04
  67             1997         1999            1,067       Units            79.9            10/31/04         12,700,000   10/07/04
  68       1957, 1966, 1995   1998           92,098    Square Feet         99.5            08/02/04         12,500,000   08/04/04
  69             1984         2003           67,431    Square Feet        100.0            11/02/04          9,700,000   10/15/04
  70             1984                           180       Units            95.6            09/02/04          9,000,000   09/08/04
  71             2004                        19,813    Square Feet        100.0            10/28/04         10,100,000   05/31/04
  72             2004                        56,904    Square Feet        100.0            11/04/04          8,300,000   01/01/05
  73             1986                           202       Units            92.1            11/01/04          8,900,000   11/04/04
  74             1969                        92,858    Square Feet         95.7            08/01/04          8,300,000   08/18/04
  75             2004                        44,682    Square Feet        100.0            11/01/04          8,275,000   09/22/04
  76             2003                        51,592    Square Feet        100.0            11/16/04         10,700,000   10/22/04
  77             1969         2004          143,255    Square Feet         98.0            09/20/04          8,660,000   01/01/05
  78             1973         1981          153,835    Square Feet         88.3            11/01/04          9,000,000   08/12/04

  79             1977         1998              150       Units            97.3            09/29/04          7,500,000   10/07/04
  80             2004                        35,858    Square Feet         83.2            12/02/04          8,750,000   10/05/04
  81             1975         2000          114,865    Square Feet         95.7            06/15/04          8,000,000   06/09/04
  82             1929         2002           49,230    Square Feet        100.0            10/05/04          6,700,000   08/30/04
  83             2004                        17,638    Square Feet         83.0            11/10/04          6,750,000   10/22/04
  84             1969         2001           62,389    Square Feet        100.0            10/05/04          7,000,000   09/22/04
  85             1969                           183        Pads           100.0            05/06/04         10,500,000   05/06/04
  86             1976                        78,678    Square Feet         95.1            09/30/04          6,400,000   09/09/04
  87             2003                         1,060       Units            78.6            11/08/04          9,000,000   12/01/04
  88             1996         1999           32,965    Square Feet        100.0            11/08/04          8,520,000   11/03/04
  89             2004                         1,012       Units            79.0            11/02/04          9,300,000   11/01/04
  90             1911         1991           36,050    Square Feet        100.0            02/01/04          8,800,000   03/12/04
  91             1984                        44,440    Square Feet        100.0            11/01/04          6,800,000   10/29/04
  92             1983         2004          130,852    Square Feet        100.0            11/02/04          6,860,000   09/22/04
  93             1970         2002              200       Units            93.5            09/23/04          6,200,000   06/25/04
  94             1971                        26,478    Square Feet        100.0            10/11/04          6,360,000   09/01/04
  95             2002         2004           86,550    Square Feet         93.6            11/02/04          6,070,000   07/07/04
  96             1986         1994              544       Units            91.2            11/02/04          5,400,000   11/05/04
  97             1986                           140       Units            98.6            08/30/04          5,050,000   08/05/04
  98             2004                        30,000    Square Feet        100.0            11/01/04          5,600,000   01/01/05
  99             1991         2004           32,653    Square Feet         84.7            09/30/04          5,750,000   09/15/04
  100            2004                        14,560    Square Feet        100.0            12/11/04          5,800,000   07/26/04
  101            2001                        34,103    Square Feet        100.0            09/30/04          5,400,000   09/13/04
  102            2003                        60,396    Square Feet         82.5            09/30/04          7,300,000   09/17/04
  103            1977         1995           57,230    Square Feet        100.0            12/11/04          7,300,000   10/19/04
  104            2002                        28,080    Square Feet        100.0            11/23/04          6,550,000   10/17/04
  105            1979         1999              160       Units            96.9            11/17/04          5,000,000   10/26/04
  106            1994                           755       Units            88.2            11/12/04          5,200,000   10/02/04
  107            1980         2002              152       Units            93.4            10/20/04          4,790,000   09/28/04
  108            1959         2003              148       Units            91.2            07/29/04          4,940,000   06/28/04
  109            1973         1980           86,326    Square Feet         91.4            11/15/04          8,700,000   09/30/04
  110            2003                        26,390    Square Feet        100.0            10/22/04          4,500,000   06/17/04
  111            1975         2004           59,331    Square Feet         81.0            09/25/04          4,600,000   09/09/04
  112            2003                        30,456    Square Feet         82.4            07/26/04          4,600,000   12/03/04
  113            1988         1998           65,000    Square Feet        100.0            07/01/04          4,300,000   06/18/04
  114            2003                        27,320    Square Feet         89.0            11/22/04          5,800,000   10/08/04
  115            1965         1975           37,244    Square Feet        100.0            11/30/04          5,250,000   11/05/04
  116            1973                           120        Pads            89.2            07/01/04          3,830,000   09/08/04
  117           Various      Various             98       Units            92.9            11/01/04          4,800,000   07/20/04
 117.1           1963                            26       Units           100.0            11/01/04          1,610,000   07/20/04
 117.2           1965                            28       Units            89.3            11/01/04          1,220,000   07/20/04
 117.3           1930         2003               26       Units            88.5            11/01/04          1,150,000   07/20/04
 117.4           1963                            18       Units            94.4            11/01/04            820,000   07/20/04
  118            1958         2002           38,368    Square Feet         89.8            09/15/04          4,000,000   10/19/04
  119            2001         2004              691       Units            74.2            10/18/04          5,200,000   09/20/04
  120            2003                            40       Units           100.0            08/18/04          4,085,000   06/18/04
  121            2004                        25,199    Square Feet         80.5            09/17/04          5,050,000   08/19/04
  122            2004                        13,813    Square Feet        100.0            12/11/04          4,053,000   08/20/04
  123            2001                        12,068    Square Feet        100.0            10/19/04          4,400,000   08/26/04
  124            2004                        15,069    Square Feet        100.0            11/30/04          3,360,000   11/02/04
  125            2000                           807       Units            91.4            10/31/04          4,800,000   07/12/04
  126            2004                        25,330    Square Feet         91.3            09/13/04          3,500,000   09/23/04
  127            1952                        53,250    Square Feet        100.0            04/01/04          6,000,000   10/11/04
  128            1986                        18,604    Square Feet        100.0            10/14/04          3,200,000   10/14/04
  129            1999                        14,292    Square Feet        100.0            10/12/04          2,975,000   09/13/04
  130            1971         1974              285        Pads            71.6            08/01/04          2,850,000   09/13/04
  131            1984         1997              212        Pads            86.8            09/07/04          2,800,000   08/13/04
  132            2002                        12,771    Square Feet        100.0            10/18/04          3,080,000   08/13/04
  133            1966                            32       Units           100.0            09/08/04          2,700,000   09/08/03
  134            1989                        16,423    Square Feet        100.0            10/01/04          3,250,000   10/29/04
  135            2004                            14       Units            92.9            11/03/04          3,150,000   11/05/04
  136            1944         1999               30       Units           100.0            09/16/04          2,540,000   10/22/04
  137            1968         1988               97        Pads            88.7            09/01/04          3,000,000   09/13/04
  138            2003                         7,420    Square Feet        100.0            10/07/04          2,650,000   09/16/04
  139            1997         2002           34,527    Square Feet        100.0            11/20/04          2,700,000   06/18/04
  140            2004                        20,446    Square Feet        100.0            10/08/04          2,500,000   10/05/04
  141            1985                        15,250    Square Feet        100.0            10/31/04          3,000,000   09/10/04
  142            1974         2003               80       Units            98.8            09/01/04          2,550,000   08/26/04
  143            1906         1989           17,783    Square Feet         97.4            09/01/04          4,400,000   09/20/04
  144            1973         2003              187        Pads            73.3            11/21/04          2,960,000   07/20/04
  145            1982         2001           43,800    Square Feet        100.0            09/17/04          2,250,000   10/14/04
  146            2003                        16,094    Square Feet         86.9            08/03/04          2,700,000   06/09/04
  147            1962                            96       Units            92.7            12/01/04          2,400,000   08/20/04
  148            2003                        11,375    Square Feet         83.0            10/01/04          2,050,000   10/07/04
  149            1972                            93        Pads            97.8            08/18/04          1,700,000   07/10/04

                                            ORIGINAL                                           CURRENT       LOAN      % OF
              CURRENT        ORIGINAL       BALANCE          CURRENT        % OF INITIAL       BALANCE      GROUP      LOAN
LOAN #      LTV %(1,17)    BALANCE ($)    PER UNIT ($)   BALANCE ($)(3)     POOL BALANCE     PER UNIT ($)   1 OR 2   GROUP 1
------------------------------------------------------------------------------------------------------------------------------------

               71.5
   1           71.5           31,000,000            111     31,000,000.00       2.0%                   111    1        2.3%
   2           71.5           22,500,000             99     22,500,000.00       1.5%                    99    1        1.7%
   3           71.5           18,200,000            108     18,200,000.00       1.2%                   108    1        1.4%
   4           71.5           14,500,000             96     14,500,000.00       1.0%                    96    1        1.1%
   5           71.5           10,750,000            110     10,750,000.00       0.7%                   110    1        0.8%
   6           71.5           10,420,000             72     10,420,000.00       0.7%                    72    1        0.8%
   7           71.5            9,000,000             85      9,000,000.00       0.6%                    85    1        0.7%
   8           71.5            8,900,000             98      8,900,000.00       0.6%                    98    1        0.7%
   9           71.5            6,370,000             83      6,370,000.00       0.4%                    83    1        0.5%
  10           71.5            5,740,000             77      5,740,000.00       0.4%                    77    1        0.4%
  11           71.5            5,700,000             68      5,700,000.00       0.4%                    68    1        0.4%
  12           71.5            5,100,000             81      5,100,000.00       0.3%                    81    1        0.4%
  13           71.5            2,300,000             32      2,300,000.00       0.2%                    32    1        0.2%
  14           75.6           98,980,000            211     98,980,000.00       6.5%                   211    1        7.4%
  15           75.0           75,000,000            275     75,000,000.00       4.9%                   275    1        5.6%
  16           80.0           64,000,000            206     64,000,000.00       4.2%                   206    1        4.8%
  17           78.7           62,500,000             92     62,500,000.00       4.1%                    92    1        4.7%
 17.1          78.7           17,710,957             83     17,710,957.18                               83    1
 17.2          78.7           17,002,519             97     17,002,518.89                               97    1
 17.3          78.7           11,807,305             98     11,807,304.79                               98    1
 17.4          78.7           10,390,428            127     10,390,428.21                              127    1
 17.5          78.7            5,588,791             66      5,588,790.93                               66    1
  18           78.9           42,000,000            108     42,000,000.00       2.8%                   108    1        3.1%
  19           79.7           28,000,000        106,061     28,000,000.00       1.8%               106,061    1        2.1%
  20           74.5           28,000,000         43,077     28,000,000.00       1.8%                43,077    2        0.0%
  21           77.6           26,000,000            109     26,000,000.00       1.7%                   109    1        1.9%

  22           78.1           22,500,000         55,419     22,500,000.00       1.5%                55,419    1        1.7%
  23           78.6           22,000,000             76     22,000,000.00       1.4%                    76    1        1.6%
  24           79.0           21,975,000         65,402     21,975,000.00       1.4%                65,402    1        1.6%
  25           75.9           21,831,000         56,852     21,831,000.00       1.4%                56,852    1        1.6%
  26           69.8           21,500,000            112     21,500,000.00       1.4%                   112    1        1.6%
  27           79.2           20,600,000         49,165     20,600,000.00       1.4%                49,165    1        1.5%
  28           79.1           20,400,000             97     20,400,000.00       1.3%                    97    1        1.5%

  29           80.0           20,000,000         66,667     20,000,000.00       1.3%                66,667    2        0.0%
  30           54.7           19,262,100            102     19,262,100.00       1.3%                   102    1        1.4%
  31           70.6           19,000,000        109,195     19,000,000.00       1.3%               109,195    1        1.4%
  32           80.0           16,000,000             82     16,000,000.00       1.1%                    82    1        1.2%
  33           60.3           15,800,000         32,917     15,800,000.00       1.0%                32,917    2        0.0%
  34           79.0           15,650,000         53,596     15,650,000.00       1.0%                53,596    1        1.2%
  35           79.2           15,600,000             40     15,600,000.00       1.0%                    40    1        1.2%

  36           73.8           15,500,000            123     15,500,000.00       1.0%                   123    1        1.2%
  37           78.1           15,300,000         25,500     15,300,000.00       1.0%                25,500    2        0.0%
  38           73.5           15,100,000         96,795     15,066,852.84       1.0%                96,582    2        0.0%
  39           60.9           15,000,000         78,125     15,000,000.00       1.0%                78,125    1        1.1%
  40           80.0           14,600,000             97     14,600,000.00       1.0%                    97    1        1.1%
  41           77.1           14,500,000             34     14,500,000.00       1.0%                    34    1        1.1%

  42           80.0           14,400,000            137     14,400,000.00       0.9%                   137    1        1.1%
  43           55.1           14,100,000         63,229     14,100,000.00       0.9%                63,229    1        1.1%
  44           75.0           14,062,500            142     14,062,500.00       0.9%                   142    1        1.1%
  45           72.5           14,000,000             93     14,000,000.00       0.9%                    93    1        1.0%
  46           57.1           12,000,000             69     12,000,000.00       0.8%                    69    1        0.9%
  47           76.0           11,800,000        128,261     11,775,659.83       0.8%               127,996    1        0.9%
  48           74.3           11,700,000            180     11,700,000.00       0.8%                   180    1        0.9%
  49           71.7           11,400,000         79,167     11,400,000.00       0.8%                79,167    1        0.9%
  50           79.8           11,088,000             83     11,088,000.00       0.7%                    83    1        0.8%
  51           78.6           10,985,000         26,343     10,985,000.00       0.7%                26,343    1        0.8%
  52           78.6           10,820,000         27,815     10,820,000.00       0.7%                27,815    1        0.8%
  53           73.9           10,500,000         41,667     10,500,000.00       0.7%                41,667    2        0.0%
  54           74.7           10,460,000            135     10,460,000.00       0.7%                   135    1        0.8%
  55           78.2           10,400,000            120     10,400,000.00       0.7%                   120    1        0.8%
  56           79.9           10,400,000         44,828     10,387,801.36       0.7%                44,775    2        0.0%
  57           61.7           10,000,000            233     10,000,000.00       0.7%                   233    1        0.7%
  58           74.5            9,240,000            302      9,240,000.00       0.6%                   302    1        0.7%
  59           67.4            9,100,000            115      9,100,000.00       0.6%                   115    1        0.7%
  60           50.0            9,000,000             77      9,000,000.00       0.6%                    77    1        0.7%
  61           79.3            8,250,000            129      8,250,000.00       0.5%                   129    1        0.6%
  62           63.3            8,100,000            147      8,100,000.00       0.5%                   147    1        0.6%
  63           75.7            8,100,000            170      8,100,000.00       0.5%                   170    1        0.6%
  64           75.5            8,000,000            239      8,000,000.00       0.5%                   239    1        0.6%
  65           74.7            8,000,000         37,037      7,991,144.25       0.5%                36,996    2        0.0%
  66           56.4            7,500,000         55,970      7,500,000.00       0.5%                55,970    2        0.0%
  67           59.1            7,500,000          7,029      7,500,000.00       0.5%                 7,029    1        0.6%
  68           60.0            7,500,000             81      7,500,000.00       0.5%                    81    1        0.6%
  69           75.8            7,350,000            109      7,350,000.00       0.5%                   109    1        0.5%
  70           79.2            7,125,000         39,583      7,125,000.00       0.5%                39,583    1        0.5%
  71           67.3            6,817,000            344      6,798,564.25       0.4%                   343    1        0.5%
  72           79.5            6,600,000            116      6,600,000.00       0.4%                   116    1        0.5%
  73           74.2            6,600,000         32,673      6,600,000.00       0.4%                32,673    2        0.0%
  74           77.0            6,400,000             69      6,392,888.76       0.4%                    69    1        0.5%
  75           76.1            6,300,000            141      6,300,000.00       0.4%                   141    1        0.5%
  76           57.2            6,125,000            119      6,125,000.00       0.4%                   119    1        0.5%
  77           69.3            6,000,000             42      6,000,000.00       0.4%                    42    1        0.4%
  78           66.7            6,000,000             39      6,000,000.00       0.4%                    39    1        0.4%

  79           79.3            5,950,000         39,667      5,950,000.00       0.4%                39,667    2        0.0%
  80           65.4            5,725,000            160      5,725,000.00       0.4%                   160    1        0.4%
  81           69.9            5,600,000             49      5,588,695.08       0.4%                    49    1        0.4%
  82           79.0            5,300,000            108      5,294,231.51       0.3%                   108    1        0.4%
  83           77.8            5,250,000            298      5,250,000.00       0.3%                   298    1        0.4%
  84           74.2            5,200,000             83      5,191,627.02       0.3%                    83    1        0.4%
  85           48.9            5,150,000         28,142      5,137,449.19       0.3%                28,073    2        0.0%
  86           79.6            5,100,000             65      5,094,449.19       0.3%                    65    1        0.4%
  87           56.1            5,050,000          4,764      5,050,000.00       0.3%                 4,764    1        0.4%
  88           58.7            5,005,000            152      5,005,000.00       0.3%                   152    1        0.4%
  89           53.8            5,000,000          4,941      5,000,000.00       0.3%                 4,941    1        0.4%
  90           56.4            5,000,000            139      4,962,464.23       0.3%                   138    1        0.4%
  91           72.1            4,900,000            110      4,900,000.00       0.3%                   110    1        0.4%
  92           71.4            4,900,000             37      4,900,000.00       0.3%                    37    1        0.4%
  93           72.5            4,500,000         22,500      4,495,189.21       0.3%                22,476    2        0.0%
  94           70.0            4,450,000            168      4,450,000.00       0.3%                   168    1        0.3%
  95           72.5            4,400,000             51      4,400,000.00       0.3%                    51    1        0.3%
  96           75.0            4,050,000          7,445      4,050,000.00       0.3%                 7,445    1        0.3%
  97           79.8            4,040,000         28,857      4,031,666.59       0.3%                28,798    2        0.0%
  98           71.4            4,000,000            133      4,000,000.00       0.3%                   133    1        0.3%
  99           69.6            4,000,000            123      4,000,000.00       0.3%                   123    1        0.3%
  100          69.0            4,000,000            275      4,000,000.00       0.3%                   275    1        0.3%
  101          74.0            4,000,000            117      3,995,605.28       0.3%                   117    1        0.3%
  102          54.7            4,000,000             66      3,993,788.70       0.3%                    66    1        0.3%
  103          54.2            3,960,000             69      3,960,000.00       0.3%                    69    1        0.3%
  104          60.3            3,950,000            141      3,950,000.00       0.3%                   141    1        0.3%
  105          78.0            3,900,000         24,375      3,900,000.00       0.3%                24,375    1        0.3%
  106          73.1            3,800,000          5,033      3,800,000.00       0.3%                 5,033    1        0.3%
  107          79.1            3,795,000         24,967      3,790,743.55       0.2%                24,939    2        0.0%
  108          73.5            3,650,000         24,662      3,633,345.24       0.2%                24,550    2        0.0%
  109          41.4            3,600,000             42      3,600,000.00       0.2%                    42    1        0.3%
  110          77.8            3,500,000            133      3,500,000.00       0.2%                   133    1        0.3%
  111          76.0            3,500,000             59      3,496,289.98       0.2%                    59    1        0.3%
  112          73.8            3,400,000            112      3,396,823.39       0.2%                   112    1        0.3%
  113          78.5            3,376,000             52      3,376,000.00       0.2%                    52    1        0.3%
  114          56.9            3,300,000            121      3,300,000.00       0.2%                   121    1        0.2%
  115          59.0            3,100,000             83      3,100,000.00       0.2%                    83    1        0.2%
  116          79.9            3,060,000         25,500      3,060,000.00       0.2%                25,500    1        0.2%
  117          62.5            3,000,000         30,612      3,000,000.00       0.2%                30,612    2        0.0%
 117.1         62.5            1,006,250         38,702      1,006,250.00                           38,702    2
 117.2         62.5              762,500         27,232        762,500.00                           27,232    2
 117.3         62.5              718,750         27,644        718,750.00                           27,644    2
 117.4         62.5              512,500         28,472        512,500.00                           28,472    2
  118          75.0            3,000,000             78      3,000,000.00       0.2%                    78    1        0.2%
  119          57.6            3,000,000          4,342      2,993,161.58       0.2%                 4,332    1        0.2%
  120          72.8            2,975,000         74,375      2,975,000.00       0.2%                74,375    1        0.2%
  121          56.9            2,871,000            114      2,871,000.00       0.2%                   114    1        0.2%
  122          69.7            2,825,000            205      2,825,000.00       0.2%                   205    1        0.2%
  123          61.7            2,720,000            225      2,716,966.36       0.2%                   225    1        0.2%
  124          79.5            2,672,000            177      2,672,000.00       0.2%                   177    1        0.2%
  125          54.8            2,630,000          3,259      2,630,000.00       0.2%                 3,259    1        0.2%
  126          73.7            2,580,000            102      2,580,000.00       0.2%                   102    1        0.2%
  127          41.7            2,500,000             47      2,500,000.00       0.2%                    47    1        0.2%
  128          75.0            2,400,000            129      2,400,000.00       0.2%                   129    1        0.2%
  129          75.5            2,250,000            157      2,247,583.22       0.1%                   157    1        0.2%
  130          78.2            2,230,000          7,825      2,227,512.86       0.1%                 7,816    1        0.2%
  131          79.2            2,220,000         10,472      2,217,606.43       0.1%                10,460    2        0.0%
  132          70.7            2,181,000            171      2,178,572.08       0.1%                   171    1        0.2%
  133          78.4            2,160,000         67,500      2,117,884.64       0.1%                66,184    2        0.0%
  134          64.6            2,100,000            128      2,100,000.00       0.1%                   128    1        0.2%
  135          65.1            2,050,000        146,429      2,050,000.00       0.1%               146,429    1        0.2%
  136          79.5            2,020,000         67,333      2,020,000.00       0.1%                67,333    1        0.2%
  137          66.7            2,000,000         20,619      2,000,000.00       0.1%                20,619    2        0.0%
  138          73.5            1,950,000            263      1,947,905.46       0.1%                   263    1        0.1%
  139          70.4            1,900,000             55      1,900,000.00       0.1%                    55    1        0.1%
  140          72.0            1,800,000             88      1,800,000.00       0.1%                    88    1        0.1%
  141          60.0            1,800,000            118      1,800,000.00       0.1%                   118    1        0.1%
  142          70.4            1,800,000         22,500      1,794,529.23       0.1%                22,432    2        0.0%
  143          39.8            1,750,000             98      1,750,000.00       0.1%                    98    1        0.1%
  144          59.0            1,750,000          9,358      1,746,871.20       0.1%                 9,342    2        0.0%
  145          75.6            1,700,000             39      1,700,000.00       0.1%                    39    1        0.1%
  146          59.3            1,600,000             99      1,600,000.00       0.1%                    99    1        0.1%
  147          66.7            1,600,000         16,667      1,600,000.00       0.1%                16,667    2        0.0%
  148          70.7            1,450,000            127      1,450,000.00       0.1%                   127    1        0.1%
  149          57.3              975,000         10,484        973,991.66       0.1%                10,473    2        0.0%

              % OF                                                         NET
              LOAN       CROSSED      RELATED     INTEREST    ADMIN.     MORTGAGE                    MONTHLY DEBT       ANNUAL DEBT
LOAN #      GROUP 2      LOAN(4)    BORROWER(5)    RATE %      FEE %    RATE %(6)   ACCRUAL TYPE   SERVICE ($)(7,8)   SERVICE ($)(9)
------------------------------------------------------------------------------------------------------------------------------------

   1          0.0%          1                     5.14700     0.04145    5.10555     Actual/360          134,810.89     1,617,730.68
   2          0.0%          1                     5.14700     0.04145    5.10555     Actual/360           97,846.61     1,174,159.32
   3          0.0%          1                     5.14700     0.04145    5.10555     Actual/360           79,147.04       949,764.48
   4          0.0%          1                     5.14700     0.04145    5.10555     Actual/360           63,056.71       756,680.52
   5          0.0%          1                     5.14700     0.04145    5.10555     Actual/360           46,748.94       560,987.28
   6          0.0%          1                     5.14700     0.04145    5.10555     Actual/360           45,313.85       543,766.20
   7          0.0%          1                     5.14700     0.04145    5.10555     Actual/360           39,138.65       469,663.80
   8          0.0%          1                     5.14700     0.04145    5.10555     Actual/360           38,703.77       464,445.24
   9          0.0%          1                     5.14700     0.04145    5.10555     Actual/360           27,701.46       332,417.52
  10          0.0%          1                     5.14700     0.04145    5.10555     Actual/360           24,961.76       299,541.12
  11          0.0%          1                     5.14700     0.04145    5.10555     Actual/360           24,787.81       297,453.72
  12          0.0%          1                     5.14700     0.04145    5.10555     Actual/360           22,178.57       266,142.84
  13          0.0%          1                     5.14700     0.04145    5.10555     Actual/360           10,002.10       120,025.20
  14          0.0%                                5.32000     0.04145    5.27855     Actual/360          444,905.94     5,338,871.28
  15          0.0%                                5.20010     0.04145    5.15865     Actual/360          411,837.79     4,942,053.48
  16          0.0%                                5.37000     0.04145    5.32855     Actual/360          358,182.12     4,298,185.44
  17          0.0%                                5.24000     0.06145    5.17855     Actual/360          344,740.30     4,136,883.60
 17.1                                             5.24000     0.00000    0.00000     Actual/360
 17.2                                             5.24000     0.00000    0.00000     Actual/360
 17.3                                             5.24000     0.00000    0.00000     Actual/360
 17.4                                             5.24000     0.00000    0.00000     Actual/360
 17.5                                             5.24000     0.00000    0.00000     Actual/360
  18          0.0%                                5.38600     0.08290    5.30310     Actual/360          255,065.23     3,060,782.76
  19          0.0%                                5.57000     0.08290    5.48710     Actual/360          160,212.83     1,922,553.96
  20         15.6%                                5.45000     0.08290    5.36710     Actual/360          158,103.65     1,897,243.80
  21          0.0%                                5.38000     0.08290    5.29710     Actual/360          143,503.81     1,722,045.72

  22          0.0%                       9        5.10700     0.08290    5.02410     Actual/360          122,260.50     1,467,126.00
  23          0.0%                                5.35000     0.08290    5.26710     Actual/360          122,851.01     1,474,212.12
  24          0.0%                       8        5.44000     0.06145    5.37855     Actual/360          123,945.65     1,487,347.80
  25          0.0%                                4.70000     0.04290    4.65710     Actual/360           86,692.32     1,040,307.84
  26          0.0%                                5.14000     0.08290    5.05710     Actual/360          117,263.21     1,407,158.52
  27          0.0%                       9        4.82300     0.08290    4.74010     Actual/360           83,944.76     1,007,337.12
  28          0.0%                       7        5.10000     0.08290    5.01710     Actual/360          110,761.75     1,329,141.00

  29         11.1%                                5.40000     0.08290    5.31710     Actual/360          112,306.16     1,347,673.92
  30          0.0%                       1        4.75000     0.08290    4.66710       30/360             76,245.81       914,949.72
  31          0.0%                                5.79000     0.07145    5.71855     Actual/360          119,989.91     1,439,878.92
  32          0.0%                                5.22000     0.08290    5.13710     Actual/360           88,055.53     1,056,666.36
  33          8.8%                                5.34000     0.07145    5.26855     Actual/360           88,131.02     1,057,572.24
  34          0.0%                       9        4.82300     0.08290    4.74010     Actual/360           63,773.57       765,282.84
  35          0.0%                       7        5.10000     0.08290    5.01710     Actual/360           84,700.16     1,016,401.92

  36          0.0%                                5.58000     0.08290    5.49710     Actual/360           88,786.86     1,065,442.32
  37          8.5%                                5.46000     0.08290    5.37710     Actual/360           86,488.13     1,037,857.56
  38          8.4%                       11       5.45000     0.08290    5.36710     Actual/360           85,263.04     1,023,156.48
  39          0.0%                                5.37000     0.04290    5.32710     Actual/360           83,948.94     1,007,387.28
  40          0.0%                                5.35000     0.08290    5.26710     Actual/360           88,353.64     1,060,243.68
  41          0.0%                       7        5.10000     0.08290    5.01710     Actual/360           78,727.72       944,732.64

  42          0.0%                                5.28000     0.08290    5.19710     Actual/360           79,785.12       957,421.44
  43          0.0%                                6.20000     0.09145    6.10855     Actual/360           92,578.08     1,110,936.96
  44          0.0%                                5.31000     0.07145    5.23855     Actual/360           78,177.07       938,124.84
  45          0.0%                                5.50000     0.08290    5.41710     Actual/360           79,490.46       953,885.52
  46          0.0%                                5.55000     0.08290    5.46710     Actual/360           98,368.70     1,180,424.40
  47          0.0%                       11       5.45000     0.08290    5.36710     Actual/360           66,629.40       799,552.80
  48          0.0%                                5.35000     0.04145    5.30855     Actual/360           65,334.40       784,012.80
  49          0.0%                                5.68000     0.04145    5.63855     Actual/360           66,021.23       792,254.76
  50          0.0%                                5.09000     0.04145    5.04855     Actual/360           60,134.16       721,609.92
  51          0.0%                       6        5.40000     0.08290    5.31710     Actual/360           63,474.09       761,689.08
  52          0.0%                       6        5.40000     0.08290    5.31710     Actual/360           62,520.68       750,248.16
  53          5.8%                                4.86000     0.06145    4.79855     Actual/360           55,471.30       665,655.60
  54          0.0%                                6.27000     0.08290    6.18710     Actual/360           64,540.14       774,481.68
  55          0.0%                                5.93000     0.14145    5.78855     Actual/360           61,885.98       742,631.76
  56          5.8%                       8        5.13000     0.09145    5.03855     Actual/360           56,658.64       679,903.68
  57          0.0%                                5.15000     0.08290    5.06710     Actual/360           54,602.62       655,231.44
  58          0.0%                                5.99000     0.08290    5.90710     Actual/360           55,339.08       664,068.96
  59          0.0%                                5.15000     0.08290    5.06710     Actual/360           39,596.59       475,159.08
  60          0.0%                                5.79000     0.07145    5.71855     Actual/360           52,750.47       633,005.64
  61          0.0%                                5.26000     0.08290    5.17710     Actual/360           45,607.92       547,295.04
  62          0.0%                       15       4.88000     0.04290    4.83710     Actual/360           63,549.09       762,589.08
  63          0.0%                                6.38000     0.08290    6.29710     Actual/360           54,085.97       649,031.64
  64          0.0%                                5.13000     0.08290    5.04710     Actual/360           47,375.13       568,501.56
  65          4.4%                       5        5.44000     0.08290    5.35710     Actual/360           45,122.42       541,469.04
  66          4.2%                                5.12000     0.04290    5.07710     Actual/360           40,813.45       489,761.40
  67          0.0%                       14       5.19000     0.08290    5.10710     Actual/360           44,678.49       536,141.88
  68          0.0%                                5.35000     0.08290    5.26710     Actual/360           33,901.91       406,822.92
  69          0.0%                                5.44000     0.04290    5.39710     Actual/360           41,456.22       497,474.64
  70          0.0%                                4.98000     0.08290    4.89710     Actual/360           29,979.43       359,753.16
  71          0.0%                                6.22000     0.07145    6.14855     Actual/360           41,840.52       502,086.24
  72          0.0%                                5.26000     0.04290    5.21710     Actual/360           39,589.30       475,071.60
  73          3.7%                                5.35000     0.08290    5.26710     Actual/360           36,855.30       442,263.60
  74          0.0%                                5.42000     0.09145    5.32855     Actual/360           36,017.91       432,214.92
  75          0.0%                                5.50000     0.04290    5.45710     Actual/360           35,770.71       429,248.52
  76          0.0%                       15       4.83000     0.04290    4.78710     Actual/360           47,895.44       574,745.28
  77          0.0%                                5.40000     0.04145    5.35855     Actual/360           36,487.80       437,853.60
  78          0.0%                                5.55000     0.08290    5.46710     Actual/360           34,255.80       411,069.60

  79          3.3%                                5.10000     0.04290    5.05710     Actual/360           32,305.51       387,666.12
  80          0.0%                                5.72000     0.04290    5.67710       30/360             40,096.29       481,155.48
  81          0.0%                                5.55000     0.08290    5.46710     Actual/360           31,972.08       383,664.96
  82          0.0%                                5.53000     0.08290    5.44710     Actual/360           30,192.65       362,311.80
  83          0.0%                                5.16000     0.04290    5.11710     Actual/360           28,698.73       344,384.76
  84          0.0%                                5.28000     0.08290    5.19710     Actual/360           31,252.98       375,035.76
  85          2.9%                                5.65000     0.04290    5.60710     Actual/360           36,798.73       441,584.76
  86          0.0%                       3        5.53000     0.08290    5.44710     Actual/360           29,053.31       348,639.72
  87          0.0%                       12       5.43000     0.08290    5.34710     Actual/360           41,075.37       492,904.44
  88          0.0%                       1        4.93500     0.08290    4.85210       30/360             20,583.06       246,996.72
  89          0.0%                       12       5.28000     0.08290    5.19710     Actual/360           35,912.10       430,945.20
  90          0.0%                                6.55000     0.08290    6.46710     Actual/360           33,916.74       407,000.88
  91          0.0%                                5.54000     0.08290    5.45710     Actual/360           27,944.76       335,337.12
  92          0.0%                                5.24000     0.08290    5.15710     Actual/360           27,027.64       324,331.68
  93          2.5%                       4        5.62500     0.08290    5.54210     Actual/360           25,904.54       310,854.48
  94          0.0%                                5.34000     0.04145    5.29855     Actual/360           24,821.71       297,860.52
  95          0.0%                                5.89000     0.08290    5.80710     Actual/360           26,069.86       312,838.32
  96          0.0%                                5.22000     0.08290    5.13710     Actual/360           24,197.90       290,374.80
  97          2.2%                                5.45000     0.08290    5.36710     Actual/360           22,812.10       273,745.20
  98          0.0%                                5.41000     0.08290    5.32710     Actual/360           22,486.21       269,834.52
  99          0.0%                                5.35000     0.04290    5.30710     Actual/360           24,206.48       290,477.76
  100         0.0%                                5.94000     0.08290    5.85710     Actual/360           23,827.94       285,935.28
  101         0.0%                                5.48000     0.04145    5.43855     Actual/360           22,661.39       271,936.68
  102         0.0%                       14       5.52000     0.08290    5.43710     Actual/360           24,611.30       295,335.60
  103         0.0%                       1        4.91500     0.08290    4.83210       30/360             16,219.50       194,634.00
  104         0.0%                       13       5.53000     0.08290    5.44710     Actual/360           22,502.07       270,024.84
  105         0.0%                                5.28000     0.08290    5.19710     Actual/360           21,608.47       259,301.64
  106         0.0%                                5.54000     0.04290    5.49710     Actual/360           23,426.19       281,114.28
  107         2.1%                       8        5.37000     0.04145    5.32855     Actual/360           21,239.08       254,868.96
  108         2.0%                       4        5.47000     0.08290    5.38710     Actual/360           22,348.85       268,186.20
  109         0.0%                                5.08000     0.08290    4.99710     Actual/360           19,501.97       234,023.64
  110         0.0%                                5.69000     0.07145    5.61855     Actual/360           20,291.84       243,502.08
  111         0.0%                       3        5.67000     0.08290    5.58710     Actual/360           20,247.52       242,970.24
  112         0.0%                                6.33000     0.08290    6.24710     Actual/360           21,111.61       253,339.32
  113         0.0%                       2        6.09000     0.08290    6.00710     Actual/360           20,436.58       245,238.96
  114         0.0%                       13       5.49000     0.08290    5.40710     Actual/360           18,716.34       224,596.08
  115         0.0%                                5.74000     0.08290    5.65710     Actual/360           18,071.07       216,852.84
  116         0.0%                                5.63000     0.08290    5.54710     Actual/360           17,624.75       211,497.00
  117         1.7%                       10       5.72000     0.04290    5.67710     Actual/360           18,818.84       225,826.08
 117.1                                            5.72000     0.00000    0.00000     Actual/360
 117.2                                            5.72000     0.00000    0.00000     Actual/360
 117.3                                            5.72000     0.00000    0.00000     Actual/360
 117.4                                            5.72000     0.00000    0.00000     Actual/360
  118         0.0%                       10       5.68000     0.08290    5.59710     Actual/360           17,374.01       208,488.12
  119         0.0%                                5.56000     0.08290    5.47710     Actual/360           20,738.42       248,861.04
  120         0.0%                                5.36000     0.04145    5.31855     Actual/360           16,631.34       199,576.08
  121         0.0%                                5.67000     0.08290    5.58710       30/360             13,565.48       162,785.76
  122         0.0%                                6.65000     0.08290    6.56710     Actual/360           19,340.23       232,082.76
  123         0.0%                                5.40000     0.08290    5.31710     Actual/360           15,273.64       183,283.68
  124         0.0%                                5.33000     0.08290    5.24710     Actual/360           14,887.56       178,650.72
  125         0.0%                                5.81000     0.08290    5.72710     Actual/360           16,640.99       199,691.88
  126         0.0%                                5.67000     0.08290    5.58710     Actual/360           14,925.32       179,103.84
  127         0.0%                                5.17000     0.08290    5.08710     Actual/360           16,734.57       200,814.84
  128         0.0%                                5.72000     0.08290    5.63710     Actual/360           15,055.07       180,660.84
  129         0.0%                                5.60000     0.08290    5.51710     Actual/360           12,916.78       155,001.36
  130         0.0%                                5.40000     0.08290    5.31710     Actual/360           12,522.14       150,265.68
  131         1.2%                                5.58000     0.08290    5.49710     Actual/360           12,716.57       152,598.84
  132         0.0%                                5.41000     0.09145    5.31855     Actual/360           12,260.60       147,127.20
  133         1.2%                                5.62000     0.04290    5.57710     Actual/360           13,419.53       161,034.36
  134         0.0%                                5.04000     0.08290    4.95710     Actual/360           13,905.52       166,866.24
  135         0.0%                                4.93000     0.08290    4.84710     Actual/360           10,917.31       131,007.72
  136         0.0%                                5.54000     0.04290    5.49710     Actual/360           12,452.87       149,434.44
  137         1.1%                                5.55000     0.08290    5.46710     Actual/360           12,341.54       148,098.48
  138         0.0%                                5.60000     0.08290    5.51710     Actual/360           11,194.54       134,334.48
  139         0.0%                       2        6.09000     0.08290    6.00710     Actual/360           11,501.63       138,019.56
  140         0.0%                                6.23000     0.08290    6.14710       30/360             13,135.73       157,628.76
  141         0.0%                                5.62000     0.04145    5.57855     Actual/360           11,182.94       134,195.28
  142         1.0%                       5        5.36000     0.08290    5.27710     Actual/360           10,903.59       130,843.08
  143         0.0%                                5.19000     0.08290    5.10710     Actual/360            9,598.63       115,183.56
  144         1.0%                                6.10000     0.08290    6.01710     Actual/360           10,604.91       127,258.92
  145         0.0%                                5.56000     0.09145    5.46855     Actual/360            9,716.51       116,598.12
  146         0.0%                                6.04000     0.04145    5.99855     Actual/360            9,633.99       115,607.88
  147         0.9%                                6.05000     0.14145    5.90855     Actual/360            9,644.30       115,731.60
  148         0.0%                                5.91000     0.04145    5.86855     Actual/360            8,609.76       103,317.12
  149         0.5%                                5.80000     0.04145    5.75855     Actual/360            5,720.84        68,650.08

                              FIRST                                                                           PAYMENT       GRACE
LOAN #      NOTE DATE    PAYMENT DATE(2)     REM. TERM      REM. AMORT     I/O PERIOD (10)    SEASONING    DUE DATE(20)    PERIOD
------------------------------------------------------------------------------------------------------------------------------------

   1         11/08/04        12/11/04            83              0               84               1             11            0
   2         11/08/04        12/11/04            83              0               84               1             11            0
   3         11/08/04        12/11/04            83              0               84               1             11            0
   4         11/08/04        12/11/04            83              0               84               1             11            0
   5         11/08/04        12/11/04            83              0               84               1             11            0
   6         11/08/04        12/11/04            83              0               84               1             11            0
   7         11/08/04        12/11/04            83              0               84               1             11            0
   8         11/08/04        12/11/04            83              0               84               1             11            0
   9         11/08/04        12/11/04            83              0               84               1             11            0
  10         11/08/04        12/11/04            83              0               84               1             11            0
  11         11/08/04        12/11/04            83              0               84               1             11            0
  12         11/08/04        12/11/04            83              0               84               1             11            0
  13         11/08/04        12/11/04            83              0               84               1             11            0
  14         11/24/04        01/11/05           120              0               120              0             11            0
  15         12/08/04        02/01/05           120             360              36               0              1            0
  16         11/09/04        01/01/05           120             360              36               0              1            0
  17         12/03/04        02/01/05            60             360              12               0              1            5
 17.1        12/03/04        02/01/05            60             360              12               0              1            5
 17.2        12/03/04        02/01/05            60             360              12               0              1            5
 17.3        12/03/04        02/01/05            60             360              12               0              1            5
 17.4        12/03/04        02/01/05            60             360              12               0              1            5
 17.5        12/03/04        02/01/05            60             360              12               0              1            5
  18         11/18/04        01/01/05           120             300              60               0              1            5
  19         12/10/04        01/11/05           120             360              24               0             11            0
  20         10/08/04        11/11/04           118             360              60               2             11            0
  21         10/01/04        11/11/04            82             360              24               2             11            0

  22         11/10/04        01/01/05            84             360              24               0              1           10
  23         11/19/04        01/01/05           120             360              36               0              1            7
  24         10/18/04        12/01/04           119             360              30               1              1            5
  25         09/27/04        11/11/04            58              0               60               2             11            0
  26         11/23/04        01/01/05           120             360              24               0              1           10
  27         11/10/04        01/01/05            60              0               60               0              1           10
  28         11/02/04        12/11/04            83             360              24               1             11            0

  29         11/15/04        01/01/05           120             360               0               0              1           10
  30         11/23/04        01/11/05            84              0               84               0             11            0
  31         11/18/04        01/01/05           120             300              12               0              1            5
  32         09/28/04        11/11/04           118             360              18               2             11            0
  33         11/29/04        01/01/05           120             360               0               0              1            5
  34         11/10/04        01/01/05            60              0               60               0              1           10
  35         11/02/04        12/11/04            83             360              24               1             11            0

  36         12/01/04        01/01/05           120             360               0               0              1            7
  37         11/01/04        01/01/05           120             360              24               0              1            7
  38         10/01/04        11/11/04           118             358               0               2              1           15
  39         11/29/04        01/01/05           108             360               0               0              1           10
  40         12/01/04        01/01/05           120             300               0               0              1            7
  41         11/02/04        12/11/04            83             360              24               1             11            0

  42         09/23/04        11/01/04           118             360              24               2              1            7
  43         11/22/04        01/01/05           120             300               0               0              1            5
  44         10/26/04        12/01/04           119             360              12               1              1            5
  45         11/19/04        01/11/05           120             360              36               0             11            0
  46         11/29/04        01/01/05           180             180               0               0              1            7
  47         10/01/04        11/11/04           118             358               0               2             11            0
  48         11/29/04        01/01/05           120             360               0               0              1            5
  49         10/26/04        12/01/04            83             360              24               1              1            5
  50         10/28/04        12/01/04           119             360              12               1              1            5
  51         10/22/04        12/11/04            83             336              24               1             11            0
  52         10/22/04        12/11/04            83             336              24               1             11            0
  53         04/30/04        06/01/04           101             360              18               7              1            5
  54         11/10/04        01/01/05           180             360               0               0              1            7
  55         11/16/04        01/01/05           120             360               0               0              1            5
  56         10/29/04        12/01/04           119             359               0               1              1            5
  57         11/01/04        01/01/05           120             360               0               0              1           10
  58         09/30/04        11/11/04           118             360              23               2             11            0
  59         10/27/04        12/11/04            59              0               60               1             11            0
  60         11/30/04        01/01/05           120             360               0               0              1            5
  61         11/15/04        01/01/05           120             360               0               0              1            7
  62         11/23/04        01/01/05           120             180               0               0              1            7
  63         12/13/04        02/01/05           120             300               0               0              1            7
  64         12/10/04        01/11/05            84             300               0               0             11            0
  65         10/13/04        12/11/04           119             359               0               1             11            0
  66         11/30/04        01/01/05           120             360              36               0              1            7
  67         11/22/04        01/01/05           120             300               0               0              1            7
  68         10/28/04        12/11/04           119              0               120              1             11            0
  69         11/30/04        01/01/05           120             360               0               0              1            7
  70         10/22/04        12/11/04            59              0               60               1             11            0
  71         07/29/04        10/01/04           117             357               0               3              1            5
  72         11/30/04        01/01/05           120             300               0               0              1           10
  73         11/29/04        01/01/05           120             360               0               0              1            7
  74         10/14/04        12/01/04           119             359               0               1              1            5
  75         12/03/04        02/01/05           120             360               0               0              1            7
  76         11/23/04        01/01/05           120             180               0               0              1            7
  77         11/05/04        01/01/05           120             300               0               0              1            5
  78         12/13/04        02/01/05           120             360              24               0              1            7

  79         10/29/04        12/01/04           119             360              36               1              1            7
  80         12/06/04        02/01/05           240             240               0               0              1            7
  81         09/14/04        11/11/04           118             358               0               2             11            0
  82         10/25/04        12/11/04           119             359               0               1             11            0
  83         11/19/04        01/01/05           120             360               0               0              1            7
  84         10/21/04        12/01/04           119             299               0               1              1            7
  85         11/01/04        12/06/04           228             228               0               1              6            0
  86         11/03/04        12/11/04           119             359               0               1             11            0
  87         11/19/04        01/01/05           180             180               0               0              1            7
  88         12/03/04        01/11/05            60              0               60               0             11            0
  89         11/05/04        01/01/05           216             216               0               0              1            7
  90         05/27/04        07/11/04           114             294               0               6             11            7
  91         12/06/04        02/01/05           120             360               0               0              1            7
  92         11/12/04        01/01/05           120             360               0               0              1            7
  93         11/01/04        12/11/04           119             359               0               1             11            0
  94         10/19/04        12/01/04           119             360              24               1              1            5
  95         11/05/04        01/01/05           120             360               0               0              1            7
  96         12/09/04        02/01/05           120             300               0               0              1            7
  97         9/28/04         11/11/04           118             358               0               2             11            0
  98         12/03/04        02/01/05            84             360               0               0              1            7
  99         11/29/04        01/01/05           120             300               0               0              1            7
  100        11/12/04        01/11/05           120             360               0               0             11            0
  101        10/13/04        12/01/04           119             359               0               1              1            5
  102        10/25/04        12/01/04           119             299               0               1              1            7
  103        10/28/04        12/11/04            59              0               60               1             11            0
  104        12/03/04        02/01/05           120             360               0               0              1            7
  105        11/22/04        01/01/05            84             360               0               0              1            7
  106        11/18/04        01/01/05           120             300               0               0              1            7
  107        10/29/04        12/01/04           119             359               0               1              1            5
  108        08/25/04        10/11/04           117             297               0               3             11            0
  109        11/12/04        01/01/05           120             360               0               0              1            7
  110        11/16/04        01/01/05           120             360               0               0              1            5
  111        11/08/04        12/11/04           119             359               0               1             11            0
  112        10/28/04        12/01/04           119             359               0               1              1            7
  113        12/01/04        01/11/05           120             360               0               0             11            0
  114        12/06/04        02/01/05           120             360               0               0              1            7
  115        12/06/04        02/01/05           120             360               0               0              1            7
  116        11/12/04        01/11/05           120             360               0               0             11            0
  117        11/30/04        01/01/05           120             300               0               0              1            7
 117.1       11/30/04        01/01/05           120             300               0               0              1            7
 117.2       11/30/04        01/01/05           120             300               0               0              1            7
 117.3       11/30/04        01/01/05           120             300               0               0              1            7
 117.4       11/30/04        01/01/05           120             300               0               0              1            7
  118        12/02/04        02/01/05           120             360               0               0              1            7
  119        10/19/04        12/01/04           119             239               0               1              1            7
  120        12/10/04        02/01/05           120             360               0               0              1            5
  121        10/18/04        12/11/04            83              0               84               1             11            0
  122        11/17/04        01/11/05           120             300               0               0             11            0
  123        10/27/04        12/11/04           119             359               0               1             11            0
  124        12/06/04        02/01/05           120             360               0               0              1            7
  125        12/03/04        02/01/05           120             300               0               0              1            7
  126        11/08/04        01/01/05           120             360               0               0              1            7
  127        11/22/04        01/01/05           120             240               0               0              1            7
  128        11/23/04        01/01/05           120             300               0               0              1            7
  129        11/01/04        12/01/04           119             359               0               1              1            7
  130        10/26/04        12/11/04            59             359               0               1             11            0
  131        10/18/04        12/11/04           119             359               0               1             11            0
  132        11/01/04        12/01/04           119             359               0               1              1            5
  133        10/22/03        12/11/03           107             287               0              13             11            0
  134        12/10/04        02/01/05            60             240               0               0              1            7
  135        11/08/04        01/01/05            84             360               0               0              1            7
  136        11/19/04        01/01/05           120             300               0               0              1            7
  137        11/05/04        01/01/05           120             300               0               0              1            7
  138        10/25/04        12/01/04            83             359               0               1              1            7
  139        12/01/04        01/11/05           120             360               0               0             11            0
  140        11/23/04        01/01/05           240             240               0               0              1            7
  141        11/22/04        01/01/05           120             300               0               0              1            5
  142        09/30/04        11/11/04           118             298               0               2             11            0
  143        11/01/04        01/01/05           120             360               0               0              1            7
  144        10/08/04        11/11/04           118             358               0               2             11            0
  145        12/06/04        02/01/05           120             360               0               0              1            5
  146        11/05/04        01/01/05           120             360               0               0              1            5
  147        12/13/04        02/01/05           120             360               0               0              1            5
  148        11/12/04        01/01/05           120             360               0               0              1            7
  149        10/14/04        12/11/04           119             359               0               1             11            0

                                                                                                              REMAINING
              MATURITY/                       FINAL       MATURITY/ARD        MATURITY                       PREPAYMENT
LOAN #       ARD DATE(11)      ARD LOAN     MAT DATE     BALANCE ($)(12)      LTV %(1,12,17)          PROVISION (PAYMENTS)(13)
------------------------------------------------------------------------------------------------------------------------------------

   1           11/11/11           Yes       11/11/14          31,000,000      71.5                   L(24),Grtr1%orYM(52),O(7)
   2           11/11/11           Yes       11/11/14          22,500,000      71.5                   L(24),Grtr1%orYM(52),O(7)
   3           11/11/11           Yes       11/11/14          18,200,000      71.5                   L(24),Grtr1%orYM(52),O(7)
   4           11/11/11           Yes       11/11/14          14,500,000      71.5                   L(24),Grtr1%orYM(52),O(7)
   5           11/11/11           Yes       11/11/14          10,750,000      71.5                   L(24),Grtr1%orYM(52),O(7)
   6           11/11/11           Yes       11/11/14          10,420,000      71.5                   L(24),Grtr1%orYM(52),O(7)
   7           11/11/11           Yes       11/11/14           9,000,000      71.5                   L(24),Grtr1%orYM(52),O(7)
   8           11/11/11           Yes       11/11/14           8,900,000      71.5                   L(24),Grtr1%orYM(52),O(7)
   9           11/11/11           Yes       11/11/14           6,370,000      71.5                   L(24),Grtr1%orYM(52),O(7)
  10           11/11/11           Yes       11/11/14           5,740,000      71.5                   L(24),Grtr1%orYM(52),O(7)
  11           11/11/11           Yes       11/11/14           5,700,000      71.5                   L(24),Grtr1%orYM(52),O(7)
  12           11/11/11           Yes       11/11/14           5,100,000      71.5                   L(24),Grtr1%orYM(52),O(7)
  13           11/11/11           Yes       11/11/14           2,300,000      71.5                   L(24),Grtr1%orYM(52),O(7)
  14           12/11/14           No                          98,980,000      75.6                       L(24),Def(90),O(6)
  15           01/01/15           No                          66,681,162      66.7                       L(23),Def(95),O(2)
  16           12/01/14           No                          57,108,848      71.4                       L(24),Def(93),O(3)
  17           01/01/10           No                          58,877,988      74.2                       L(36),Def(20),O(4)
 17.1          01/01/10           No                          16,684,568      74.2                       L(36),Def(20),O(4)
 17.2          01/01/10           No                          16,017,186      74.2                       L(36),Def(20),O(4)
 17.3          01/01/10           No                          11,123,046      74.2                       L(36),Def(20),O(4)
 17.4          01/01/10           No                           9,788,280      74.2                       L(36),Def(20),O(4)
 17.5          01/01/10           No                           5,264,908      74.2                       L(36),Def(20),O(4)
  18           12/01/14           No                          37,606,810      70.7                       L(24),Def(92),O(4)
  19           12/11/14           No                          24,568,834      69.9                       L(24),Def(93),O(3)
  20           10/11/14           No                          25,994,029      69.1                       L(24),Def(88),O(6)
  21           10/11/11           No                          24,236,121      72.3                       L(24),Def(52),O(6)

  22           12/01/11           No                          20,783,755      72.2                       L(24),Def(56),O(4)
  23           12/01/14           No                          19,622,942      70.1                       L(24),Def(92),O(4)
  24           11/01/14           No                          19,439,299      69.9                   L(34),Grtr1%orYM(81),O(4)
  25           10/11/09           No                          21,831,000      75.9                       L(24),Def(31),O(3)
  26           12/01/14           No                          18,668,856      60.6                       L(24),Def(92),O(4)
  27           12/01/09           No                          20,600,000      79.2                       L(24),Def(32),O(4)
  28           11/11/11           No                          18,841,507      73.0                       L(24),Def(53),O(6)

  29           12/01/14           No                          16,652,574      66.6                       L(24),Def(92),O(4)
  30           12/11/11           No                          19,262,100      54.7                   L(35),Grtr1%orYM(45),O(4)
  31           12/01/14           No                          15,171,078      56.4                       L(36),Def(77),O(7)
  32           10/11/14           No                          13,760,773      68.8                       L(24),Def(91),O(3)
  33           12/01/14           No                          13,130,760      50.1                   L(59),Grtr1%orYM(54),O(7)
  34           12/01/09           No                          15,650,000      79.0                       L(24),Def(32),O(4)
  35           11/11/11           No                          14,408,211      73.1                       L(24),Def(53),O(6)

  36           12/01/14           No                          12,978,018      61.8                       L(24),Def(92),O(4)
  37           12/01/14           No                          13,389,844      68.3                       L(24),Def(92),O(4)
  38           10/01/14           No                          12,589,188      61.4                       L(24),Def(91),O(3)
  39           12/01/13           No                          12,796,273      52.0                       L(24),Def(77),O(7)
  40           12/01/14           Yes       12/01/29          11,052,845      60.6                       L(24),Def(92),O(4)
  41           11/11/11           No                          13,392,247      71.2                       L(24),Def(53),O(6)

  42           10/01/14           No                          12,547,364      69.7                       L(24),Def(90),O(4)
  43           12/01/14           No                          10,990,095      42.9                       L(36),Def(80),O(4)
  44           11/01/14           No                          11,976,111      63.9                   L(58),Grtr1%orYM(57),O(4)
  45           12/11/14           No                          12,526,338      64.9                       L(24),Def(93),O(3)
  46           12/01/19           No                             143,492      0.7                       L(24),Def(143),O(13)
  47           10/11/14           No                           9,840,596      63.5                       L(24),Def(91),O(3)
  48           12/01/14           No                           9,726,475      61.8                       L(36),Def(80),O(4)
  49           11/01/11           No                          10,617,379      66.8                       L(35),Def(44),O(4)
  50           11/01/14           No                           9,384,320      67.5                       L(35),Def(80),O(4)
  51           11/11/11           No                          10,067,246      72.1                       L(24),Def(56),O(3)
  52           11/11/11           No                           9,916,031      72.1                       L(24),Def(56),O(3)
  53           05/01/13           No                           9,158,722      64.5                   L(52),Grtr1%orYM(45),O(4)
  54           12/01/19           Yes       12/01/34           7,730,791      55.2                      L(24),Def(143),O(13)
  55           12/01/14           No                           8,800,296      66.2                       L(36),Def(80),O(4)
  56           11/01/14           No                           8,584,858      66.0                   L(34),Grtr1%orYM(81),O(4)
  57           12/01/14           No                           8,260,509      51.0                       L(24),Def(92),O(4)
  58           10/11/14           No                           8,172,307      65.9                       L(24),Def(88),O(6)
  59           11/11/09           No                           9,100,000      67.4                       L(24),Def(29),O(6)
  60           12/01/14           No                           7,583,885      42.1                       L(36),Def(80),O(4)
  61           12/01/14           No                           6,838,917      65.8                       L(24),Def(92),O(4)
  62           12/01/14           No                           3,432,841      26.8                       L(24),Def(92),O(4)
  63           01/01/15           No                           6,350,077      59.3                       L(23),Def(93),O(4)
  64           12/11/11           No                           6,717,566      63.4                       L(24),Def(57),O(3)
  65           11/11/14           No                           6,668,893      62.3                       L(24),Def(92),O(3)
  66           12/01/14           No                           6,657,008      50.1                       L(24),Def(92),O(4)
  67           12/01/14           No                           5,645,515      44.5                       L(24),Def(92),O(4)
  68           11/11/14           No                           7,500,000      60.0                       L(24),Def(91),O(4)
  69           12/01/14           No                           6,127,476      63.2                       L(24),Def(92),O(4)
  70           11/11/09           No                           7,125,000      79.2                       L(24),Def(32),O(3)
  71           09/01/14           No                           5,817,094      57.6                       L(33),Def(80),O(4)
  72           12/01/14           No                           4,980,518      60.0                       L(24),Def(92),O(4)
  73           12/01/14           No                           5,486,729      61.6                   L(60),Grtr1%orYM(56),O(4)
  74           11/01/14           No                           5,331,787      64.2                       L(35),Def(80),O(4)
  75           01/01/15           No                           5,261,431      63.6                       L(23),Def(93),O(4)
  76           12/01/14           No                           2,589,897      24.2                      L(24),Def(83),O(13)
  77           12/01/14           No                           4,550,307      52.5                       L(36),Def(80),O(4)
  78           01/01/15           No                           5,261,887      58.5                       L(23),Def(93),O(4)

  79           11/01/14           No                           5,278,746      70.4               L(11),Grtr1%orYM(13),Def(91),O(4)
  80           01/01/25           No                                   0      0.0                   L(59),Grtr1%orYM(156),O(25)
  81           10/11/14           No                           4,684,613      58.6                       L(24),Def(91),O(3)
  82           11/11/14           No                           4,430,493      66.1                       L(24),Def(89),O(6)
  83           12/01/14           No                           4,338,161      64.3                       L(24),Def(92),O(4)
  84           11/01/14           No                           3,926,534      56.1                       L(24),Def(91),O(4)
  85           12/06/23           No                              96,666      0.9                       L(24),Def(201),O(3)
  86           11/11/14           No                           4,263,304      66.6                       L(24),Def(92),O(3)
  87           12/01/19           No                              58,223      0.6                       L(24),Def(143),O(13)
  88           12/11/09           No                           5,005,000      58.7                   L(36),Grtr1%orYM(20),O(4)
  89           12/01/22           No                              75,345      0.8                       L(24),Def(179),O(13)
  90           06/11/14           No                           3,942,494      44.8                       L(24),Def(87),O(3)
  91           01/01/15           No                           4,097,285      60.3                       L(23),Def(93),O(4)
  92           12/01/14           No                           4,059,319      59.2                       L(24),Def(92),O(4)
  93           11/11/14           No                           3,772,733      60.9                       L(24),Def(89),O(6)
  94           11/01/14           No                           3,882,935      61.1                       L(35),Def(77),O(7)
  95           12/01/14           No                           3,718,783      61.3                       L(24),Def(92),O(4)
  96           01/01/15           No                           3,051,545      56.5                       L(23),Def(93),O(4)
  97           10/11/14           No                           3,369,153      66.7                       L(24),Def(91),O(3)
  98           01/01/12           No                           3,571,267      63.8                       L(23),Def(58),O(3)
  99           12/01/14           No                           3,028,177      52.7                       L(24),Def(92),O(4)
  100          12/11/14           No                           3,385,731      58.4                       L(24),Def(90),O(6)
  101          11/01/14           No                           3,338,598      61.8                       L(35),Def(80),O(4)
  102          11/01/14           No                           3,046,100      41.7                       L(24),Def(91),O(4)
  103          11/11/09           No                           3,960,000      54.2                   L(36),Grtr1%orYM(19),O(4)
  104          01/01/15           No                           3,301,895      50.4                       L(23),Def(93),O(4)
  105          12/01/11           No                           3,472,713      69.5                       L(24),Def(57),O(3)
  106          12/01/14           No                           2,896,066      55.7                       L(24),Def(92),O(4)
  107          11/01/14           No                           3,156,637      65.9                   L(34),Grtr1%orYM(81),O(4)
  108          09/11/14           No                           2,774,777      56.2                       L(24),Def(87),O(6)
  109          12/01/14           No                           2,967,077      34.1                       L(24),Def(92),O(4)
  110          12/01/14           No                           2,940,388      65.3                       L(36),Def(80),O(4)
  111          11/11/14           No                           2,938,378      63.9                       L(24),Def(92),O(3)
  112          11/01/14           No                           2,910,335      63.3                       L(24),Def(91),O(4)
  113          12/11/14           No                           2,870,172      66.7                       L(24),Def(93),O(3)
  114          01/01/15           No                           2,755,134      47.5                       L(23),Def(93),O(4)
  115          01/01/15           No                           2,608,027      49.7                       L(23),Def(93),O(4)
  116          12/11/14           No                           2,566,042      67.0                       L(24),Def(93),O(3)
  117          12/01/14           No                           2,300,688      47.9                       L(24),Def(92),O(4)
 117.1         12/01/14           No                             771,689      47.9                       L(24),Def(92),O(4)
 117.2         12/01/14           No                             584,758      47.9                       L(24),Def(92),O(4)
 117.3         12/01/14           No                             551,206      47.9                       L(24),Def(92),O(4)
 117.4         12/01/14           No                             393,034      47.9                       L(24),Def(92),O(4)
  118          01/01/15           No                           2,519,314      63.0                       L(23),Def(93),O(4)
  119          11/01/14           No                           1,932,837      37.2                       L(24),Def(91),O(4)
  120          01/01/15           No                           2,473,739      60.6                       L(36),Def(80),O(4)
  121          11/11/11           No                           2,871,000      56.9                   L(34),Grtr1%orYM(47),O(2)
  122          12/11/14           No                           2,234,438      55.1                       L(24),Def(93),O(3)
  123          11/11/14           No                           2,264,593      51.5                       L(24),Def(89),O(6)
  124          01/01/15           No                           2,219,696      66.1                       L(23),Def(93),O(4)
  125          01/01/15           No                           2,022,927      42.1                       L(23),Def(93),O(4)
  126          12/01/14           No                           2,166,167      61.9                       L(24),Def(92),O(4)
  127          12/01/14           No                           1,586,085      26.4                       L(24),Def(92),O(4)
  128          12/01/14           No                           1,840,551      57.5                       L(24),Def(92),O(4)
  129          11/01/14           No                           1,884,923      63.4                       L(24),Def(91),O(4)
  130          11/11/09           No                           2,068,656      72.6                       L(24),Def(32),O(3)
  131          11/11/14           No                           1,858,651      66.4                       L(24),Def(92),O(3)
  132          11/01/14           No                           1,816,406      59.0                   L(58),Grtr1%orYM(57),O(4)
  133          11/11/13           No                           1,651,150      61.2                       L(24),Def(80),O(3)
  134          01/01/10           No                           1,761,722      54.2                       L(23),Def(35),O(2)
  135          12/01/11           No                           1,811,696      57.5                       L(24),Def(56),O(4)
  136          12/01/14           No                           1,539,488      60.6                       L(24),Def(92),O(4)
  137          12/01/14           No                           1,524,778      50.8                       L(24),Def(92),O(4)
  138          11/01/11           No                           1,747,824      66.0                       L(24),Def(56),O(3)
  139          12/11/14           No                           1,615,322      59.8                       L(24),Def(93),O(3)
  140          12/01/24           No                                   0      0.0                   L(120),Grtr1%orYM(95),O(25)
  141          12/01/14           No                           1,375,648      45.9                   L(59),Grtr1%orYM(57),O(4)
  142          10/11/14           No                           1,363,198      53.5                       L(24),Def(91),O(3)
  143          12/01/14           No                           1,447,445      32.9                       L(24),Def(92),O(4)
  144          10/11/14           No                           1,488,271      50.3                       L(24),Def(91),O(3)
  145          01/01/15           No                           1,422,382      63.2                       L(36),Def(80),O(4)
  146          12/01/14           No                           1,358,286      50.3                       L(36),Def(80),O(4)
  147          01/01/15           No                           1,358,532      56.6                       L(36),Def(80),O(4)
  148          12/01/14           No                           1,226,237      59.8                       L(24),Def(92),O(4)
  149          11/11/14           No                             821,770      48.3                       L(24),Def(92),O(3)

                                         MOST RECENT     MOST RECENT                                  UW
LOAN #    2002 NOI ($)   2003 NOI ($)         NOI ($)      NOI DATE     UW NOI ($)      UW NCF ($)    DSCR(1,14,19)     TITLE TYPE
-----------------------------------------------------------------------------------------------------------------------------------

   1        3,154,952                      3,211,674       07/31/04     3,138,739       2,948,641     1.81                  Fee
   2        2,333,094      2,230,157       2,230,157       12/31/03     2,165,979       2,001,972     1.81                  Fee
   3          655,256      1,131,162       1,131,162       12/31/03     1,711,313       1,615,611     1.81                  Fee
   4        1,213,828      1,227,705       1,227,705       12/31/03     1,538,200       1,473,915     1.81                  Fee
   5        1,059,013      1,072,352       1,072,352       12/31/03     1,103,460       1,073,839     1.81                  Fee
   6                       1,016,810         995,305       03/31/04     1,079,141         930,512     1.81                  Fee
   7                                                                      883,848         844,216     1.81             Fee/Leasehold
   8                                                                      917,858         881,824     1.81                  Fee
   9          697,307        723,678         723,678       12/31/03       654,776         626,383     1.81                  Fee
  10          583,495        636,461         636,461       12/31/03       581,523         554,840     1.81                  Fee
  11                                         583,198       07/31/04       553,292         494,035     1.81                  Fee
  12          501,730        514,028         514,028       12/31/03       529,901         508,461     1.81                  Fee
  13                                         237,044       07/31/04       241,393         220,531     1.81                  Fee
  14        7,324,268      7,754,299       8,464,240       08/31/04     8,646,261       7,802,344     1.46                  Fee
  15        4,809,989      6,050,351       6,364,404       08/31/04     7,163,906       6,719,848     1.36                  Fee
  16        4,929,740      5,544,829       5,562,909       11/01/04     5,493,452       5,244,035     1.22                  Fee
  17        6,763,091      7,368,632       6,769,651       12/31/04     6,604,841       5,956,322     1.44                Various
 17.1       2,377,762      2,297,288       2,314,788       06/30/04     2,232,375       2,070,086     1.44                  Fee
 17.2       1,620,713      1,300,333       1,461,427       09/30/04     1,598,927       1,386,660     1.44                  Fee
 17.3         484,974        887,733       1,108,116       06/30/04     1,135,109       1,030,734     1.44                  Fee
 17.4       1,167,655      1,311,273       1,272,563       08/31/04     1,406,568       1,302,799     1.44               Leasehold
 17.5       1,111,987      1,572,005         612,757       06/30/04       231,862         166,043     1.44                  Fee
  18                       3,927,357       3,908,997       09/30/04     3,733,070       3,612,620     1.18                  Fee
  19                                       2,733,859       10/31/04     2,651,708       2,585,708     1.34                  Fee
  20                       1,448,364       2,206,934       08/31/04     2,430,237       2,267,737     1.20                  Fee
  21        2,744,839      2,692,457       2,734,317       07/31/04     2,619,230       2,335,625     1.36                  Fee

  22        1,622,297      1,739,685       1,875,170       07/31/04     1,875,668       1,783,944     1.22                  Fee
  23        2,064,317      1,557,028       1,723,302       12/01/04     2,193,001       1,947,493     1.32                  Fee
  24        1,607,072      1,560,473       1,584,775       08/31/04     1,947,670       1,947,670     1.31                  Fee
  25                       1,859,052       1,791,030       08/30/04     1,791,449       1,695,449     1.63                  Fee
  26        2,438,006      2,957,142       2,931,428       09/30/04     3,040,408       2,791,440     1.98                  Fee
  27        1,725,951      1,650,598       1,762,197       09/30/04     1,738,835       1,639,247     1.63                  Fee
  28        1,585,788      2,119,047       1,668,698       06/30/04     1,878,266       1,641,824     1.24                  Fee

  29        2,759,448      2,575,174       2,634,805       07/31/04     2,345,046       2,247,546     1.67                  Fee
  30                                                                    2,541,030       2,429,065     2.65                  Fee
  31        2,297,071      2,433,966       2,739,037       10/08/04     2,744,880       2,502,039     1.74               Leasehold
  32                       1,739,781       1,774,736       06/30/04     1,742,542       1,585,172     1.50                  Fee
  33        1,265,879      1,580,116       1,500,142       08/31/04     1,561,187       1,513,187     1.43                  Fee
  34        1,383,986      1,289,004       1,323,658       10/31/04     1,323,747       1,264,156     1.65                  Fee
  35        1,646,066      1,553,204       1,695,712       06/30/04     1,430,970       1,254,197     1.23                  Fee

  36                                                                    1,563,661       1,462,617     1.37                  Fee
  37        1,216,725      1,216,577       1,207,262       06/30/04     1,315,607       1,276,672     1.23                  Fee
  38                                                                    1,693,125       1,662,125     1.62                  Fee
  39        1,364,068      1,457,965       1,457,965       12/31/03     1,436,817       1,388,817     1.38                  Fee
  40                                                                    1,411,379       1,348,379     1.27                  Fee
  41                                                                    1,368,791       1,145,743     1.21                  Fee

  42        1,063,414      1,249,545       1,124,222       07/31/04     1,339,672       1,239,352     1.29                  Fee
  43                       2,250,485       2,716,854       06/30/04     2,374,700       2,374,700     2.14                  Fee
  44        1,193,514      1,211,678       1,536,249       08/31/04     1,552,159       1,401,686     1.49                  Fee
  45                       1,092,444         952,698       09/30/04     1,397,826       1,299,877     1.36                  Fee
  46        1,059,888      1,028,616       1,826,319       11/01/04     1,622,549       1,412,778     1.20             Fee/Leasehold
  47                                                                    1,257,292       1,238,892     1.55                  Fee
  48        1,016,723      1,043,414         977,088       07/31/04     1,193,169       1,069,956     1.36               Leasehold
  49                         453,936       1,534,466       09/30/04       992,570         992,570     1.25                  Fee
  50          609,255        651,559         475,829       07/31/04     1,205,652       1,030,178     1.43                  Fee
  51          989,014      1,035,239       1,044,839       06/30/04     1,126,790       1,105,940     1.45                  Fee
  52        1,007,522      1,043,203       1,025,694       06/30/04     1,046,405       1,026,955     1.37                  Fee
  53                         513,926       1,717,434       09/30/04       854,473         854,473     1.28                  Fee
  54                                                                    1,030,944         977,965     1.26                  Fee
  55                                                                    1,137,224       1,053,458     1.42                  Fee
  56          879,794        915,863         948,113       07/31/04       872,154         872,154     1.28                  Fee
  57                       1,156,139       1,189,843       11/01/04     1,076,179       1,011,942     1.54                  Fee
  58                                                                      868,385         826,707     1.24                  Fee
  59          988,659        889,784         946,437       06/30/04       930,309         805,333     1.69                  Fee
  60        1,760,043      1,870,366       1,614,948       08/31/04     1,494,785       1,358,365     2.15                  Fee
  61                                         625,235       12/01/04       698,414         679,157     1.24                  Fee
  62                           8,936         333,560       09/30/04       941,875         913,894     1.20                  Fee
  63           87,759        395,509         416,648       07/31/04       839,607         800,376     1.23                  Fee
  64                                                                      847,572         840,880     1.48                  Fee
  65                         485,733         986,081       08/31/04       928,407         874,407     1.61                  Fee
  66          893,632        876,300         856,716       10/31/04       856,562         818,640     1.67                  Fee
  67          985,709        951,250         922,002       09/30/04     1,058,338       1,042,333     1.94                  Fee
  68        1,046,804      1,075,763       1,033,125       06/30/04     1,066,280         995,251     2.45                  Fee
  69                                                                      667,691         614,420     1.24                  Fee
  70          532,499        598,955         666,559       08/31/04       675,960         630,960     1.75                  Fee
  71                                         704,494       12/31/04       667,149         641,691     1.28                  Fee
  72                                                                      753,831         716,838     1.51                  Fee
  73          649,628        529,911         629,788       10/31/04       610,646         562,166     1.27                  Fee
  74          496,814        450,419         672,408       07/31/04       656,717         609,299     1.41                  Fee
  75                                                                      643,661         605,698     1.41                  Fee
  76                          11,630         389,776       08/31/04       846,098         785,196     1.37                  Fee
  77                         764,940         575,371       08/31/04       850,998         765,082     1.75                  Fee
  78          944,130        943,872         957,747       09/30/04       858,423         781,506     1.90                  Fee

  79          607,798        538,051         630,455       09/30/04       640,688         603,055     1.56                  Fee
  80                                                                      615,378         575,526     1.20                  Fee
  81          631,797        583,137         652,961       05/31/04       595,390         523,322     1.36             Fee/Leasehold
  82                                                                      547,045         486,425     1.34                  Fee
  83                                         161,232       09/30/04       491,380         471,096     1.37                  Fee
  84          623,890        623,890         623,890       11/01/04       543,669         505,500     1.35                  Fee
  85          713,147        821,907         821,373       08/31/04       729,509         720,359     1.63               Leasehold
  86          640,152        643,956         610,612       07/31/04       534,525         455,297     1.31                  Fee
  87                                       1,003,596       12/01/04       630,643         613,611     1.24                  Fee
  88                                                                      575,856         555,742     2.25             Fee/Leasehold
  89                                         624,716       09/30/04       599,135         577,019     1.34                  Fee
  90          638,925        663,708         696,427       03/31/04       770,127         719,181     1.77                  Fee
  91          717,428        708,131         705,503       09/30/04       574,600         500,186     1.49                  Fee
  92          552,346        584,408         594,126       08/31/04       496,909         445,219     1.37                  Fee
  93                         539,884         555,765       07/31/04       542,554         492,554     1.58                  Fee
  94                                         159,509       07/31/04       433,273         403,188     1.35                  Fee
  95                          93,204          75,535       06/30/04       435,103         415,541     1.33             Fee/Leasehold
  96          440,572        473,008         471,984       11/30/04       478,984         467,608     1.61                  Fee
  97          404,329        428,711         432,717       08/31/04       387,695         352,695     1.29                  Fee
  98                                                                      423,541         389,041     1.44                  Fee
  99                                                                      389,994         376,350     1.30                  Fee
  100                                                                     363,750         361,566     1.26                  Fee
  101                                        403,343       12/31/03       376,483         358,833     1.32                  Fee
  102                                        166,327       08/31/04       387,421         378,365     1.28                  Fee
  103                                                                     500,587         466,675     2.40                  Fee
  104                        377,194         428,484       10/31/04       436,345         402,649     1.49                  Fee
  105         392,792        425,426         368,240       07/31/04       408,298         363,658     1.40                  Fee
  106         318,747        402,848         434,348       08/31/04       463,814         449,690     1.60                  Fee
  107         356,159        356,814         352,066       07/31/04       307,738         307,738     1.21                  Fee
  108                                        410,676       07/31/04       414,340         377,340     1.41                  Fee
  109         518,327        408,739         493,747       08/31/04       500,729         441,621     1.89                  Fee
  110                                                                     357,103         341,448     1.40               Leasehold
  111         437,087        467,332         444,981       07/31/04       398,008         326,810     1.35                  Fee
  112                                                                     364,579         335,130     1.32             Fee/Leasehold
  113         295,143        388,917         282,561       10/22/04       357,274         324,739     1.32                  Fee
  114                        205,448         355,283       09/30/04       427,261         387,647     1.73                  Fee
  115         270,424        328,263         381,157                      356,246         356,246     1.64                  Fee
  116                        283,540         228,103       08/31/04       277,085         271,085     1.28                  Fee
  117         326,589        308,415         363,974       06/30/04       343,271         312,277     1.38                  Fee
 117.1        157,841        121,929         128,486       06/30/04       119,201         110,703     1.38                  Fee
 117.2         98,946         87,977          87,300       06/30/04        83,264          74,864     1.38                  Fee
 117.3                        36,955          92,643       06/30/04        83,187          75,197     1.38                  Fee
 117.4         69,802         61,554          55,545       06/30/04        57,619          51,513     1.38                  Fee
  118                                                                     347,270         304,795     1.46                  Fee
  119          94,404        193,162         417,623       12/01/04       324,548         309,465     1.24               Leasehold
  120                                        158,588       08/31/04       280,308         280,308     1.40                  Fee
  121                                                                     262,789         251,905     1.55                  Fee
  122                                                                     307,922         305,850     1.32                  Fee
  123                        320,330         320,330       12/31/03       280,828         266,750     1.46                  Fee
  124                                                                     269,713         249,463     1.40                  Fee
  125         286,060        357,058         398,321       10/31/04       350,469         341,291     1.71                  Fee
  126                                                                     279,920         256,997     1.43                  Fee
  127         224,008        232,869         245,283       12/01/04       324,154         303,354     1.51                  Fee
  128         309,273        280,500         307,313       12/01/04       286,885         273,929     1.52                  Fee
  129         207,221        244,839         243,655       08/31/04       247,788         228,057     1.47                  Fee
  130                        283,659         220,290       08/31/04       246,889         232,639     1.55                  Fee
  131                         86,035         212,951       08/31/04       226,637         216,037     1.42                  Fee
  132         264,051        115,106         209,543       09/30/04       227,913         214,855     1.46                  Fee
  133         199,270        195,769         142,532       07/31/04       216,913         207,313     1.29                  Fee
  134         322,755        361,778         224,239       12/01/04       280,250         253,809     1.52                  Fee
  135                                                                     182,953         179,803     1.37                  Fee
  136         278,977        103,642         157,240       10/31/04       218,209         207,709     1.39                  Fee
  137         234,107        223,195         233,043       12/01/04       222,734         218,134     1.47                  Fee
  138                                                                     183,927         176,735     1.32                  Fee
  139          92,187        234,483         152,375       10/22/04       189,884         174,334     1.26                  Fee
  140                                                                     225,782         202,241     1.28                  Fee
  141         251,667        248,493         293,103       10/31/04       261,556         247,959     1.85                  Fee
  142         168,229        143,036         214,563       07/31/04       203,325         183,325     1.40                  Fee
  143         331,208        377,299         337,139       08/31/04       334,849         303,498     2.63                  Fee
  144         150,522        202,167         216,142       06/30/04       218,653         209,303     1.64                  Fee
  145         209,582        191,767         203,499       12/31/03       192,967         166,231     1.43                  Fee
  146                                                                     231,236         218,938     1.89                  Fee
  147         179,837        215,293         209,030       12/31/03       177,091         177,091     1.53                  Fee
  148                                                                     167,476         155,390     1.50                  Fee
  149         159,638        155,416         169,739       07/31/04       148,394         143,744     2.09                  Fee

                                                                   UPFRONT ESCROW(15)
                --------------------------------------------------------------------------------------------------------------------
                   UPFRONT CAPEX   UPFRONT ENGIN.    UPFRONT ENVIR.   UPFRONT TI/LC   UPFRONT RE TAX    UPFRONT INS.   UPFRONT OTHER
LOAN #   PML %       RESERVE ($)      RESERVE ($)       RESERVE ($)     RESERVE ($)       RESERVE ($)    RESERVE ($)     RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------

   1
   2
   3                                      12,500
   4                                      73,750
   5                                      13,750
   6                                      46,250
   7                                     118,750
   8
   9
  10                                       1,250
  11
  12
  13
  14                                     132,625
  15                                      16,781             2,000                           257,499         65,654         228,900
  16                                       6,094                                           1,065,558
  17                                                         1,500       1,000,000                                           51,695
 17.1
 17.2
 17.3
 17.4
 17.5
  18                                                                                         402,209         34,232
  19                                                                                                         52,000
  20                                      12,500                                             363,000
  21                                       6,250                                              40,396          5,417

  22                                      79,875                                              30,368
  23                                                                                         195,369         36,400         249,000
  24                    400,000
  25                                                                                         606,516         39,875
  26
  27                                      20,313                                              31,713
  28                    331,000           24,750                                              19,257         32,223

  29                                                                                         270,429          9,557
  30
  31      14.0
  32                                                                                          46,282          3,855
  33      18.0           25,000
  34                                      45,875                                              25,557
  35                     60,000           32,500                                              17,523         40,739

  36                                                                                          29,386          5,646       3,000,000
  37                                      83,031                                              48,441         17,812
  38                                                                                          23,633          4,935
  39      14.0                            16,096                                              27,644         29,152
  40
  41                    340,000           37,750                                              19,045         50,707

  42                                     699,288                                             132,578                        266,500
  43
  44      14.0
  45                    115,000           11,750                           250,000            57,668          4,793         472,298
  46                                                                     1,000,000            56,770         29,236         187,500
  47                                                                                         127,857          4,756
  48      16.0
  49                                                                       700,000
  50                                                                        46,784                                           60,000
  51                                                                                          40,972          6,034
  52                                                                                          37,204          6,034
  53
  54
  55                     17,150                                                                                              36,524
  56                                     257,000             1,000
  57      12.0
  58                                                                                          12,061          9,366
  59      16.0                             2,500                                              34,318         15,216
  60      18.0                            23,913
  61                                                                                          75,950          7,028
  62                                                                                         187,417          4,828          12,350
  63                                      65,250                           400,000            54,496          7,214
  64                                                                       335,000
  65                                                                                          10,280         46,790
  66                                       3,125
  67                                                                                          43,269
  68                                      26,250           162,500                            15,238         21,181
  69                                      10,063                                               6,979          8,470
  70                                      65,000                                               9,047
  71      14.0                                                             300,000
  72                                                                                          15,283          2,243
  73                                                                                          16,552         38,468
  74
  75                                                                                          24,336          8,766
  76                                                                                         140,833          6,185          29,400
  77                                                                       100,000
  78                                                                                          18,159         29,958

  79                                                        38,400                            25,279          1,545
  80                                                                                          20,649         13,530         200,000
  81                                                                                          53,852         27,520
  82                                                                                          31,079          6,520          25,000
  83      6.0                                                                                  4,234          4,975          51,781
  84                                       8,316                                              62,844
  85      14.0                                                                                18,122          9,789
  86                                       5,000                                              86,099          1,311
  87                                                                                          15,037          3,738
  88
  89                                                                                          12,000          2,633
  90      18.0                             1,875                                              38,020         19,555          50,000
  91                                      43,750                                              22,167         19,267         300,000
  92      12.0                                                                                13,207         31,625         500,000
  93                                     221,780                                             102,011         48,135          27,125
  94      14.0                                               1,000          61,320
  95      6.0                                                                                 11,931          3,136          78,053
  96                                      13,681                                              13,893          1,850
  97                                      51,250                                              11,774          3,324
  98                                                                        26,000            11,825          4,325
  99                                                                        99,760             6,891
  100
  101
  102                                                                                         29,022                         12,000
  103
  104                                                                                         24,663          4,669
  105                                                                                          7,333          7,850
  106                                                                                         17,190          7,419
  107                                     76,000
  108                                                                                         52,889         30,575          30,069
  109     17.0                             9,000                                                                             37,164
  110
  111                                     15,000                                              55,838            989
  112                                                                                         14,238          4,722         200,000
  113                                      4,375             2,500                           106,109            968
  114                                                                                         15,186          5,125         311,994
  115     20.0            9,070                                                               18,576          1,690
  116                                    141,250                                               5,182          1,361           1,856
  117                                                                                          7,689         36,421
 117.1
 117.2
 117.3
 117.4
  118                                                                      100,000             6,841          4,585
  119                                                                                         25,365          3,379
  120
  121
  122
  123                                                                                         10,256            675
  124                                                                                         13,803          2,646
  125                                                                                         27,315          3,435
  126                                                                                          1,583          1,112          12,906
  127                                                                                         37,572         10,743
  128                                      7,500                                              53,706         14,037
  129                                      1,250                            30,000            14,973            846
  130                                     39,375                                                              2,126
  131                                     52,514                                              22,942         12,659
  132                                                                      252,788
  133                                     61,250                                              19,508         10,790
  134                                    186,000                                              16,662          5,780
  135     14.0                                                                                 6,141          3,558
  136                                      1,500                                               2,437          4,365
  137                                                                                         17,259          3,867          10,000
  138                                                                                          4,161          1,409
  139                                      2,500                                              53,099          3,750
  140                                                                                          5,369          3,506
  141
  142                                                                                         25,071         12,310
  143                                     25,000
  144                                     10,000                                              13,203          6,108
  145
  146
  147
  148                                                                                          4,023          1,129           7,740
  149                                                                                          8,918          1,052          10,400

                                                                MONTHLY ESCROW(16)
                --------------------------------------------------------------------------------------------------------------------
                   MONTHLY CAPEX    MONTHLY ENVIR.      MONTHLY TI/LC         MONTHLY RE TAX       MONTHLY INS.     MONTHLY OTHER
LOAN #                RESERVE ($)       RESERVE ($)        RESERVE ($)            RESERVE ($)        RESERVE ($)       RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------

   1
   2
   3
   4
   5
   6
   7
   8
   9
  10
  11
  12
  13
  14                      11,721                               39,070
  15                       4,539                                                     128,750              8,207
  16                       3,883                               12,944                125,281
  17                       8,456                                                      69,101              6,291
 17.1
 17.2
 17.3
 17.4
 17.5
  18                       2,447                                                      50,276              4,890
  19                       4,400                                                      25,733              6,483
  20                      13,542                                                      33,000
  21                       1,981                               19,815                 40,396              5,417

  22                       7,644                                                      15,184
  23                       6,017                                4,167                 32,562              4,550
  24                       7,000                                                      42,652              7,019
  25                       8,000                                                      55,138              7,975
  26
  27                       8,299                                                      15,857
  28                       4,894                               11,667                 19,257              4,028

  29                                                                                  28,619              4,778
  30
  31         4% of Gross Income.
  32                       3,140                               16,667                 23,141              3,855
  33                       4,000
  34                       4,966                                                      12,778
  35                       3,274                                9,167                 17,523              5,092

  36                       1,053                                                      29,386              2,823
  37                       3,245                                                      16,147              3,562
  38                       2,600                                                      11,817              4,935
  39
  40
  41                       4,296                               10,417                 19,045              6,338

  42                       1,455                                5,000                 11,048
  43                      21,121                                                       3,972              9,134
  44                       1,668                                2,917                  7,622
  45                       1,884                                6,279                 14,417              1,598
  46                         700                               37,500                 28,385              7,309
  47                       1,533                                                      11,623              4,756
  48                       1,086                                8,333                  8,161              4,232
  49                       3,000                                                      10,920              4,213
  50                       2,970                                6,667                 14,406                483
  51                                                                                  10,243              1,006
  52                                                                                   9,301              1,006
  53                       5,250                                                      11,823              4,476
  54
  55                       1,442                                4,167
  56                       4,872                                                      10,682              3,385
  57
  58                         382                                1,911                  4,020              1,561
  59                       5,254                                4,926                  8,580              2,536
  60                       2,924                                2,500                  8,907              1,577
  61                         535                                1,067                 16,667                639
  62                                                                                  14,417                966
  63                         613                                                       6,618              1,182
  64                         558
  65                       4,500                                                      10,280              6,684
  66                       3,071
  67                                                                                  14,423
  68                       1,151                                                       7,619              2,353
  69                       1,530                                                       6,979              1,694
  70                       3,750                                                       4,523              3,322
  71                         248                                2,500                  8,888              1,174
  72                                                                                   2,183                561
  73                       4,040                                                      16,552              5,495
  74                       1,161                                2,000                  3,422              1,595
  75                         372                                  833                 12,168              1,252
  76                                                                                  10,833              1,237
  77                       1,791                                4,167                 13,339
  78                         650                                                       9,079              4,993

  79                       3,136                                                       5,056              1,545
  80                         600                                2,500                 10,324              1,041
  81                       1,436                                3,350                 10,770              3,058
  82                         411                                4,110                  6,216                652
  83
  84                       1,311                                                       7,856
  85                         763                                                       6,041              2,615
  86                       1,311                                6,557                  7,827                656
  87                                                                                  15,037
  88
  89                                                                                  12,000
  90                         600                                3,180                  4,753              1,630
  91                       1,341                                4,692                 11,083              5,535
  92                       1,355                                4,000                  4,402              2,875
  93                       4,167                                                       9,274              6,017
  94                         467                                1,250                  4,952                401
  95                         473                                1,250                  1,988              1,045
  96                         948                                                       4,631                463
  97                       2,917                                                       3,925              1,662
  98                         375                                2,500                  2,956                541
  99                                                                                   6,891
  100
  101                        426                                                       3,103
  102                                                                                  5,804
  103
  104                        351                                2,457                 12,331                584
  105                      3,720                                                       7,333              3,925
  106                        532                                                       5,730                674
  107                      3,167                                                       6,646              2,416
  108                      3,083                                                       5,877              4,368
  109
  110                        175                                1,000                  1,655                900
  111                        989                                4,944                  5,076                494
  112                        383                                2,100                  7,119              1,574
  113                      1,083                                1,625                  8,842                968
  114                        455                                2,846                  3,037                641
  115                                                                                  4,644              1,690
  116                                                                                  2,591                680
  117                      2,583                                                       7,689              3,606
 117.1
 117.2
 117.3
 117.4
  118                        479                                                       2,280              1,528
  119                      1,003                                                       2,114                845
  120                        833                                                       4,038                698
  121
  122                        173                                  575
  123                        151                                                       2,564                338
  124                        125                                1,024                  3,451                882
  125                        765                                                       6,829                687
  126                        317                                1,583                    792                556
  127                        434                                1,300                  5,367              1,790
  128                        517                                  569                  6,713              1,080
  129                        168                                1,466                  4,991                423
  130                                                                                  3,103              1,063
  131                                                                                  2,086              1,407
  132                        160                                  834                  2,340                154
  133                        800                                                       2,787              1,079
  134                                                                                  5,554                482
  135                        263                                                       3,070                508
  136                        875                                                       2,437              1,091
  137                        144                                                       2,466                483
  138                        124                                  500                  1,040                470
  139                        575                                  864                  6,637                417
  140                        258                                1,704                  5,369              1,169
  141                        191                                  208                  3,574              1,264
  142                      1,667                                                       2,279              2,052
  143
  144                                                                                  1,100                764
  145                        548                                1,667                  1,673                741
  146                        214                                1,000                  1,871                375
  147                      2,000                                                         987              2,166
  148                         95                                  912
  149                                                                                    743                351

                                                                      LARGEST TENANT
                         -----------------------------------------------------------------------------------------------------------
             SINGLE                                                                                                 LEASE
LOAN #       TENANT          LARGEST TENANT                                                   UNIT SIZE           EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

   1           No            Tops Market                                                         74,000            05/30/14
   2           No            Regal Cinema                                                        58,012            06/30/22
   3           No            Tops Market                                                         57,000            03/31/22
   4           No            Tops Market                                                         78,000            12/31/13
   5           No            Tops Market                                                         77,000            09/30/18
   6           No            Tops Market                                                         82,897            12/31/10
   7           No            Kroger                                                              60,425            11/30/16
   8           No            Kroger                                                              63,296            01/31/16
   9           No            Tops Market                                                         47,000            08/01/19
  10           No            Tops Market                                                         45,533            06/30/15
  11           No            Kroger                                                              59,134            11/06/12
  12           No            Tops Market                                                         47,000            05/31/17
  13           No            Kroger                                                              58,666            08/26/20
  14           No            Akerman, Senterfitt & Eidson                                        35,055            10/31/09
  15           No            Bill Communications                                                135,248            03/31/11
  16           No            K-Mart Corporation                                                 100,725            01/31/12
  17           No            Sycamore Networks                                                  113,706            05/31/07
 17.1          No            Sycamore Networks                                                  113,706            05/31/07
 17.2          No            Everest Partners                                                    40,000            11/15/05
 17.3          No            Springwell, Inc.                                                    18,000            09/30/17
 17.4          No            Network World                                                       33,609            12/02/09
 17.5          No            Lumigent Technologies, Inc.                                         15,000            05/31/06
  18           No            Sam's Club                                                         114,057            11/30/18
  19           No
  20           No
  21           No            Personalcare Health Management, Inc                                 34,150            11/14/08

  22           No
  23           No            Gabriel Brothers                                                    78,823            09/30/08
  24           No
  25           No
  26           No            Plante & Moran, LLP                                                 51,855            10/31/10
  27           No
  28           No            Marriott                                                           128,832            08/31/10

  29           No
  30           No            Dominick's Finer Foods, Inc.                                        65,844            03/31/22
  31           No
  32           No            Hobby Lobby                                                         57,617            02/28/14
  33           No
  34           No
  35           No            Cardinal Health                                                    173,182            08/31/11

  36           No            Circuit City                                                        34,763            01/31/19
  37           No
  38           No
  39           No
  40          Yes            Verizon Wireless                                                   150,000            11/30/14
  41           No            AMEC                                                                88,000            09/02/08

  42           No            Marshalls                                                           22,498            01/31/09
  43           No
  44           No            1st Bank of Beverly Hills                                           16,486            08/31/14
  45           No            Prince George's County                                              47,612            02/28/14
  46           No            Federal District Court                                              41,000            12/31/07
  47           No
  48           No            San Fernando Valley Urologic                                         3,936            11/30/09
  49           No
  50           No            Wright Robinson et al                                               23,120            08/28/09
  51           No
  52           No
  53           No
  54          Yes            T-Mobile                                                            77,484            10/31/19
  55          Yes            Kelsey-Hayes Company                                                86,500            10/31/14
  56           No
  57           No            Knowlwood Enterprise, Inc.                                           5,600            01/28/12
  58           No            Asian Buffet                                                         6,000            07/31/14
  59           No            Kragen Auto                                                          9,778            11/30/08
  60          Yes            D.A. Family Support                                                117,168            10/31/11
  61           No            Publix Super Markets, Inc.                                          44,271            12/31/23
  62           No            Walgreen Co.                                                        14,820            09/30/79
  63           No            Ballys                                                              29,570            07/31/09
  64          Yes            Immigration & Naturalization Services  (GSA)                        33,459            02/28/14
  65           No
  66           No
  67           No
  68           No            Big Y Foods, Inc.                                                   60,264            11/11/15
  69           No            Ross Stores Texas, L.P.                                             30,187            01/31/15
  70           No
  71           No            Art N Frame Expo                                                     2,693            07/31/09
  72          Yes            Science Applications International Corporation                      56,904            10/31/09
  73           No
  74           No            Michael's                                                           21,380            01/31/07
  75           No            Circuit City Store, Inc.                                            33,882            01/31/20
  76           No            La Maria Mexican Restaurant                                          4,200            11/30/10
  77           No            Gabriel Brothers                                                    52,501            07/31/09
  78           No            Reflection Printing                                                  7,814            03/31/05

  79           No
  80           No            CATO of Texas, LP                                                    4,060            01/31/10
  81           No            Farmer Jack Supermarket (A&P)                                       49,832            04/30/05
  82           No            Skidmore, Inc.                                                      10,450            12/15/11
  83           No            Banner Bank                                                          3,214            03/31/14
  84          Yes            Temptronic Corporation                                              62,389            02/28/11
  85           No
  86           No            Culp & Little Attorneys At Law                                       4,294            06/30/05
  87           No
  88           No            CVS Pharmacy                                                        10,125            01/31/20
  89           No
  90           No            Jen Shu Lee (Greenland Co. LTD)                                      3,550            09/30/05
  91           No            US Unwired                                                           6,650            10/31/09
  92           No            Stater Bros. Markets                                                43,295            12/31/99
  93           No
  94           No            Keller William Realty                                               13,264            01/31/14
  95           No            Albertson's                                                         58,000            11/05/27
  96           No
  97           No
  98           No            Smith Gatta Gelok                                                   15,000            08/31/09
  99           No            Office Max                                                          22,000            09/30/14
  100         Yes            Walgreen Co.                                                        14,560            05/31/79
  101         Yes            Linens N' Things                                                    34,103            01/31/22
  102          No
  103         Yes            Harris Teeter                                                       57,230            05/21/15
  104          No            Orient Cafe                                                          5,440            08/31/12
  105          No
  106          No
  107          No
  108          No
  109          No            ADeal.com                                                            6,184            04/30/05
  110          No            China Star Restaurant                                                8,500            02/28/19
  111          No            UTMB Department of Psychiatry                                        7,802            08/31/07
  112          No            First Steps Gym                                                      4,027            06/30/07
  113          No            Netrition Inc.                                                      18,500            05/31/06
  114          No            Payson Hospital Corp.                                               16,593            04/30/13
  115          No            La Pradera Market                                                    6,340            04/01/07
  116          No
  117          No
 117.1         No
 117.2         No
 117.3         No
 117.4         No
  118          No            The Chrysalis Center                                                 8,052            05/31/07
  119          No
  120          No
  121          No            Best Buy                                                            20,275            1/31/15
  122         Yes            Eckerd Corporation                                                  13,813            08/31/24
  123          No            Honeybaked Ham Co.                                                   3,597            11/30/11
  124          No            Cross Creek                                                          5,400            01/19/09
  125          No
  126          No            Dollar Tree                                                          9,800            05/31/09
  127          No            NY Presbyterian Hospital                                            34,000            01/31/11
  128          No            Schwartzapfel, Novick, Truhowsky & Marcus, P.C.                      9,932            12/31/05
  129          No            Mattress Outfitters                                                  3,237            10/31/09
  130          No
  131          No
  132          No            Fitness Defined                                                      2,457            12/31/06
  133          No
  134          No            University Hospital - Orthopedics                                    9,532            06/30/09
  135          No
  136          No
  137          No
  138          No            Starbucks                                                            1,500            02/28/13
  139          No            Capital Framing Inc.                                                15,700            07/31/07
  140          No            Han Yang Grocery with Manna Restaurant                              10,308            09/30/09
  141          No            Grayrock Pharmacy                                                    4,210            08/01/08
  142          No
  143          No            Cin2 Industries                                                      2,775            01/31/07
  144          No
  145          No            Food World                                                          31,800            08/10/08
  146          No            Lane Bryant                                                          5,903            05/31/04
  147          No
  148          No            Comet Cleaners                                                       2,015            06/30/08
  149          No

                               2ND LARGEST TENANT                                              3RD LARGEST TENANT
          ---------------------------------------------------------------  ---------------------------------------------------------
                                                                  LEASE                                                      LEASE
LOAN #    2ND LARGEST TENANT                        UNIT SIZE  EXPIRATION  3RD LARGEST TENANT                  UNIT SIZE  EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

   1      Linens 'N Things                             23,114   03/31/08   Eckerd Drugs                           17,100   05/31/05
   2      AJ Wright                                    26,959   08/12/14   Petco Animal Supplies                  15,277   01/31/15
   3      Stein Mart, Inc.                             36,000   03/31/12   Colonial Wine & Spirits                18,585   11/30/12
   4      Dollar Tree                                  14,098   11/30/07   Advance Auto Parts                     10,949   09/30/08
   5      Hollywood Video                               8,000   08/27/07   Progressive Casualty Insurance          2,000   07/31/08
   6      Shanor Lighting Center                       19,232   09/30/08   Blockbuster                             6,500   10/31/05
   7      Office Max                                   23,404   03/31/13   CVS Pharmacy                           10,069   07/31/07
   8      Buffalo's Cafe                                4,200   05/31/06   Monterrey Mexican Restaurant            3,500   08/31/07
   9      Secor Lumber                                  8,000   11/30/06   New York Sports                         5,000   12/31/06
  10      Hollywood Video                               7,488   10/31/07   Rent-Way                                4,472   10/31/09
  11      Dr. David Weaver                              4,900   11/30/12   Southeast Financial Credit Union        2,800   09/30/07
  12      Blockbuster                                   4,692   10/31/10   Dollar Tree                             4,000   09/30/07
  13      PJ's Wine & Liquor                            3,600   03/31/06   Tequila's Mexican Bar                   2,400   05/31/06
  14      GMC Land Services of Florida, Inc            30,550   02/28/09   KPMG International                     30,172   03/08/07
  15      American Lawyer Media                        66,975   08/31/08   Nature America Inc.                    46,316   12/31/05
  16      Waldbaums Inc.                               38,208   12/31/07   Modell's                               25,000   02/28/09
  17      Potpourri                                    51,000   05/31/09   Everest Partners                       40,000   11/15/05
 17.1     Potpourri                                    51,000   05/31/09   Airvana                                29,708   12/31/05
 17.2     The Premier Insurance Company                18,065   02/28/05   Sumaria Systems                        12,245   05/15/08
 17.3     Buyerzone.com                                14,246   12/31/06   Seller Master Lease                    12,800   12/31/07
 17.4     IT World/Accela                              18,332   09/20/09   Storability                            18,194   08/31/05
 17.5     Geosyntec Consultants, Inc.                   8,862   12/31/10   Info Tree Corporation                   5,250   03/31/09
  18      Kmart                                       107,806   03/31/19   Albertsons                             50,645   05/31/19
  19
  20
  21      Healthcare Services Corp.                    20,000   02/29/08   Intel Americas, Inc.                   19,632   08/31/05

  22
  23      Weis Market                                  45,000   04/30/14   Office Max                             24,300   12/31/05
  24
  25
  26      Champion Enterprises                         29,193   12/31/07   Hartford Fire Insurance Company        13,091   04/30/08
  27
  28      Mail Well I Corporation                      25,000   01/31/09   Citadel Communications                 18,820   08/28/13

  29
  30      TJ Maxx                                      28,144   10/31/12   Office Max                             20,015   01/31/19
  31
  32      Circuit City                                 28,469   01/31/18   MJR Fashions                           28,024   06/30/07
  33
  34
  35      CDI Media                                   104,600   05/31/09   Bunzl California, Inc.                 48,134   04/30/08

  36      PetsMart                                     28,640   03/18/15   REI                                    26,500   10/31/14
  37
  38
  39
  40
  41      Newell Rubbermaid                            64,800   09/30/06   Textile Care Services                  56,178   09/30/10

  42      Shoe Carnival                                19,827   01/31/10   Ovations Audio Video                   14,103   01/31/06
  43
  44      Associated Bond & Ins.                        7,980   05/31/08   Partners General Insurance              4,418   04/30/09
  45      Computer Sciences Corporation                30,829   10/31/05   US Postal Service                      10,469   11/30/14
  46      U.S. Marshall                                32,366   11/30/15   U.S. Customs                           15,897   05/31/06
  47
  48      Richard Rosenberg                             3,855   02/28/06   Allen Entin                             3,640   11/30/08
  49
  50      Spotts, Smith, Fain & Buis P.C               18,995   06/30/10   VA Commonwealth Unv. Health Systems    14,138   04/30/09
  51
  52
  53
  54
  55
  56
  57      Athanasios N. Foskaris                        4,390   12/31/12   Kinko's Copies, Inc.                    4,290   12/14/05
  58      Khoury's Wine Store                           4,533   10/31/11   Desert Flour, LLC                       4,000   10/31/14
  59      Dollar Depot                                  8,400   08/31/13   Goodwill Industries                     8,000   03/01/06
  60
  61      Francesco's Courtyard Restaurant              2,800   03/31/09   Jeda Enterprises, Inc.                  1,400   02/28/07
  62      Dollar Hut                                    6,000   11/30/13   Bank of America                         4,700   11/30/18
  63      CVS                                          14,873   12/30/26   Wachovia                                3,096   07/31/09
  64
  65
  66
  67
  68      Rocky's Hardware, Inc.                        9,302   03/10/13   M.G.A., Inc.                            5,600   12/31/09
  69      Linens 'N Things                             27,489   01/31/15   Shoe Carnival, Inc.                     9,755   03/31/14
  70
  71      Baja Fresh                                    2,500   07/31/14   Daphne's Greek Cafe                     2,300   07/31/14
  72
  73
  74      Vitamin Cottage Natural Food                 17,834   09/30/13   Party City                             13,875   01/31/08
  75      Ulta Salon                                   10,800   10/31/14
  76      Washington Mutual Bank, FA                    4,072   08/31/23   Green Garden Chinese Restaurant         3,477   07/31/14
  77      Big Lots                                     25,084   01/31/07   Harbor Freight                         15,000   10/31/11
  78      LaserPlus                                     7,456   06/30/05   Del Vecchio                             5,544   03/31/09

  79
  80      Texas Credit Union                            4,000   06/30/14   Sprint PCS                              3,000   05/31/09
  81      State of Michigan                            35,976   11/30/11   Arbor Drugs Inc. (CVS)                 10,564   05/31/10
  82      Function                                      5,666   03/31/08   ZZ, Inc.                                4,415   12/31/05
  83      Chipolte Grill                                3,000   08/31/14   Pacific Beach Tan                       2,284   08/31/11
  84
  85
  86      Mercator, Inc                                 3,569   10/31/08   Texas Health School                     3,235   11/30/07
  87
  88      Pet Supplies Plus                             8,120   02/07/06   Ross the Boss                           4,104   09/30/06
  89
  90      Shuang Xi Lin (Wheelink Enterprise, Inc.)     2,700   04/30/07   Kyung & Young Kim (Maxima Trading)      2,100   09/30/06
  91      Centennial Wireless                           6,000   12/31/04   Guadalajara                             4,900   05/31/06
  92      Vince's Pizza and Pasta                      18,303   01/31/15   San Fernando Beauty College            13,800   11/30/04
  93
  94      Advanced Planning Svcs.                       8,620   09/30/19   Interior Resources                      3,315   05/31/06
  95      Blockbuster Inc.                              5,280   01/31/14   McDonald's Corporation                  3,830   04/27/23
  96
  97
  98      NVR/Ryan Homes                                7,500   07/31/09   CJS Investments, Inc.                   5,000   06/30/14
  99      Chili's                                       5,665   12/31/10
  100
  101
  102
  103
  104     South Shore Grille, LLC                       5,330   04/30/14   Attitudes and Latitudes                 3,310   07/31/08
  105
  106
  107
  108
  109     Mech Tech                                     6,134   03/31/07   El Mar - Co.                            5,048   08/31/05
  110     Olive Garden Restaurant                       6,999   10/31/13   First State Bank                        5,418   10/31/22
  111     Securitas Security Services USA Inc           3,347   03/31/05   Airgas Specialty Gases                  2,794   05/31/07
  112     CMSG, Inc.                                    4,000   05/31/14   OHI, NJ Inc.                            4,000   05/31/14
  113     Pengate Handling (18 Petra)                  10,000   08/31/07   Metroland Business                      6,500   03/31/09
  114     Mountain View Family Medicine                 3,162   08/10/06   Physiotherapy Assoc.                    2,800   12/31/08
  115     Kolorinas Restaurant                          3,900   02/01/07   Semong & Straps                         2,800   05/01/05
  116
  117
 117.1
 117.2
 117.3
 117.4
  118     Broward Sheriff's Office                      5,711   09/30/07   Housing Authority                       4,042   11/30/04
  119
  120
  121
  122
  123     Sprint Store                                  3,322   11/30/06   Acrylic Spas of AZ                      2,827   04/30/07
  124     Blockbuster                                   4,900   06/18/09   Nationwide Insurance                    1,269   11/14/09
  125
  126     Movie Gallery                                 4,030   01/01/12   State of Alabama ABC                    3,500   10/14/14
  127     ABCO Refrigeration Supply Corp.              19,250   12/31/10
  128     Suffolk OB/GYN                                3,360   05/31/11   Leonard Izzo, MD                        2,418   12/31/04
  129     Impact Martial Arts                           2,630   02/28/08   Wasabi Sushi & Grill                    2,517   10/31/07
  130
  131
  132     HFC                                           1,850   06/30/09   Pick Up Stix                            1,781   02/28/08
  133
  134     University Hospital - Dermatology             6,891   06/30/09
  135
  136
  137
  138     Little Dumplings                              1,188   01/31/09   Health Massage                          1,183   01/31/09
  139     Trugreen Limited Part.                        8,827   01/31/12   Prime Service Center                    5,000   09/30/07
  140     Austin Karaoke                                5,017   09/04/09   Passionate Spirits                      2,295   09/30/09
  141     Good Spirits & Co                             2,400   07/31/09   Bagelsmith                              2,400   10/01/06
  142
  143     No Idea                                       2,643   09/30/12   Real Design                             1,565   12/31/04
  144
  145     CVS                                           9,000   11/08/09   Factory Connection                      3,000   07/31/08
  146     Gags and Games Inc                            5,115   01/31/10   Midwest Financial Credit Union          2,967   08/31/09
  147
  148     Charlie's Hamburgers                          1,950   09/30/08   Body Worx                               1,935   11/30/09
  149

                            FOOTNOTES TO ANNEX A-1

(1)   With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)   With respect to Loan Numbers 15, 17, 63, 75, 78, 80, 91, 96, 98, 104,
      114, 115, 118, 120, 124, 125, 134, 145 and 147, the applicable Mortgage
      Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first
      Distribution Date as a result of the mortgage loan not having its first due date until February 2005.

(3)   For Mortgage Loans secured by multiple Mortgaged Properties, each
      Mortgage Loan's Current Balance is allocated to the respective Mortgaged
      Properties based on the Mortgage Loan documentation or the Mortgage Loan
      Seller's determination of the appropriate allocation.

(4)   Each number identifies a group of cross collateralized, cross defaulted mortgaged loans.

(5)   Each number identifies a group of related borrowers.

(6)   For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
      Fee").

(7)   The Monthly Debt Service for Loan Numbers 1-14, 25, 27, 34, 59, 68 and 70
      was calculated as 1/12th of the product of (i) the Original Balance, (ii)
      the Interest Rate and (iii) 365/360.

     The Monthly Debt Service for Loan Numbers 30, 88, 103 and 121 were calculated as 1/12th of the product of (i) the Original Balance and (ii)
     the Interest Rate.

(8)   With respect to Champaign Office and Retail (Loan Number 21), please refer to Annex C for the complete amortization schedule.

(9)   Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(10)  For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest-only period as of the respective Note Date of the
      Mortgage Loan.

(11)  For ARD Loans, the related Anticipated Repayment Date.

(12)  For ARD Loans, calculated as of the related Anticipated Repayment Date.

(13)  The "L" component of the prepayment provision represents remaining lockout payments.

(14)  The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan.

(15)  Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(16)  Represents the monthly amounts required to be deposited by the borrower.
      The amount required to be deposited in such account may be capped pursuant to the loan documents.

(17)  With respect to certain of the mortgage loans, the respective appraisal values and appraisal dates are reflective of stabilized values as defined in the respective appraisals.

(18)  With respect to Loan Numbers 1 through 13, the occupancy figure includes space master leased by Developers Diversified Realty Corporation.

(19)  In the case of 2 mortgage loans (identified as Loan Numbers 111 and 131), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis that are consistent with the respective performance related criteria required to obtain the release of certain escrows pursuant to the related loan documents. If calculated based on the current net operating income, net cash flow and a revised amortization (based on the cut-off date principal balance of the mortgage loans less the applicable

                                     A-1-1

     performance-related escrows), the debt service coverage ratios for loan numbers 111 and 131 would be 1.30x and 1.33x, respectively.

(20)  With regard to Loan Number 38, the payment date was changed from the 11th to the 1st of every month after the first payment date had occurred.

                                     A-1-2

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                        AGGREGATE      % OF                STATED             CUT-OFF
                                        NUMBER OF        CUT-OFF     INITIAL              REMAINING             DATE      LTV RATIO
                                         MORTGAGE         DATE         POOL    MORTGAGE     TERM       UW       LTV          AT
CUT-OFF DATE BALANCES                     LOANS          BALANCE     BALANCE     RATE     (MOS.)(1)   DSCR     RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

$973,992 - $2,999,999                        32       $68,685,585      4.5%    5.6024%       114      1.51x    67.2%        54.0%
$3,000,000 - $3,999,999                      18        63,852,596       4.2     5.5526       114      1.50x     68.1         56.8
$4,000,000 - $4,999,999                      11        48,189,320       3.2     5.6071       116      1.44x     70.7         58.5
$5,000,000 - $6,999,999                      23       132,012,905       8.7     5.3663       126      1.52x     69.7         51.7
$7,000,000 - $9,999,999                      15       122,656,144       8.1     5.3685       104      1.63x     68.9         59.6
$10,000,000 - $14,999,999                    21       252,848,961      16.7     5.4031       112      1.46x     73.2         61.6
$15,000,000 - $24,999,999                    20       373,684,953      24.6     5.2003       98       1.58x     73.9         67.2
$25,000,000 - $49,999,999                     5       155,000,000      10.2     5.3820       106      1.37x     76.6         70.7
$50,000,000 - $98,980,000                     4       300,480,000      19.8     5.2841       108      1.38x     77.0         72.2
                                     -----------------------------------------------------------------------------------------------
TOTAL:                                      149    $1,517,410,464    100.0%    5.3432%       108      1.49X    73.2%        64.4%
                                     ===============================================================================================

                                 MORTGAGE RATES

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                        AGGREGATE      % OF                STATED             CUT-OFF
                                        NUMBER OF        CUT-OFF     INITIAL              REMAINING             DATE      LTV RATIO
                                         MORTGAGE         DATE         POOL    MORTGAGE     TERM       UW       LTV          AT
MORTGAGE RATES                            LOANS          BALANCE     BALANCE     RATE     (MOS.)(1)   DSCR     RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

4.7000% - 4.9999%                           11        $120,208,100      7.9%    4.8152%       74      1.78x    70.1%        65.0%
5.0000% - 5.4999%                           81       1,086,212,415      71.6     5.2765       106     1.46x     74.6         67.1
5.5000% - 5.9999%                           44         248,324,226      16.4     5.6561       125     1.45x     70.4         55.1
6.0000% - 6.4999%                           11          54,878,259       3.6     6.2286       135     1.53x     67.6         52.2
6.5000% - 6.6500%                            2           7,787,464       0.5     6.5863       116     1.61x     61.2         48.5
                                      ----------------------------------------------------------------------------------------------
TOTAL:                                     149      $1,517,410,464    100.0%    5.3432%       108     1.49X    73.2%        64.4%
                                      ==============================================================================================

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                        AGGREGATE      % OF                STATED             CUT-OFF
                                        NUMBER OF        CUT-OFF     INITIAL              REMAINING             DATE      LTV RATIO
ORIGINAL TERM TO                         MORTGAGE         DATE         POOL    MORTGAGE     TERM       UW       LTV          AT
MATURITY IN MONTHS(1)                     LOANS          BALANCE     BALANCE     RATE     (MOS.)(1)   DSCR     RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

60 - 84                                     38        $474,814,518    31.3%     5.1293%      76       1.61x     74.1%        71.3%
85 - 120                                   104         997,423,497     65.7      5.4274      119      1.44x      73.4         63.3
121 - 240                                    7          45,172,449      3.0      5.7334      199      1.29x      61.4         13.2
                                      ----------------------------------------------------------------------------------------------
TOTAL:                                     149      $1,517,410,464   100.0%     5.3432%      108      1.49X     73.2%        64.4%
                                      ==============================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                              WEIGHTED AVERAGES
                                                                               -----------------------------------------------------

                                                       AGGREGATE       % OF                 STATED             CUT-OFF
                                        NUMBER OF       CUT-OFF      INITIAL               REMAINING             DATE     LTV RATIO
REMAINING TERM TO                        MORTGAGE        DATE          POOL     MORTGAGE     TERM        UW      LTV         AT
MATURITY IN MONTHS(2)                     LOANS         BALANCE      BALANCE      RATE     (MOS.)(2)    DSCR    RATIO    MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

58 - 84                                     38       $474,814,518      31.3%     5.1293%      76        1.61x   74.1%       71.3%
85 - 120                                   104        997,423,497       65.7      5.4274      119       1.44x    73.4        63.3
121 - 240                                    7         45,172,449        3.0      5.7334      199       1.29x    61.4        13.2
                                    ------------------------------------------------------------------------------------------------
TOTAL:                                     149     $1,517,410,464     100.0%     5.3432%      108       1.49X   73.2%       64.4%
                                    ================================================================================================

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                               WEIGHTED AVERAGES
                                                                               -----------------------------------------------------
                                                        AGGREGATE       % OF                 STATED            CUT-OFF
                                        NUMBER OF        CUT-OFF      INITIAL               REMAINING            DATE     LTV RATIO
ORIGINAL AMORTIZATION                    MORTGAGE         DATE          POOL    MORTGAGE      TERM       UW      LTV         AT
TERM IN MONTHS                            LOANS          BALANCE      BALANCE     RATE      (MOS.)(2)   DSCR    RATIO    MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

180 - 240                                   11         $56,530,611       4.9%    5.3541%       170      1.30x    57.8%     12.0%
241 - 300                                   25         176,118,639       15.2     5.5918       118      1.49x     71.6      57.8
331 - 360                                   89         922,397,114       79.9     5.3854       110      1.39x     75.0      65.8
                                    ------------------------------------------------------------------------------------------------
TOTAL:                                     125      $1,155,046,364     100.0%    5.4153%       114      1.40X    73.6%     61.9%
                                    ================================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                               WEIGHTED AVERAGES
                                                                               -----------------------------------------------------
                                                       AGGREGATE       % OF                 STATED              CUT-OFF
                                        NUMBER OF       CUT-OFF      INITIAL               REMAINING              DATE    LTV RATIO
REMAINING AMORTIZATION                   MORTGAGE        DATE          POOL     MORTGAGE     TERM        UW       LTV        AT
TERM IN MONTHS                            LOANS         BALANCE      BALANCE      RATE     (MOS.)(2)    DSCR     RATIO   MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

180 - 240                                   11        $56,530,611       4.9%     5.3541%      170       1.30x    57.8%     12.0%
241 - 300                                   25        176,118,639       15.2      5.5918      118       1.49x     71.6      57.8
331 - 360                                   89        922,397,114       79.9      5.3854      110       1.39x     75.0      65.8
                                    ------------------------------------------------------------------------------------------------
TOTAL:                                     125     $1,155,046,364     100.0%     5.4153%      114       1.40X    73.6%     61.9%
                                    ================================================================================================

(1)  Does not include the mortgage loans that are interest-only or IO-ARD for their entire term.
(2)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-2

                               AMORTIZATION TYPES

                                                                                               WEIGHTED AVERAGES
                                                                               -----------------------------------------------------
                                                        AGGREGATE      % OF                 STATED             CUT-OFF
                                        NUMBER OF        CUT-OFF     INITIAL               REMAINING             DATE     LTV RATIO
                                         MORTGAGE         DATE         POOL     MORTGAGE     TERM       UW       LTV         AT
AMORTIZATION TYPES                        LOANS          BALANCE     BALANCE      RATE     (MOS.)(1)   DSCR     RATIO    MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Partial Interest Only                    30        $644,670,500     42.5%     5.3236%      106      1.36x     76.8%      68.9%
   Balloon                                  87         450,603,415      29.7      5.5168      117      1.49x      70.0       56.9
   Interest Only                            11         211,884,100        14      5.0897      92       1.71x      72.5       72.5
SUBTOTAL                                   128      $1,307,158,015     86.1%     5.3523%      108      1.46x     73.8%      65.3%
                                   -------------------------------------------------------------------------------------------------
ARD LOANS
   IO-ARD                                   13        $150,480,000      9.9%      5.1470      83       1.81x     71.5%      71.5%
   ARD                                       2          25,060,000       1.7      5.7340      145      1.27x      77.8       58.3
SUBTOTAL                                    15        $175,540,000     11.6%     5.2308%      92       1.73x     72.4%      69.6%
                                   -------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS                       6         $34,712,449      2.3%      5.5717      205      1.29x     57.4%       0.6%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                     149      $1,517,410,464    100.0%     5.3432%      108      1.49X     73.2%      64.4%
                                   =================================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                               WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
UNDERWRITTEN                                           AGGREGATE      % OF                STATED             CUT-OFF
CASH FLOW                               NUMBER OF       CUT-OFF     INITIAL              REMAINING             DATE      LTV RATIO
DEBT SERVICE                             MORTGAGE        DATE         POOL    MORTGAGE     TERM        UW      LTV          AT
COVERAGE RATIOS                           LOANS         BALANCE     BALANCE     RATE     (MOS.)(1)    DSCR    RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

Less than 1.20x                              1        $42,000,000      2.8%    5.3860%      120       1.18x   78.9%       70.7%
1.20x - 1.29x                               32        356,948,611      23.5     5.4127      117       1.24x    75.4        61.7
1.30x - 1.39x                               30        321,396,627      21.2     5.4008      116       1.35x    74.4        63.7
1.40x - 1.49x                               27        294,473,991      19.4     5.3497      104       1.45x    75.3        69.2
1.50x - 1.69x                               26        205,542,679      13.5     5.2023      101       1.60x    73.3        64.3
1.70x - 1.99x                               25        235,497,464      15.5     5.2617      94        1.82x    69.6        65.7
2.00x - 2.65x                                8         61,551,092       4.1     5.3621      100       2.38x    54.7        50.4
                                      ----------------------------------------------------------------------------------------------
TOTAL:                                     149     $1,517,410,464    100.0%    5.3432%      108       1.49X   73.2%       64.4%
                                      ==============================================================================================

                             CUT-OFF DATE LTV RATIOS

                                                                                               WEIGHTED AVERAGES
                                                                              ------------------------------------------------------
                                                        AGGREGATE      % OF                STATED            CUT-OFF
                                        NUMBER OF        CUT-OFF     INITIAL              REMAINING            DATE     LTV RATIO
CUT-OFF DATE                             MORTGAGE         DATE         POOL    MORTGAGE     TERM       UW      LTV         AT
LTV RATIOS                                LOANS          BALANCE     BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

39.8% - 49.9%                               4         $12,987,449      0.9%    5.3376%       163      1.81x   44.2%      19.3%
50.0% - 59.9%                              21         122,673,377       8.1     5.4384       121      1.87x    55.8       38.5
60.0% - 64.9%                              10          69,966,966       4.6     5.2946       115      1.53x    61.2       49.0
65.0% - 69.9%                              14          81,637,259       5.4     5.4843       120      1.61x    68.5       54.9
70.0% - 74.9%                              43         369,276,594      24.3     5.3956       105      1.56x    72.5       65.7
75.0% - 80.0%                              57         860,868,818      56.7     5.2979       105      1.38x    77.9       70.3
                                    ------------------------------------------------------------------------------------------------
TOTAL:                                    149      $1,517,410,464    100.0%    5.3432%       108      1.49X   73.2%      64.4%
                                    ================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

                                      A-2-3

                         MATURITY DATE LTV RATIOS(1),(2)

                                                                                               WEIGHTED AVERAGES
                                                                              ------------------------------------------------------
                                                        AGGREGATE       % OF              STATED           CUT-OFF
                                        NUMBER OF        CUT-OFF      INITIAL            REMAINING           DATE      LTV RATIO
MATURITY DATE                            MORTGAGE         DATE          POOL   MORTGAGE    TERM      UW      LTV          AT
LTV RATIOS(1)                             LOANS          BALANCE      BALANCE    RATE    (MOS.)(1)  DSCR    RATIO   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------------

24.2% - 29.9%                                3         $16,725,000       1.1%   4.9050%     120     1.31x   57.8%       25.8%
30.0% - 49.9%                               14          62,703,406        4.2    5.7594     119     1.88x    54.6        43.0
50.0% - 59.9%                               36         201,232,270       13.6    5.4947     114     1.63x    65.5        54.8
60.0% - 69.9%                               59         567,888,825       38.3    5.3954     116     1.42x    75.8        65.4
70.0% - 79.2%                               31         634,148,513       42.8    5.2063     92      1.48x    76.5        73.1
                                     -----------------------------------------------------------------------------------------------
TOTAL:                                     143      $1,482,698,015     100.0%   5.3379%     106     1.49X   73.6%       65.9%
                                     ===============================================================================================

                         TYPE OF MORTGAGED PROPERTIES(3)

                                                                                                     WEIGHTED AVERAGES
                                                                                          ------------------------------------------

                                                          AGGREGATE           % OF                          CUT-OFF
                                        NUMBER OF          CUT-OFF          INITIAL                          DATE
                                        MORTGAGED           DATE              POOL            UW              LTV
PROPERTY TYPE                           PROPERTIES         BALANCE          BALANCE          DSCR            RATIO        OCCUPANCY
------------------------------------------------------------------------------------------------------------------------------------

RETAIL
   Anchored                                     32      $402,732,400          26.5%          1.58x            73.7%         98.1%
   Unanchored                                   21        97,959,278            6.5          1.45x            68.3%         95.2%
   Shadow Anchored                               8        36,267,025            2.4          1.44x            69.7%         95.8%
                                    ------------------------------------------------------------------------------------------------
SUBTOTAL                                        61      $536,958,704          35.4%          1.54x            72.5%         97.4%

OFFICE
   Suburban                                     24      $207,334,514          13.7%          1.49x            73.7%         94.9%
   CBD                                           3       175,730,000           11.6          1.43x            75.0%         91.0%
                                    ------------------------------------------------------------------------------------------------
SUBTOTAL                                        27      $383,064,514          25.2%          1.46x            74.3%         93.1%

MULTIFAMILY
   Garden                                       35      $339,060,817          22.3%          1.44x            74.9%         95.1%
                                    ------------------------------------------------------------------------------------------------
SUBTOTAL                                        35      $339,060,817          22.3%          1.44x            74.9%         95.1%

INDUSTRIAL
   Warehouse/Distribution                        6       $62,600,000           4.1%          1.34x            73.8%         95.2%
   Flex                                          5        42,178,584            2.8          1.38x            75.7%         97.0%
                                    ------------------------------------------------------------------------------------------------
SUBTOTAL                                        11      $104,778,584           6.9%          1.36x            74.6%         95.9%

MANUFACTURED HOUSING                            10       $54,468,431           3.6%          1.40x            74.3%         90.0%

SELF STORAGE                                     8       $35,016,950           2.3%          1.53x            60.3%         82.5%

HOTEL
   Extended Stay                                 1       $19,000,000           1.3%          1.74x            70.6%           NAP
   Limited Service                               1        14,100,000            0.9          2.14x            55.1%           NAP
                                    ------------------------------------------------------------------------------------------------
SUBTOTAL                                         2       $33,100,000           2.2%          1.91x            64.0%           NAP

MIXED USE
   Office/Retail                                 1       $26,000,000           1.7%          1.36x            77.6%         97.4%
   Retail/Storage                                1         4,962,464            0.3          1.77x            56.4%        100.0%
                                    ------------------------------------------------------------------------------------------------
SUBTOTAL                                         2       $30,962,464           2.0%          1.43x            74.2%         97.8%
                                    ------------------------------------------------------------------------------------------------
TOTAL                                          156    $1,517,410,464         100.0%          1.49X            73.2%         95.0%
                                    ================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.
(2)  Excludes fully amortizing mortgage loans.
(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averaged presented at the mortgage loan level in other tables in this prospectus.

                                     A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                                  WEIGHTED AVERAGES
                                                                                ----------------------------------------------------
                                                          AGGREGATE      % OF                 STATED            CUT-OFF
                                        NUMBER OF          CUT-OFF     INITIAL               REMAINING            DATE    LTV RATIO
                                        MORTGAGED           DATE         POOL     MORTGAGE     TERM       UW      LTV        AT
LOCATION                                PROPERTIES         BALANCE     BALANCE      RATE     (MOS.)(2)   DSCR    RATIO   MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

New York                                        19      $300,431,000     19.8%     5.2596%      104      1.55x   74.4%       68.8%
Florida                                         11       187,596,605      12.4      5.3759      119      1.41x    75.6        70.8
Texas                                           32       178,054,463      11.7      5.3674      125      1.39x    70.7        50.8
California                                      16       138,660,978       9.1      5.4963      118      1.56x    64.4        52.9
Massachusetts                                    7        75,191,627       5.0      5.2537      70       1.53x    76.5        71.5
Arizona                                          6        66,945,538       4.4      4.9938      75       1.49x    76.7        73.5
South Carolina                                   4        53,721,000       3.5      5.4679      118      1.32x    78.5        66.0
Utah                                             3        50,500,000       3.3      5.1000      83       1.23x    78.6        72.5
Illinois                                         3        49,262,100       3.2      5.1791      86       1.86x    67.9        64.3
Michigan                                         6        48,414,593       3.2      5.4552      119      1.66x    73.1        62.3
Colorado                                         1        42,000,000       2.8      5.3860      120      1.18x    78.9        70.7
Pennsylvania                                     4        41,075,000       2.7      5.5110      113      1.34x    77.0        66.0
Ohio                                             4        36,950,000       2.4      5.2121      110      1.63x    76.1        67.1
Virginia                                         4        26,633,605       1.8      5.1767      119      1.51x    71.6        60.1
Kansas                                           2        21,860,000       1.4      5.9623      129      1.26x    73.1        61.2
Alaska                                           2        21,805,000       1.4      5.4000      83       1.41x    78.6        72.1
New Jersey                                       5        20,690,612       1.4      5.5208      113      1.61x    63.1        50.9
Maryland                                         2        20,600,000       1.4      5.4231      120      1.41x    74.7        63.3
North Carolina                                   2        19,026,853       1.3      5.3387      106      1.78x    69.5        59.9
Kentucky                                         2        17,393,162       1.1      5.3282      118      1.28x    76.1        64.1
Oklahoma                                         3        14,317,606       0.9      5.1045      106      1.33x    73.9        63.9
Louisiana                                        1        14,100,000       0.9      6.2000      120      2.14x    55.1        42.9
Georgia                                          3        12,922,042       0.9      5.2202      84       1.71x    72.5        69.2
Alabama                                          3        11,405,000       0.8      5.2225      82       1.63x    77.4        72.9
Nevada                                           2        11,187,905       0.7      5.9221      112      1.25x    74.3        65.9
Tennessee                                        2        10,705,000       0.7      5.0479      72       2.02x    65.5        65.5
New Mexico                                       2         9,892,889       0.7      5.5155      119      1.41x    77.3        64.6
Oregon                                           2         9,650,000       0.6      5.4928      120      1.35x    75.4        62.9
Connecticut                                      2         4,117,885       0.3      5.5860      113      1.38x    72.7        56.1
Mississippi                                      1         2,300,000       0.2      5.1470      83       1.81x    71.5        71.5
                                     -----------------------------------------------------------------------------------------------
TOTAL:                                         156    $1,517,410,464    100.0%     5.3432%      108      1.49X   73.2%       64.4%
                                     ===============================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-5

                         CURRENT OCCUPANCY RATES (1),(3)

                                                                                               WEIGHTED AVERAGES
                                                                               -----------------------------------------------------
                                                        AGGREGATE      % OF                STATED              CUT-OFF
                                        NUMBER OF        CUT-OFF     INITIAL              REMAINING              DATE    LTV RATIO
CURRENT                                 MORTGAGED         DATE         POOL     MORTGAGE    TERM        UW       LTV        AT
OCCUPANCY RATES                         PROPERTIES       BALANCE     BALANCE      RATE    (MOS.)(4)    DSCR     RATIO   MATURITY(4)
------------------------------------------------------------------------------------------------------------------------------------

53.5 - 70.0                                  1          $5,588,791      0.4%     5.2400%     60        1.44x    78.7%     74.2%
70.1 - 80.0                                  6          24,517,546       1.7      5.3869     146       1.53x     58.9      28.6
80.1 - 90.0                                 25         241,512,277      16.3      5.3704     118       1.44x     74.8      66.3
90.1 - 95.0                                 27         242,572,237      16.3      5.2389     96        1.42x     74.6      67.0
95.1 - 100.0                                95         970,119,613      65.4      5.3409     107       1.50x     73.2      64.5
                                    ------------------------------------------------------------------------------------------------
TOTAL:                                     154      $1,484,310,464    100.0%     5.3294%     108       1.48X    73.5%     64.7%
                                    ================================================================================================

                          YEARS BUILT/RENOVATED(2),(3)

                                                                                               WEIGHTED AVERAGES
                                                                               -----------------------------------------------------
                                                        AGGREGATE       % OF                 STATED            CUT-OFF
                                        NUMBER OF        CUT-OFF      INITIAL               REMAINING            DATE     LTV RATIO
YEARS                                   MORTGAGED         DATE          POOL    MORTGAGE      TERM       UW      LTV         AT
BUILT/RENOVATED                         PROPERTIES       BALANCE      BALANCE     RATE      (MOS.)(4)   DSCR    RATIO    MATURITY(4)
------------------------------------------------------------------------------------------------------------------------------------

1952 - 1959                                  1          $2,500,000       0.2%    5.1700%       120      1.51x   41.7%       26.4%
1960 - 1969                                  9          56,029,473        3.7     5.2877       109      1.68x    67.8        59.6
1970 - 1979                                 11          77,798,755        5.1     5.3833       105      1.39x    73.3        63.5
1980 - 1989                                 24         225,955,886       14.9     5.2280       98       1.50x    74.9        65.8
1990 - 1999                                 32         494,803,654       32.6     5.2747       109      1.48x    74.3        68.7
2000 - 2004                                 79         660,322,697       43.5     5.4347       111      1.48x    72.5        61.2
                                     -----------------------------------------------------------------------------------------------
TOTAL:                                     156      $1,517,410,464     100.0%    5.3432%       108      1.49X   73.2%       64.4%
                                     ===============================================================================================

                              PREPAYMENT PROTECTION

                                                                                               WEIGHTED AVERAGES
                                                                               -----------------------------------------------------
                                                        AGGREGATE      % OF                 STATED             CUT-OFF
                                        NUMBER OF        CUT-OFF     INITIAL               REMAINING             DATE     LTV RATIO
                                         MORTGAGE         DATE         POOL     MORTGAGE     TERM        UW      LTV         AT
PREPAYMENT PROTECTION                     LOANS          BALANCE     BALANCE      RATE     (MOS.)(4)    DSCR    RATIO    MATURITY(4)
------------------------------------------------------------------------------------------------------------------------------------

Defeasance                                 120      $1,235,262,747     81.4%     5.3807%      110       1.43x   73.9%      64.2%
Yield Maintenance                           28         276,197,717      18.2      5.1807      97        1.73x    70.2       65.0
Yield Maintenance/Defeasance                 1           5,950,000       0.4      5.1000      119       1.56x    79.3       70.4
                                      ----------------------------------------------------------------------------------------------
TOTAL:                                     149      $1,517,410,464    100.0%     5.3432%      108       1.49X   73.2%      64.4%
                                      ==============================================================================================

(1)  Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a resilt, the weighted averages presented in this table may deviate slightly fromweighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(4)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-6

                                                                       ANNEX A-2

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                 WEIGHTED AVERAGES
                                                                               -----------------------------------------------------
                                                    AGGREGATE         % OF                    STATED            CUT-OFF
                                     NUMBER OF       CUT-OFF        INITIAL                 REMAINING             DATE    LTV RATIO
                                     MORTGAGE         DATE        LOAN GROUP 1   MORTGAGE      TERM       UW      LTV        AT
CUT-OFF DATE BALANCES                  LOANS         BALANCE        BALANCE        RATE     (MOS.)(1)    DSCR    RATIO   MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

$1,450,000 - $3,999,999                  40        $109,663,209        8.2%       5.5715%       113      1.52x   66.9%     55.1%
$4,000,000 - $4,999,999                   9          39,662,464         3.0        5.6211       116      1.44x    69.5      57.4
$5,000,000 - $6,999,999                  20         114,325,456         8.5        5.3684       122      1.53x    69.9      52.5
$7,000,000 - $9,999,999                  13         107,165,000         8.0        5.3806       102      1.63x    69.3      60.1
$10,000,000 - $14,999,999                19         231,961,160        17.3        5.4399       112      1.48x    72.9      61.3
$15,000,000 - $24,999,999                16         307,518,100        23.0        5.1550        94      1.60x    74.0      68.4
$25,000,000 - $49,999,999                 4         127,000,000         9.5        5.3670       103      1.41x    77.0        71
$50,000,000 - $98,980,000                 4         300,480,000        22.5        5.2841       108      1.38x    77.0      72.2
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                  125      $1,337,775,389      100.0%       5.3378%       106      1.50X   73.3%     64.8%
                                   =================================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                 WEIGHTED AVERAGES
                                                                                ----------------------------------------------------
                                                     AGGREGATE         % OF                    STATED           CUT-OFF
                                     NUMBER OF        CUT-OFF        INITIAL                 REMAINING            DATE    LTV RATIO
                                     MORTGAGE          DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV        AT
MORTGAGE RATES                         LOANS          BALANCE        BALANCE        RATE     (MOS.)(1)   DSCR    RATIO   MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

4.7000% - 4.9999%                        10         $109,708,100       8.2%       4.8109%         72     1.82x    69.7%    65.0%
5.0000% - 5.4999%                        67          940,366,332       70.3        5.2619        104     1.47x     74.7     67.7
5.5000% - 5.9999%                        37          228,382,105       17.1        5.6574        123     1.44x     70.9     56.2
6.0000% - 6.6500%                        11           59,318,852        4.4        6.2842        133     1.54x     67.1     51.7
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                  125       $1,337,775,389     100.0%       5.3378%        106     1.50X    73.3%    64.8%
                                  ==================================================================================================

     ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                                 WEIGHTED AVERAGES
                                                                                ----------------------------------------------------
                                                    AGGREGATE         % OF                    STATED           CUT-OFF
                                     NUMBER OF       CUT-OFF        INITIAL                 REMAINING            DATE     LTV RATIO
ORIGINAL TERM TO                     MORTGAGE         DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV         AT
MATURITY IN MONTHS(1)                  LOANS         BALANCE        BALANCE        RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

60 - 84                                  38        $474,814,518       35.5%       5.1293%        76     1.61x   74.1%      71.3%
85 - 120                                 81         822,925,870        61.5        5.4383       119     1.44x    73.4       63.5
121 - 240                                 6          40,035,000         3.0        5.7441       196     1.24x    63.0       14.8
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                  125      $1,337,775,389      100.0%       5.3378%       106     1.50X   73.3%      64.8%
                                  ==================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

                                      A-2-7

     REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                                WEIGHTED AVERAGES
                                                                                ----------------------------------------------------
                                                    AGGREGATE         % OF                   STATED            CUT-OFF
                                     NUMBER OF       CUT-OFF        INITIAL                REMAINING             DATE     LTV RATIO
REMAINING TERM TO                    MORTGAGE         DATE        LOAN GROUP 1  MORTGAGE      TERM      UW       LTV         AT
MATURITY IN MONTHS(2)                  LOANS         BALANCE        BALANCE       RATE     (MOS.)(2)   DSCR     RATIO    MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

58 - 84                                  38        $474,814,518      35.5%      5.1293%         76     1.61x    74.1%      71.3%
85 - 120                                 81         822,925,870       61.5       5.4383        119     1.44x     73.4       63.5
121 - 240                                 6          40,035,000        3.0       5.7441        196     1.24x     63.0       14.8
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                  125      $1,337,775,389     100.0%      5.3378%        106     1.50X    73.3%      64.8%
                                  ==================================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                                ----------------------------------------------------
                                                    AGGREGATE         % OF                   STATED            CUT-OFF
                                     NUMBER OF       CUT-OFF        INITIAL                REMAINING             DATE     LTV RATIO
ORIGINAL AMORTIZATION                MORTGAGE         DATE        LOAN GROUP 1   MORTGAGE     TERM       UW      LTV         AT
TERM IN MONTHS                         LOANS         BALANCE        BALANCE        RATE    (MOS.)(2)    DSCR    RATIO    MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

180 - 240                                10        $51,393,162        5.3%       5.3245%       164      1.27x    58.7%      13.1%
241 - 300                                20        163,572,880        16.8        5.5949       118      1.50x     71.7       58.1
331 - 360                                71        760,445,247        78.0        5.3903       108      1.39x     75.3       66.3
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                  101       $975,411,289      100.0%       5.4211%       113      1.40X    73.8%      62.1%
                                  ==================================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                                ----------------------------------------------------
                                                    AGGREGATE        % OF                     STATED           CUT-OFF
                                     NUMBER OF       CUT-OFF       INITIAL                  REMAINING            DATE     LTV RATIO
REMAINING AMORTIZATION               MORTGAGE         DATE       LOAN GROUP 1    MORTGAGE      TERM      UW      LTV         AT
TERM IN MONTHS                         LOANS         BALANCE       BALANCE         RATE     (MOS.)(2)   DSCR    RATIO    MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

180 - 240                                10       $51,393,162        5.3%        5.3245%        164     1.27x    58.7%      13.1%
241 - 300                                20       163,572,880        16.8         5.5949        118     1.50x     71.7       58.1
331 - 360                                71       760,445,247        78.0         5.3903        108     1.39x     75.3       66.3
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                  101      $975,411,289      100.0%        5.4211%        113     1.40X    73.8%      62.1%
                                  ==================================================================================================

(1)  Does not include the mortgage loans that are interest-only or IO-ARD for their entire term.

(2)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                                ----------------------------------------------------
                                                    AGGREGATE         % OF                     STATED           CUT-OFF
                                     Number of       Cut-off        Initial                  Remaining            Date    LTV Ratio
                                     Mortgage         Date        Loan Group 1    Mortgage      Term      UW      LTV        at
Amortization Types                     Loans         Balance        Balance         Rate     (Mos.)(1)   DSCR    Ratio   Maturity(1)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Partial Interest Only                   25      $577,420,500      43.2%        5.3272%        105     1.36x    77.2%     69.2%
   Balloon                                 69       343,355,789       25.7         5.5444        116     1.48x     69.0      55.8
   Interest Only                           11       211,884,100       15.8         5.0897         92     1.71x     72.5      72.5
                                   -------------------------------------------------------------------------------------------------
SUBTOTAL                                  105    $1,132,660,389      84.7%        5.3486%        106     1.47x    73.8%     65.8%

ARD LOANS
IO-ARD                                     13      $150,480,000      11.2%        5.1470%         83     1.81x    71.5%     71.5%
ARD                                         2        25,060,000        1.9         5.7340        145     1.27x     77.8      58.3
                                   -------------------------------------------------------------------------------------------------
SUBTOTAL                                   15      $175,540,000      13.1%        5.2308%         92     1.73x    72.4%     69.6%

FULLY AMORTIZING LOANS                      5       $29,575,000       2.2%        5.5582%        201     1.24x    58.9%      0.5%
                                   -------------------------------------------------------------------------------------------------
TOTAL                                     125    $1,337,775,389     100.0%        5.3378%        106     1.50X    73.3%     64.8%
                                   =================================================================================================

          UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN
                             GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                                ----------------------------------------------------
UNDERWRITTEN                                        AGGREGATE        % OF                    STATED             CUT-OFF
Cash Flow                            Number of       Cut-off       Initial                 Remaining              Date    LTV Ratio
Debt Service                         Mortgage         Date       Loan Group 1   Mortgage      Term       UW       LTV        at
Coverage Ratios                        Loans         Balance       Balance        Rate     (Mos.)(1)    DSCR     Ratio   Maturity(1)
------------------------------------------------------------------------------------------------------------------------------------

1.18x - 1.29x                           25        $318,220,515      23.8%        5.4311%       118      1.23x     75.7%     61.6%
1.30x - 1.39x                           29         318,396,627       23.8         5.3978       116      1.35x      74.5      63.9
1.40x - 1.49x                           22         269,028,510       20.1         5.3452       102      1.45x      76.2      70.8
1.50x - 1.59x                           10          57,924,173        4.3         5.3178       113      1.52x      72.1      60.2
1.60x - 1.69x                            7          78,131,000        5.8         4.9186        68      1.64x      75.5      73.4
1.70x - 1.99x                           25         235,497,464       17.6         5.2617        94      1.82x      69.6      65.7
2.00x - 2.49x                            5          39,565,000        3.0         5.6570       106      2.24x      55.2      49.1
2.50x - 2.65x                            2          21,012,100        1.6         4.7866        87      2.65x      53.5      52.9
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                 125      $1,337,775,389     100.0%        5.3378%       106      1.50X     73.3%     64.8%
                                   =================================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                                ----------------------------------------------------
                                                    AGGREGATE         % OF                     STATED          CUT-OFF
                                     Number of       Cut-off        Initial                  Remaining           Date    LTV Ratio
Cut-off Date                         Mortgage         Date        Loan Group 1    Mortgage      Term     UW      LTV        at
LTV Ratios                             Loans         Balance        Balance         Rate     (Mos.)(1)  DSCR    Ratio   Maturity(1)
------------------------------------------------------------------------------------------------------------------------------------

39.8% - 49.9%                             3          $7,850,000       0.6%        5.1332%        120    1.93x    41.1%    31.4%
50.0% - 59.9%                            18         112,452,515        8.4         5.4462        121    1.88x     55.7     37.4
60.0% - 64.9%                             8          51,166,966        3.8         5.2557        114    1.57x     61.4     48.7
65.0% - 69.9%                            12          78,037,259        5.8         5.4710        120    1.61x     68.5     55.0
70.0% - 74.9%                            35         291,195,533       21.8         5.4024        101    1.61x     72.1     66.1
75.0% - 80.0%                            49         797,073,115       59.6         5.2931        104    1.38x     77.8     70.6
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                  125      $1,337,775,389     100.0%        5.3378%        106    1.50X    73.3%    64.8%
                                   =================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-9

         MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                                 WEIGHTED AVERAGES
                                                                                ----------------------------------------------------
                                                    AGGREGATE        % OF                   STATED           CUT-OFF
                                     Number of       Cut-off       Initial                Remaining            Date     LTV Ratio
Maturity Date                        Mortgage         Date       Loan Group 1   Mortgage     Term      UW      LTV         at
LTV Ratios(1)                          Loans         Balance       Balance        Rate    (Mos.)(1)   DSCR    Ratio  Maturity(1),(2)
------------------------------------------------------------------------------------------------------------------------------------

24.2% - 29.9%                             3         $16,725,000       1.3%       4.9050%      120     1.31x   57.8%      25.8%
30.0% - 49.9%                            12          58,729,415        4.5        5.7607      119     1.90x    54.2       42.6
50.0% - 59.9%                            29         167,157,525       12.8        5.5158      113     1.66x    66.2       55.5
60.0% - 64.9%                            27         193,692,350       14.8        5.4124      117     1.50x    74.0       62.3
65.0% - 69.9%                            19         243,697,586       18.6        5.3937      115     1.36x    77.0       67.7
70.0% - 74.9%                            25         464,012,513       35.5        5.2406       90     1.46x    76.4       71.9
75.0% - 79.2%                             5         164,186,000       12.6        5.1131       96     1.53x    76.6       76.6
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                  120      $1,308,200,389     100.0%       5.3328%      104     1.50X   73.7%      66.3%
                                   =================================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(3)

                                                                                                      WEIGHTED AVERAGES
                                                                                          -----------------------------------------
                                                      AGGREGATE             % OF                           CUT-OFF
                                     NUMBER OF         CUT-OFF            INITIAL                            DATE
                                     MORTGAGED          DATE            LOAN GROUP 1          UW             LTV
PROPERTY TYPE                       PROPERTIES         BALANCE            BALANCE            DSCR           RATIO        OCCUPANCY
------------------------------------------------------------------------------------------------------------------------------------

RETAIL
   Anchored                                32        $402,732,400          30.1%             1.58x           73.7%          98.1%
   Unanchored                              21          97,959,278            7.3             1.45x           68.3%          95.2%
   Shadow Anchored                          8          36,267,025            2.7             1.44x           69.7%          95.8%
                                 ---------------------------------------------------------------------------------------------------
SUBTOTAL                                   61        $536,958,704          40.1%             1.54x           72.5%          97.4%

OFFICE
   Suburban                                24        $207,334,514          15.5%             1.49x           73.7%          94.9%
   CBD                                      3         175,730,000           13.1             1.43x           75.0%          91.0%
                                 ---------------------------------------------------------------------------------------------------
SUBTOTAL                                   27        $383,064,514          28.6%             1.46x           74.3%          93.1%

MULTIFAMILY
   Garden                                  14        $186,801,660          14.0%             1.44x           76.3%          95.9%
                                 ---------------------------------------------------------------------------------------------------
SUBTOTAL                                   14        $186,801,660          14.0%             1.44x           76.3%          95.9%

INDUSTRIAL
   Warehouse/Distribution                   6         $62,600,000           4.7%             1.34x           73.8%          95.2%
   Flex                                     5          42,178,584            3.2             1.38x           75.7%          97.0%
                                 ---------------------------------------------------------------------------------------------------
SUBTOTAL                                   11        $104,778,584           7.8%             1.36x           74.6%          95.9%

SELF STORAGE                                8         $35,016,950           2.6%             1.53x           60.3%          82.5%

HOTEL
   Extended Service                         1         $19,000,000           1.4%             1.74x           70.6%            NAP
   Limited Service                          1          14,100,000            1.1             2.14x           55.1%            NAP
                                 ---------------------------------------------------------------------------------------------------
SUBTOTAL                                    2         $33,100,000           2.5%             1.91x           64.0%            NAP

MIXED USE
   Office/Retail                            1         $26,000,000           1.9%             1.36x           77.6%          97.4%
   Retail/Storage                           1           4,962,464            0.4             1.77x           56.4%         100.0%
                                 ---------------------------------------------------------------------------------------------------
SUBTOTAL                                    2         $30,962,464           2.3%             1.43x           74.2%          97.8%

MANUFACTURED HOUSING                        4         $27,092,513           2.0%             1.41x           78.7%          92.8%
                                 ---------------------------------------------------------------------------------------------------
Total                                     129      $1,337,775,389         100.0%             1.50x           73.3%          95.3%
                                 ===================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.
(2)  Excludes fully amortizing mortgage loans.
(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averaged presented at the mortgage loan level in other tables in this prospectus.

                                     A-2-10

      MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                                 WEIGHTED AVERAGES
                                                                                ----------------------------------------------------
                                                    AGGREGATE         % OF                    STATED           CUT-OFF
                                     Number of       Cut-off        Initial                 Remaining            Date     LTV Ratio
                                     Mortgaged        Date        Loan Group 1   Mortgage      Term      UW      LTV         at
Location                            Properties       Balance        Balance        Rate     (Mos.)(2)   DSCR    Ratio    Maturity(2)
------------------------------------------------------------------------------------------------------------------------------------

New York                                   18      $280,431,000      21.0%       5.2496%        103     1.54x    73.9%      69.0%
Texas                                      22       153,814,322       11.5        5.3402        126     1.39x     70.6       49.7
Florida                                     7       125,917,660        9.4        5.3654        120     1.47x     75.3       72.5
California                                 14       117,723,528        8.8        5.5105        113     1.58x     65.6       55.6
Massachusetts                               7        75,191,627        5.6        5.2537         70     1.53x     76.5       71.5
Arizona                                     6        66,945,538        5.0        4.9938         75     1.49x     76.7       73.5
South Carolina                              4        53,721,000        4.0        5.4679        118     1.32x     78.5       66.0
Utah                                        3        50,500,000        3.8        5.1000         83     1.23x     78.6       72.5
Illinois                                    3        49,262,100        3.7        5.1791         86     1.86x     67.9       64.3
Michigan                                    5        44,382,927        3.3        5.4557        120     1.69x     72.5       61.9
Colorado                                    1        42,000,000        3.1        5.3860        120     1.18x     78.9       70.7
Pennsylvania                                4        41,075,000        3.1        5.5110        113     1.34x     77.0       66.0
Ohio                                        3        31,000,000        2.3        5.2336        108     1.64x     75.5       66.4
Kansas                                      2        21,860,000        1.6        5.9623        129     1.26x     73.1       61.2
Alaska                                      2        21,805,000        1.6        5.4000         83     1.41x     78.6       72.1
New Jersey                                  5        20,690,612        1.5        5.5208        113     1.61x     63.1       50.9
Maryland                                    2        20,600,000        1.5        5.4231        120     1.41x     74.7       63.3
Virginia                                    3        19,133,605        1.4        5.1990        119     1.44x     77.6       64.0
Kentucky                                    2        17,393,162        1.3        5.3282        118     1.28x     76.1       64.1
Louisiana                                   1        14,100,000        1.1        6.2000        120     2.14x     55.1       42.9
Alabama                                     3        11,405,000        0.9        5.2225         82     1.63x     77.4       72.9
Nevada                                      2        11,187,905        0.8        5.9221        112     1.25x     74.3       65.9
Georgia                                     2        11,127,513        0.8        5.1976         78     1.76x     72.8       71.7
Tennessee                                   2        10,705,000        0.8        5.0479         72     2.02x     65.5       65.5
New Mexico                                  2         9,892,889        0.7        5.5155        119     1.41x     77.3       64.6
Oregon                                      2         9,650,000        0.7        5.4928        120     1.35x     75.4       62.9
North Carolina                              1         3,960,000        0.3        4.9150         59     2.40x     54.2       54.2
Mississippi                                 1         2,300,000        0.2        5.1470         83     1.81x     71.5       71.5
                                 ---------------------------------------------------------------------------------------------------
TOTAL:                                    129    $1,337,775,389     100.0%       5.3378%        106     1.50X    73.3%      64.8%
                                 ===================================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-11

         CURRENT OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS(1),(3)

                                                                                                 WEIGHTED AVERAGES
                                                                                ----------------------------------------------------
                                                    AGGREGATE         % OF                    STATED           CUT-OFF
                                     Number of       Cut-off        Initial                 Remaining            Date     LTV Ratio
Current                              Mortgaged        Date        Loan Group 1   Mortgage      Term      UW      LTV         at
Occupany Rates                      Properties       Balance        Balance        Rate     (Mos.)(4)   DSCR    Ratio    Maturity(4)
------------------------------------------------------------------------------------------------------------------------------------

53.5 - 75.0                                 3       $10,809,465        0.8%      5.3616%         76     1.41x    72.8%     63.6%
75.1 - 85.0                                13        79,135,421         6.1       5.4000        124     1.40x     70.1      50.7
85.1 - 90.0                                 9       138,928,000        10.6       5.3189        120     1.47x     74.2      69.4
90.1 - 95.0                                17       178,485,805        13.7       5.2247         89     1.42x     75.2      69.2
95.1 - 100.0                               85       897,316,698        68.8       5.3343        106     1.51x     73.4      65.0
                                 ---------------------------------------------------------------------------------------------------
TOTAL:                                    127    $1,304,675,389      100.0%      5.3219%        106     1.48X    73.6%     65.2%
                                 ===================================================================================================

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(2),(3)

                                                                                                 WEIGHTED AVERAGES
                                                                                ----------------------------------------------------
                                                    AGGREGATE         % OF                    STATED           CUT-OFF
                                     Number of       Cut-off        Initial                 Remaining            Date     LTV Ratio
Years                                Mortgaged        Date        Loan Group 1   Mortgage      Term      UW      LTV         at
Built/Renovated                     Properties       Balance        Balance        Rate     (Mos.)(4)   DSCR    Ratio    Maturity(4)
------------------------------------------------------------------------------------------------------------------------------------

1952 - 1959                                 1        $2,500,000        0.2%       5.1700%       120     1.51x    41.7%      26.4%
1960 - 1969                                 2        37,392,889         2.8        5.1937        89     1.74x     72.4       70.3
1970 - 1979                                 9        66,436,962         5.0        5.4168       103     1.39x     72.5       63.3
1980 - 1989                                19       178,024,219        13.3        5.1755        92     1.51x     74.0       65.9
1990 - 1999                                29       476,136,047        35.6        5.2846       109     1.49x     74.2       68.8
2000 - 2004                                69       577,285,271        43.2        5.4327       110     1.49x     72.7       61.2
                                 ---------------------------------------------------------------------------------------------------
TOTAL:                                    129    $1,337,775,389      100.0%       5.3378%       106     1.50X    73.3%      64.8%
                                 ===================================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                  WEIGHTED AVERAGES
                                                                                ----------------------------------------------------
                                                   AGGREGATE         % OF                    STATED            CUT-OFF
                                     Number of      Cut-off        Initial                 Remaining             Date     LTV Ratio
                                     Mortgage        Date        Loan Group 1   Mortgage      Term      UW       LTV         at
Prepayment Protection                  Loans        Balance        Balance        Rate     (Mos.)(4)   DSCR     Ratio    Maturity(4)
------------------------------------------------------------------------------------------------------------------------------------

Defeasance                               102     $1,108,656,217     82.9%       5.3707%        109     1.43x     74.0%      64.6%
Yield Maintenance                         23        229,119,172      17.1        5.1787         94     1.81x      70.0       66.0
                                 ---------------------------------------------------------------------------------------------------
TOTAL:                                   125     $1,337,775,389    100.0%       5.3378%        106     1.50X     73.3%      64.8%
                                 ===================================================================================================

(1)  Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a resilt, the weighted averages presented in this table may deviate slightly fromweighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(4)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-12

                                                                       ANNEX A-2

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                  WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
                                                        AGGREGATE        % OF                   STATED            CUT-OFF
                                          Number of      Cut-off        Initial                Remaining           Date    LTV Ratio
                                           Mortgage       Date       Loan Group 2   Mortgage     Term       UW      LTV       at
Cut-off Date Balances                       Loans        Balance        Balance       Rate      (Mos.)     DSCR    Ratio   Maturity
------------------------------------------------------------------------------------------------------------------------------------

$973,992 - $2,999,999                          7        $12,450,883      6.9%        5.7008%      117      1.50x   69.6%    56.2%
$3,000,000 - $3,999,999                        3         10,424,089       5.8         5.5056      119      1.33x    72.4     57.3
$4,000,000 - $4,999,999                        2          8,526,856       4.7         5.5423      119      1.44x    76.0     63.6
$5,000,000 - $6,999,999                        3         17,687,449       9.8         5.3530      151      1.47x    68.6     46.9
$7,000,000 - $9,999,999                        2         15,491,144       8.6         5.2851      119      1.64x    65.8     56.4
$10,000,000 - $14,999,999                      2         20,887,801      11.6         4.9943      110      1.28x    76.9     65.3
$15,000,000 - $28,000,000                      5         94,166,853      52.4         5.4225      119      1.41x    73.7     64.0
                                        --------------------------------------------------------------------------------------------
TOTAL:                                        24       $179,635,075    100.0%        5.3838%      121      1.42X   72.6%    60.9%
                                        ============================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                   WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
                                                        Aggregate         % of                  Stated            Cut-off
                                          Number of      Cut-off         Initial               Remaining           Date    LTV Ratio
                                           Mortgage       Date        Loan Group 2   Mortgage    Term       UW      LTV       at
Mortgage Rates                              Loans        Balance         Balance       Rate     (Mos.)     DSCR    Ratio   Maturity
------------------------------------------------------------------------------------------------------------------------------------

4.8600% - 4.9999%                              1        $10,500,000         5.8%      4.8600%     101      1.28x   73.9%     64.5%
5.0000% - 5.4999%                             14        145,846,083         81.2       5.3705     119      1.42x    73.8      63.3
5.5000% - 6.1000%                              9         23,288,992         13.0       5.7037     142      1.54x    64.6      44.1
                                        --------------------------------------------------------------------------------------------
TOTAL:                                        24       $179,635,075       100.0%      5.3838%     121      1.42X   72.6%     60.9%
                                        ============================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                   WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
                                                         AGGREGATE        % OF                  STATED            CUT-OFF
                                          Number of       Cut-off        Initial               Remaining           Date    LTV Ratio
Original Term to                           Mortgage        Date       Loan Group 2   Mortgage    Term       UW      LTV       at
Maturity in Months                          Loans         Balance        Balance       Rate     (Mos.)     DSCR    Ratio   Maturity
------------------------------------------------------------------------------------------------------------------------------------

108 - 120                                     23       $174,497,626       97.1%      5.3760%      118      1.42x   73.3%     62.6%
181 - 229                                      1          5,137,449         2.9       5.6500      228      1.63x    48.9       0.9
                                        --------------------------------------------------------------------------------------------
TOTAL:                                        24       $179,635,075      100.0%      5.3838%      121      1.42X   72.6%     60.9%
                                        ============================================================================================

                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                   WEIGHTED AVERAGES
                                                                                    ------------------------------------------------
                                                        AGGREGATE          % OF                   STATED          CUT-OFF
                                          Number of      Cut-off          Initial                Remaining         Date    LTV Ratio
Remaining Term to                          Mortgage       Date         Loan Group 2   Mortgage     Term     UW      LTV       at
Maturity in Months                          Loans        Balance          Balance       Rate      (Mos.)   DSCR    Ratio   Maturity
------------------------------------------------------------------------------------------------------------------------------------

101 - 120                                     23       $174,497,626         97.1%      5.3760%      118    1.42x   73.3%    62.6%
181 - 228                                      1          5,137,449           2.9       5.6500      228    1.63x    48.9      0.9
                                        --------------------------------------------------------------------------------------------
TOTAL:                                        24       $179,635,075        100.0%      5.3838%      121    1.42X   72.6%    60.9%
                                        ============================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                   WEIGHTED AVERAGES
                                                                                    ------------------------------------------------
                                                         AGGREGATE        % OF                   STATED           CUT-OFF
                                          Number of       Cut-off        Initial                Remaining          Date    LTV Ratio
Original Amortization                      Mortgage        Date       Loan Group 2   Mortgage     Term      UW      LTV       at
Term in Months                              Loans         Balance        Balance       Rate      (Mos.)    DSCR    Ratio   Maturity
------------------------------------------------------------------------------------------------------------------------------------

229 - 300                                      6        $17,683,208        9.8%      5.5806%       149     1.46x   64.0%     38.4%
331 - 360                                     18        161,951,867        90.2       5.3624       118     1.42x    73.6      63.3
                                        --------------------------------------------------------------------------------------------
TOTAL:                                        24       $179,635,075      100.0%      5.3838%       121     1.42X   72.6%     60.9%
                                        ============================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                    WEIGHTED AVERAGES
                                                                                    ------------------------------------------------
                                                          AGGREGATE        % OF                 STATED            CUT-OFF
                                          Number of        Cut-off        Initial              Remaining           Date    LTV Ratio
Remaining Amortization                     Mortgage         Date       Loan Group 2  Mortgage    Term       UW      LTV       at
Term in Months                              Loans          Balance        Balance      Rate     (Mos.)     DSCR    Ratio   Maturity
------------------------------------------------------------------------------------------------------------------------------------

228 - 300                                      6         $17,683,208        9.8%     5.5806%      149      1.46x   64.0%     38.4%
331 - 360                                     18         161,951,867        90.2      5.3624      118      1.42x    73.6      63.3
                                        --------------------------------------------------------------------------------------------
TOTAL:                                        24        $179,635,075      100.0%     5.3838%      121      1.42X   72.6%     60.9%
                                        ============================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                  WEIGHTED AVERAGES
                                                                                    ------------------------------------------------
                                                         AGGREGATE        % OF                   STATED           CUT-OFF
                                          Number of       Cut-off        Initial                Remaining          Date    LTV Ratio
                                           Mortgage        Date       Loan Group 2   Mortgage     Term      UW      LTV       at
Amortization Types                          Loans         Balance        Balance       Rate      (Mos.)    DSCR    Ratio   Maturity
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Balloon                                   18        $107,247,626       59.7%      5.4284%       119     1.49x   73.2%     60.4%
   Partial Interest Only                      5          67,250,000        37.4       5.2924       116     1.30x    73.6      66.2
                                       ---------------------------------------------------------------------------------------------
SUBTOTAL                                     23        $174,497,626       97.1%      5.3760%       118     1.42x   73.3%     62.6%

FULLY AMORTIZING LOANS                        1          $5,137,449        2.9%      5.6500%       228     1.63x   48.9%      0.9%
                                       ---------------------------------------------------------------------------------------------
TOTAL                                        24        $179,635,075      100.0%      5.3838%       121     1.42X   72.6%     60.9%
                                       =============================================================================================

             UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR
                          LOAN GROUP 2 MORTGAGE LOANS

                                                                                                   WEIGHTED AVERAGES
                                                                                    ------------------------------------------------
UNDERWRITTEN                                              AGGREGATE        % OF                  STATED           CUT-OFF
Cash Flow                                 Number of        Cut-off        Initial               Remaining          Date    LTV Ratio
Debt Service                               Mortgage         Date       Loan Group 2  Mortgage     Term      UW      LTV       at
Coverage Ratios                             Loans          Balance        Balance      Rate      (Mos.)    DSCR    Ratio   Maturity
------------------------------------------------------------------------------------------------------------------------------------

1.19x - 1.29x                                 8          $80,728,096       44.9%     5.3265%       116     1.24x   76.4%     66.9%
1.30x - 1.39x                                 1            3,000,000         1.7      5.7200       120     1.38x    62.5      47.9
1.40x - 1.49x                                 5           25,445,481        14.2      5.3974       119     1.43x    65.1      52.7
1.50x - 1.59x                                 3           12,045,189         6.7      5.4221       119     1.56x    75.1      65.0
1.60x - 1.69x                                 6           57,442,317        32.0      5.4258       129     1.64x    71.1      56.1
1.70x - 2.09x                                 1              973,992         0.5      5.8000       119     2.09x    57.3      48.3
                                       ---------------------------------------------------------------------------------------------
TOTAL:                                       24         $179,635,075      100.0%     5.3838%       121     1.42X   72.6%     60.9%
                                       =============================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                  WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
                                                        AGGREGATE        % OF                  STATED            CUT-OFF
                                          Number of      Cut-off        Initial               Remaining           Date    LTV Ratio
Cut-off Date                               Mortgage       Date       Loan Group 2   Mortgage    Term      UW       LTV       at
LTV Ratios                                  Loans        Balance        Balance       Rate     (Mos.)    DSCR     Ratio   Maturity
------------------------------------------------------------------------------------------------------------------------------------

48.9% - 59.9%                                 4        $15,358,312        8.5%      5.4519%      156     1.68x    54.2%    33.6%
60.0% - 64.9%                                 2         18,800,000        10.5       5.4006      120     1.42x     60.7     49.8
65.0% - 69.9%                                 2          3,600,000         2.0       5.7722      120     1.50x     66.7     53.4
70.0% - 74.9%                                 8         78,081,061        43.5       5.3701      116     1.38x     74.0     64.2
75.0% - 80.0%                                 8         63,795,703        35.5       5.3574      119     1.42x     79.3     67.0
                                       ---------------------------------------------------------------------------------------------
TOTAL:                                       24       $179,635,075      100.0%      5.3838%      121     1.42X    72.6%    60.9%
                                       =============================================================================================

                                     A-2-15

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                   WEIGHTED AVERAGES
                                                                                  --------------------------------------------------
                                                        AGGREGATE       % OF                  STATED            CUT-OFF
                                          Number of      Cut-off       Initial               Remaining           Date     LTV Ratio
Maturity Date                              Mortgage       Date      Loan Group 2   Mortgage    Term      UW       LTV        at
LTV Ratios(1)                               Loans        Balance       Balance       Rate     (Mos.)    DSCR     Ratio   Maturity(1)
------------------------------------------------------------------------------------------------------------------------------------

47.9% - 59.9%                                  9       $38,048,737      21.8%      5.4275%      120     1.50x    61.9%     51.0%
60.0% - 64.9%                                  6        46,771,071       26.8       5.3262      114     1.47x     74.0      62.2
65.0% - 70.4%                                  8        89,677,818       51.4       5.3801      119     1.35x     77.8      67.8
                                       ---------------------------------------------------------------------------------------------
TOTAL:                                        23      $174,497,626     100.0%      5.3760%      118     1.42X    73.3%     62.6%
                                       =============================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(2)

                                                                                                  WEIGHTED AVERAGES
                                                                                        ----------------------------------------

                                                           AGGREGATE         % OF                     CUT-OFF
                                          NUMBER OF         CUT-OFF         INITIAL                    DATE
                                          MORTGAGED          DATE        LOAN GROUP 2        UW         LTV
PROPERTY TYPE                             PROPERTIES        BALANCE         BALANCE         DSCR       RATIO       OCCUPANCY
------------------------------------------------------------------------------------------------------------------------------------

MULTIFAMILY
   Garden                                        21      $152,259,157        84.8%         1.43x        73.1%         94.0%
                                        --------------------------------------------------------------------------------------------
SUBTOTAL                                         21      $152,259,157        84.8%         1.43x        73.1%         94.0%

MANUFACTURED HOUSING                              6       $27,375,918        15.2%         1.39x        69.9%         87.3%
                                        --------------------------------------------------------------------------------------------
TOTAL                                            27      $179,635,075       100.0%         1.42X        72.6%         93.0%
                                        ============================================================================================

(1)  Excludes fully amortizing mortgage loans.
(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                  WEIGHTED AVERAGES
                                                                                  --------------------------------------------------
                                                       AGGREGATE        % OF                   STATED            CUT-OFF
                                          Number of     Cut-off        Initial                Remaining           Date     LTV Ratio
                                          Mortgaged      Date       Loan Group 2   Mortgage     Term       UW      LTV        at
Location                                  Properties    Balance        Balance       Rate      (Mos.)     DSCR    Ratio    Maturity
------------------------------------------------------------------------------------------------------------------------------------

Florida                                           4    $61,678,946      34.3%      5.3973%       119      1.27x   76.3%      67.5%
Texas                                            10     24,240,141       13.5       5.5400       119      1.41x    71.3       58.3
California                                        2     20,937,449       11.7       5.4161       147      1.48x    57.5       38.1
New York                                          1     20,000,000       11.1       5.4000       120      1.67x    80.0       66.6
North Carolina                                    1     15,066,853        8.4       5.4500       118      1.62x    73.5       61.4
Oklahoma                                          3     14,317,606        8.0       5.1045       106      1.33x    73.9       63.9
Virginia                                          1      7,500,000        4.2       5.1200       120      1.67x    56.4       50.1
Ohio                                              1      5,950,000        3.3       5.1000       119      1.56x    79.3       70.4
Connecticut                                       2      4,117,885        2.3       5.5860       113      1.38x    72.7       56.1
Michigan                                          1      4,031,667        2.2       5.4500       118      1.29x    79.8       66.7
Georgia                                           1      1,794,529        1.0       5.3600       118      1.40x    70.4       53.5
                                        --------------------------------------------------------------------------------------------
TOTAL:                                           27   $179,635,075     100.0%      5.3838%       121      1.42X   72.6%      60.9%
                                        ============================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-17

         CURRENT OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS(1),(3)

                                                                                                  WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
                                                        AGGREGATE         % OF                  STATED            CUT-OFF
                                          Number of      Cut-off         Initial               Remaining           Date    LTV Ratio
Current                                   Mortgaged       Date        Loan Group 2  Mortgage     Term      UW       LTV       at
Occupany Rates                            Properties     Balance         Balance      Rate      (Mos.)    DSCR     Ratio   Maturity
------------------------------------------------------------------------------------------------------------------------------------

73.3 - 80.0                                      1       $1,746,871       1.0%       6.1000%      118     1.64x     59.0%    50.3%
80.1 - 85.0                                      1       15,300,000        8.5        5.4600      120     1.23x      78.1     68.3
85.1 - 90.0                                      5       25,698,856       14.3        5.4457      120     1.62x      77.9     64.3
90.1 - 95.0                                     10       64,086,432       35.7        5.2784      116     1.44x      72.7     61.1
95.1 - 100.0                                    10       72,802,916       40.5        5.4217      126     1.38x      69.9     58.2
                                        --------------------------------------------------------------------------------------------
TOTAL:                                          27     $179,635,075     100.0%       5.3838%      121     1.42X     72.6%    60.9%
                                        ============================================================================================

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(2),(3)

                                                                                                   WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
                                                         AGGREGATE       % OF                   STATED            CUT-OFF
                                          Number of       Cut-off       Initial                Remaining           Date    LTV Ratio
Years                                     Mortgaged        Date      Loan Group 2   Mortgage     Term       UW      LTV       at
Built/Renovated                           Properties      Balance       Balance       Rate      (Mos.)     DSCR    Ratio   Maturity
------------------------------------------------------------------------------------------------------------------------------------

1960 - 1969                                      7      $18,636,584      10.4%      5.4762%       148      1.57x    58.5%    38.1%
1970 - 1979                                      2       11,361,793        6.3       5.1874       119      1.35x     78.0     64.5
1980 - 1989                                      5       47,931,667       26.7       5.4227       120      1.43x     78.0     65.8
1990 - 1999                                      3       18,667,606       10.4       5.0220       109      1.39x     76.3     66.6
2000 - 2004                                     10       83,037,426       46.2       5.4489       119      1.40x     71.2     61.4
                                        --------------------------------------------------------------------------------------------
TOTAL:                                          27     $179,635,075     100.0%      5.3838%       121      1.42X    72.6%    60.9%
                                        ============================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                  WEIGHTED AVERAGES
                                                                                    ------------------------------------------------
                                                         AGGREGATE        % OF                  STATED           CUT-OFF
                                          Number of       Cut-off        Initial               Remaining          Date     LTV Ratio
                                           Mortgage        Date       Loan Group 2  Mortgage     Term      UW      LTV        at
Prepayment Protection                       Loans         Balance        Balance      Rate      (Mos.)    DSCR    Ratio    Maturity
------------------------------------------------------------------------------------------------------------------------------------

Defeasance                                    18        $126,606,530     70.5%       5.4691%      123     1.46x    72.9%    60.9%
Yield Maintenance                              5         $47,078,545      26.2        5.1904      115     1.32x     71.1     59.7
Yield Maintenance/Defeasance                   1          $5,950,000       3.3        5.1000      119     1.56x     79.3     70.4

TOTAL:                                        24        $179,635,075    100.0%       5.3838%      121     1.42X    72.6%    60.9%

(1)  Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a resilt, the weighted averages presented in this table may deviate slightly fromweighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-18

                                                                     ANNEX A-3

                    DESCRIPTION OF TOP TEN MORTGAGE LOANS OR
                 GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                      A-3-1

--------------------------------------------------------------------------------
                                 DDR PORTFOLIO
--------------------------------------------------------------------------------

                        [DDR PORTFOLIO PICTURE OMITTED]

                        [DDR PORTFOLIO PICTURE OMITTED]

                        [DDR PORTFOLIO PICTURE OMITTED]

                        [DDR PORTFOLIO PICTURE OMITTED]

                                     A-3-2

--------------------------------------------------------------------------------
                                  DDR PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PORTFOLIO INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:       $150,480,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $150,480,000

 % OF POOL BY IPB:                 9.9%

 LOAN SELLER:                      Nomura Credit & Capital, Inc.

 BORROWERS:                        DDR Panorama Plaza LLC, DDR
                                   Culver Ridge LLC, DDR Orchard
                                   Park LLC, DDR Union Road LLC,
                                   DDR Robinson Stop LLC, DDR
                                   Jamestown Plaza LLC, DDR
                                   Chillicothe LLC, DDR Midway Plaza
                                   LLC, DDR Ontario Plaza LLC, DDR
                                   Warsaw Plaza LLC, DDR Northcreek
                                   Commons LLC, DDR Leroy Plaza
                                   LLC, DDR Oxford Place LLC

 SPONSOR:                          DDR Markaz II LLC

 ORIGINATION DATE:                 11/08/04

 INTEREST RATE:                    5.1470%

 INTEREST ONLY PERIOD:             84 Months

 ARD DATE:                         11/11/11

 MATURITY DATE:                    11/11/14

 AMORTIZATION TYPE:                IO-ARD

 ORIGINAL AMORTIZATION:            NAP

 REMAINING AMORTIZATION:           NAP

 CALL PROTECTION:                  L(24),Grtr1%orYM(52),O(7)

 CROSS-COLLATERALIZATION:          Yes

 LOCK BOX:                         Soft

 ADDITIONAL DEBT:                  Permitted up to $5,000,000

 ADDITIONAL DEBT TYPE:             Permitted Unsecured Subordinate Financing

 LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

 ESCROWS/RESERVES:                                    INITIAL    MONTHLY
                                                 ---------------------------
 REQUIRED REPAIRS:                                   $266,250      $0

In the event of the DSCR declining below 1.05x (assuming a 30-year amortization schedule) for three consecutive months, or in an event of default, monthly reserves for taxes, insurance, replacement reserves, tenant improvements and leasing commissions are required. Each of the aforementioned escrows will be released to the Borrower after three (3) consecutive months of 1.20x debt-service coverage performance.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:           Portfolio (13 Mortgage Loans)

 TITLE:                            Fee/Leasehold

 PROPERTY TYPE:                    Retail - Anchored

 SQUARE FOOTAGE:                   1,634,765

 LOCATION:                         Various

 YEAR BUILT/RENOVATED:             Various

 OCCUPANCY(1):                     100%

 OCCUPANCY DATE:                   09/30/04

 NUMBER OF TENANTS:                131

 HISTORICAL NOI:                   NAP

 UW REVENUES:                      $20,523,868

 UW EXPENSES:                      $5,424,447

 UW NOI:                           $15,099,421

 UW NET CASH FLOW:                 $14,174,780

 APPRAISED VALUE:                  $210,400,000

 APPRAISAL DATE:                   Various

--------------------------------------------------------------------------------
                        PORTFOLIO'S FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE LOANS/SF:            $92

 CUT-OFF DATE LTV:                 71.5%

 MATURITY DATE LTV:                71.5%

 UW DSCR:                          1.81x

(1) At closing, the principal of the Borrowers, Developers Diversified Realty
Corporation, executed a Master Lease Agreement for each of the vacant spaces at the properties for periods of either two years or four years. Hence, although the individual properties are effectively 100% leased, the actual current occupancies are: Panorama Plaza (94.8%), Culver Ridge Plaza (95.5%), Crossroads
Centre (87.6%), Tops Plaza -- Union Road (81.2%), Tops Plaza -- Robinson Road
(100.0%), Tops Plaza -- Jamestown (90.1%), Chillicothe Place (100.0%), Midway
Plaza (98.7%), Tops Plaza -- Ontario (100.0%), Tops Plaza -- Warsaw (93.7%),
Northcreek Commons (93.7%), Tops Plaza -- Le Roy (100.0%) and Oxford Place
(96.7%).

                                     A-3-3

--------------------------------------------------------------------------------
                                  DDR PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                  SIGNIFICANT TENANTS
--------------------------------------------------------------------------------------------------------------------------
                                                                                                     BASE        LEASE
                                                                 MOODY'S/    SQUARE     % OF         RENT      EXPIRATION
       TENANT NAME                    PARENT COMPANY              S&P(1)      FEET       GLA         PSF(2)       YEAR
---------------------- --------------------------------------- ----------- --------- ----------- ----------- -------------

 TOPS MARKET           Royal Ahold N.V. (NYSE: AHO)               Ba3/BB   508,430      31.10%      $10.08      Various

 KROGER                The Kroger Co. (NYSE: KR)                 Baa2/BBB  241,521      14.77%       $6.93      Various

 REGAL CINEMA          Regal Entertainment Group (NYSE: RGC)     Ba3/BB-    58,012       3.55%       $6.95       2022

 DOLLAR TREE           Dollar Tree Stores, Inc.                    NAP      48,341       2.96%       $8.47      Various

 BLOCKBUSTER VIDEO     Viacom, Inc. (NYSE: VIA)                   A3/A-     38,513       2.36%      $15.16      Various

 STEIN MART            Stein Mart, Inc.                            NAP      36,000       2.20%       $6.38       2012

 AJ WRIGHT             TJX Companies (NYSE: TJX)                   A3/A     26,959       1.65%       $9.00       2014

 FACTORY CARD OUTLET   Factory Card Outlet & Party Corp.           NAP      25,439       1.56%      $12.00       2007

 OFFICE MAX            Boise Cascade (NYSE: BCC)                  Ba2/BB    23,404       1.43%      $10.50       2013

 LINENS 'N THINGS      Linens 'N Things, Inc.                      NAP      23,114       1.41%      $10.25       2008

--------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2) May reflect an average of several leases with different economic terms.

------------------------------------------------------------------------------------------
                                                          YEAR     SQUARE
         LOAN NAME                        LOCATION       BUILT      FEET      OCCUPANCY(1)
---------------------------------- -------------------- ------- ----------- -------------

 PANORAMA PLAZA                    Rochester, NY        1969      278,241       100%

 CULVER RIDGE PLAZA                Irondequoit, NY      1981      226,812       100%

 CROSSROADS CENTRE                 Orchard Park, NY     2001      167,805       100%

 TOPS PLAZA -- UNION ROAD          Cheektowaga, NY      1960      151,357       100%

 TOPS PLAZA -- ROBINSON ROAD       Amherst, NY          1986      145,642       100%

 TOPS PLAZA -- JAMESTOWN           Jamestown, NY        1998       98,001       100%

 CHILLICOTHE PLACE                 Chillicothe, OH      1981      105,512       100%

 MIDWAY PLAZA                      Loganville, GA       1995       91,196       100%

 TOPS PLAZA -- ONTARIO             Ontario, NY          1998       77,040       100%

 TOPS PLAZA -- WARSAW              Warsaw, NY           1995       74,105       100%

 NORTHCREEK COMMONS                Goodlettsville, TN   1987       84,441       100%

 TOPS PLAZA -- LE ROY              Le Roy, NY           1997       62,747       100%

 OXFORD PLACE                      Oxford, MS           2000       71,866       100%

------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE                                          1,634,765      100%
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                                                                  CUT-OFF DATE     APPRAISED
         LOAN NAME                             THREE LARGEST TENANTS                                BALANCE          VALUE
---------------------------------- ------------------------------------------------------------ --------------- --------------

 PANORAMA PLAZA                    Tops Market, Linens `N Things, Eckerd Drugs                    $31,000,000     $45,000,000

 CULVER RIDGE PLAZA                Regal Cinema, AJ Wright, Petco Animal Supplies                  22,500,000      30,500,000

 CROSSROADS CENTRE                 Tops Market, Stein Mart, Colonial Wine & Spirits                18,200,000      24,400,000

 TOPS PLAZA -- UNION ROAD          Tops Market, Dollar Tree, Advance Auto Parts                    14,500,000      22,700,000

 TOPS PLAZA -- ROBINSON ROAD       Tops Market, Shanor Lighting Center, Blockbuster                10,420,000      14,800,000

 TOPS PLAZA -- JAMESTOWN           Tops Market, Hollywood Video, Progressive Casualty Insurance    10,750,000      14,300,000

 CHILLICOTHE PLACE                 Kroger, Office Max, CVS Pharmacy                                 9,000,000      12,300,000

 MIDWAY PLAZA                      Kroger, Buffalo's Cafe, Monterrey Mexican Restaurant             8,900,000      11,500,000

 TOPS PLAZA -- ONTARIO             Tops Market, Secor Lumber, New York Sports                       6,370,000       9,200,000

 TOPS PLAZA -- WARSAW              Tops Market, Hollywood Video, Rent-Way                           5,740,000       8,200,000

 NORTHCREEK COMMONS                Kroger, Dr. David Weaver, Southeast Financial Credit Union       5,700,000       7,500,000

 TOPS PLAZA -- LE ROY              Tops Market, Blockbuster, Dollar Tree                            5,100,000       7,000,000

 OXFORD PLACE                      Kroger, PJ's Wine & Liquor, Tequila's Mexican Bar                2,300,000       3,000,000

------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE                                                                          $150,480,000    $210,400,000
------------------------------------------------------------------------------------------------------------------------------

(1) At closing, the principal of the Borrowers, Developers Diversified Realty
Corporation, executed a Master Lease Agreement for each of the vacant spaces at the properties for periods of either two years or four years. Hence, although the individual properties are effectively 100% leased, the actual current occupancies are: Panorama Plaza (94.8%), Culver Ridge Plaza (95.5%), Crossroads
Centre (87.6%), Tops Plaza -- Union Road (81.2%), Tops Plaza -- Robinson Road
(100.0%), Tops Plaza -- Jamestown (90.1%), Chillicothe Place (100.0%), Midway
Plaza (98.7%), Tops Plaza -- Ontario (100.0%), Tops Plaza -- Warsaw (93.7%),
Northcreek Commons (93.7%), Tops Plaza -- Le Roy (100.0%) and Oxford Place
(96.7%).

                                     A-3-4

--------------------------------------------------------------------------------
                                  DDR PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOANS. The DDR Portfolio consists of 13 cross-collateralized and cross-defaulted loans that are secured by first mortgages on the fee/leasehold interests in 13 anchored retail shopping centers comprised of approximately
1,634,765 square feet. The loans financed the acquisition of the subject properties. Developers Diversified Realty Corporation ("DDR") acquired 9 of the
13 properties in March 2004 as part of their purchase of Benderson Development
Company, Inc. In association with this financing, DDR formed a joint venture with Kuwait Financial Centre S.A.K. ("Markaz") and Bank of Bahrain and Kuwait
B.S.C. ("BBK") investors. DDR purchased a 20% ownership interest in the joint venture, while Markaz and BBK purchased the remaining 80% interest.

THE BORROWER. The borrowing entities are 100% owned by a joint venture between
Developers Diversified Realty Corporation ("DDR") and an investor group controlled by Kuwait Financial Centre S.A.K. ("Markaz") and Bank of Bahrain and
Kuwait B.S.C. ("BBK"). DDR is the managing member and conducts all day-to-day business operations of the joint venture, however, Markaz and BBK have approval rights on all major decisions. DDR serves as the asset manager, property manager, and leasing agent for the joint venture. DDR, a publicly traded REIT, is one of the largest owners, operators and developers of shopping centers in the United States. DDR currently owns and manages over 480 operating and development properties totalling approximately 102 million square feet of real estate in 44 states. As of August 12, 2004, DDR had a total market capitalization of $7.6 billion and investment-grade senior unsecured corporate credit ratings of Baa3/BBB by Moody's and S&P, respectively. Kuwait Financial
Centre S.A.K. was established in 1974, Markaz's experience in investing in U.S.
real estate dates back to 1978. In 1997, the company was listed on the Kuwait
Stock Exchange, and is now Kuwait's third largest public investment company.
BBK commenced operations in Bahrain in 1972. BBK is Bahrain's largest commercial bank in terms of assets, and provides a full range of banking services to businesses and individuals through its branch offices in Bahrain.

THE PROPERTIES. The DDR Portfolio consists of 13 anchored retail shopping centers located in 5 states: New York, Ohio, Georgia, Mississippi and
Tennessee. The properties are: Panorama Plaza, Culver Ridge Plaza, Crossroads
Centre, Tops Plaza -- Union Road, Tops Plaza -- Robinson Road, Tops Plaza --
Jamestown, Chillicothe Place, Midway Plaza, Tops Plaza -- Ontario, Tops Plaza
-- Warsaw, Northcreek Commons, Tops Plaza -- Le Roy and Oxford Place.

THE MARKETS(1).

Panorama Plaza
--------------

Panorama Plaza is located in Rochester, Monroe County, New York. This location is approximately 7 miles east of downtown Rochester in western New York State.
The subject property is located within the six-county Rochester Metropolitan
Statistical Area (MSA). The property is anchored by Tops Market. According to
The O'Brien Company, Tops Market is currently averaging approximately $323 in annual sales per square foot at this location, providing an occupancy cost of
5.0 percent.

The subject's local area is composed of a broad variety of uses, single-family homes, low to mid-rise apartments buildings, and light industrial, commercial, retail and office uses. As of 2002, within a 5-mile radius of the subject property reside 184,795 people (45,654 households) with an average household income of $56,052. According to REIS, as of First Quarter 2004, the Southeast
Monroe submarket contains 18 neighborhood and community shopping centers that comprise nearly 2.6 million square feet of space. The submarket is currently exhibiting an overall vacancy rate of 7.7%.

Culver Ridge Plaza
------------------

Culver Ridge Plaza is located in Irondequoit, Monroe County, New York. This location is approximately 10 miles north of downtown Rochester and located within the six-county Rochester MSA. The property is anchored by Regal Cinema.
Regal Cinema's year-end 2003 sales per screen were $248,000, providing an occupancy cost of 15.8 percent.

As of 2002, within a 3-mile radius of the subject property reside 106,088 people (42,858 households) with an average household income of $49,182. Within a 5-mile radius of the subject property reside 268,695 people (112,930 households) with an average household income of $49,629. The Rochester
MSA/subject market's population is demographically attractive for the movie theatre industry. In addition to being a medium income area, a high portion of the population is single. Nearly 47% of Rochester MSA's population consists of single people, while the national single population accounts for just 27% of households nationally. According to REIS, as of Second Quarter 2004, the
Irondequoit/Webster submarket contains 14 neighborhood and community shopping centers that comprise more than 2.2 million square feet of space. The submarket is currently exhibiting an overall vacancy rate of 3.9%.

Crossroads Centre
-----------------

Crossroads Centre is located in Orchard Park, Erie County, New York, within the greater Buffalo area. This location is approximately 3 miles southeast of downtown Buffalo in Eastern New York State. The property is anchored by Tops
Market. According to The O'Brien Company, Tops Market is currently averaging approximately $547 in annual sales per square foot at this location, providing an occupancy cost of 2.5 percent.

Greater Buffalo is home to over 1 million people, with roughly 80% of this population residing in Erie County. As an MSA in the mature phase of its lifecycle, this area exhibits a combination of economic stoicism and gradual decline. However, the demand for more homes and big-box development in the
Buffalo MSA market is not ceasing.

-------------------------------------------------------------------------------

(1) Certain information was obtained from the various appraisals for the DDR
Portfolio. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-5

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                                  DDR PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The surrounding area is comprised of a mix of uses, including retail, residential and light industrial. Directly northeast of the property is a
Lowe's Home Improvement center currently under construction. As of 2002, within a 5-mile radius of the subject property reside 127,710 people (52,000 households) with an average household income of $59,463. According to REIS as of Second Quarter 2004, the SW Lake Erie/West Seneca/East Aurora submarket contains 29 neighborhood and community shopping centers that comprise more than
4.0 million square feet of space. It should be noted that per REIS, the majority of the vacant space exists in retail centers constructed before 1989;
neighborhood and community shopping centers constructed after 1994 are exhibiting vacancy rates of 4.4%.

Tops Plaza -- Union Road
------------------------

Tops Plaza -- Union Road located in Cheektowaga, Erie County, New York, within the greater Buffalo area. This location is approximately 10 miles east of
Buffalo in western New York State. The property is anchored by Tops Market.
According to The O'Brien Company, Tops Market is currently averaging approximately $480 in annual sales per square foot at this location, providing an occupancy cost of 3.0 percent.

Greater Buffalo is home to over 1 million people, with roughly 80% of this population residing in Erie County. As an MSA in the mature phase of its lifecycle, this area exhibits a combination of economic stoicism and gradual decline. However, the demand for more homes and big-box development in the
Buffalo MSA market is not ceasing.

Within the town of Cheektowaga, the subject is situated within the primary retail section, which is characterized by various strip malls and freestanding retail uses that line the major roadways in the area. As of 2002, within a
5-mile radius of the subject property reside 303,972 people (125,764 households) with an average household income of $50,565. According to REIS, as of Second Quarter 2004, the subject's submarket contains 35 neighborhood and community shopping centers that comprise more than 3.5 million square feet of space.

Tops Plaza -- Robinson Road
---------------------------

Tops -- Robinson Road is located in Amherst, Erie County, New York, within the greater Buffalo area. This location is approximately 15 miles north of downtown
Buffalo in West New York. The property is anchored by Tops Market. According to
The O'Brien Company, Tops Market is currently averaging approximately $317 in annual sales per square foot at this location, providing an occupancy cost of
2.7 percent.

Greater Buffalo is home to over 1 million people, with roughly 80% of this population residing in Erie County. As an MSA in the mature phase of its lifecycle, this area exhibits a combination of economic stoicism and gradual decline. However, the demand for more homes and big-box development in the
Buffalo MSA market is not ceasing.

The area in which the subject is located is considered a stable and established retail environment. Population, employment and housing trends are relatively stable and are anticipated to remain relatively static over the next few years.
As of 2002, within a 5-mile radius of the subject property reside 167,565 people (67,783 households) with an average household income of $60,149.
According to REIS, as of Second Quarter 2004, the Tonawanda/Niagra Falls
submarket contains 26 neighborhood and community shopping centers that comprise more than 2.6 million square feet of space. The submarket is currently exhibiting an overall vacancy rate of 5.4%.

Tops Plaza -- Jamestown
-----------------------

Tops Plaza -- Jamestown is located in Jamestown, Chautauqua County, New York.
This location is approximately 75 miles south of downtown Buffalo in Southwest
New York State. The property is anchored by Tops Market. According to The
O'Brien Company, Tops Market is currently averaging approximately $236 in annual sales per square foot at this location, providing an occupancy cost of
5.9 percent.

Although not directly a part of the Buffalo MSA, as a result of its proximity to Buffalo, Jamestown is impacted by the MSA's performance. Greater Buffalo is home to over 1 million people, with roughly 80% of this population residing in
Erie County. As an MSA in the mature phase of its lifecycle, this area exhibits a combination of economic stoicism and gradual decline. However, the demand for more homes and big-box development in the Buffalo MSA market is not ceasing.

The general area surrounding the subject is composed of a mix of uses, including residential, commercial and agricultural. As of 2002, within a 5-mile radius of the subject property reside 48,295 people (20,614 households) with an average household income of $44,728. In the aggregate, the competitive market contains approximately 321,521 square feet, and includes the subject property.
The weighted average total occupancy in subject's competitive centers is approximately 96%.

Chillicothe Place
-----------------

Chillicothe Place is located in Chillicothe, Ross County, Ohio. This location is approximately 35 miles south of Columbus. The property is anchored by a
Kroger Supermarket. Kroger's year-end 2003 sales per square foot were $477 at this location, providing an occupancy cost of 2.2 percent.

The subject is situated within the primary retail corridor of Chillicothe, which is characterized by various strip malls, community centers and freestanding retail uses that line North Bridge Street. As of 2003, within a
5-mile radius of the subject property reside 36,289 people (13,498 households)
with an average household income of $51,412. In the aggregate, the competitive retail market (inclusive of the subject) consists of 8 retail properties containing approximately 1,544,213 square feet. Occupancy for these properties
(including the subject) averages 94%.

-------------------------------------------------------------------------------

                                     A-3-6

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                                  DDR PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Midway Plaza
------------

Midway Plaza is located in Loganville, Gwinnett County, Georgia. This location is approximately 30 miles east of the Atlanta CBD. The property is anchored by a Kroger Supermarket. Kroger's year-end 2003 sales per square foot were $461 at this location, providing an occupancy cost of 2.3 percent.

The surrounding area is comprised of a mix of uses, including retail centers, fast-food restaurants, freestanding retail buildings and gas stations. Land uses along side streets tend to be single-family residences ranging in age from
10 to 40 years. In the aggregate, the competitive market (inclusive of the subject) contains approximately 334,892 square feet. As of 2003, within a
5-mile radius of the subject property reside 75,067 people (24,893 households)
with an average household income of $84,598. According to REIS as of Second
Quarter 2004, the Lilburn/I-78 submarket contains 74 neighborhood and community shopping centers that comprise more than 5.1 million square feet of space. The submarket is currently exhibiting a vacancy rate of 9.6% for neighborhood shopping centers.

Tops Plaza -- Ontario
---------------------

Tops Plaza -- Ontario is located in Ontario, Wayne County, New York. The property is located within the greater Rochester area, approximately 25 miles east of downtown Rochester in Northwestern New York State. The property is anchored by Tops Market. According to The O'Brien Company, Tops Market is
currently averaging approximately $387 in annual sales per square foot at this location, providing an occupancy cost of 2.7 percent.

Ontario is a moderately rural community that is situated approximately thirty minutes from Rochester. Wayne County, in which Ontario is situated, is considered part of the Rochester MSA. The subject property is the dominant retail center in the immediate area and is well positioned to continue to serve the community. As of 2002, within a 5-mile radius of the subject property reside 16,976 people (6,285 households) with an average household income of
$65,216. The Rochester MSA is currently exhibiting similar vacancy rates in comparison to the Northeast Region and the United States as a whole. The rate of 7.8 percent in the MSA compares to 7.8 percent and 7.3 percent, respectively, for the Northeast Region and the United States.

Tops Plaza -- Warsaw
--------------------

Tops Plaza -- Warsaw is located in Warsaw, Wyoming County, New York. The property is located in the northeastern quadrant of Wyoming County. This location is approximately 46 miles southeast of downtown Buffalo and 44 miles southwest of downtown Rochester, in Western New York State. The property is anchored by Tops Market. According to The O'Brien Company, Tops Market is
currently averaging approximately $286 in annual sales per square foot at this location, providing an occupancy cost of 3.5 percent.

Although Wyoming County does not constitute a part of an MSA, it is central to many major markets. It is bordered by Genesee County (Rochester MSA) to the north, Cattaraugus and Allegany Counties to the south, Livingston County
(Rochester MSA) to the east and Erie County (Buffalo MSA) to the west. The most proximate retail districts to the subject are in Batavia (19 miles to the north) and Geneseo (20 miles to the east), which are part of the Rochester MSA.

The subject property is the only retail center of its kind in its market, anchored by a grocer and providing an additional complimentary tenant mix, in its market. As of 2002, within a 10-mile radius of the subject property reside
27,157 people (8,921 households) with an average household income of $51,292.

Northcreek Commons
------------------

Northcreek Commons is located in Goodlettsville, Davidson County, Tennessee.
The property is located within the Nashville MSA and is approximately 14 miles north of Nashville in Central Tennessee. The property is anchored by a Kroger
Supermarket. Kroger's year-end 2003 sales per square foot were $439 at this location, providing an occupancy cost of 1.9 percent.

Nashville's economy is beginning to expand again after several quarters in recession. Employment is generally well diversified, although several industries are concentrated in the Nashville market (automotive, music and health care), which help to stabilize the economy. Population growth in the
Nashville MSA is forecasted to be 1.25% per year through 2008.

Retail development in the immediate subject area is concentrated along
Longhollow Pike and Confederate and is especially heavy around major intersections such as the subject intersection. As of 2003, within a 5-mile radius of the subject property reside 62,848 people (26,318 households) with an average household income of $55,766. According to REIS as of Second Quarter
2004, the North/Northeast submarket contains 45 neighborhood and community shopping centers that comprise more than 4.3 million square feet of space. The submarket is currently experiencing a vacancy rate of 10.5%

-------------------------------------------------------------------------------

                                     A-3-7

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                                  DDR PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Tops Plaza -- Le Roy
--------------------

Tops Plaza -- Le Roy is located in Le Roy, Genesee County, New York. The property is located within the six-county Rochester MSA. This location is approximately 28 miles southwest of downtown Rochester in Western New York
State. The property is anchored by Tops Market. According to The O'Brien
Company, Tops Market is currently averaging approximately $332 in annual sales per square foot at this location, providing an occupancy cost of 3.0 percent.

The subject's area is well served by an effective local roadway system and enjoys good regional access due to its proximity to I-90. As of 2002, within a
10-mile radius of the subject property reside 43,931 people (16,965 households)
with an average household income of $55,496. The subject is considered to be the primary retail center of its kind in the Le Roy area. Although there is secondary competition in the outlying neighborhoods, it is located a minimum of
10 miles from the subject property. In the aggregate, the competitive retail market (inclusive of the subject) includes 6 retail properties containing approximately 524,717 square feet.

Oxford Place
------------

Oxford Place is located in Oxford, Lafayette County, Mississippi. The Oxford,
Mississippi MSA is generally defined as Oxford and Lafayette County. The city of Oxford is the county seat of Lafayette County and is located in the center of the County. The property is anchored by a Kroger Supermarket.

Lafayette County population has grown 21.7% from 31,826 in 1990 to 38,744 in
2000. Oxford's population grew from 10,026 in 1990 to 11,756 in 2000, which is an increase of 17.3%. The major employer within the county is the University of
Mississippi. While Oxford continues to be recognized as a residential destination, Lafayette County has become a center of economic growth that extends well beyond its boundaries.

The subject's local area appears to be in moderate growth state, reflecting the overall economic conditions of the region. The area benefits by good transportation linkages and reasonable economic diversity. The majority of land uses along major arteries are commercial or industrial. Land uses along side streets vary with mixed uses including small industrial and residential. As of
2003, within a 10-mile radius of the subject property reside 26,851 people
(9,865 households) with an average household income of $48,166. In the aggregate, the competitive retail market (inclusive of the subject) includes 5 retail properties containing approximately 268,866 square feet.

ROYAL AHOLD (TOPS MARKETS) FINANCIAL PERFORMANCE. Royal Ahold N.V. (NYSE: AHO)
("Royal Ahold") serves over 40 million customers weekly and is the third largest food retailer in the world. They operate six retail companies within the United States: Stop & Shop, Giant-Landover, Giant-Carlisle, Tops Market,
BI-LO and Bruno's. Tops Market is the largest tenant in the DDR portfolio
(31.1% of total GLA) and currently operates 161 supermarkets in western New
York that dominate the region. The company has annual sales of approximately $3 billion and is one of the largest employers in the region. On February 24,
2003, Royal Ahold publicly admitted it had, over the prior three years, knowingly engaged in various irregular accounting practices. Subsequently, the company announced on May 8th, 2003 that the overstatement at U.S. Foodservice was approximately $880 million over the three years ended December 2003. As a result of the aforementioned events, in November 2003, Royal Ahold announced a three-year strategic and financing plan. Royal Ahold has made strategic decisions to focus its efforts on its remaining U.S. food retail operations, including Stop & Shop, Giant-Landover, Giant-Carlisle, Tops Market, and Peapod,
positioning those companies for growth. Royal Ahold also established a goal of returning to an investment grade credit profile by the end of 2005. Royal Ahold is currently meeting these expectations and has made good progress in executing the reorganization plan. Ahold's plan emphasizes a total overhaul of their organization and control procedures. All of the employees currently charged were previously terminated or resigned from the company last year. Royal Ahold is currently rated BB by S&P and, on September 20th, 2004, Moody's upgraded the company's credit rating to Ba3.

PROPERTY MANAGEMENT. The property manager of the DDR Portfolio properties is
Developers Diversified Realty Corporation ("DDR"), a related entity of the borrowers. DDR, a publicly traded REIT, is one of the largest owners, operators and developers of shopping centers in the United States. DDR currently owns and manages over 460 operating and development properties totaling approximately
102 million square feet of real estate in 44 states. As of August 12, 2004, DDR had a total market capitalization of $7.6 billion and investment-grade senior unsecured corporate credit ratings of Baa3/BBB from Moody's and S&P respectively .

-------------------------------------------------------------------------------

                                     A-3-8

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                                  DDR PORTFOLIO
--------------------------------------------------------------------------------

                                                  AGGREGATE LEASE ROLLOVER SCHEDULE

               NUMBER       SQUARE        % OF                   % OF BASE    CUMULATIVE   CUMULATIVE   CUMULATIVE    CUMULATIVE %
             OF LEASES      FEET         GLA        BASE RENT      RENT      SQUARE FEET    % OF GLA     BASE RENT    OF BASE RENT
YEAR          EXPIRING    EXPIRING   EXPIRING(1)   EXPIRING(1)   EXPIRING    EXPIRING(1)   EXPIRING(1)    EXPIRING      EXPIRING
----------- ----------- ------------ ----------- ------------- ------------ ------------- ------------- ------------ --------------

 VACANT(1)     NAP               0        0.0%            NAP        NAP              0         0.0%            NAP         NAP
2004 & MTM      2            4,600        0.3     $    59,448        0.3%         4,600         0.3%        $59,448         0.3%
    2005        26          81,069        5.0         945,951        5.6         85,669         5.2%     $1,005,399         5.9%
    2006        51         161,997        9.9       2,233,784       13.1        247,666        15.1%     $3,239,183        19.0%
    2007        36         137,541        8.4       1,521,694        8.9        385,207        23.6%     $4,760,877        27.9%
    2008        27         136,346        8.3       1,423,444        8.4        521,553        31.9%     $6,184,321        36.3%
    2009        25          74,552        4.6       1,017,139        6.0        596,105        36.5%     $7,201,460        42.3%
    2010        4           94,527        5.8         670,233        3.9        690,632        42.2%     $7,871,693        46.2%
    2011        6           31,680        1.9         440,895        2.6        722,312        44.2%     $8,312,588        48.8%
    2012        7          132,781        8.1       1,065,158        6.3        855,093        52.3%     $9,377,746        55.0%
    2013        6          125,222        7.7       1,437,095        8.4        980,315        60.0%    $10,814,841        63.5%
    2014        5          109,176        6.7       1,329,658        7.8      1,089,491        66.6%    $12,144,499        71.3%
   AFTER        16         545,274       33.4       4,896,952       28.7      1,634,765       100.0%    $17,041,451       100.0%
---------      ---         -------      -----     -----------      -----      ---------       -----     -----------       -----
   TOTAL       211       1,634,765      100.0%    $17,041,451      100.0%

(1) At closing, the principal of the Borrowers, Developers Diversified Realty
Corporation, executed a Master Lease Agreement for each of the vacant spaces at the properties for periods of either two years or four years. Hence, although the individual properties are effectively 100% leased, the actual current occupancies are: Panorama Plaza (94.8%), Culver Ridge Plaza (95.5%), Crossroads
Centre (87.6%), Tops Plaza -- Union Road (81.2%), Tops Plaza -- Robinson Road
(100.0%), Tops Plaza -- Jamestown (90.1%), Chillicothe Place (100.0%), Midway
Plaza (98.7%), Tops Plaza -- Ontario (100.0%), Tops Plaza -- Warsaw (93.7%),
Northcreek Commons (93.7%), Tops Plaza -- Le Roy (100.0%) and Oxford Place
(96.7%).

                                     A-3-9

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                                  DDR PORTFOLIO
--------------------------------------------------------------------------------

                          [DDR PORTFOLIO MAP OMITTED]

                                     A-3-10

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                                  DDR PORTFOLIO
--------------------------------------------------------------------------------

  [DDR PORTFOLIO MAP OMITTED]                     [DDR PORTFOLIO MAP OMITTED]

          OXFORD PLACE                                 NORTHCREEK COMMONS

  [DDR PORTFOLIO MAP OMITTED]                     [DDR PORTFOLIO MAP OMITTED]

       CHILLICOTHE PLACE                                  MIDWAY PLAZA

                                     A-3-11

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                                  DDR PORTFOLIO
--------------------------------------------------------------------------------

  [DDR PORTFOLIO MAP OMITTED]                     [DDR PORTFOLIO MAP OMITTED]

       CROSSROADS CENTRE                          TOPS PLAZA -- ROBINSON ROAD

  [DDR PORTFOLIO MAP OMITTED]                     [DDR PORTFOLIO MAP OMITTED]

     TOPS PLAZA -- ONTARIO                           CULVER RIDGE PLAZA

                                     A-3-12

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                                  DDR PORTFOLIO
--------------------------------------------------------------------------------

  [DDR PORTFOLIO MAP OMITTED]                     [DDR PORTFOLIO MAP OMITTED]

    TOPS PLAZA -- JAMESTOWN                          TOPS PLAZA -- WARSAW

  [DDR PORTFOLIO MAP OMITTED]                     [DDR PORTFOLIO MAP OMITTED]

   TOPS PLAZA -- LE ROY                             TOPS PLAZA -- UNION ROAD

                                     A-3-13

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                                  DDR PORTFOLIO
--------------------------------------------------------------------------------

                           [DDR PORTFOLIO MAP OMITTED]

                                 PANORAMA PLAZA

                                     A-3-14

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                                LAS OLAS CENTRE
--------------------------------------------------------------------------------

[LAS OLAS CENTRE PICTURE OMITTED]

                                               [LAS OLAS CENTRE PICTURE OMITTED]

                                     A-3-15

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                                 LAS OLAS CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:         $98,980,000

 CUT-OFF DATE PRINCIPAL BALANCE:     $98,980,000

 % OF POOL BY IPB:                   6.5%

 LOAN SELLER:                        Nomura Credit & Capital, Inc.

 BORROWER:                           ELO Associates II, Ltd.

 SPONSOR:                            CRT Properties, Inc.

 ORIGINATION DATE:                   11/24/04

 INTEREST RATE:                      5.3200%

 INTEREST ONLY PERIOD:               120 Months

 MATURITY DATE:                      12/11/14

 AMORTIZATION TYPE:                  Interest-Only

 ORIGINAL AMORTIZATION:              NAP

 REMAINING AMORTIZATION:             NAP

 CALL PROTECTION:                    L(24),Def(90),O(6)

 CROSS-COLLATERALIZATION:            No

 LOCK BOX:                           Soft

 ADDITIONAL DEBT:                    No

 ADDITIONAL DEBT TYPE:               NAP

 LOAN PURPOSE:                       Acquisition

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

 ESCROWS/RESERVES:                    INITIAL    MONTHLY
                                     --------    -------
 CAPEX:                                    $0    $11,721
 REQUIRED REPAIRS:                   $132,625         $0
 TILC:                                     $0    $39,070

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:             Single Asset

 TITLE:                              Fee

 PROPERTY TYPE:                      Office -- CBD

 SQUARE FOOTAGE:                     468,843

 LOCATION:                           Ft. Lauderdale, FL

 YEAR BUILT/RENOVATED:               1996, 1999

 OCCUPANCY:                          86.2%

 OCCUPANCY DATE:                     09/01/04

 NUMBER OF TENANTS:                  42

 HISTORICAL NOI:

     2002:                           $7,324,268

     2003:                           $7,754,299

     TTM AS OF 8/31/04:              $8,464,240

 UW REVENUES:                        $14,816,719

 UW EXPENSES:                        $6,170,458

 UW NOI:                             $8,646,261

 UW NET CASH FLOW:                   $7,802,344

 APPRAISED VALUE:                    $131,000,000

 APPRAISAL DATE:                     10/11/04

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:               $211

 CUT-OFF DATE LTV:                   75.6%

 MATURITY DATE LTV:                  75.6%

 UW DSCR:                            1.46x

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           LEASE
                                                                            MOODY'S/    SQUARE     % OF     BASE RENT   EXPIRATION
 TENANT NAME                           PARENT COMPANY                        S&P(1)     FEET       GLA         PSF          YEAR
------------------------------------- ----------------------------------- ----------- --------- --------- ------------ ------------

 NATIONSRENT(2)                       NationsRent                            B2/B+      44,705     9.5%       $18.79       2006
 AKERMAN, SENTERFITT & EIDSON         Akerman, Senterfitt & Eidson            NAP       35,055     7.5%       $20.87       2009
 GMC LAND SERVICES OF FLORIDA, INC.   GMC Land Services of Florida, Inc.      NAP       30,550     6.5%       $18.00       2009
 KPMG INTERNATIONAL                   KPMG International                      NAP       30,172     6.4%       $23.30    2007/2012(3)
 WACHOVIA BANK                        Wachovia Corp. (NYSE: WB)              Aa3/A      26,131     5.6%       $20.38    2009/2012(4)
-----------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2) NationsRent subleases its two spaces from AutoNation and ESA Management,
Inc. Lease terms presented reflect the terms of the sublessor.

(3) 17,533 square feet expires in 2007. 12,639 square feet has been subleased to
Rachlin Cohen & Holtz LLP and expires in 2012.

(4)  2,750 square feet expires in 2009; 23,381 square feet expires in 2012.

                                     A-3-16

--------------------------------------------------------------------------------
                                 LAS OLAS CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Las Olas Centre loan is secured by a first mortgage on a fee interest in 2 office buildings that total 468,843 square feet, located in Ft. Lauderdale, Florida. The loan financed the acquisition of the subject property.

THE BORROWER. The borrowing entity is ELO Associates II, Ltd., owned by CRT
Properties Inc. (NYSE: CRO), formerly Koger Equity, Inc., a self-administered, self-managed equity real estate investment trust that develops, owns, operates, leases and manages office buildings in metropolitan areas in the Southeastern
United States and Texas. In addition CRT Properties Inc. provides leasing, management, and other customary tenant-related services for office projects. As of September 30, 2004, its portfolio of assets consisted of 133 office buildings totaling 10.5 million rentable square feet. As of September 30, 2004,
CRT Properties Inc. reported a net worth and liquidity of $495,560,000 and
$18,869,000 respectively.

THE PROPERTY. The Las Olas Centre is an office/retail facility comprised of two buildings originally constructed in two phases in 1996 (450 E. Las Olas
Boulevard building) and 1999 (350 E. Las Olas Boulevard building). The property is situated on a rectangular-shaped land parcel of approximately 3.4 acres. The property is located in Ft. Lauderdale's Central Business District on the south side of East Las Olas Boulevard between Southeast 3rd Avenue on the west and
Southeast 5th Avenue (New River Drive) on the east.

The 14 story 450 E. Las Olas Boulevard building features a total net rentable floor area of approximately 209,746 square feet, of which 34,385 square feet is retail on the ground floor. 450 E. Las Olas Boulevard has a current occupancy of 83.9%. The 350 E. Las Olas Boulevard building features a total net rentable floor area of approximately 259,097 square feet, of which 18,118 is retail on the ground floor. 350 E. Las Olas Boulevard has a current occupancy of 88.5%.
The total net rentable floor area of the property is approximately 468,843 square feet with 11 major service industry (law, accounting, financial services) tenants leasing almost 60% of that space on single-tenant floors, while retail tenants lease 49,789 square feet of that space at grade level.
Overall occupancy for the property equals 86.2%.

THE MARKET(1).  The subject property is located on E. Las Olas Boulevard in the
Ft. Lauderdale Central Business District. It is situated just east of the cultural and arts and entertainment area of the central business district in an area estimated to be about 95 percent developed. The subject is located at one of the prominent intersections in downtown Fort Lauderdale and enjoys excellent visibility. Land uses in the immediate subject neighborhood consist predominantly of office buildings including SunTrust Center, SouthTrust Center,
New River Center, First Union Center and One Financial Center. Located to the
west are multiple new riverfront condominium developments. Near the subject is the city garage, the main branch of the Broward County Library, as well as the
Broward County governmental building. Downtown Fort Lauderdale's waterfront lifestyle has recently attracted a residential boom. Over 3,000 multi-family/condominium residences have been built or are under construction, and an additional 2,000 units are planned. The marketplace conversion from potential commercial to residential use has created additional barriers to entry for future office developers.

Cushman & Wakefield has reported that the Florida metropolitan areas continue to be the most rapidly recovering office markets in the country and are projected to rank as the leading markets over the next two years. Through mid-year, the Florida markets (Orlando, Palm Beach, Fort Lauderdale, Tampa,
Pinellas) have combined for a total of 2,500,000 square feet of positive absorption, nearly one third of the total positive absorption across the country. Analysis of Claritas data indicates that the neighborhood has and is expected to continue to experience population growth. Population within the property's one-, three-, and five-mile rings increased at annual compounded growth rates of 0.54, 0.24 and 0.59 percent respectively over the past three years (2000-2003). Additionally, the one-, three-, and five-mile populations are projected to increase at annual rates of 0.69, 0.43, and 0.76 percent respectively over the next five years (2003-2008). The property's one-mile population is the most affluent of the rings, with 2003 average household income estimated at $65,605. This compares favorably to the average household income for the Fort Lauderdale MSA, estimated at $63,742, and to the State of
Florida, estimated at $59,341 for 2003. Demographics indicate that the neighborhood is in a stable stage and is projected to continue to experience limited infill development with little socioeconomic change.

Broward County's office market has exhibited resilience and strength as indicated by the figures posted at mid-year 2004. The overall net absorption realized was positive 147,933 square feet, a vast improvement from the negative
284,821 square feet, reached this same time last year, and was aided by leasing activity of 1,570,000 square feet. As the South Florida market experiences an expanding economy, areas such as West Broward are reaping the benefits of an upward economic turn. As of the second quarter 2004, Broward county had a direct vacancy rate of 16.2%. Cushman & Wakefield has analyzed recent leases negotiated in competitive buildings in the marketplace, which range from $15.70 to $26.50 per square foot, with an average of $19.48 for office space; and
range from $22.00 to $40.00 per square foot, with an average of $30.50 for retail space.

NATIONSRENT FINANCIAL PERFORMANCE. Headquartered at 450 Las Olas Centre,
NationsRent is the subject property's largest tenant. NationsRent is one of the country's leading construction equipment rental companies. The company operates in more than 260 locations (over 90 of which are at Lowe's Home Improvement locations) in 26 states. NationsRent has reorganized its operations to lift itself out of bankruptcy. The equipment rental company, which emerged from
Chapter 11 protection in 2003 with a $150,000,000 senior secured revolving credit facility from a syndicate of lenders, has expanded rapidly through acquisitions. The Baupost Group and Phoenix Rental Partners control NationsRent and have invested $80,000,000 of new capital into the company.

PROPERTY MANAGEMENT. The property manager, Stiles Property Management, oversees over 6.9 million square feet of office, industrial, and retail space including such notable Florida properties as Sawgrass International Corporate Park, Las
Olas City Centre, Sunrise Harbor, SunTrust International Center, and many retail shopping centers. Stiles Property Management's expertise ranges from regional shopping centers to class "A" office buildings, corporate parks, and more. The Stiles Corporation has its headquarters at 300 SE 2nd Street in Ft.
Lauderdale, Florida.
-------------------------------------------------------------------------------

(1) Certain information was obtained from the Las Olas Centre appraisal dated
October 11, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-17

--------------------------------------------------------------------------------
                                 LAS OLAS CENTRE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                 NUMBER      SQUARE      % OF                  % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA      BASE RENT      RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------- ----------- ---------- ---------- ------------ ------------ ------------- ------------- ------------- ---------------

 VACANT             6       64,770       13.8%   $        0        0.0%       64,770         13.8%              $0          0.0%
 2004 & MTM         1        1,296        0.3        28,812        0.3        66,066         14.1%      $   28,812          0.3%
 2005               6       13,037        2.8       298,573        3.4        79,103         16.9%      $  327,385          3.8%
 2006               9       89,350       19.1     1,872,036       21.5       168,453         35.9%      $2,199,421         25.3%
 2007               7       56,012       11.9     1,310,124       15.0       224,465         47.9%      $3,509,545         40.3%
 2008               2       11,318        2.4       202,068        2.3       235,783         50.3%      $3,711,613         42.6%
 2009              10      143,112       30.5     2,866,144       32.9       378,895         80.8%      $6,577,757         75.5%
 2010               3       20,294        4.3       463,240        5.3       399,189         85.1%      $7,040,997         80.9%
 2011               4       14,570        3.1       417,564        4.8       413,759         88.3%      $7,458,561         85.7%
 2012               4       55,084       11.7     1,248,648       14.3       468,843        100.0%      $8,707,209        100.0%
 2013               0            0        0.0             0        0.0       468,843        100.0%      $8,707,209        100.0%
 2014               0            0        0.0             0        0.0       468,843        100.0%      $8,707,209        100.0%
 BEYOND             0            0        0.0             0        0.0       468,843        100.0%      $8,707,209        100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL             52      468,843      100.0%   $8,707,209      100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-18

--------------------------------------------------------------------------------
                                 LAS OLAS CENTRE
--------------------------------------------------------------------------------

                       [LAS OLAS CENTRE PICTURE OMITTED]

                                     A-3-19

--------------------------------------------------------------------------------
                                LAS OLAS CENTRE
--------------------------------------------------------------------------------

                         [LAS OLAS CENTRE MAP OMITTED]

                                     A-3-20

--------------------------------------------------------------------------------
                                LAS OLAS CENTRE
--------------------------------------------------------------------------------

                  [350 LAS OLAS CENTRE STACKING PLAN OMITTED]

Note: This exhibit is provided for illustrative purposes only. The actual building area is not necessarily drawn to scale.

                                     A-3-21

--------------------------------------------------------------------------------
                                 LAS OLAS CENTRE
--------------------------------------------------------------------------------

                   [450 LAS OLAS CENTRE STACKING PLAN OMITTED]

Note: This exhibit is provided for illustrative purposes only. The actual building area is not necessarily drawn to scale.

                                     A-3-22

--------------------------------------------------------------------------------
                              345 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

                     [345 PARK AVENUE SOUTH PICTURE OMITTED]

                     [345 PARK AVENUE SOUTH PICTURE OMITTED]

                                     A-3-23

--------------------------------------------------------------------------------
                              345 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $75,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:     $75,000,000

 % OF POOL BY IPB:                   4.9%

 LOAN SELLER:                        JPMorgan Chase Bank, N.A.

 BORROWER:                           345 PAS Owner, LLC

 SPONSOR:                            Aby J. Rosen
                                     Michael Fuchs

 ORIGINATION DATE:                   12/08/04

 INTEREST RATE:                      5.2001%

 INTEREST ONLY PERIOD:               36 Months

 MATURITY DATE:                      01/01/15

 AMORTIZATION TYPE:                  IO-Balloon

 ORIGINAL AMORTIZATION:              360 Months

 REMAINING AMXORTIZATION:            360 Months

 CALL PROTECTION:                    L(23),Def(95),O(2)

 CROSS-COLLATERALIZATION:            No

 LOCK BOX:                           Hard

 ADDITIONAL DEBT:                    $5,000,000

 ADDITIONAL DEBT TYPE:               B-Note

 LOAN PURPOSE:                       Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

 ESCROWS/RESERVES:                        INITIAL     MONTHLY
                                         --------    --------
 TAXES:                                  $257,499    $128,750

 INSURANCE:                               $65,654      $8,207

 CAPEX:                                        $0      $4,539

 REQUIRED REPAIRS:                        $16,781          $0

 ENVIRONMENTAL:                            $2,000          $0

 OTHER(1,2):                             $228,900          $0

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:             Single Asset

 TITLE:                              Fee

 PROPERTY TYPE:                      Office -- CBD

 SQUARE FOOTAGE:                     272,348

 LOCATION:                           New York, NY

 YEAR BUILT/RENOVATED:               1913/1999

 OCCUPANCY:                          97.2%

 OCCUPANCY DATE:                     11/17/04

 NUMBER OF TENANTS:                  8

 HISTORICAL NOI:

   2002:                             $4,809,989

   2003:                             $6,050,351

   TTM AS OF 8/31/04:                $6,364,404

 UW REVENUES:                        $11,468,713

 UW EXPENSES:                        $4,304,808

 UW NOI:                             $7,163,906

 UW NET CASH FLOW:                   $6,719,848

 APPRAISED VALUE:                    $100,000,000

 APPRAISAL DATE:                     11/11/04

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE LOAN/SF:               $275

 CUT-OFF DATE LTV:                   75.0%

 MATURITY DATE LTV:                  66.7%

 UW DSCR(7):                         1.36x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       LEASE
                                                              MOODY'S/       SQUARE        % OF        BASE RENT     EXPIRATION
 TENANT NAME                 PARENT COMPANY                    S&P(3)        FEET          GLA          PSF(6)          YEAR
------------------------   -----------------------------   ------------   ----------   ----------   -------------   -----------

 BILL COMMUNICATIONS(4)    VNU N.V.                          Baa1/BBB      135,248         49.7%        $28.00         2011

 AMERICAN LAWYER MEDIA     American Lawyer Media, Inc.       Caa3/CCC       66,975         24.6%        $26.12         2008

 NATURE AMERICA INC.       Nature America Inc.                  NR          46,316         17.0%        $20.61         2005

 STAPLES                   Staples, Inc.                     Baa2/BBB-       8,800          3.2%        $40.60         2008

 BANK OF AMERICA(5)        Bank of America Corp.              Aa2/A+         7,000          2.6%       $130.00         2019
---------------------------------------------------------------------------------------------------------------------------------

(1) Bank of America Rent Abatement Reserve.

(2) A springing TI/LC reserve is in place with respect to the Bill
Communications space and American Lawyer Media space and will trigger 12 months prior to each tenant's lease expirations in the event either tenant does not renew their respective spaces of $25 psf for each space.

(3) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(4) Bill Communications has subleased its space to Digitas and the borrower is entitled to 75% of the rent differential. Digitas has subsequently subleased its space on the 12th floor to Intermedia Advertising.

(5) Bank of America executed their lease in October, 2004 and is expected to commence rent payments in March 2005. In addition, the loan has been structured whereby under circumstances where the tenant fails to obtain necessary permits to operate a bank branch at this location, a springing cash flow sweep will commence unless a specified reserve level is met and either (a) the borrower will post a letter of credit equal to $6 million or the mortgage loan will become full recourse to the borrower.

(6) Excludes various rent steps throughout lease terms.

(7) UW DSCR is representative of current rents and debt service following the initial IO period.

                                     A-3-24

--------------------------------------------------------------------------------
                              345 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The 345 Park Avenue South loan is secured by a first mortgage interest in a 272,348 square foot office building located in New York City, New
York. Additionally, the 345 Park Avenue South loan is part of a split loan structure with a B-note that has a Cut-off Date principal balance of
$5,000,000. The 345 Park Avenue South B-note is not included in the trust.

THE BORROWER. The borrower 345 PAS Owner, LLC a newly formed special purpose entity, which is indirectly equally owned by Aby J. Rosen, Michael Fuchs, and
Harry Lis. Aby Rosen and Michael Fuchs are the sole owners of RFR Holding LLC.
The Frankfurt based Rosen and Fuchs families have been involved in real estate investment and development in Europe for the last 50 years.

RFR Holding LLC is a privately held real estate investment, development, and management company based in Manhattan. RFR Holding LLC established its operation in the United States in 1991 and, through various affiliates, presently controls 25 commercial properties with more than 5 million square feet of office and retail space, 18 of which are in New York, and 2,500 luxury residential apartments. It operates fully integrated construction, property and asset management, and leasing companies within its organization. Representative properties include: The Seagram Building, Lever House, 400 Park Avenue, 757
Third Avenue, 17 State Street, and 99 Wall Street.

THE PROPERTY. 345 Park Avenue South is a 272,348 square foot, class B office building with ground floor retail space, located in Manhattan, in the city and state of New York. The subject property contains 12 stories and includes
242,639 square feet of office space, 15,809 square feet of retail space and
13,900 square feet of below grade storage space. The subject property was constructed in 1913 and was improved with an upgraded lobby and facade, renovated lavatories, new thermopane windows, elevators, roof, sidewalks, and boiler heating system between 1990 and 1995. The office tenants include Bill
Communications, American Lawyer Media, and Nature America, Inc. Bank of America
recently executed a 15 year lease to open a branch at the subject. Staples is the other retail tenant.

345 Park Avenue South is easy to access as it is in close proximity to the 6,
N, and R New York subway lines. Vehicle access is also provided by the bounding streets of Park Avenue South and East 25th and East 26th streets. The subject property is situated approximately one half of a mile west of the entrance to the Queens Midtown Tunnel, which provides direct access to Queens and Long
Island for both commercial and passenger vehicles.

As of November 17, 2004, 345 Park Avenue South is 97.2% occupied. The subject's office rents currently range from $20.50 per square foot to $39.00 per square foot, with sublease rents currently ranging from $24.00 per square foot to
$35.00 per square foot. The subject's retail rents are currently $40.60 per square foot and $130.00 per square foot.

THE MARKET(1). 345 Park Avenue South is located on the east side of Park Avenue
South between 25th and 26th Streets in Gramercy Park in Midtown Manhattan, New
York. The subject property is situated along a densely developed commercial strip. The development includes mid-rise office buildings, some hotels, and concentrations of grade level retail along the major cross streets and avenues.
On the side streets to the east and west of 345 Park Avenue South, development consists mainly of low- to mid-rise brownstone residences and apartment buildings along the cross streets.

In 2003, the population in New York City was 8,139,874 and the population in
Manhattan was 1,552,337. The average household income in New York City in 2003 was $92,880. The New York City metropolitan area has the greatest total effective buying income in the nation and the greatest number of households in the nation with effective buying power of greater than $150,000.

There are 1,039 office buildings in the midtown south office market containing
91.1 million square feet of space. The Gramercy submarket contains 241 office buildings with an aggregate rental area of approximately 25.7 million square feet. Gramercy is the second largest of the five midtown south submarkets, and represents approximately 28.3% of the entire midtown south inventory. As of third quarter 2004, the midtown south office vacancy rate is 9.0%. Excluding sublet space, the vacancy rate is 7.6%. Vacancy in the Gramercy Park office submarket is 6.6%. Excluding sublet space, the vacancy rate is 5.0%. As of third quarter 2004, the average asking rent in the Midtown south office market is $31.63 per square foot, while the average asking rent in the Gramercy office submarket is $33.12 per square foot.

Occupancy rates for the subject property's office comps ranged from 87.9% to
99.0%, with an average occupancy of 93.6%. Rent for the
subject's office comps ranged from $31.00 per square foot to $45.00 per square foot.

New York City is a major retail market and has one of the largest sales volumes of any city in the nation. The Manhattan market contains approximately 45 to 50 million square feet of space, with approximately 80% of Manhattan's retail space as street level shops. Retail rents in the subject's submarket range from
$50 per square feet to $200 per square feet, depending on location and size.
The subject's retail comps rent rates ranged from $82.50 per square foot to
$150.00 per square foot.

PROPERTY MANAGEMENT. The property will be managed by RFR Realty LLC, an affiliate of the borrower.
-------------------------------------------------------------------------------

(1) Certain information was obtained from the 345 Park Avenue South appraisal dated November 11, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-25

--------------------------------------------------------------------------------
                              345 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                 NUMBER                                                     CUMULATIVE    CUMULATIVE
                  OF        SQUARE                             % OF BASE      SQUARE        % OF       CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT      RENT          FEET          GLA       BASE RENT    OF BASE RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING      EXPIRING
------------- ---------- ---------- ----------- ------------ ------------ ------------- ------------ ------------- ---------------

 VACANT          NAP        7,500        2.8%           NAP        NAP         7,500          2.8%           NAP           NAP
 2004 & MTM       1             0        0.0         $1,980        0.0         7,500          2.8%        $1,980          0.0%
 2005             3        46,316       17.0        954,421       12.3        53,816         19.8%      $956,401         12.3%
 2006             0             0        0.0              0        0.0        53,816         19.8%      $956,401         12.3%
 2007             0             0        0.0              0        0.0        53,816         19.8%      $956,401         12.3%
 2008             5        75,775       27.8      2,106,876       27.1       129,591         47.6%    $3,063,276         39.4%
 2009             1           500        0.2          3,000        0.0       130,091         47.8%    $3,066,276         39.4%
 2010             0             0        0.0              0        0.0       130,091         47.8%    $3,066,276         39.4%
 2011             6       135,257       49.7      3,798,418       48.9       265,348         97.4%    $6,864,694         88.3%
 2012             0             0        0.0              0        0.0       265,348         97.4%    $6,864,694         88.3%
 2013             0             0        0.0              0        0.0       265,348         97.4%    $6,864,694         88.3%
 2014             0             0        0.0              0        0.0       265,348         97.4%    $6,864,694         88.3%
 AFTER            1         7,000        2.6        910,000       11.7       272,348        100.0%    $7,774,694        100.0%
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL           17       272,348      100.0%    $7,774,694      100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-26

--------------------------------------------------------------------------------
                              345 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

                      [345 PARK AVENUE SOUTH MAP OMITTED]

                                     A-3-27

--------------------------------------------------------------------------------
                              345 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

                 [345 PARK AVENUE SOUTH STACKING PLAN OMITTED]

Note: This exhibit is provided for illustrative purposes only. The actual building area is not necessarily drawn to scale.

                                     A-3-28

                          CROSSROADS SHOPPING CENTER

[CROSSROADS SHOPPING CENTER PHOTO OMITTED]

[CROSSROADS SHOPPING CENTER PHOTO OMITTED]

                                     A-3-29

                          CROSSROADS SHOPPING CENTER

----------------------------------------------------------------------
                      MORTGAGE LOAN INFORMATION
----------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:         $64,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:     $64,000,000

 % OF POOL BY IPB:                   4.2%

 LOAN SELLER:                        JPMorgan Chase Bank, N.A.

 BORROWER:                           Crossroads II, LLC and
                                     Crossroads Joint Venture, LLC

 SPONSOR:                            Westport Holdings, LLC

 ORIGINATION DATE:                   11/09/04

 INTEREST RATE:                      5.3700%

 INTEREST ONLY PERIOD:               36 Months

 MATURITY DATE:                      12/01/14

 AMORTIZATION TYPE:                  IO-Balloon

 ORIGINAL AMORTIZATION:              360 Months

 REMAINING AMORTIZATION:             360 Months

 CALL PROTECTION:                    L(24),Def(93),O(3)

 CROSS-COLLATERALIZATION:            No

 LOCK BOX:                           Hard

 ADDITIONAL DEBT:                    No

 ADDITIONAL DEBT TYPE:               NAP

 LOAN PURPOSE:                       Refinance
----------------------------------------------------------------------

----------------------------------------------
                   ESCROWS
----------------------------------------------

 ESCROWS/RESERVES:     INITIAL      MONTHLY
                     ----------    --------

 TAXES:              $1,065,558    $125,281

 CAPEX:              $        0    $  3,883

 REQUIRED REPAIRS:   $    6,094    $      0

 TI/LC:              $        0    $ 12,944
----------------------------------------------

--------------------------------------------------
               PROPERTY INFORMATION
--------------------------------------------------

 SINGLE ASSET/PORTFOLIO:    Single Asset

 TITLE:                     Fee

 PROPERTY TYPE:             Retail -- Anchored

 SQUARE FOOTAGE:            310,919

 LOCATION:                  White Plains, NY

 YEAR BUILT/RENOVATED:      1979/1997

 OCCUPANCY:                 96.6%

 OCCUPANCY DATE:            10/27/04

 NUMBER OF TENANTS:         38

 HISTORICAL NOI:

     2002:                  $4,929,740

     2003:                  $5,544,829

     TTM AS OF 11/1/2004:   $5,562,909

 UW REVENUES:               $8,085,639

 UW EXPENSES:               $2,592,187

 UW NOI:                    $5,493,452

 UW NET CASH FLOW:          $5,244,035

 APPRAISED VALUE:           $80,000,000

 APPRAISAL DATE:            10/22/04
--------------------------------------------------

-----------------------------------
       FINANCIAL INFORMATION
-----------------------------------

 CUT-OFF DATE LOAN/SF:   $ 206

 CUT-OFF DATE LTV:        80.0%

 MATURITY DATE LTV:       71.4%

 UW DSCR(2):              1.22x
-----------------------------------

----------------------------------------------------------------------------
                            SIGNIFICANT TENANTS

 TENANT NAME                 PARENT COMPANY
--------------------------- ------------------------------------------------

 BIG K-MART                 K-Mart Corporation

 WALDBAUMS INC.(3)          The Great Atlantic & Pacific Tea Company, Inc.

 MODELL'S                   Modell's Sporting Goods

 PAY-HALF                   Pay-Half

 BARNES & NOBLE BOOKSTORE   Barnes & Noble Inc.

                                                                 BASE       LEASE
                              MOODY'S/    SQUARE      % OF      RENT     EXPIRATION
 TENANT NAME                    S&P(1)     FEET       GLA        PSF        YEAR
--------------------------- ----------- --------- ---------- ---------- -----------

 BIG K-MART                      NR     100,725   32.4%      $  5.62          2012

 WALDBAUMS INC.(3)            Caa1/B-    38,208   12.3%      $ 13.19          2007

 MODELL'S                        NR      25,000    8.0%      $  7.75          2009

 PAY-HALF                        NR      15,000    4.8%      $ 23.00          2016

 BARNES & NOBLE BOOKSTORE      Ba3/NR    12,430    4.0%      $ 27.83          2012
-----------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2) UW DSCR is representative of current rents and debt service following the initial IO period.

(3) Currently flagged as an A&P location.

                                     A-3-30

                          CROSSROADS SHOPPING CENTER

THE LOAN. The Crossroads Shopping Center loan is secured by a first mortgage interest in a 310,919 square foot anchored retail center
located in White Plains, New York.

THE BORROWER. The borrowing entities are Crossroads Joint Venture, LLC and
Crossroads II, LLC. Crossroads Joint Venture, LLC is owned by Crossroads Joint
Venture and Crossroads II, LLC is owned by Crossroads II. Crossroads Joint
Venture and Crossroads II are both New York partnerships and are owned by
Heyman-Greenburgh Associates, LLC (50% ownership), Acadia Crossroads, LLC (49%
ownership), and Robert Martin Company, LLC (1% ownership).

Heyman-Greenburgh Associates, LLC is an affiliate of Heyman Properties. Heymen
Properties is a third generation real estate developer of commercial real estate in the northeastern United States. Samuel J. Heyman is the principal of
Heyman Properties and oversees a multi-billion dollar portfolio of business and personal investments on behalf of the Heyman family. This portfolio consists of a diverse mix of real estate investments managed by Heyman Properties, including the ownership of two manufacturing companies, Building Materials
Corporation of America and International Specialty Products, and an actively managed hedge fund. The Heyman portfolio currently consists of 4 million square feet. It has eighteen retail properties, principally shopping centers in the northeastern United States, and four mixed use properties managed in-house from its Westport, Connecticut headquarters. Heyman Properies also owns three hotels with over 900 rooms and three office buildings that comprise over 1 million square feet.

Acadia Crossroads, LLC is wholly owned by Acadia Realty, LP, which is owned by
Acadia Realty Trust (99% ownership) and individual investors (1% ownership).
Acadia Realty Trust is a fully integrated, self-managed, and self-administered equity real estate investment trust (REIT) that specializes in the acquisition, ownership, redevelopment, and management of neighborhood and community shopping centers. Its properties are principally located in the northeastern, mid-Atlantic, and mid-western United States. Its assets are owned by the operating partnership, either directly or through joint ventures. The combined assets owned by Acadia Realty Trust and its joint ventures consist of 62 well-located community and neighborhood shopping centers that total 9 million square feet.

THE PROPERTY. Crossroads Shopping Center is a 310,919 square foot retail center located in White Plains, which is part of Westchester County, in New York. The property was constructed between 1979 and 1982 on a 31.8 acre parcel of land and consists of three, one story buildings and a pad site. Renovations were completed in 1997. Crossroads Shopping Center is anchored by Big K-Mart,
Waldbaum's, and Modell's. Other major tenants include Pay-Half, Barnes & Noble, and Pier 1 Imports.

Crossroads Shopping Center is located on the south side of Tarrytown Road-Route
119, bounded to the east by Dobbs Ferry Road and the west by Knollwood
Road-Route 100A. The subject property is located several blocks south of I-287, between exits 4 and 5. It is located in Westchester County, which is a bedroom community of Manhattan, New York, and can be reached by train or bus. In addition, the subject's neighborhood has convenient access to other parts of
Westchester County via I-287, which connects with I-95 and heads north to New
England. The subject neighborhood is also adjacent to Tarrytown, which connects
Westchester County with New York Thruway and Nyack, New York via the Tappan Zee
Bridge. Overall, Crossroads Shopping Center benefits from the retail/commercial synergy created by the surrounding properties.

As of October 27, 2004, Crossroads Shopping Center is 96.6% occupied. The subject's rents range from $8.96 per square foot to $72.85
per square foot. Crossroads Shopping Center anchor rents range from $5.62 per square foot to $13.19 per square foot.

THE MARKET(1). Crossroads Shopping Center is located in the town of Greenburgh, less than one mile west of the White Plains city limits and just outside the village of Elmsford limits, in the central portion of Westchester County.
Greenburgh comprises 30.5 square miles and consists of a mixture of commercial, retail, residential, and industrial areas along single family homes near the
Hudson River on the western boundary of Westchester County. The subject market is the greater New York region, which is made up of 21 counties and includes
New York City's surrounding suburban areas in New York, New Jersey, and
Connecticut. In 2003, population within a 3-mile radius of the subject was
106,872, with an average household income of $101,929.

Total competition in the subject market consists of approximately 1.6 million square feet of community centers. Westchester County has a strong retail market with $14.6 billion in aggregate retail sales, and average retail sales per household of $42,790 in 2003. Average occupancy in the subject property's market is 97.4%.

Crossroads Shopping Center's comps are located within 9 miles of the subject.
The comps report an occupancy of 90.0% or higher, with an average occupancy of
97.4%. Rents for the comps range from $18.00 per square foot to $50.00 per square foot, with in-line rents ranging from $23.00 per square foot to $45.00 per square foot. The comps' in-line rents are somewhat lower than the subject's in-line rents, which range from $32.00 per square foot to $45.00 per square foot. Anchor rents for the comps ranged from $17.78 per square foot to $32.00 per square foot, with an average rent of $24.98 per square foot. The subject's anchor rents are significantly lower than the comps' anchor rents, providing incentive for the anchor tenants to remain at the subject property.

PROPERTY MANAGEMENT. The property will be managed and leased by by Heyman
Properties, LLC and Acadia D.R. Management, Inc.
-------------------------------------------------------------------------------

(1) Certain information was obtained from the Crossroads Shopping Center appraisal dated October 22, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-31

                          CROSSROADS SHOPPING CENTER

                                                     LEASE ROLLOVER SCHEDULE

                 NUMBER
                  OF        SQUARE      % OF                  % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET        GLA      BASE RENT      RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR          EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------- ---------- ---------- ---------- ------------ ------------ ------------- ------------- ------------- --------------

 VACANT          NAP       10,600        3.4%       NAP       NAP            10,600          3.4%         NAP        NAP

 2004 & MTM       2         5,396        1.7    $  212,615        3.8%       15,996          5.1%     $  212,615          3.8%

 2005             3        10,955        3.5       326,566        5.8        26,951          8.7%     $  539,181          9.7%

 2006             6        15,933        5.1       481,215        8.6        42,884         13.8%     $1,020,396         18.3%

 2007             5        51,938       16.7       963,019       17.2        94,822         30.5%     $1,983,415         35.5%

 2008             6        16,772        5.4       578,134       10.4       111,594         35.9%     $2,561,549         45.9%

 2009             5        39,172       12.6       587,373       10.5       150,766         48.5%     $3,148,922         56.4%

 2010             0             0        0.0             0        0.0       150,766         48.5%     $3,148,922         56.4%

 2011             2         4,070        1.3       143,212        2.6       154,836         49.8%     $3,292,134         58.9%

 2012             4       118,405       38.1     1,098,392       19.7       273,241         87.9%     $4,390,526         78.6%

 2013             0             0        0.0             0        0.0       273,241         87.9%     $4,390,526         78.6%

 2014             2         9,616        3.1       332,435        6.0       282,857         91.0%     $4,722,961         84.6%

 AFTER            3        28,062        9.0       862,398       15.4       310,919        100.0%     $5,585,359        100.0%

-----------------------------------------------------------------------------------------------------------------------------------

 TOTAL           38       310,919      100.0%   $5,585,359      100.0%

                                     A-3-32

                          CROSSROADS SHOPPING CENTER

[CROSSROADS SHOPPING CENTER MAP OMITTED]

[CROSSROADS SHOPPING CENTER MAP OMITTED]

                                     A-3-33

                          CROSSROADS SHOPPING CENTER

[CROSSROADS SHOPPING CENTER GRAPHIC OMITTED]

                                     A-3-34

                               EVEREST PORTFOLIO

[EVEREST PORTFOLIO PHOTO OMITTED]

[EVEREST PORTFOLIO PHOTO OMITTED]

                                     A-3-35

                               EVEREST PORTFOLIO

                     MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:       $62,500,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $62,500,000

 % OF POOL BY IPB:                 4.1%

 LOAN SELLER:                      PNC

 BORROWER:                         Walnut Equity Partners, LLC,
                                   Turnpike Equity Partners,
                                   LLC, Mill Equity Partners,
                                   LLC, Great Equity Partners,
                                   LLC, Northwood Equity
                                   Partners, LLC

 SPONSOR:                          Kambiz Shahbazi,
                                   Constantine F. Alexakos

 ORIGINATION DATE:                 12/03/04

 INTEREST RATE:                    5.2400%

 INTEREST ONLY PERIOD:             12 Months

 MATURITY DATE:                    01/01/10

 AMORTIZATION TYPE:                IO-Balloon

 ORIGINAL AMORTIZATION:            360 Months

 REMAINING AMORTIZATION:           360 Months

 CALL PROTECTION:                  L(36),Def(20),O(4)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         Cash Management
                                   Agreement-Springing

 ADDITIONAL DEBT:                  Permitted up to $5,500,000

 ADDITIONAL DEBT TYPE:             Permitted Mezzanine

 LOAN PURPOSE:                     Refinance/Purchase

                    ESCROWS
-----------------------------------------------

 ESCROWS/RESERVES:      INITIAL      MONTHLY

                       ----------    -------

 TI/LC(1)             $1,000,000     $     0

 ADDITIONAL TI/LC(2)  $        0     $37,500

 INSURANCE            $        0     $ 6,291

 TAXES:               $        0     $69,101

 CAPEX:               $        0     $ 8,456

 REQUIRED REPAIRS:(3) $        0     $     0

 ENVIRONMENTAL:       $    1,500     $     0

 OTHER(4)             $   51,695     $     0

                   PROPERTY INFORMATION
----------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:   Portfolio

 TITLE:                    Fee/Leashold

 PROPERTY TYPE:            Various

 SQUARE FOOTAGE:           676,454

 LOCATION:                 Acton, Chelmsford, Danvers,
                           Southborough, Watertown

 YEAR BUILT/RENOVATED:     1924-1989/2002-2003

 OCCUPANCY:                88.3%

 OCCUPANCY DATE:           11/01/04

 NUMBER OF TENANTS:        55

 HISTORICAL NOI:

     2002:                 $6,763,091

     2003:                 $7,368,632

 UW REVENUES:              $9,701,650

 UW EXPENSES:              $3,096,809

 UW NOI:                   $6,604,841

 UW NET CASH FLOW:         $5,956,322

 APPRAISED VALUE:          $79,400,000

 APPRAISAL DATE:           09/20/04

         FINANCIAL INFORMATION
----------------------------------------

 CUT-OFF DATE LOAN/SF:     $  92

 CUT-OFF DATE LTV:          78.7%

 MATURITY DATE LTV:         74.2%

 UW DSCR(6):                1.44x

                                               SIGNIFICANT TENANTS
                                                                                                          LEASE
                                                   MOODY'S/       SQUARE        % OF         BASE      EXPIRATION
        TENANT NAME           PARENT COMPANY        S&P(5)        FEET          GLA       RENT PSF        YEAR
------------------------   ------------------   ------------   ----------   ----------   ----------   -----------

 SYCAMORE NETWORKS         N/A                  N/A             113,706         16.8%    $ 11.12         2007

 POTPOURRI GROUP, INC.     N/A                  N/A              51,000          7.5%    $ 10.50         2009

 EVEREST PARTNERS          N/A                  N/A              40,000          5.9%    $ 16.50         2005

 NETWORK WORLD             N/A                  N/A              33,609          5.0%    $ 23.50         2009

 AIRVANA                   N/A                  N/A              29,708          4.4%    $ 11.50         2005

(1) Borrower will deposit an initial $1,000,000 in a TI/LC account. If the account falls below $1,000,000, borrower will replenish at $200,000 annually.

(2) Borrower will deposit monthly $37,500 for first 24 months of loan term, capped at $900,000.00 in a TI/LC account specifically for Sycamore space.

(3) Borrower deposited $1,500 at closing to provide for asbestos remediation.

(4) Borrower deposited $51,695 at closing until Geo Syntec (a tenant) actually begins paying rent under its lease.

(5) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(6) UW DSCR is representative of current rents and debt service following the initial IO period.

                                     A-3-36

                               EVEREST PORTFOLIO

THE LOAN. The Everest Portfolio loan is a cross-collateralized pool of 5 properties, consisting of 8 industrial/flex/office buildings located in the greater Boston MSA. There are no release provisions regarding the cross-collateralization of the properties.

THE PROPERTIES. The properties total 676,454 square feet and are located in 5 geographically separate locations within suburban Boston, including Acton,
Danvers, Watertown, Southborough and Chelmsford. The properties are all located within 1 mile (or less) of interstate access. The properties have a diverse mix of 55 tenants, with only 3 tenants occupying more than 5% of the overall square footage of the collateral.

THE BORROWER AND MANAGEMENT. Each of the 5 properties has a separate
Massachusetts limited liability company as its borrowing entity, but the ownership of each is identical. The sponsors are Kambiz Shahbazi and
Constantine Alexakos, and they are responsible for managing the day-to-day operations of the properties. The sponsors own and manage, including the subject properties, 30 office/flex/R&D/industrial buildings containing approximately 2.6 million square feet in the greater Boston MSA. These properties have an overall occupancy of 89%. The borrowing entities and sponsors are headquartered in New York City, with a regional property management and leasing office located in the north Boston area of Danvers. This north Boston office employs 12 field technicians, a construction manager, a leasing director, 4 property managers and a property management director.

THE MARKET(1). Due to the cross-collateralized nature of the subject loan, the underwriting of the properties was done on a consolidated basis, even though each property fully supports their allocated debt on a stand-alone basis.
Outlined below is the individual submarket data. When comparing the average in place rental rate of the subject properties of $14.83 versus the average of the
5 submarket rental rates of $16.77, the subject's in place rental rate is almost $2.00 lower than the market rental rate. The combined collateral occupancy is 88% versus the average occupancy of the 5 submarkets is 85.3%. For underwriting purposes the in-place rental rate of $14.83 was underwritten due to the contractual lease obligation of the in-place tenants, while a concluded occupancy of 86% was underwritten due to the average in-place lease term of 7.4 years and the below market rents of the subject versus the average of the submarket.

ACTON OFFICE - The Acton Office location is a four-story office building located at 289 Great Road (Route 2A), Acton, Massachusetts, approximately 20 miles northwest of the Boston Central Business District. It is part of the CB
Richard Ellis 495/Route 2 West submarket, which, as of 2004, contains 4.25 million square feet with an average 14.2% vacancy and average net rental of
$19.52 per square foot.

DANVERS OFFICE - The Danvers Office location is comprised of two office buildings located at 99 and 199 Rosewood Drive in Danvers, Massachusetts,
approximately 18 miles north of the Boston Central Business District. It is part of the CB Richard Ellis Route 128 - North submarket, which contains 15.0 million square feet with an average 20.0% vacancy and average net rental rate of $18.61 per square foot.

WATERTOWN OFFICE/INDUSTRIAL - The Watertown location with its combined office and industrial components are located at 125 Walnut Street, Watertown,
Massachusetts, approximately 6 miles north of the Boston Central Business
District. It is comprised of 71,096 square feet of office space (59%), and
49,227 square feet of flex/R&D/light industrial space (41%). It is part of the
CB Richard Ellis Route 128-West Office submarket, which contains 23.8 million square feet with an average 17.1% vacancy and average net rental rate of $22.21 per square foot. The CB Richard Ellis Route 128-West Industrial submarket, contains 3,340,984 million square feet with an average 8.4% vacancy and average rental rate of $7.79.

CHELMSFORD OFFICE - The Chelmsford location is comprised of two, two-story buildings located at 220 and 222 Mill Road and a one-story building located at
25 Industrial Avenue, all of which are located in the town of Chelmsford,
Massachusetts, approximately 25 miles north of the Boston Central Business
District. It is part of the CB Richard Ellis Route 3-North submarket, which contains 13.4 million square feet with an average 15% vacancy and average net rental rate of $12.43 per square foot.

SOUTHBOROUGH OFFICE - The Southborough Office location is a three-story office building located at 118 Turnpike Road (Route 9), Southborough, Massachusetts,
approximately 25 miles north of the Boston Central Business District. It is part of the CB Richard Ellis Framingham/West submarket, which contains 5.6 million square feet with an average 17.4% vacancy and average modified gross rental rate of $20.06 per square foot.

PROPERTY MANAGEMENT. The properties are managed by Everest Partners. The company currently manages over 30 properties totaling nearly 2,775,000 sf
(2,595,000 sf of office/flex, 180,000 sf retail). Everest Partners is headquartered in New York City, with a regional property management and leasing office located in the north Boston area of Danvers, which is one of the subject locations. This office employs 12 field technicians, a construction manager, leasing director, 4 property managers, and a property management director. The management contract provides for a 4% management fee.

(1) Certain information was obtained from the Everest Portfolio appraisal dated
    September 20, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-37

                               EVEREST PORTFOLIO

                                      YEAR    SQUARE
  PROPERTY NAME        LOCATION      BUILT     FEET     OCCUPANCY
---------------- ------------------ ------- --------- ------------

 ACTON           Acton, MA           1983    84,726    53.5%

 DANVERS         Danvers, MA         1988   175,442    83.2%

 WATERTOWN       Watertown, MA       1924   120,323    91.7%

 CHELMSFORD      Chelmsford, MA      1987   214,070   100.0%

 SOUTHBOROUGH    Southborough, MA    1989    81,893   100.0%

---------------- ------------------  ----   -------   -----

 TOTAL/WEIGHTED
  AVERAGE                                   676,454    88.3%

                                                                      APPRAISED
  PROPERTY NAME                        TOP TENANTS                     VALUE
---------------- ------------------------------------------------- -------------

 ACTON           Lumigent Tech., Geosyntec Consultants              $ 7,100,000

 DANVERS         Everest Partners, Premiere Insurance                21,600,000

 WATERTOWN       Springwell Inc., Buyerzone.com                      15,000,000

 CHELMSFORD      Sycamore (220 Mill Rd), Potpourri (222 Mill Rd)     22,500,000

 SOUTHBOROUGH    Network World, ITWorld/Accela                       13,200,000

---------------- -------------------------------------------------  -----------

 TOTAL/WEIGHTED
  AVERAGE                                                           $79,400,000

                    LEASE ROLLOVER SCHEDULE

                NUMBER OF     SQUARE
                 LEASES        FEET      % OF GLA    BASE RENT
      YEAR      EXPIRING   EXPIRING(1)   EXPIRING    EXPIRING
------------- ------------ ----------- ----------- ------------

 VACANT            NAP        78,835       11.7%        NAP

 2004 & MTM         1          3,000        0.4     $   36,750

 2005              16        140,487       20.9      2,251,167

 2006              12         69,154       10.3      1,250,847

 2007              12        179,924       26.7      1,983,437

 2008              10         39,173        5.8        645,278

 2009               8        117,662       17.5      1,948,750

 2010               4         27,119        4.0        442,196

 2011               0              0          0              0

 2012               0              0          0              0

 2013               0              0          0              0

 2014               0              0          0              0

 AFTER              1         18,000        2.7        306,000

-----              --        -------      -----     ----------

 TOTAL             64        673,354      100.0%    $8,864,425

                                                                       CUMULATIVE
                % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE      % OF
                  RENT      SQUARE FEET     % OF GLA     BASE RENT     BASE RENT
      YEAR      EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING
------------- ------------ ------------- ------------- ------------- ------------

 VACANT              NAP       78,835         11.7%        NAP           NAP

 2004 & MTM         0.4%       81,835         12.2%     $   36,750         0.4%

 2005              25.4       222,322         33.0%     $2,287,917        25.8%

 2006              14.1       291,476         43.3%     $3,538,764        39.9%

 2007              22.4       471,400         70.0%     $5,522,201        62.3%

 2008               7.3       510,573         75.8%     $6,167,479        69.6%

 2009              22.0       628,235         93.3%     $8,116,229        91.6%

 2010               5.0       655,354         97.3%     $8,558,425        96.5%

 2011                 0       655,354         97.3%     $8,558,425        96.5%

 2012                 0       655,354         97.3%     $8,558,425        96.5%

 2013                 0       655,354         97.3%     $8,558,425        96.5%

 2014                 0       655,354         97.3%     $8,558,425        96.5%

 AFTER              3.5       673,354        100.0%     $8,864,425       100.0%

-----             -----       -------        -----      ----------       -----

 TOTAL            100.0%

(1) Total SF is equal to the total NRA of 676,454, minus the 3,100 SF Health
    Club that is an amenity for the tenants. The percentages are based off a total of 673,354 (676,454-3,100).

                                     A-3-38

                               EVEREST PORTFOLIO

[EVEREST PORTFOLIO MAP OMITTED]

                                     A-3-39

                             BROADWAY MARKETPLACE

[BROADWAY MARKETPLACE PHOTO OMITTED]

[BROADWAY MARKETPLACE PHOTO OMITTED]

[BROADWAY MARKETPLACE PHOTO OMITTED]

                                     A-3-40

                             BROADWAY MARKETPLACE

                     MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:         $42,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:     $42,000,000

 % OF POOL BY IPB:                   2.8%

 LOAN SELLER:                        JPMorgan Chase Bank, N.A.

 BORROWERS:                          WFJ Property, LLC,
                                     Sunset Coast Property, LLC,
                                     BMP Property, LLC,
                                     JFW Property, LLC

 SPONSORS:                           James S. Frank,
                                     Warren P. Cohen

 ORIGINATION DATE:                   11/18/04

 INTEREST RATE:                      5.3860%

 INTEREST ONLY PERIOD:               60 Months

 MATURITY DATE:                      12/01/14

 AMORTIZATION TYPE:                  IO-Balloon

 ORIGINAL AMORTIZATION:              300 Months

 REMAINING AMORTIZATION:             300 Months

 CALL PROTECTION:                    L(24),Def(92),O(4)

 CROSS-COLLATERALIZATION:            No

 LOCK BOX:                           Hard

 ADDITIONAL DEBT:                    $5,660,000

 ADDITIONAL DEBT TYPE:               Mezzanine

 LOAN PURPOSE:                       Acquisition

                    ESCROWS
-----------------------------------------------

 ESCROWS/RESERVES:      INITIAL       MONTHLY

                        ------        -----

 TAXES:                 $402,209      $ 50,276

 CAPEX:                 $      0      $  2,447

 INSURANCE:             $ 34,232      $  4,890

              PROPERTY INFORMATION
-------------------------------------------------

 SINGLE ASSET/PORTFOLIO:   Single Asset

 TITLE:                    Fee

 PROPERTY TYPE:            Retail -- Anchored

 SQUARE FOOTAGE:           387,458

 LOCATION:                 Denver, CO

 YEAR BUILT/RENOVATED:     1993/2000

 OCCUPANCY:                97.9%

 OCCUPANCY DATE:           10/18/04

 NUMBER OF TENANTS:        22

 HISTORICAL NOI:

     2002:                 NAP

     2003:                 $3,927,357

 TTM AS OF 9/30/2004:      $3,908,997

 UW REVENUES:              $4,959,871

 UW EXPENSES:              $1,226,800

 UW NOI:                   $3,733,070

 UW NET CASH FLOW:         $3,612,620

 APPRAISED VALUE:          $53,200,000

 APPRAISAL DATE:           11/08/04

           FINANCIAL INFORMATION
--------------------------------------------

 CUT-OFF DATE LOAN/SF:     $108

 CUT-OFF DATE LTV:         78.9%

 MATURITY DATE LTV:        70.7%

 UW DSCR(3):               1.18x

                                               SIGNIFICANT TENANTS

                                              MOODY'S/       SQUARE        % OF         BASE            LEASE
 TENANT NAME       PARENT COMPANY              S&P(1)        FEET          GLA       RENT PSF     EXPIRATION YEAR
--------------   -----------------------   ------------   ----------   ----------   ----------   ----------------

 SAM'S CLUB      Wal-Mart Stores, Inc.        Aa2/AA       114,057         29.4%     $  9.51           2018

 K-MART(2)       K-Mart Corporation             NR         107,806         27.8%     $  9.37           2019

 ALBERTSONS      Albertson's Inc.            Baa2/BBB       50,645         13.1%     $  7.89           2019

 OFFICE MAX      OfficeMax, Inc.              Ba2/BB        23,500          6.1%     $ 11.00           2010

 PEP BOYS        The Pep Boys                 B2/BB-        22,356          5.8%     $  7.05           2014

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2) In the event K-mart becomes more than 60 days delinquent in rent, the lender will require the borrower to post $1,000,000 LOC as additional security.

(3) UW DSCR is representative of current rents and debt service following the initial IO period.

                                     A-3-41

                             BROADWAY MARKETPLACE

THE LOAN. The Broadway Marketplace loan is secured by a first mortgage interest in a 387,458 square foot anchored retail center
located in Denver, Colorado.

THE BORROWER. The borrowers are four LLCs: WFJ Property, LLC, Sunset Coast
Property, LLC, BMP Property, LLC, and JFW Property,
LLC. There is a TIC structure in place for the borrowers. The sponsors are
James S. Frank and Warren P. Cohen.

James S. Frank has over 33 years of real estate experience and is the manager of Frank Capital Company LLC. James S. Frank has been actively involved in the acquisition, development, and management of numerous real estate projects. His primary activities over the last eight years include investments in seventeen office buildings, twenty nine apartment projects, five office/warehouse projects, and five land investments.

Warren P. Cohen is the founder and president of Cohen Capital Corporation, a
Colorado based real estate investment, management, and development company. He currently manages 985 apartment units, of which he owns 665, and 694,509 square feet of industrial and commercial properties.

THE PROPERTY. Broadway Marketplace is a 387,458 square foot anchored retail center located in Denver, Colorado. The subject property was constructed on a
38.6 acre parcel of land and consists of 6 buildings that were completed in
1993, with the exception of Furniture Gallery, which was built in 2000. The subject is anchored by Sam's Club, Albertsons, and K-Mart. Other tenants include Office Max, Pep Boys, and Fashion Bug.

Broadway Marketplace is located on the southwest corner of Alameda Avenue and
South Broadway Street and is located only one mile and a half from downtown
Denver. Broadway Marketplace is located in a high traffic in-fill location.
Alameda Avenue is a major east/west street with daily traffic counts of 16,000.
South Broadway Street is a major one-way thoroughfare south of downtown Denver with a traffic count of over 29,000 daily. In addition, I-25 and Santa Fe, each within a quarter mile of the property, have daily traffic counts of 215,000 and
97,000, respectively. Access to the subject is also exceptional with 3 curb cuts on Alameda Avenue, 6 curb cuts on South Broadway Street, and four signalized intersections that service the property. The street frontage on
Alameda Avenue is over 1,200 feet and approximately 2,000 feet on South
Broadway Street. The street frontage, in addition to the monument signage, make
Broadway Marketplace highly visible.

As of October 18, 2004, Broadway Marketplace is 97.9% occupied.

THE MARKET(1). Broadway Marketplace is located in a largely built-up and established shopping and commercial district in central Denver, Colorado. It is located on the southwest corner of the two most heavily traveled roadways in the neighborhood, Alameda Avenue and South Broadway Street. The subject is the only class A property within an approximate three-mile radius, while most properties in the submarket are class B and C properties with lower occupancy levels and rental rates. The submarket is considered to be an upper tier market as compared to the overall market area, and includes the excusive Cherry Creek and Cherry Creek North shopping centers. In 2003, population within a 3-mile radius of the subject was 183,544, with an average household income of $64,936.

In 2003, total retail sales rose 5.6% over 2002 in the Denver retail market.
Denver gross sales were 12% higher in 2003 than in 2002. Annual net absorption in 2003 was over 700,000 feet, with two centers completing construction during the fourth quarter and adding over 220,000 square feet of new space to the retail industry. Vacancies have also been tightening in the subject's market.
All submarkets in Denver, with the exception of two, experienced minimal increases in vacancy, at approximately one tenth of a percent. As of the third quarter of 2004, the subject's market has an average vacancy rate of 6.1%, while the central submarket average vacancy rate is 4.6%. Broadway
Marketplace's average vacancy of 2.1% compares well to the market.

Broadway Marketplace's comps report an occupancy rate of 85.0% or higher, with an average occupancy is 95.3%. Rents for the comps ranged from $8.00 per square foot to $22.50 per square foot, with in-line rents ranging from $16.00 per square foot to $33.00 per square foot.

PROPERTY MANAGEMENT. The property will be managed by the four borrowers: WFJ
Property, LLC, Sunset Coast Property, LLC, BMP
Property, LLC, and JFW Property, LLC.

(1) Certain information was obtained from the Broadway Marketplace appraisal dated November 8, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                   LEASE ROLLOVER SCHEDULE

                  NUMBER      SQUARE
                OF LEASES     FEET      % OF GLA    BASE RENT
 YEAR            EXPIRING   EXPIRING    EXPIRING    EXPIRING
-------------- ----------- ---------- ----------- ------------

 VACANT            NAP        8,137        2.1%          NAP

 2004 & MTM          0            0        0.0     $        0

 2005                4        8,163        2.1        136,164

 2006                2        4,404        1.1         76,325

 2007                4       23,040        5.9        306,303

 2008                1        1,596        0.4         27,930

 2009                3        8,502        2.2        155,421

 2010                4       38,752       10.0        475,907

 2011                0            0        0.0              0

 2012                0            0        0.0              0

 2013                0            0        0.0              0

 2014                1       22,356        5.8        157,632

 AFTER               3      272,508       70.3      2,494,372

-------------------------------------------------------------

 TOTAL              22      387,458      100.0%    $3,830,054

                 % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                   RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR            EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
-------------- ------------ ------------- ------------- ------------- --------------

 VACANT            NAP           8,137          2.1%           NAP          NAP

 2004 & MTM          0.0%        8,137          2.1%            $0           0.0%

 2005                3.6        16,300          4.2%      $136,164           3.6%

 2006                2.0        20,704          5.3%      $212,489           5.5%

 2007                8.0        43,744         11.3%      $518,792          13.5%

 2008                0.7        45,340         11.7%      $546,722          14.3%

 2009                4.1        53,842         13.9%      $702,143          18.3%

 2010               12.4        92,594         23.9%    $1,178,050          30.8%

 2011                0.0        92,594         23.9%    $1,178,050          30.8%

 2012                0.0        92,594         23.9%    $1,178,050          30.8%

 2013                0.0        92,594         23.9%    $1,178,050          30.8%

 2014                4.1       114,950         29.7%    $1,335,682          34.9%

 AFTER              65.1       387,458        100.0%    $3,830,054         100.0%

---------------------------------------------------------------------------------

 TOTAL             100.0%

                                     A-3-42

                             BROADWAY MARKETPLACE

[BROADWAY MARKETPLACE MAP OMITTED]

[BROADWAY MARKETPLACE MAP OMITTED]

                                     A-3-43

                             BROADWAY MARKETPLACE

[BROADWAY MARKETPLACE GRAPHIC OMITTED]

                                     A-3-44

                            COLLEGE SUITES STADIUM

[COLLEGE SUITES STADIUM PHOTO OMITTED]

[COLLEGE SUITES STADIUM PHOTO OMITTED]

                                     A-3-45

                            COLLEGE SUITES STADIUM

                      MORTGAGE LOAN INFORMATION
----------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:         $28,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:     $28,000,000

 % OF POOL BY IPB:                   1.8%

 LOAN SELLER:                        Nomura Credit & Capital, Inc.

 BORROWER:                           CSC 1, Limited Partnership

 SPONSOR:                            Henry A. Morton, Hallett P.
                                     Marston

 ORIGINATION DATE:                   12/10/04

 INTEREST RATE:                      5.5700%

 INTEREST ONLY PERIOD:               24 Months

 MATURITY DATE:                      12/11/14

 AMORTIZATION TYPE:                  IO-Balloon

 ORIGINAL AMORTIZATION:              360 Months

 REMAINING AMORTIZATION:             360 Months

 CALL PROTECTION:                    L(24),Def(93),O(3)

 CROSS-COLLATERALIZATION:            No

 LOCK BOX:                           No

 ADDITIONAL DEBT:                    No

 ADDITIONAL DEBT TYPE:               NAP

 LOAN PURPOSE:                       Refinance

                   ESCROWS
----------------------------------------------

 ESCROWS/RESERVES:     INITIAL       MONTHLY

                       -------       -----

 TAXES:                $     0       $25,733

 INSURANCE:            $52,000       $6,483

 CAPEX:                $     0       $4,400

              PROPERTY INFORMATION
-------------------------------------------------

 SINGLE ASSET/PORTFOLIO:   Single Asset

 TITLE:                    Fee

 PROPERTY TYPE:            Multifamily -- Garden

 UNITS:                    264

 LOCATION:                 Columbia, SC

 YEAR BUILT/RENOVATED:     2003

 OCCUPANCY:                100%

 OCCUPANCY DATE:           10/06/04

 HISTORICAL NOI:

   2002:                   NAP

   2003:                   NAP

   2 MOS. ANN. AS OF
     10/31/2004:           $2,733,859

 UW REVENUES:              $4,527,696

 UW EXPENSES:              $1,875,988

 UW NOI:                   $2,651,708

 UW NET CASH FLOW:         $2,585,708

 APPRAISED VALUE:          $35,130,000

 APPRAISAL DATE:           10/08/04

         FINANCIAL INFORMATION
----------------------------------------

 CUT-OFF DATE LOAN/UNIT:   $106,061

 CUT-OFF DATE LTV:            79.7%

 MATURITY DATE LTV:           69.9%

 UW DSCR(1):                  1.34x

                                                MULTIFAMILY INFORMATION

                                                            APPROXIMATE
                                            AVERAGE UNIT   NET RENTABLE      % OF     AVERAGE MONTHLY    AVERAGE MONTHLY
           UNIT MIX         NO. OF UNITS    SQUARE FEET         SF        TOTAL SF      ASKING RENT       MARKET RENT
------------------------- --------------- --------------- -------------- ---------- ------------------ -----------------

 THREE BEDROOM                 132            1,509          199,188      47.1%     $1,285             $1,350

 FOUR BEDROOM                  132            1,696          223,872      52.9      $1,651             $1,760

------------------------------------------------------------------------------------------------------------------------

 TOTAL/WEIGHTED AVERAGE        264            1,603          423,060     100.0%     $1,468             $1,555

(1) UW DSCR is representative of current rents and debt service following the initial IO period.

                                     A-3-46

                            COLLEGE SUITES STADIUM

THE LOAN. The College Suites Stadium loan is secured by a first mortgage in the fee interest in a 264 unit, Class A student garden
apartment complex located in Columbia, South Carolina.

THE BORROWER. The borrowing entity is CSC 1, Limited Partnership, a South
Carolina limited partnership. Henry Morton and Hallett Marston are the developers of the property and the guarantors of the transaction. Henry Morton has been involved in the development of Florida multifamily properties for over ten years. He also ran a fee management company, which has approximately 3,000 units under management. In 2001, he teamed up with Hallett Marsten, a long-time
Florida multifamily broker and developer to start developing student properties. They also own University Housing Property Management L.L.C., the
Orlando, Florida based property management company which manages this property and their other developments and is the successor to Mr. Morton's fee management business. Mr. Morton handles the financial end of the development business and the management company, while Mr. Marston deals more directly with the development and construction process.

THE PROPERTY. The subject property is a student housing development that caters to students at the University of South Carolina. The improvements were constructed in 2003 and consist of 11 three-story apartment buildings, a single-story clubhouse/leasing office with 5,700 SF, and a two story building that houses the maintenance shop on the first floor and two management apartment units on the second floor. Community amenities include a resort style sun deck and pool, spa, basketball court, putting green, sand volleyball, and property owned shuttle bus service to and from campus. The clubhouse includes the leasing/management offices, fitness center, game room with billiards, tanning beds, computer lab, restrooms, and a mail room. Open on-site parking is available for 1,105 cars, a ratio of 1.2 spaces/bedroom, located around the perimeter of the buildings. The unit mix includes 132-3BR/3BA units (1,509 SF)
and 132-4BR/4BA units (1,696 SF). The market rent on a per bedroom basis is
$450 per month for a bedroom in a 3BR unit and $440 per month in a 4BR unit.
Rents include all utilities except telephone. Electricity is capped at $30 per resident. All leases are for 12 months and run from mid-August through mid-August. Leases are guaranteed by the parents of each resident unless the student can qualify on their own in which case the security deposit is doubled to $200. Classes at USC for the 2005 school year started on August 19th. This is the first full academic year of operation for the subject property which is currently 100% occupied.

THE MARKET(1). The subject property is located in the southern section of downtown Columbia approximately 1 1/2 miles south of the University of South
Carolina, the State Capitol, and the Columbia CBD. The subject neighborhood has a number of existing conventional apartment properties that also serve as off campus housing for the students at the University of South Carolina. In general, these properties do not offer features that specifically cater to students. The conventional apartment market in Columbia indicates an overall vacancy of 6.7% to 9.8%. Recently constructed projects have indicated lease-up absorptions as high as 24 units per month for conventional apartments and 24 to
44 units per month for student properties. The five subject comparables in the area range from 73% to 100% occupancy and average 86%. The comparable that is
73% occupied is the oldest student complex in the submarket and is considered to have been negatively impacted by the subject property and the adjacent
Sterling University Oaks, both of which are 100% occupied. The subject property is the only modern student-oriented property in this submarket to offer private baths for each bedroom.

PROPERTY MANAGEMENT. The property is managed by University Housing Property
Management, L.L.C. (UHP), a borrower related entity, based in Orlando, Florida.
The guarantors, Mr. Morton and Mr. Marston, own the firm, which they formed in order to manage their developments. In addition to the subject property, UHP manages Seminole Suites, a 132 unit, 462 bed student property located in
Tallahassee, Florida and will also manage College Suites at Campbell Lane in
Bowling Green, Kentucky, and College Suites at Alexander Lane in Murfreesboro,
Tennessee which are currently under construction and will be available for the
2005 school year. They will also manage an additional property to be built adjacent to the University of Miami in Ohio.

(1) Certain information was obtained from the College Suites Stadium appraisal dated October 8, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-47

                            COLLEGE SUITES STADIUM

[COLLEGE SUITES STADIUM MAP OMITTED]

[COLLEGE SUITES STADIUM MAP OMITTED]

                                     A-3-48

                           LAKESHORE CLUB APARTMENTS

[LAKESHORE CLUB APARTMENTS PHOTO OMITTED]

[LAKESHORE CLUB APARTMENTS PHOTO OMITTED]

[LAKESHORE CLUB APARTMENTS PHOTO OMITTED]

                                     A-3-49

                           LAKESHORE CLUB APARTMENTS

                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:   $28,000,000

 CUT-OFF DATE PRINCIPAL
    BALANCE:                   $28,000,000

 % OF POOL BY IPB:             1.8%

 LOAN SELLER:                  Nomura Credit & Capital, Inc.

 BORROWERS:                    HRA Egypt Lake, Inc., Carlton Arms
                               MWT, LLC, Carlton Arms EG, LLC,
                               Carlton Arms LWC, LLC

 SPONSORS:                     Eugene Golub, Leonard W. Cotton, Martin
                               W. Taplin

 ORIGINATION DATE:             10/08/04

 INTEREST RATE:                5.4500%

 INTEREST ONLY PERIOD:         60 Months

 MATURITY DATE:                10/11/14

 AMORTIZATION TYPE:            IO-Balloon

 ORIGINAL AMORTIZATION:        360 Months

 REMAINING AMORTIZATION:       360 Months

 CALL PROTECTION:              L(24),Def(88),O(6)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     Soft

 ADDITIONAL DEBT:              No

 ADDITIONAL DEBT TYPE:         NAP

 LOAN PURPOSE:                 Refinance

                  ESCROWS
-------------------------------------------

 ESCROWS/RESERVES:    INITIAL    MONTHLY

                     --------    -------

 TAXES:              $363,000    $33,000

 CAPEX:              $      0    $13,542

 REQUIRED REPAIRS:   $ 12,500    $     0

                PROPERTY INFORMATION
----------------------------------------------------

 SINGLE ASSET/PORTFOLIO:   Single Asset

 TITLE:                    Fee

 PROPERTY TYPE:            Multifamily -- Garden

 UNITS:                    650

 LOCATION:                 Tampa, FL

 YEAR BUILT/RENOVATED:     1969/2003

 OCCUPANCY:                95.5%

 OCCUPANCY DATE:           09/27/04

 HISTORICAL NOI:

     2002:                 NAP

     2003:                 $1,448,364

     8 MOS. ANN. AS OF

  8/31/2004:               $2,206,934

 UW REVENUES:              $4,735,844

 UW EXPENSES:              $2,305,607

 UW NOI:                   $2,430,237

 UW NET CASH FLOW:         $2,267,737

 APPRAISED VALUE:          $37,600,000

 APPRAISAL DATE:              08/26/04

         FINANCIAL INFORMATION
---------------------------------------

 CUT-OFF DATE LOAN/UNIT:   $43,077

 CUT-OFF DATE LTV:         74.5%

 MATURITY DATE LTV:        69.1%

 UW DSCR(1):               1.20x

                                                  MULTIFAMILY INFORMATION

                                                            APPROXIMATE
                                            AVERAGE UNIT   NET RENTABLE    % OF TOTAL    AVERAGE MONTHLY    AVERAGE MONTHLY
           UNIT MIX         NO. OF UNITS    SQUARE FEET         SF             SF          ASKING RENT       MARKET RENT
------------------------- --------------- --------------- -------------- ------------- ------------------ -----------------

 ONE BEDROOM                    234              646          151,200         28.3%           $566              $  584

 TWO BEDROOM                    406              914          371,000         69.3            $763              $  751

 THREE BEDROOM                   10            1,300           13,000          2.4            $950              $1,100

---------------------------------------------------------------------------------------------------------------------------

 TOTAL/WEIGHTED AVERAGE         650              823          535,200          100%           $695              $  696

(1) UW DSCR is representative of current rents and debt service following the initial IO period.

                                     A-3-50

                           LAKESHORE CLUB APARTMENTS

THE LOAN. The Lakeshore Club Apartments loan is secured by a first mortgage in a fee interest in a 650 unit, Class B multifamily
apartment complex located in Tampa, Florida.

THE BORROWER. The borrowing entity is structured as a tenants in common entity comprised of HRA Egypt Lake, Inc., Carlton Arms MWT, LLC, Carlton Arms EG, LLC
and Carlton Arms LWC, LLC. The three principals, Eugene Golub, Leonard W.
Cotton and Martin W. Taplin, have been active real estate professionals for over 25 years. Martin Taplin has worked in the real estate business in various capacities for over 40 years. Eugene Golub is the Founder and Chairman of Golub
& Company. Leonard W. Cotton is the Chairman and Chief Executive Officer of
ARCap REIT, Inc.

THE PROPERTY. The property, Lakeshore Club Apartments, is located at 6900
Concord Drive, outside the Tampa City limits in Hillsborough County, Florida.
The site consists of approximately 66.29 acres and is situated to the east of
Himes Avenue, adjacent to the west of Egypt Lake, and approximately one-quarter-mile north of West Lambright Avenue. The subject property is improved with 62 two-story multifamily residential buildings with a total of
650 apartment units and a net rentable building area of approximately 535,200 square feet along with two leasing office/clubhouse buildings, one freestanding laundry room, and one maintenance/storage building. The subject buildings were constructed in several phases between 1969 and 1973. The mix includes a variety of floor plans including: 224 1BR/1BTH units, 10 1BR/1.5BTH townhomes, 224
2BR/1BTH units, 4 2BR/2BTH units, 166 2BR/1.5BTH townhomes and 12 2BR/2.5BTH townhomes and 10 3BR/2.5BTH townhomes.

After the borrower purchased the subject property, a major renovation was undertaken at a total cost of approximately $12,671,055 ($19,494 per unit).
Renovations began in 1998 and included 273 units in Buildings 1-14. These units were renovated with the following items: new ceramic tile in kitchen and bathrooms, new carpeting in the living areas, new kitchens including cabinets, countertops and appliances. Phase II of the renovations involved gut renovating
Building 23 due to fire damage. Phase III of renovations began in Mid 2001 and this phase included the remaining 377 units. Interior improvements included ceramic tile in the kitchens, bathrooms, living rooms, and landing areas for the townhouse units. Additionally the kitchens were improved with new wood cabinets, new formica counter tops and new full sized GE appliances. The bathrooms were renovated with new cabinets, sinks, toilets, bathtubs and decorative ceramic tile. Lastly, nearly all of the exterior doors and windows were replaced.

THE MARKET(1). The subject property is located in the Tampa Central submarket bound by Highway 589 (Veterans Expressway) to the west, Interstate 275 to the east and south, and Busch Boulevard to the north. The Tampa Bay-St. Petersburg economy surged ahead in the first quarter, gaining employees in most sectors and placing 6th in job growth, just after Fort Lauderdale, among the top 61 metros covered by REIS. The vacancy rate has declined to 5.9%, continuing the downward trend. The average rent for the Tampa-Central submarket was $727, with existing apartments increasing rents by $10.58 per month since May. This is the largest increase in rental rate of any submarket. The subject property is currently 95.5% occupied and has an average in-place rent of approximately $695 per month.

The subject is located along Lake Egypt, which is an active recreation lake for water skiing and personal watercraft. The subject neighborhood consists of a mixture of residential and commercial development. As of 2003, within a 5-mile radius of the subject property reside 299,806 people (120,006 households) with an average household income of $48,853. The Tampa International Airport is also proximate to the neighborhood and is located approximately three miles to the southwest. Major shopping facilities within the subject neighborhood are concentrated along major roadways such as Dale Mabry Highway, Waters, and
Hillsborough Avenues. There are numerous anchored and unanchored retail centers throughout the neighborhood with most of the major anchor tenants of the region represented.

PROPERTY MANAGEMENT. The property is managed by Harbour Realty Advisors, Inc., a borrower related entity, which is a fully integrated real estate management, development, and investment company. The principals, Eugene Golub and Martin
Taplin, began Harbour Realty Advisors, Inc. in 1991 to acquire and manage real estate out of foreclosure and distress. The stockholders of Harbour Realty
Advisors, Inc. are Eugene Golub, Martin Taplin, and Leonard Cotton. Harbour
Realty Advisors has managed as many as 22,000 multifamily units. It currently manages six multifamily properties containing 2,498 units including three other properties in Florida.

(1) Certain information was obtained from the Lakeshore Club Apartments appraisal dated August 26, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-51

                           LAKESHORE CLUB APARTMENTS

[LAKESHORE CLUB APARTMENTS MAP OMITTED]

                                     A-3-52

                           CHAMPAIGN OFFICE & RETAIL

[CHAMPAIGN OFFICE & RETAIL PHOTO OMITTED]

[CHAMPAIGN OFFICE & RETAIL PHOTO OMITTED]

                                     A-3-53

                           CHAMPAIGN OFFICE & RETAIL

                        LOAN INFORMATION
----------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:   $26,000,000

 CUT-OFF PRINCIPAL BALANCE:    $26,000,000

 % OF POOL BY IPB:             1.7%

 LOAN SELLER:                  Nomura Credit & Capital, Inc.

 BORROWER:                     Romanek Champaign LLC

 SPONSOR:                      Marvin M. Romanek

 ORIGINATION DATE:             10/01/04

 INTEREST RATE:                5.3800%

 INTEREST ONLY PERIOD:         24 Months

 MATURITY DATE:                10/11/11

 AMORTIZATION TYPE:            IO-Balloon

 ORIGINAL AMORTIZATION:        360 Months

 REMAINING AMORTIZATION:       360 Months

 CALL PROTECTION:              L(24),Def(52),O(6)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     Soft

 ADDITIONAL DEBT:              $1,900,000

 ADDITIONAL DEBT TYPE:         Mezzanine

 LOAN PURPOSE:                 Acquisition

                   ESCROWS
----------------------------------------------

 ESCROWS/RESERVES:     Initial      Monthly

                       -------      -------

 TAXES:                $40,396      $40,396

 INSURANCE:            $ 5,417      $ 5,417

 CAPEX:                $     0      $ 1,981

 REQUIRED REPAIRS:     $ 6,250      $     0

 TILC:                 $     0      $19,815

                  PROPERTY INFORMATION
---------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:   Single Asset

 TITLE:                    Fee

 PROPERTY TYPE:            Mixed Use -- Office/Retail

 SQUARE FOOTAGE:           237,701

 LOCATION:                 Champaign, IL

 YEAR BUILT/RENOVATED:(1)  1988/2002

 OCCUPANCY:                97.4%

 OCCUPANCY DATE:           11/01/04

 NUMBER OF TENANTS:        46

 HISTORICAL NOI:

     2002:                 $2,744,839

     2003:                 $2,692,457

     TTM AS OF 7/31/04:    $2,734,317

 UW NOI:                   $2,619,230

 UW NET CASH FLOW:         $2,335,625

 APPRAISED VALUE:          $33,500,000

 APPRAISAL DATE:           08/24/04

       FINANCIAL INFORMATION
-----------------------------------

 CUT-OFF DATE LOAN/SF:   $109

 CUT-OFF DATE LTV:       77.6%

 MATURITY DATE LTV:      72.3%

 UW DSCR(3):             1.36x

                                SIGNIFICANT TENANTS
                   TENANT NAME                             PARENT COMPANY
------------------------------------------- ---------------------------------------

 PERSONALCARE HEALTH MANAGEMENT, INC        Coventry Health Care, Inc (NYSE: CVH)

 BLUE CROSS BLUE SHIELD DBA HEALTH CARE
  SERVICES CORP.                            Blue Cross Blue Shield

 INTEL AMERICAS, INC.                       Intel Corporation (NYSE: INTC)

 INSURANCE RISK MANAGERS, LTD DBA ACORDIA   Insurance Risk Managers, Ltd.

 ALLSTATE INSURANCE                         Allstate Insurance (NYSE: ALL)

 CISCO SYSTEMS, INC.                        Cisco Systems, Inc. (NYSE: CSCO)

                                                                                            LEASE
                                              MOODY'S/    SQUARE      % OF       BASE    EXPIRATION
                   TENANT NAME                 S&P(2)      FEET       GLA     RENT PSF      YEAR
------------------------------------------- ----------- --------- ---------- ---------- -----------

 PERSONALCARE HEALTH MANAGEMENT, INC          Ba1/BBB-  34,150    14.4%       $14.54       2008

 BLUE CROSS BLUE SHIELD DBA HEALTH CARE
  SERVICES CORP.                                NAP     20,000     8.4%       $11.35       2008

 INTEL AMERICAS, INC.                          A1/A+    19,632     8.3%       $10.90       2005

 INSURANCE RISK MANAGERS, LTD DBA ACORDIA       NAP     17,500     7.4%       $13.83       2012

 ALLSTATE INSURANCE                            A1/A+    15,136     6.4%       $14.44       2007

 CISCO SYSTEMS, INC.                            NAP     14,500     6.1%       $13.09       2006

(1) Buildings were built at various times between 1988 and 2002.

(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(3) UW DSCR is representative of current rents and debt service following the initial IO period.

                                     A-3-54

                           CHAMPAIGN OFFICE & RETAIL

THE LOAN. The Champaign Office & Retail loan is secured by a first mortgage on the fee interest in a 237,701 square foot mixed use
retail/office building located in Champaign, IL. The loan financed the acquisition of the subject property.

THE BORROWER. The Borrowing Entity is Romanek Champaign LLC, which is 100%
owned by Marvin Romanek, One of the co-founders of Heitman Financial Services in 1966, Mr. Romanek has more than 43 years of experience in the real estate industry including ownership, development, finance, investment brokerage, commercial leasing and management. Mr. Romanek also served on the Chicago
Building Commission under three mayors. Mr. Romanek is currently the owner of
Romanek Properties, Ltd., a firm focusing mainly on Chicago office development and redevelopment projects, which he founded in the early 1980's. Since then,
Romanek Properties, Ltd. has developed and redeveloped nearly 6.0 million square feet of office space and over 5,000 multifamily units. While over the last decade a large part of Mr. Romanek's real estate holdings have been sold, his current holdings include four office buildings with an aggregate square footage of approximately 1,050,000, all within the Chicago metro area.

THE PROPERTY. The subject collateral is comprised of 237,701 square feet among
12 one-story buildings constructed from 1988 to 2002. Approximately 84% of the subject property is Class A office space, with the remaining 16% retail space.
The office portion includes 10 single story office buildings, while the retail portion includes two single story retail buildings. The property has consistently been over 95% leased, and the portfolio enjoys a strong diverse tenant base comprised of nearly 50 tenants, approximately 50% of which are credit rated tenants.

THE MARKET(1). The subject property is located in the City of Champaign in
Champaign County, Illinois. The subject city of Champaign and neighboring city of Urbana are considered the commercial hub of the county and the largest population center, with approximately 100,000 residents. Champaign-Urbana ranked 20th among 168 small cities in Forbes magazine's "Best Places for
Business" study, up from 34th last year, making this the third straight year of improvement for the city. The unemployment rate in Champaign County is one of the lowest in the state, with a 2004 year-to-date rate for the county of 3.9%.
The Champaign-Urbana metropolitan area is one of the most stable economies in the state due to the presence of the flagship campus of the University of
Illinois and its annual budget of $1.65 billion and separately funded research of an additional $375 million, which has historically driven the marketplace in terms of economic activity, innovation and employment. As of 2003, within a
3-mile radius of the subject property reside 99,760 people (40,049 households)
with an average household income of $48,595.

The Champaign-Urbana market consists of approximately 3.5 million square feet of office space. Office space throughout the market is generally provided by a mix of suburban style single story buildings and low-rise multi story space.
The subject property represents the largest concentration of office space in the market. Overall, the market has an estimated market vacancy of 5%. Class A office space has a reported vacancy of only 2%. The subject property has been over 95% occupied since being developed and it is currently 97.4% leased. The competitive retail market consists mainly of smaller retail/commercial buildings and other neighborhood sized strip centers, largely unanchored. The overall market reportedly contains approximately 3.78 million square feet of space. The overall market vacancy is reported to be 4% - 6%, with properties of similar quality to that of the subject being closer to 100%
occupied.

PROPERTY MANAGEMENT. The subject property is managed by Fox Development
Corporation (FDC), the original developer and manager of the property. FDC is a premier real estate development and property management firm located on
Champaign's growing southern rim. Established in 1984, FDC specializes in the development and leasing of office and retail property in the Champaign-Urbana area. Fox Development currently owns and manages more than 750,000 square feet
(including the subject property) of office and retail space in east-central
Illinois.

(1) Certain information was obtained from the Champaign Office & Retail appraisal dated August 24, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-55

                           CHAMPAIGN OFFICE & RETAIL

                  LEASE ROLLOVER SCHEDULE

                 NUMBER      SQUARE      % OF
               OF LEASES     FEET        GLA      BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING    EXPIRING
------------- ----------- ---------- ---------- ------------

 VACANT           2          6,122        2.6%   $        0

 2004 & MTM       1          1,052        0.4        17,400

 2005             13        53,638       22.6       701,956

 2006             4         19,130        8.0       240,845

 2007             8         29,989       12.6       429,749

 2008             12        86,255       36.3     1,157,987

 2009             6         14,057        5.9       220,021

 2010             2          6,462        2.7        80,468

 2011             0              0        0.0             0

 2012             1         17,500        7.4       241,973

 2013             0              0        0.0             0

 2014             0              0        0.0             0

 AFTER            1          3,496        1.5        74,115

-----------------------------------------------------------

 TOTAL            50       237,701      100.0%   $3,164,514

                % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE      CUMULATIVE
                  RENT      SQUARE FEET     % OF GLA     BASE RENT    % OF BASE RENT
 YEAR           EXPIRING      EXPIRING      EXPIRING      EXPIRING       EXPIRING
------------- ------------ ------------- ------------- ------------- ---------------

 VACANT             0.0%        6,122          2.6%             $0          0.0%

 2004 & MTM         0.5         7,174          3.0%        $17,400          0.5%

 2005              22.2        60,812         25.6%       $719,356         22.7%

 2006               7.6        79,942         33.6%       $960,201         30.3%

 2007              13.6       109,931         46.2%     $1,389,950         43.9%

 2008              36.6       196,186         82.5%     $2,547,937         80.5%

 2009               7.0       210,243         88.4%     $2,767,958         87.5%

 2010               2.5       216,705         91.2%     $2,848,426         90.0%

 2011               0.0       216,705         91.2%     $2,848,426         90.0%

 2012               7.7       234,205         98.5%     $3,090,399         97.7%

 2013               0.0       234,205         98.5%     $3,090,399         97.7%

 2014               0.0       234,205         98.5%     $3,090,399         97.7%

 AFTER              2.3       237,701        100.0%     $3,164,514        100.0%

------------------------------------------------------------------------------------

 TOTAL            100.0%

                                     A-3-56

                           CHAMPAIGN OFFICE & RETAIL

[CHAMPAIGN OFFICE & RETAIL MAP OMITTED]

[CHAMPAIGN OFFICE & RETAIL MAP OMITTED]

                                     A-3-57

                           CHAMPAIGN OFFICE & RETAIL

[CHAMPAIGN OFFICE & RETAIL GRAPHIC OMITTED]

                                     A-3-58

                       MOORINGS AT MESA COVE APARTMENTS

[MOORINGS AT MESA COVE APARTMENTS PHOTO OMITTED]

[MOORINGS AT MESA COVE APARTMENTS PHOTO OMITTED]

                                     A-3-59

                       MOORINGS AT MESA COVE APARTMENTS

                       MORTGAGE LOAN INFORMATION
------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:         $22,500,000

 CUT-OFF DATE PRINCIPAL BALANCE:     $22,500,000

 % OF POOL BY IPB:                   1.5%

 LOAN SELLER:                        JPMorgan Chase Bank, N.A.

 BORROWER:                           IMT Moorings LLC

 SPONSOR:                            Bryan Scher, John M. Tesoriero,
                                     Cory Thabit

 ORIGINATION DATE:                   11/10/04

 INTEREST RATE:                      5.1070%

 INTEREST ONLY PERIOD:               24 Months

 MATURITY DATE:                      12/01/11

 AMORTIZATION TYPE:                  IO-Balloon

 ORIGINAL AMORTIZATION:              360 Months

 REMAINING AMORTIZATION:             360 Months

 CALL PROTECTION:                    L(24),Def(56),O(4)

 CROSS-COLLATERALIZATION:            No

 LOCK BOX:                           No

 ADDITIONAL DEBT:                    $1,400,000

 ADDITIONAL DEBT TYPE:               B-Note

 LOAN PURPOSE:                       Refinance

                 ESCROWS
------------------------------------------

 ESCROWS/RESERVES:    INITIAL    MONTHLY

                      -----      -----

 TAXES:               $ 30,368   $ 15,184

 INSURANCE:           $      0   $      0

 CAPEX:               $      0   $  7,644

 REQUIRED REPAIRS:    $ 79,875   $      0

                 PROPERTY INFORMATION
-------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:      Single Asset

 TITLE:                       Fee

 PROPERTY TYPE:               Multifamily -- Garden

 UNITS:                       406

 LOCATION:                    Mesa, AZ

 YEAR BUILT/RENOVATED:        1985

 OCCUPANCY:                   93.1%

 OCCUPANCY DATE:              09/30/04

 HISTORICAL NOI:

     2002:                    $1,622,297

     2003:                    $1,739,685

     TTM AS OF 7/31/2004:     $1,875,170

 UW REVENUES:                 $3,234,137

 UW EXPENSES:                 $1,358,469

 UW NOI:                      $1,875,668

 UW NET CASH FLOW:            $1,783,944

 APPRAISED VALUE:             $28,800,000

 APPRAISAL DATE:                 10/04/04

              FINANCIAL INFORMATION
--------------------------------------------------

 CUT-OFF DATE LOAN/UNIT:     $55,419

 CUT-OFF DATE LTV:             78.1%

 MATURITY DATE LTV:            72.2%

 UW DSCR1:                     1.22x

                                             MULTIFAMILY INFORMATION
                                                                                          AVERAGE         AVERAGE
                                     AVERAGE UNIT        APPROXIMATE         % OF        MONTHLY         MONTHLY
 UNIT MIX          NO. OF UNITS      SQUARE FEET      NET RENTABLE SF     TOTAL SF     ASKING RENT     MARKET RENT
--------------   ---------------   ---------------   -----------------   ----------   -------------   ------------

 TWO BEDROOM     406               1,163             472,178                100.0%         $750           $750

(1) UW DSCR is representative of current rents and debt service following the initial IO period.

                                     A-3-60

                       MOORINGS AT MESA COVE APARTMENTS

THE LOAN. The Moorings at Mesa Cove Apartments loan is secured by a first mortgage interest in a 406-unit garden style apartment
complex located in Mesa, Arizona.

THE BORROWER. The borrower is IMT Moorings LLC, a special purpose entity
Delaware limited liability company, which consists of Thabit Family Trust,
Tesoriero Family Trust, Scher Family Trust, and other investors as the managing member (10% ownership). The non-managing member is also comprised of Thabit
Family Trust, Tesoriero Family Trust, and Scher Family Trust (90% ownership).

Cory Thabit, John Tesoriero, and Bryan Scher are the principals of Investors
Management Trust Real Estate Group, Inc., an affiliate of IMT Holdings LLC.
Investors Management Trust Real Estate Group, Inc. (IMT), an apartment investment and management company, will be the property manager for the subject property.

THE PROPERTY. Moorings at Mesa Cove Apartments is a 406 two-bedroom unit garden apartment complex situated on a 28.8 acre parcel of land located in Mesa,
Arizona. The condo-style apartment complex was built in 1985 and its units are contained in 51, two-story buildings. Each unit in Moorings at Mesa Cove
Apartments includes vaulted ceilings, a private balcony, a wood-burning fireplace, a large walk-in pantry, a wet bar, full-size washer/dryer hookups, and reserved covered parking. Amenities include a fitness center, four swimming pools, jacuzzi spas, and a sport court.

Access to the subject is provided by one curb cut on the east side of Mesa
Drive, a major north/south arterial street with two lanes of traffic in each direction. Moorings at Mesa Cove Apartments also has excellent access to the greater Phoenix market via the newly completed 202 Freeway located to the immediate north of the property, which provides direct access to downtown
Phoenix, Skyharbor International Airport, and other major employment areas in the Phoenix metropolitan area. The subject is also close in proximity to Mesa
Lutheran Hospital, Mesa Country Club, Arizona State University, Mesa Community
College, entertainment venues, and numerous retailers. It will also benefit from improved accessibility with the incoming billion-dollar light rail system slated to break ground in the near future. The system will cover Phoenix,
Tempe, and Mesa.

As of September 30, 2004, Moorings at Mesa Cove Apartments is 93.1% occupied.
The subject's units range in size from 1,107 square feet to 1,219 square feet, with an average size of 1,163 square feet. Its rents range from $735 per unit to $770 per unit, with an average asking rent of $750 per unit.

THE MARKET(1).  Moorings at Mesa Cove Apartments is located on North Mesa Drive in the northwestern region of Mesa, Arizona. It is located approximately 11 miles east of the central business district of Phoenix. While Mesa is the third largest city in Arizona, the economic base of the community is closely integrated with the rest of the Phoenix metropolitan area. Moorings at Mesa
Cove Apartments is in the Phoenix-Mesa market and is within the northwestern
Mesa submarket. In 2003, population within a 3-mile radius of the subject was
143,140, with an average household income of $53,380.

The subject's immediate submarket consists mainly of single-family homes.
Residential portions of the subject market are nearly fully developed. New single family subdivisions are limited to infill projects and overall barriers to entry are high. Multi-family developments in the area consist mainly of garden apartments built in the 1980s. Typical apartment complexes contain one and two-bedroom units in two-story buildings. Overall barriers to entry for new apartment projects are high because of a lack of vacant land in the market and the rental structure versus the cost of new construction. As of second quarter
2004, market occupancy is 90.2% and submarket occupancy is 91.0%. Total apartment units in the market are approximately 222,471, with approximately
10,145 in the submarket.

Occupancy rates for the subject's comps are between 87.0% and 98.0%, with an average occupancy of 93.1%. Rents for the comps range
from $526 per unit to $806 per unit, with an average rent of $658 per unit.

PROPERTY MANAGEMENT. The property will continue to be managed by Investors
Management Trust Real Estate Group, Inc., which has managed the property since
2001. IMT was established in 1992 to focus on multifamily property ownership and management and is headquartered in Los Angeles, California. IMT presently owns and operates over 15,000 apartment units in Texas, Arizona, Florida, and
California.

(1) Certain information was obtained from the Moorings at Mesa Cove Apartments appraisal dated October 4, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-61

                       MOORINGS AT MESA COVE APARTMENTS

[MOORINGS AT MESA COVE APARTMENTS MAP OMITTED]

                                     A-3-62

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

LOAN NO.  ORIGINATOR  PROPERTY NAME                           STREET ADDRESS                            CITY                 STATE
--------  ----------  -------------                           --------------                            ----                 -----

   19        NCCI     College Suites Stadium                  112 Silo Court                            Columbia               SC
   20        NCCI     Lakeshore Club Apartments               6900 Concord Drive                        Tampa                  FL
   22        JPMCB    Moorings at Mesa Cove Apartments        1233 North Mesa Drive                     Mesa                   AZ
   24         PNC     Indian Hollow Apartments                12701 West Avenue                         San Antonio            TX
   25        NCCI     Jefferson at La Valencia Apartments     10106 Technology Boulevard West           Dallas                 TX
   27        JPMCB    Del Coronado Apartments                 843 South Longmore Street                 Mesa                   AZ
   29        JPMCB    Woodcliff Community Townhomes           26185 Jewett Place                        Calcium                NY
   33         PNC     Valencia Apartments                     555 Ramona Drive                          San Luis Obispo        CA
   34        JPMCB    Rancho Murietta Apartments              1717 South Dorsey Lane                    Tempe                  AZ
   37        JPMCB    Crystal Lake Club MHP                   533 East Crystal Lake Drive               Avon Park              FL
   38        NCCI     Village Green Apartments                2000 Village Bluff Place                  Raleigh                NC
   39        JPMCB    California Village Apartments           2845 Valley Boulevard                     West Covina            CA
   47        NCCI     College Court Apartments                5610 Graduate Circle                      Tampa                  FL
   49         PNC     Pinecrest Townhomes                     15301 West 128th Street                   Olathe                 KS
   51        NCCI     Southwood Manor                         9499 Brayton Drive                        Anchorage              AK
   52        NCCI     Penland MHP                             801 Airport Heights Drive                 Anchorage              AK
   53         PNC     Villas at Bailey Ranch                  8751 North 97th East Avenue               Owasso                 OK
   56         PNC     The Grove Apartments                    2320 South Conway Road                    Orlando                FL
   65        NCCI     Stonybrook Apartments                   1555 Martin Luther King Jr. Boulevard     Riviera Beach          FL
   66        JPMCB    Bren Mar Apartments                     6374 Beryl Road                           Alexandria             VA
   70        NCCI     B&M - Grande Pointe                     133 Lake Front Drive                      Daphne                 AL
   73        JPMCB    Wildwood Village Apartments             1500 South Jupiter Road                   Allen                  TX
   79        JPMCB    Heritage Village Apartments             101 Brookside Drive                       Dover                  OH
   85        NCCI     Sandalwood MHP                          507 South Euclid Street                   Santa Ana              CA
   93        NCCI     Chivas Square Apartments                1900 Carl Road                            Irving                 TX
   97        NCCI     Clayborne Court                         4651 Clayborne Drive                      Kalamazoo              MI
   105       JPMCB    Princeton Club Apartments               3700 McCann Road                          Longview               TX
   107        PNC     The Trails Apartments                   3301 West Normandale Street               Fort Worth             TX
   108       NCCI     Skyline Apartments                      201 Skyline Circle                        Grand Prairie          TX
   116       NCCI     Valencia Estates                        547 Drage Drive                           Apopka                 FL
   117       JPMCB    Highland Park Apartment Portfolio       Various                                   Dallas                 TX
  117.1      JPMCB    Image Gardens Apartments                4708 Abbott Avenue                        Dallas                 TX
  117.2      JPMCB    Image Arms Apartments                   3909 Bowser Drive                         Dallas                 TX
  117.3      JPMCB    The Avon Building Apartments            3812 Lemmon Avenue                        Dallas                 TX
  117.4      JPMCB    Westside Court Apartments               5000 Holland Ave                          Dallas                 TX
   120        PNC     Kensington Court Apartments             910-988 Oakwood Avenue                    State College          PA
   130       NCCI     Savannah Pines                          1518 Old Dean Forest Road                 Garden City            GA
   131       NCCI     Apple Village MHP                       301 West Dennis Street                    Edmond                 OK
   133       NCCI     Holly House Apartments                  69 Main Street North                      Woodbury               CT
   135       JPMCB    Kittyhawk Apartments                    6931 Kittyhawk Avenue                     Los Angeles            CA
   136       JPMCB    City Street Apartments                  1418 Texas Avenue                         Lubbock                TX
   137       JPMCB    Country Club Estates                    202 Boston Post Road                      North Windham          CT
   142       NCCI     Regency Apartments                      1100 West College Street                  Griffin                GA
   144       NCCI     Amarillo Ranch                          1414 Sunrise Drive                        Amarillo               TX
   147        PNC     Villa Gardens Apartments                2908 North Glenhaven Drive                Oklahoma City          OK
   149       NCCI     Ennis MHP                               2700 North Interstate Highway 45          Ennis                  TX

                                           NUMBER OF   PROPERTY                  PROPERTY                      CURRENT
LOAN NO.   ZIP CODE     COUNTY            PROPERTIES   TYPE                      SUBTYPE                      BALANCE ($)
--------   --------     ------            ----------   ----                      -------                      -----------

   19        29201      Richland               1       Multifamily               Garden                       28,000,000.00
   20        33614      Hillsborough           1       Multifamily               Garden                       28,000,000.00
   22        85201      Maricopa               1       Multifamily               Garden                       22,500,000.00
   24        78216      Bexar                  1       Multifamily               Garden                       21,975,000.00
   25        75220      Dallas                 1       Multifamily               Garden                       21,831,000.00
   27        85202      Maricopa               1       Multifamily               Garden                       20,600,000.00
   29        13616      Jefferson              1       Multifamily               Garden                       20,000,000.00
   33        93405      San Luis Obispo        1       Multifamily               Garden                       15,800,000.00
   34        85281      Maricopa               1       Multifamily               Garden                       15,650,000.00
   37        33825      Highlands              1       Manufactured Housing      Manufactured Housing         15,300,000.00
   38        27603      Wake                   1       Multifamily               Garden                       15,066,852.84
   39        91792      Los Angeles            1       Multifamily               Garden                       15,000,000.00
   47        33617      Hillsborough           1       Multifamily               Garden                       11,775,659.83
   49        66062      Johnson                1       Multifamily               Garden                       11,400,000.00
   51        99507      Anchorage              1       Manufactured Housing      Manufactured Housing         10,985,000.00
   52        99508      Anchorage              1       Manufactured Housing      Manufactured Housing         10,820,000.00
   53        74055      Tulsa                  1       Multifamily               Garden                       10,500,000.00
   56        32812      Orange                 1       Multifamily               Garden                       10,387,801.36
   65        33404      Palm Beach             1       Multifamily               Garden                        7,991,144.25
   66        22312      Fairfax                1       Multifamily               Garden                        7,500,000.00
   70        36526      Baldwin                1       Multifamily               Garden                        7,125,000.00
   73        75002      Collin                 1       Multifamily               Garden                        6,600,000.00
   79        44622      Tuscarawas             1       Multifamily               Garden                        5,950,000.00
   85        92704      Orange                 1       Manufactured Housing      Manufactured Housing          5,137,449.19
   93        75061      Dallas                 1       Multifamily               Garden                        4,495,189.21
   97        49009      Kalamazoo              1       Multifamily               Garden                        4,031,666.59
   105       75605      Gregg                  1       Multifamily               Garden                        3,900,000.00
   107       76116      Tarrant                1       Multifamily               Garden                        3,790,743.55
   108       75051      Dallas                 1       Multifamily               Garden                        3,633,345.24
   116       32703      Orange                 1       Manufactured Housing      Manufactured Housing          3,060,000.00
   117      Various     Dallas                 4       Multifamily               Garden                        3,000,000.00
  117.1      75205      Dallas                 1       Multifamily               Garden                        1,006,250.00
  117.2      75219      Dallas                 1       Multifamily               Garden                          762,500.00
  117.3      75219      Dallas                 1       Multifamily               Garden                          718,750.00
  117.4      75209      Dallas                 1       Multifamily               Garden                          512,500.00
   120       16801      Centre                 1       Multifamily               Garden                        2,975,000.00
   130       31408      Chatham                1       Manufactured Housing      Manufactured Housing          2,227,512.86
   131       73003      Oklahoma               1       Manufactured Housing      Manufactured Housing          2,217,606.43
   133       06798      Litchfield             1       Multifamily               Garden                        2,117,884.64
   135       90045      Los Angeles            1       Multifamily               Garden                        2,050,000.00
   136       79401      Lubbock                1       Multifamily               Garden                        2,020,000.00
   137       06256      Windham                1       Manufactured Housing      Manufactured Housing          2,000,000.00
   142       30224      Spalding               1       Multifamily               Garden                        1,794,529.23
   144       79104      Potter                 1       Manufactured Housing      Manufactured Housing          1,746,871.20
   147       73110      Oklahoma               1       Multifamily               Garden                        1,600,000.00
   149       75119      Ellis                  1       Manufactured Housing      Manufactured Housing            973,991.66

                                       B-1

                                              PAD                   STUDIO                 ONE BEDROOM              TWO BEDROOM
                                      ------------------    ----------------------    ----------------------  ----------------------
            LOAN                      NO. OF     AVERAGE     NO. OF        AVERAGE    NO. OF       AVERAGE    NO. OF       AVERAGE
LOAN NO.    GROUP    TOTAL SF/UNITS     PADS    PAD RENT    STUDIOS    STUDIO RENT    1-BR UNITS   1-BR RENT  2-BR UNITS   2-BR RENT
--------    -----    --------------     ----    --------    -------    -----------    ----------   ---------  ----------   ---------

   19         1                 264        0           0          0              0         0           0           0             0
   20         2                 650        0           0          0              0       234         566         406           763
   22         1                 406        0           0          0              0         0           0         406           750
   24         1                 336        0           0          0              0       144         684         168           925
   25         1                 384        0           0          0              0       192         835         174         1,096
   27         1                 419        0           0          0              0       161         569         258           704
   29         2                 300        0           0          0              0         0           0         164           700
   33         2                 480        0           0          0              0         0           0           0             0
   34         1                 292        0           0          0              0       128         669         144           840
   37         2                 600      600         301          0              0         0           0           0             0
   38         2                 156        0           0          0              0         0           0          36         1,110
   39         1                 192        0           0          0              0       109         899          71         1,159
   47         1                  92        0           0          0              0         0           0           0             0
   49         1                 144        0           0          0              0         0           0          72           959
   51         1                 417      417         375          0              0         0           0           0             0
   52         1                 389      389         365          0              0         0           0           0             0
   53         2                 252        0           0          0              0       126         541         126           653
   56         2                 232        0           0         40            484       116         535          66           682
   65         2                 216        0           0          0              0         0           0         108           620
   66         2                 134        0           0          0              0        67         955          65         1,118
   70         1                 180        0           0          0              0        96         509          84           632
   73         2                 202        0           0          0              0        48         680         154           768
   79         2                 150        0           0          0              0        11         465         139           609
   85         2                 183      183         849          0              0         0           0           0             0
   93         2                 200        0           0          0              0        56         505          96           609
   97         2                 140        0           0         34            395        96         495          10           595
   105        1                 160        0           0          0              0       112         445          48           610
   107        2                 152        0           0          0              0        96         389          56           507
   108        2                 148        0           0          0              0        38         525         101           625
   116        1                 120      120         339          0              0         0           0           0             0
   117        2                  98        0           0         24              0        64           0           0             0
  117.1       2                  26        0           0          0              0        16         750           0             0
  117.2       2                  28        0           0          6            500        22         600           0             0
  117.3       2                  26        0           0         14            521        12         650           0             0
  117.4       2                  18        0           0          4            500        14         671           0             0
   120        1                  40        0           0          0              0         0           0          40           961
   130        1                 285      285         175          0              0         0           0           0             0
   131        2                 212      212         195          0              0         0           0           0             0
   133        2                  32        0           0          1            450        15         892          16         1,044
   135        1                  14        0           0          0              0         0           0          14         1,736
   136        1                  30        0           0          0              0        23         943           6         1,300
   137        2                  97       97         315          0              0         0           0           0             0
   142        2                  80        0           0          0              0        16         433          48           507
   144        2                 187      187         446          0              0         0           0           0             0
   147        2                  96        0           0          0              0        64         383          32           446
   149        2                  93       93         210          0              0         0           0           0             0

                THREE BEDROOM                FOUR BEDROOM
          --------------------------   ------------------------
              NO. OF        AVERAGE        NO. OF       AVERAGE             UTILITIES             ELEVATOR
LOAN NO.  3-BR UNITS      3-BR RENT    4-BR UNITS     4-BR RENT            TENANT PAYS            PRESENT     LOAN NO.
--------  ----------      ---------    ----------     ---------            -----------            -------     --------

   19            132         1,285           132         1,651                None                  No          19
   20             10           950             0             0           Electric, Gas              No          20
   22              0             0             0             0       Electric, Water, Sewer         No          22
   24             24         1,199             0             0          Electric, Water             No          24
   25             18         1,564             0             0       Electric, Water, Sewer         No          25
   27              0             0             0             0       Electric, Water, Sewer         No          27
   29             96           875            40           950    Electric, Gas, Water, Sewer       No          29
   33            480           526             0             0        Electric, Gas, Water          No          33
   34             20         1,213             0             0       Electric, Water, Sewer         No          34
   37              0             0             0             0       Electric, Water, Sewer        NAP          37
   38             84         1,545            36         1,860                None                  No          38
   39             12         1,411             0             0    Electric, Gas, Water, Sewer       No          39
   47             12          1575            80          1940                None                 Yes          47
   49             72         1,090             0             0                None                  No          49
   51              0             0             0             0           Electric, Gas             NAP          51
   52              0             0             0             0           Electric, Gas             NAP          52
   53              0             0             0             0              Electric                No          53
   56             10           778             0             0              Electric                No          56
   65            108           750             0             0           Electric, Gas              No          65
   66              3         1,300             0             0              Electric                No          66
   70              0             0             0             0           Electric, Gas              No          70
   73              0             0             0             0           Electric, Gas              No          73
   79              0             0             0             0    Electric, Gas, Water, Sewer       No          79
   85              0             0             0             0    Electric, Gas, Water, Sewer      NAP          85
   93             48           755             0             0    Electric, Gas, Water, Sewer       No          93
   97              0             0             0             0              Electric                No          97
   105             0             0             0             0           Electric, Gas              No         105
   107             0             0             0             0              Electric                No         107
   108             9           750             0             0    Electric, Gas, Water, Sewer       No         108
   116             0             0             0             0              Electric               NAP         116
   117            10             0             0             0              Various                 No         117
  117.1           10         1,200             0             0                None                  No        117.1
  117.2            0             0             0             0                None                  No        117.2
  117.3            0             0             0             0                None                  No        117.3
  117.4            0             0             0             0           Electric, Gas              No        117.4
   120             0             0             0             0              Electric                No         120
   130             0             0             0             0        Electric, Gas, Water         NAP         130
   131             0             0             0             0    Electric, Gas, Sewer, Water      NAP         131
   133             0             0             0             0              Electric                No         133
   135             0             0             0             0    Electric, Gas, Water, Sewer      Yes         135
   136             1         1,500             0             0    Electric, Gas, Water, Sewer       No         136
   137             0             0             0             0                None                 NAP         137
   142            16           562             0             0           Electric, Gas              No         142
   144             0             0             0             0        Electric, Gas, Water         NAP         144
   147             0             0             0             0                None                  No         147
   149             0             0             0             0    Electric, Gas, Water, Sewer      NAP         149

                                       B-2

                                                                         ANNEX C

           CHAMPAIGN OFFICE & RETAIL AMORTIZATION SCHEDULE

                                                                   TOTAL
DATE                 INTEREST ($)         PRINCIPAL ($)          PAYMENT ($)
----                 ------------         -------------          -----------
10/11/2004                                                                -
11/11/2004            120,452.22                   -             120,452.22
12/11/2004            116,566.67                   -             116,566.67
 1/11/2005            120,452.22                   -             120,452.22
 2/11/2005            120,452.22                   -             120,452.22
 3/11/2005            108,795.56                   -             108,795.56
 4/11/2005            120,452.22                   -             120,452.22
 5/11/2005            116,566.67                   -             116,566.67
 6/11/2005            120,452.22                   -             120,452.22
 7/11/2005            116,566.67                   -             116,566.67
 8/11/2005            120,452.22                   -             120,452.22
 9/11/2005            120,452.22                   -             120,452.22
10/11/2005            116,566.67                   -             116,566.67
11/11/2005            120,452.22                   -             120,452.22
12/11/2005            116,566.67                   -             116,566.67
 1/11/2006            120,452.22                   -             120,452.22
 2/11/2006            120,452.22                   -             120,452.22
 3/11/2006            108,795.56                   -             108,795.56
 4/11/2006            120,452.22                   -             120,452.22
 5/11/2006            116,566.67                   -             116,566.67
 6/11/2006            120,452.22                   -             120,452.22
 7/11/2006            116,566.67                   -             116,566.67
 8/11/2006            120,452.22                   -             120,452.22
 9/11/2006            120,452.22                   -             120,452.22
10/11/2006            116,566.67                   -             116,566.67
11/11/2006            120,452.22             23,051.59           143,503.81
12/11/2006            116,463.32             27,307.41           143,770.73
 1/11/2007            120,218.92             23,300.51           143,519.43
 2/11/2007            120,110.97             23,415.68           143,526.65
 3/11/2007            108,389.35             35,921.65           144,311.00
 4/11/2007            119,836.08             23,708.97           143,545.04
 5/11/2007            115,864.10             27,946.72           143,810.83
 6/11/2007            119,596.77             23,964.29           143,561.06
 7/11/2007            115,631.37             28,195.03           143,826.40
 8/11/2007            119,355.13             24,222.10           143,577.23
 9/11/2007            119,242.91             24,341.83           143,584.74
10/11/2007            115,287.23             28,562.20           143,849.43
11/11/2007            118,997.82             24,603.32           143,601.14
12/11/2007            115,048.87             28,816.50           143,865.38
 1/11/2008            118,750.34             24,867.36           143,617.70
 2/11/2008            118,635.13             24,990.27           143,625.40
 3/11/2008            110,872.95             33,271.86           144,144.81
 4/11/2008            118,365.21             25,278.25           143,643.47
 5/11/2008            114,433.65             29,472.89           143,906.54
 6/11/2008            118,111.56             25,548.87           143,660.44
 7/11/2008            114,186.97             29,736.08           143,923.05
 8/11/2008            117,855.44             25,822.14           143,677.58
 9/11/2008            117,735.81             25,949.77           143,685.58
10/11/2008            113,821.54             30,125.96           143,947.50
11/11/2008            117,476.03             26,226.94           143,702.97

                                      C-1

                                                                         ANNEX C

           CHAMPAIGN OFFICE & RETAIL AMORTIZATION SCHEDULE

                                                                   TOTAL
DATE                 INTEREST ($)         PRINCIPAL ($)          PAYMENT ($)
----                 ------------         -------------          -----------
12/11/2008            113,568.89             30,395.52           143,964.41
 1/11/2009            117,213.71             26,506.81           143,720.52
 2/11/2009            117,090.91             26,637.83           143,728.74
 3/11/2009            105,648.07             38,846.36           144,494.43
 4/11/2009            116,787.53             26,961.50           143,749.04
 5/11/2009            112,899.32             31,109.90           144,009.21
 6/11/2009            116,518.50             27,248.54           143,767.04
 7/11/2009            112,637.68             31,389.04           144,026.72
 8/11/2009            116,246.85             27,538.37           143,785.22
 9/11/2009            116,119.27             27,674.48           143,793.75
10/11/2009            112,249.41             31,803.29           144,052.70
11/11/2009            115,843.72             27,968.47           143,812.19
12/11/2009            111,981.43             32,089.20           144,070.63
 1/11/2010            115,565.49             28,265.32           143,830.81
 2/11/2010            115,434.54             28,405.03           143,839.57
 3/11/2010            104,144.60             40,450.43           144,595.03
 4/11/2010            115,115.55             28,745.37           143,860.92
 5/11/2010            111,273.27             32,844.75           144,118.02
 6/11/2010            114,830.21             29,049.79           143,880.01
 7/11/2010            110,995.77             33,140.81           144,136.59
 8/11/2010            114,542.10             29,357.19           143,899.29
 9/11/2010            114,406.09             29,502.29           143,908.39
10/11/2010            110,583.31             33,580.88           144,164.19
11/11/2010            114,113.84             29,814.10           143,927.94
12/11/2010            110,299.09             33,884.12           144,183.21
 1/11/2011            113,818.74             30,128.95           143,947.69
 2/11/2011            113,679.16             30,277.87           143,957.03
 3/11/2011            102,551.26             42,150.39           144,701.65
 4/11/2011            113,343.62             30,635.86           143,979.48
 5/11/2011            109,550.02             34,683.31           144,233.33
 6/11/2011            113,041.01             30,958.72           143,999.73
 7/11/2011            109,255.73             34,997.29           144,253.02
 8/11/2011            112,735.45             31,284.73           144,020.18
 9/11/2011            112,590.52             31,439.36           144,029.88
10/11/2011            108,817.61             35,464.73           144,282.34

                                      C-2

                                                                         ANNEX D
DECEMBER 16, 2004                                                  JPMCC 2004-C3

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                           --------------------------
                                 $1,206,898,000
                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3

                           --------------------------

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                          NOMURA CREDIT & CAPITAL, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                              Mortgage Loan Sellers

JPMORGAN                                                           [NOMURA LOGO]

DEUTSCHE BANK SECURITIES                               PNC CAPITAL MARKETS, INC.

The analysis in this report is based on information provided by JPMorgan Chase
Bank, National Association, Nomura Credit & Capital, Inc., and PNC Bank,
National Association (the "Sellers"). J.P. Morgan Securities Inc., Nomura
Securities International, Inc., Deutsche Bank Securities Inc. and PNC Capital
Markets, Inc. (the "Underwriters") make no representation or warranty as to the accuracy or completeness of such information. The information contained herein is qualified in its entirety by the information in the prospectus and prospectus supplement for this transaction. The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus and prospectus supplement relating to the securities and any other information subsequently filed with the Securities and
Exchange Commission. These materials are subject to change, completion or amendment from time to time without notice and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation for the purchase or sale of any financial instrument. These materials have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities described herein. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus and prospectus supplement relating to the securities. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses
(the "Computational Materials") which have been prepared in reliance upon information furnished by the issuer and the Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials'
accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These
Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational
Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the
Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational
Materials. The principal amount and designation of any security described in the
Computational Materials are subject to change prior to issuance. Neither the
Underwriters nor any of their affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C3

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------

CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                         Nomura Securities International, Inc.

CO-MANAGERS:             Deutsche Bank Securities Inc.
                         PNC Capital Markets, Inc.

MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, National Association (40.6%)
                         Nomura Credit & Capital, Inc. (41.7%)
                         PNC Bank, National Association (17.7%)

MASTER SERVICER:         Midland Loan Services, Inc.

SPECIAL SERVICER:        J.E. Robert Company, Inc.

TRUSTEE:                 Wells Fargo Bank, N.A.

PAYING AGENT:            JPMorgan Chase Bank, National Association

RATING AGENCIES:         Moody's/Fitch

PRICING DATE:            On or about December 16, 2004

CLOSING DATE:            On or about December 29, 2004

CUT-OFF DATE:            With respect to each mortgage loan, the related due
                         date of that mortgage loan in December 2004 or, with
                         respect to those mortgage loans that have their first
                         payment dates in January 2005, December 1, 2004, or,
                         with respect to those mortgage loans that have their
                         first payment date in February 2005, the origination
                         date.

DISTRIBUTION DATE:       15th of each month, or if the 15th day is not a
                         business day, on the next succeeding business day,
                         beginning in January 2005

PAYMENT DELAY:           14 days

TAX STATUS:              REMIC

ERISA CONSIDERATION:     Class A-1, A-2, A-3, A-4, A-5, A-J, B, C, D, E and X-2

OPTIONAL TERMINATION:    1.0% (Clean-up Call)

MINIMUM DENOMINATIONS:   $10,000 for each Class of Certificates other than the
                         Class X-2 Certificates and $1,000,000 with respect to
                         the Class X-2 Certificates.

SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                              ALL MORTGAGE LOANS   LOAN GROUP 1    LOAN GROUP 2
--------------------------                              ------------------   ------------    ------------

INITIAL POOL BALANCE (IPB)(1):                            $1,517,410,464    $1,337,775,389   $179,635,075
NUMBER OF MORTGAGE LOANS:                                            149               125             24
NUMBER OF MORTGAGED PROPERTIES:                                      156               129             27
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:              $10,183,963       $10,702,203     $7,484,795
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                    $9,726,990       $10,370,352     $6,653,151
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                      5.3432%           5.3378%        5.3838%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR(2):                         1.49x             1.50x          1.42x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                  73.2%             73.3%          72.6%
WEIGHTED AVERAGE MATURITY DATE LTV(3,4):                            65.9%             66.3%          62.6%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(4):             108               106            121
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(5):             343               341            352
WEIGHTED AVERAGE SEASONING (MONTHS):                                   1                 0              1
10 LARGEST MORTGAGE LOANS AS % OF IPB:                              39.4%             44.2%          76.3%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                           17.7%             17.9%          16.6%
% OF MORTGAGE LOANS WITH SINGLE TENANTS:                             5.2%              5.9%           0.0%

(1)  Subject to a permitted variance of plus or minus 10%.

(2)  In the case of 2 mortgage loans (identified as Loan Nos. 111 and 131), the
     DSCR was calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback.

(3)  Excludes the fully amortizing mortgage loans.

(4)  Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

(5)  Excludes mortgage loans that are interest only for the entire term.

                                    2 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C3

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES
------------------------

----------------------------------------------------------------------------------------------------------------------
            EXPECTED RATINGS    INITIAL CLASS CERTIFICATE      CREDIT SUPPORT    EXPECTED WEIGHTED    EXPECTED PAYMENT
   CLASS    (MOODY'S/ FITCH)   BALANCE OR NOTIONAL AMOUNT(1)  (% OF BALANCE)(2) AVG. LIFE (YEARS)(3)      WINDOW(3)
----------------------------------------------------------------------------------------------------------------------

 A-1            Aaa/AAA                  $56,228,000               20.000%             2.79             01/05 - 09/09
 A-2            Aaa/AAA                 $154,670,000               20.000%             4.96             09/09 - 03/10
 A-3            Aaa/AAA                 $235,827,000               20.000%             6.77             03/10 - 11/11
 A-4            Aaa/AAA                 $166,135,000               20.000%             7.49             11/11 - 06/14
 A-5            Aaa/AAA                 $421,433,000               20.000%             9.92             06/14 - 12/14
 A-J            Aaa/AAA                  $87,251,000               14.250%             9.96             12/14 - 12/14
 X-2            Aaa/AAA               $1,475,976,000                 N/A               N/A                   N/A
 B               Aa2/AA                  $43,626,000               11.375%             9.96             12/14 - 12/14
 C              Aa3/AA-                  $13,277,000               10.500%             9.96             12/14 - 12/14
 D               A1/A+                   $13,277,000                9.625%             9.96             12/14 - 12/14
 E                A2/A                   $15,174,000                8.625%            10.00             12/14 - 01/15
----------------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES
-------------------------

------------------------------------------------------------------------------------------------------------------------
            EXPECTED RATINGS     INITIAL CLASS CERTIFICATE    CREDIT SUPPORT     EXPECTED WEIGHTED      EXPECTED PAYMENT
   CLASS    (MOODY'S/ FITCH)   BALANCE OR NOTIONAL AMOUNT(1) (% OF BALANCE)(2)  AVG. LIFE (YEARS)(3)        WINDOW(3)
------------------------------------------------------------------------------------------------------------------------

 X-1            Aaa/AAA               $1,517,410,464                N/A                 N/A                    N/A
 A-1A           Aaa/AAA                 $179,635,000              20.000%               N/A                    N/A
 F               A3/A-                   $15,174,000               7.625%               N/A                    N/A
 G             Baa1/BBB+                 $18,968,000               6.375%               N/A                    N/A
 H              Baa2/BBB                 $15,174,000               5.375%               N/A                    N/A
 J             Baa3/BBB-                 $20,865,000               4.000%               N/A                    N/A
 K              Ba1/BB+                   $7,587,000               3.500%               N/A                    N/A
 L               Ba2/BB                   $5,690,000               3.125%               N/A                    N/A
 M              Ba3/BB-                   $9,484,000               2.500%               N/A                    N/A
 N               B1/B+                    $3,793,000               2.250%               N/A                    N/A
 P                B2/B                    $5,691,000               1.875%               N/A                    N/A
 Q               B3/B-                    $5,690,000               1.500%               N/A                    N/A
 NR              NR/NR                   $22,761,464                N/A                 N/A                    N/A
------------------------------------------------------------------------------------------------------------------------

(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-5 and Class A-1A certificates are represented in the aggregate.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations-Weighted Average Life" in the prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                     3 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C3

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    For the purposes of making distributions to the Class A-1, A-2, A-3, A-4,
     A-5 and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3, A-4 and
     A-5 Certificates will be based on amounts available relating to Loan Group
     1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o    Interest payments will be made concurrently to the Class A-1, A-2, A-3,
     A-4, A-5 and A-1A Certificates, pro rata, to the Class A-1, A-2, A-3, A-4 and A-5 Certificates, from Loan Group 1, and to the Class A-1A Certificates from Loan Group 2, Class X-1 and X-2 Certificates (from both Loan Groups)
     and then, after payment of the principal distribution amount to such
     Classes (other than the Class X-1 and X-2 Certificates) in sequential order, interest will be paid (from both Loan Groups) sequentially to the
     Class A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and NR Certificates.

o    For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the Class A-J, B, C, D, E, K, L, M, N, P, Q and NR Certificates with respect to the distribution date, then the pass-through rate for that Class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans.

o    In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates. The Class X-2 Certificates will have a pass-through rate equal to the stripped rates of each of the component classes of its notional amount as described in the Prospectus Supplement.

o    All Classes will accrue interest on a 30/360 basis.

o    Generally, the Class A-1, A-2, A-3, A-4 and A-5 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in
     Loan Group 2 until the certificate balance of the Class A-5 Certificates has been reduced to zero. However, on any distribution date on which the certificate principal balance of the Class A-J Certificates through Class
     NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect to the mortgage loans will be distributed
     (without regard to loan group) to the Class A-1, A-2, A-3, A-4, A-5 and
     A-1A Certificates, pro-rata. After the certificate balances of the Class
     A-1, A-2, A-3, A-4, A-5 and Class A-1A Certificates have been reduced to zero, principal payments will be paid sequentially to the Class A-J, B, C,
     D, E, F, G, H, J, K, L, M, N, P, Q and NR Certificates, until the certificate balance for each such Class has been reduced to zero. The Class
     X-1 and Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o    Losses will be borne by the Classes (other than the Classes X-1 and X-2
     Certificates) in reverse sequential order, from the Class NR Certificates up to the Class A-J Certificates and then pro-rata to the Class A-1, Class
     A-2, Class A-3, Class A-4, Class A-5 and Class A-1A Certificates (without regard to loan group).

o    Yield maintenance charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the Offered Certificates
     (excluding Class X-2) and the Class A-1A, F, G, H and J Certificates in the
     following manner: the holders of each Class of Offered Certificates
     (excluding Class X-2) and the Class A-1A, F, G, H and J Certificates will receive, (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3, A-4, A-5 and A-1A Certificates) on each
     Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates).

              Group Principal Paid to Class      (Pass-Through Rate on Class - Discount Rate)
YM Charge  x -------------------------------  x -----------------------------------------------
                Group Total Principal Paid          (Mortgage Rate on Loan - Discount Rate)

o    Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 Certificates.

o    The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
     P&I Advance will be reduced in proportion to such adjustment.

                                     4 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    5 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C3

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
RANGE OF PRINCIPAL             NUMBER      PRINCIPAL     % OF     WA     WA UW
BALANCES                      OF LOANS      BALANCE       IPB     LTV     DSCR
--------------------------------------------------------------------------------
$973,992 - $2,999,999             32   $   68,685,585     4.5%  67.2%    1.51x
$3,000,000 - $3,999,999           18       63,852,596     4.2   68.1%    1.50x
$4,000,000 - $4,999,999           11       48,189,320     3.2   70.7%    1.44x
$5,000,000 - $6,999,999           23      132,012,905     8.7   69.7%    1.52x
$7,000,000 - $9,999,999           15      122,656,144     8.1   68.9%    1.63x
$10,000,000 - $14,999,999         21      252,848,961    16.7   73.2%    1.46x
$15,000,000 - $24,999,999         20      373,684,953    24.6   73.9%    1.58x
$25,000,000 - $49,999,999          5      155,000,000    10.2   76.6%    1.37x
$50,000,000 - $98,980,000          4      300,480,000    19.8   77.0%    1.38x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          149   $1,517,410,464   100.0%  73.2%    1.49x
--------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:         $10,183,963
AVERAGE BALANCE PER PROPERTY:     $ 9,726,990
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
RANGE OF MORTGAGE             NUMBER    PRINCIPAL     % OF     WA       WA UW
INTEREST RATES               OF LOANS    BALANCE       IPB     LTV       DSCR
--------------------------------------------------------------------------------
 4.7000% - 4.9999%              11   $  120,208,100     7.9%  70.1%     1.78x
 5.0000% - 5.4999%              81    1,086,212,415    71.6   74.6%     1.46x
 5.5000% - 5.9999%              44      248,324,226    16.4   70.4%     1.45x
 6.0000% - 6.4999%              11       54,878,259     3.6   67.6%     1.53x
 6.5000% - 6.6500%               2        7,787,464     0.5   61.2%     1.61x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       149   $1,517,410,464   100.0%  73.2%     1.49x
--------------------------------------------------------------------------------
 WA MORTGAGE INTEREST RATE:   5.3432%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                ORIGINAL TERM TO MATURITY IN MONTHS/ARD IN MONTHS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ORIGINAL TERM TO          NUMBER     PRINCIPAL    % OF       WA       WA UW
MATURITY/ARD             OF LOANS     BALANCE      IPB       LTV       DSCR
--------------------------------------------------------------------------------
 60 - 84                     38   $  474,814,518   31.3%    74.1%     1.61x
 85 - 120                   104      997,423,497   65.7     73.4%     1.44x
 121 - 240                    7       45,172,449    3.0     61.4%     1.29x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:    149   $1,517,410,464  100.0%    73.2%     1.49x
--------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM TO MATURITY/ARD:   109
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           NUMBER OF      PRINCIPAL     % OF      WA      WA UW
 STATES                   PROPERTIES       BALANCE       IPB      LTV      DSCR
--------------------------------------------------------------------------------
NEW YORK                      19       $  300,431,000    19.8%   74.4%    1.55x
FLORIDA                       11          187,596,605    12.4    75.6%    1.41x
TEXAS                         32          178,054,463    11.7    70.7%    1.39x
CALIFORNIA                    16          138,660,978     9.1    64.4%    1.56x
  Northern California          0                    0     0.0     0.0%    0.00x
  Southern California         16          138,660,978     9.1    64.4%    1.56x
OTHER                         78          712,667,418    47.0    74.5%    1.49x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      156       $1,517,410,464   100.0%   73.2%    1.49x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           NUMBER      PRINCIPAL      % OF      WA      WA UW
UW DSCR                   OF LOANS      BALANCE        IPB      LTV      DSCR
--------------------------------------------------------------------------------
<     = 1.19X                 1    $    42,000,000     2.8%    78.9%     1.18x
1.20X - 1.29X                32        356,948,611    23.5     75.4%     1.24x
1.30X - 1.39X                30        321,396,627    21.2     74.4%     1.35x
1.40X - 1.49X                27        294,473,991    19.4     75.3%     1.45x
1.50X - 1.69X                26        205,542,679    13.5     73.3%     1.60x
1.70X - 1.99X                25        235,497,464    15.5     69.6%     1.82x
2.00X - 2.65X                 8         61,551,092     4.1     54.7%     2.38x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     149    $ 1,517.410,464   100.0%    73.2%     1.49x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
RANGE OF REMAINING TERMS    NUMBER      PRINCIPAL     % OF      WA     WA UW
TO MATURITY/ARD            OF LOANS      BALANCE       IPB      LTV     DSCR
--------------------------------------------------------------------------------
58 - 84                       38    $  474,814,518    31.3%    74.1%    1.61x
85 - 120                     104       997,423,497    65.7     73.4%    1.44x
121 - 240                      7        45,172,449     3.0     61.4%    1.29x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      149    $1,517,410,464   100.0%    73.2%    1.49x
--------------------------------------------------------------------------------
WA REMAINING TERM TO MATURITY/ARD:     108
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                   PROPERTY TYPE DISTRIBUTION
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                                                NUMBER OF      PRINCIPAL    % OF     WA      WA UW
PROPERTY TYPE         SUB PROPERTY TYPE        PROPERTIES       BALANCE      IPB     LTV      DSCR
----------------------------------------------------------------------------------------------------

RETAIL                  Anchored                   32       $  402,732,400   26.5%   73.7%    1.58x
                        Unanchored                 21           97,959,278    6.5    68.3%    1.45x
                        Shadow Anchored             8           36,267,025    2.4    69.7%    1.44x
                      Subtotal                     61       $  536,958,704   35.4%   72.5%    1.54x
----------------------------------------------------------------------------------------------------
OFFICE                  Suburban                   24       $  207,334,514   13.7%   73.7%    1.49x
                        CBD                         3          175,730,000   11.6    75.0%  1.43X
                      Subtotal                     27       $  383,064,514   25.2%   74.3%    1.46x
----------------------------------------------------------------------------------------------------
MULTIFAMILY             Garden                     35       $  339,060,817   22.3%   74.9%    1.44x
----------------------------------------------------------------------------------------------------
INDUSTRIAL              Warehouse/Distribution      6       $   62,600,000    4.1%   73.8%    1.34x
                        Flex                        5           42,178,584    2.8    75.7%    1.38x
                      Subtotal                     11       $  104,778,584    6.9%   74.6%    1.36x
----------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING    Manufactured Housing       10       $   54,468,431    3.6%   74.3%    1.40x
----------------------------------------------------------------------------------------------------
SELF STORAGE            Self Storage                8       $   35,016,950    2.3%   60.3%    1.53x
----------------------------------------------------------------------------------------------------
HOTEL                   Extended Stay               1       $   19,000,000    1.3%   70.6%    1.74x
                        Limited Service             1           14,100,000    0.9    55.1%    2.14x
                      Subtotal                      2       $   33,100,000    2.2%   64.0%    1.91x
----------------------------------------------------------------------------------------------------
MIXED USE               Office/Retail               1       $   26,000,000    1.7%   77.6%    1.36x
                        Retail/Storage              1            4,962,464    0.3    56.4%    1.77x
                      Subtotal                      2       $   30,962,464    2.0%   74.2%    1.43x
----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           156       $1,517,410,464  100.0%   73.2%    1.49x
----------------------------------------------------------------------------------------------------

                                    6 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C3

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 NUMBER     PRINCIPAL    % OF     WA      WA UW
ORIGINAL AMORTIZATION TERM      OF LOANS     BALANCE      IPB     LTV     DSCR
--------------------------------------------------------------------------------
180 - 240                           11   $   56,530,611    4.9%  57.8%    1.30x
241 - 300                           25      176,118,639   15.2   71.6%    1.49x
331 - 360                           89      922,397,114   79.9   75.0%    1.39x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            125   $1,155,046,364  100.0%  73.6%    1.40x
--------------------------------------------------------------------------------
WA ORIGINAL AMORTIZATION TERM:     343
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            NUMBER      PRINCIPAL    % OF    WA      WA UW
CUT-OFF LTV                OF LOANS      BALANCE      IPB    LTV     DSCR
--------------------------------------------------------------------------------
39.8% - 49.9%                   4   $   12,987,449    0.9%  44.2%    1.81x
50.0% - 59.9%                  21      122,673,377    8.1   55.8%    1.87x
60.0% - 64.9%                  10       69,966,966    4.6   61.2%    1.53x
65.0% - 69.9%                  14       81,637,259    5.4   68.5%    1.61x
70.0% - 74.9%                  43      369,276,594   24.3   72.5%    1.56x
75.0% - 80.0%                  57      860,868,818   56.7   77.9%    1.38x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       149   $1,517,410,464  100.0%  73.2%    1.49x
--------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:   73.2%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          NUMBER       PRINCIPAL     % OF      WA       WA UW
AMORTIZED TYPES          OF LOANS       BALANCE       IPB      LTV      DSCR
--------------------------------------------------------------------------------
PARTIAL INTEREST-ONLY       30     $  644,670,500    42.5%    76.8%     1.36x
BALLOON LOANS               87        450,603,415    29.7     70.0%     1.49x
INTEREST ONLY               11        211,884,100    14.0     72.5%     1.71x
IO-ARD                      13        150,480,000     9.9     71.5%     1.81x
FULLY AMORTIZING             6         34,712,449     2.3     57.4%     1.29x
ARD LOANS                    2         25,060,000     1.7     77.8%     1.27x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    149     $1,517,410,464   100.0%    73.2%     1.49x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           CURRENT OCCUPANCY RATES(3)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CURRENT OCCUPANCY         NUMBER OF     PRINCIPAL     % OF       WA     WA UW
RATES                    PROPERTIES      BALANCE       IPB       LTV    DSCR
--------------------------------------------------------------------------------
 53.5% - 70.0%                1      $    5,588,791     0.4%     78.7%   1.44x
 70.1% - 80.0%                6          24,517,546     1.7      58.9%   1.53x
 80.1% - 90.0%               25         241,512,277    16.3      74.8%   1.44x
 90.1% - 95.0%               27         242,572,237    16.3      74.6%   1.42x
 95.1% - 100.0%              95         970,119,613    65.4      73.2%   1.50x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:    154      $1,484,310,464   100.0%     73.5%   1.48x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
REMAINING AMORTIZATION         NUMBER     PRINCIPAL      % OF       WA     WA UW
TERM                          OF LOANS     BALANCE        IPB       LTV    DSCR
--------------------------------------------------------------------------------
180 - 240                          11   $   56,530,611     4.9%    57.8%   1.30x
241 - 300                          25      176,118,639    15.2     71.6%   1.49x
331 - 360                          89      922,397,114    79.9     75.0%   1.39x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           125   $1,155,046,364   100.0%    73.6%   1.40x
--------------------------------------------------------------------------------
WA REMAINING AMORTIZATION TERM:   343
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(2)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 NUMBER     PRINCIPAL    % OF     WA     WA UW
MATURITY/ARD LTV                OF LOANS     BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
24.2% - 29.9%                         3  $   16,725,000    1.1%  57.8%   1.31x
30.0% - 49.9%                        14      62,703,406    4.2   54.6%   1.88x
50.0% - 59.9%                        36     201,232,270   13.6   65.5%   1.63x
60.0% - 69.9%                        59     567,888,825   38.3   75.8%   1.42x
70.0% - 79.2%                        31     634,148,513   42.8   76.5%   1.48x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             143  $1,482,698,015  100.0%  73.6%   1.49x
--------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY:          65.9%
--------------------------------------------------------------------------------
MAXIMUM LTV RATIO AT MATURITY:     79.2%
MINIMUM LTV RATIO AT MATURITY:     24.2%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(4)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                        NUMBER OF     PRINCIPAL    % OF     WA       WA UW
YEAR BUILT/RENOVATED    PROPERTIES     BALANCE      IPB     LTV      DSCR
--------------------------------------------------------------------------------
1952 - 1959                  1     $    2,500,000    0.2%   41.7%     1.51x
1960 - 1969                  9         56,029,473    3.7    67.8%     1.68x
1970 - 1979                 11         77,798,755    5.1    73.3%     1.39x
1980 - 1989                 24        225,955,886   14.9    74.9%     1.50x
1990 - 1999                 32        494,803,654   32.6    74.3%     1.48x
2000 - 2004                 79        660,322,697   43.5    72.5%     1.48x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    156     $1,517,410,464  100.0%   73.2%     1.49x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              NUMBER      PRINCIPAL     % OF      WA      WA UW
PREPAYMENT PROTECTION        OF LOANS      BALANCE       IPB      LTV     DSCR
--------------------------------------------------------------------------------
DEFEASANCE                      120    $1,235,262,747    81.4%   73.9%    1.43x
YIELD MAINTENANCE                28       276,197,717    18.2    70.2%    1.73x
YIELD MAINTENANCE/DEFEASANCE      1         5,950,000     0.4    79.3%    1.56x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         149    $1,517,410,464   100.0%   73.2%    1.49x
--------------------------------------------------------------------------------

(1)  Excludes loans that are interest only for the entire term.

(2)  Excludes fully-amortizing loans.

(3)  Excludes the hotel properties.

(4)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                     7 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C3

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
RANGE OF PRINCIPAL            NUMBER      PRINCIPAL       % OF     WA     WA UW
BALANCES                     OF LOANS      BALANCE         IPB     LTV     DSCR
--------------------------------------------------------------------------------
$1,450,000 -- $3,999,999         40     $  109,663,209      8.2%  66.9%    1.52x
$4,000,000 -- $4,999,999          9         39,662,464      3.0   69.5%    1.44x
$5,000,000 -- $6,999,999         20        114,325,456      8.5   69.9%    1.53x
$7,000,000 -- $9,999,999         13        107,165,000      8.0   69.3%    1.63x
$10,000,000 -- $14,999,999       19        231,961,160     17.3   72.9%    1.48x
$15,000,000 -- $24,999,999       16        307,518,100     23.0   74.0%    1.60x
$25,000,000 -- $49,999,999        4        127,000,000      9.5   77.0%    1.41x
$50,000,000 -- $98,980,000        4        300,480,000     22.5   77.0%    1.38x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         125     $1,337,775,389    100.0%  73.3%    1.50x
--------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN:     $10,702,203
 AVERAGE BALANCE PER PROPERTY: $10,370,352
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST    NUMBER        PRINCIPAL     % OF    WA     WA UW
RATES                        OF LOANS        BALANCE       IPB    LTV     DSCR
--------------------------------------------------------------------------------
4.7000% -- 4.9999%                10    $  109,708,100     8.2%  69.7%    1.82x
5.0000% -- 5.4999%                67       940,366,332    70.3   74.7%    1.47x
5.5000% -- 5.9999%                37       228,382,105    17.1   70.9%    1.44x
6.0000% -- 6.6500%                11        59,318,852     4.4   67.1%    1.54x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          125    $1,337,775,389   100.0%  73.3%    1.50x
--------------------------------------------------------------------------------
 WA MORTGAGE INTEREST RATE:    5.3378%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ORIGINAL TERM TO          NUMBER       PRINCIPAL     % OF    WA     WA UW
MATURITY/ARD             OF LOANS       BALANCE       IPB    LTV     DSCR
--------------------------------------------------------------------------------
60 -- 84                    38     $  474,814,518    35.5%  74.1%    1.61x
85 -- 120                   81        822,925,870    61.5   73.4%    1.44x
121 -- 240                   6         40,035,000     3.0   63.0%    1.24x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    125     $1,337,775,389   100.0%  73.3%    1.50x
--------------------------------------------------------------------------------
WA ORIGINAL TERM TO MATURITY/ARD: 107
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       NUMBER OF      PRINCIPAL     % OF      WA         WA UW
STATES                 PROPERTIES      BALANCE       IPB      LTV         DSCR
--------------------------------------------------------------------------------
NEW YORK                    18     $  280,431,000    21.0%    73.9%      1.54x
TEXAS                       22        153,814,322    11.5     70.6%      1.39x
FLORIDA                      7        125,917,660     9.4     75.3%      1.47x
CALIFORNIA                  14        117,723,528     8.8     65.6%      1.58x
  Northern California        0                  0     0.0      0.0%      0.00x
  Southern California       14        117,723,528     8.8     65.6%      1.58x
MASSACHUSETTES               7         75,191,627     5.6     76.5%      1.53x
ARIZONA                      6         66,945,538     5.0     76.7%      1.49x
OTHER                       55        517,751,713    38.7     74.2%      1.49x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     129     $1,337,775,389   100.0%    73.3%      1.50x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                        NUMBER      PRINCIPAL      % OF       WA       WA UW
UW DSCR                OF LOANS      BALANCE        IPB       LTV       DSCR
--------------------------------------------------------------------------------
1.18X -- 1.29X             25    $  318,220,515     23.8%    75.7%      1.23x
1.30X -- 1.39X             29       318,396,627     23.8     74.5%      1.35x
1.40X -- 1.49X             22       269,028,510     20.1     76.2%      1.45x
1.50X -- 1.59X             10        57,924,173      4.3     72.1%      1.52x
1.60X -- 1.69X              7        78,131,000      5.8     75.5%      1.64x
1.70X -- 1.99X             25       235,497,464     17.6     69.6%      1.82x
2.00X -- 2.49X              5        39,565,000      3.0     55.2%      2.24x
2.50X -- 2.65X              2        21,012,100      1.6     53.5%      2.65x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   125    $1,337,775,389    100.0%    73.3%      1.50x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING TERMS TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
RANGE OF REMAINING TERMS   NUMBER      PRINCIPAL     % OF    WA    WA UW
TO MATURITY/ARD           OF LOANS      BALANCE       IPB    LTV    DSCR
--------------------------------------------------------------------------------
58 -- 84                     38    $  474,814,518    35.5%  74.1%   1.61x
85 -- 120                    81       822,925,870    61.5   73.4%   1.44x
121 -- 240                    6        40,035,000     3.0   63.0%   1.24x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     125    $1,337,775,389   100.0%  73.3%   1.50x
--------------------------------------------------------------------------------
WA REMAINING TERM TO MATURITY/ARD:   106
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                             PROPERTY TYPE DISTRIBUTION
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                        NUMBER OF       PRINCIPAL        % OF        WA       WA UW
PROPERTY TYPE               SUB PROPERTY TYPE          PROPERTIES       BALANCE          IPB        LTV       DSCR
---------------------------------------------------------------------------------------------------------------------

 RETAIL                     Anchored                        32      $  402,732,400       30.1%      73.7%      1.58x
                            Unanchored                      21          97,959,278        7.3       68.3%      1.45x
                            Shadow Anchored                  8          36,267,025        2.7       69.7%      1.44x
                          Subtotal                          61      $  536,958,704       40.1%      72.5%      1.54x
---------------------------------------------------------------------------------------------------------------------
 OFFICE                     Suburban                        24      $  207,334,514       15.5%      73.7%      1.49x
                            CBD                              3         175,730,000       13.1       75.0%      1.43x
                          Subtotal                          27      $  383,064,514       28.6%      74.3%      1.46x
---------------------------------------------------------------------------------------------------------------------
 MULTIFAMILY                Garden                          14      $  186,801,660       14.0%      76.3%      1.44x
---------------------------------------------------------------------------------------------------------------------
 INDUSTRIAL                 Warehouse/Distribution           6      $   62,600,000        4.7%      73.8%      1.34x
                            Flex                             5          42,178,584        3.2       75.7%      1.38x
                          Subtotal                          11      $  104,778,584        7.8%      74.6%      1.36x
---------------------------------------------------------------------------------------------------------------------
 SELF STORAGE               Self Storage                     8      $   35,016,950        2.6%      60.3%      1.53x
---------------------------------------------------------------------------------------------------------------------
 HOTEL                      Extended Stay                    1      $   19,000,000        1.4%      70.6%      1.74x
                            Limited Service                  1          14,100,000        1.1       55.1%      2.14x
                          Subtotal                           2      $   33,100,000        2.5%      64.0%      1.91x
---------------------------------------------------------------------------------------------------------------------
 MIXED USE                  Office/Retail                    1      $   26,000,000        1.9%      77.6%      1.36x
                            Retail/Storage                   1           4,962,464        0.4       56.4%      1.77x
                          Subtotal                           2      $   30,962,464        2.3%      74.2%      1.43x
---------------------------------------------------------------------------------------------------------------------
 MANUFACTURED HOUSING       Manufactured Housing             4      $   27,092,513        2.0%      78.7%      1.41x
---------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                                   129      $1,337,775,389      100.0%      73.3%      1.50x
---------------------------------------------------------------------------------------------------------------------

                                     8 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C3

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                               NUMBER     PRINCIPAL      % OF     WA     WA UW
 ORIGINAL AMORTIZATION TERM   OF LOANS     BALANCE        IPB     LTV    DSCR
--------------------------------------------------------------------------------
 180 -- 240                       10    $ 51,393,162       5.3%  58.7%   1.27x
 241 -- 300                       20     163,572,880      16.8   71.7%   1.50x
 331 -- 360                       71     760,445,247      78.0   75.3%   1.39x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         101    $975,411,289     100.0%  73.8%   1.40x
--------------------------------------------------------------------------------
 WA REMAINING TERM:              341
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              NUMBER      PRINCIPAL     % OF    WA     WA UW
CUT-OFF DATE LTV            OF LOANS      BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
39.8% -- 49.9%                    3   $    7,850,000     0.6%  41.1%   1.93x
50.0% -- 59.9%                   18      112,452,515     8.4   55.7%   1.88x
60.0% -- 64.9%                    8       51,166,966     3.8   61.4%   1.57x
65.0% -- 69.9%                   12       78,037,259     5.8   68.5%   1.61x
70.0% -- 74.9%                   35      291,195,533    21.8   72.1%   1.61x
75.0% -- 80.0%                   49      797,073,115    59.6   77.8%   1.38x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         125   $1,337,775,389   100.0%  73.3%   1.50x
--------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:     73.3%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         NUMBER       PRINCIPAL      % OF       WA       WA UW
AMORTIZED TYPES         OF LOANS       BALANCE        IPB       LTV       DSCR
--------------------------------------------------------------------------------
PARTIAL INTEREST-ONLY       25     $  577,420,500    43.2%     77.2%     1.36x
BALLOON LOANS               69        343,355,789    25.7      69.0%     1.48x
INTEREST ONLY               11        211,884,100    15.8      72.5%     1.71x
IO-ARD                      13        150,480,000    11.2      71.5%     1.81x
FULLY AMORTIZING             5         29,575,000     2.2      58.9%     1.24x
ARD LOANS                    2         25,060,000     1.9      77.8%     1.27x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    125     $1,337,775,389   100.0%     73.3%     1.50x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           CURRENT OCCUPANCY RATES(3)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          NUMBER OF       PRINCIPAL      % OF     WA     WA UW
CURRENT OCCUPANCY RATES  PROPERTIES       BALANCE        IPB     LTV     DSCR
--------------------------------------------------------------------------------
53.5% -- 75.0%                3       $   10,809,465      0.8%   72.8%   1.41x
75.1% -- 85.0%               13           79,135,421      6.1    70.1%   1.40x
85.1% -- 90.0%                9          138,928,000     10.6    74.2%   1.47x
90.1% -- 95.0%               17          178,485,805     13.7    75.2%   1.42x
95.1% -- 100.0%              85          897,316,698     68.8    73.4%   1.51x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     127       $1,304,675,389    100.0%   73.6%   1.48x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
REMAINING AMORTIZATION     NUMBER OF     PRINCIPAL     % OF       WA      WA UW
TERM                         LOANS        BALANCE       IPB       LTV      DSCR
--------------------------------------------------------------------------------
 180 -- 240                    10      $ 51,393,162      5.3%    58.7%    1.27x
 241 -- 300                    20       163,572,880     16.8     71.7%    1.50x
 331 -- 360                    71       760,445,247     78.0     75.3%    1.39x
 TOTAL/WEIGHTED AVERAGE:      101      $975,411,289    100.0%    73.8%    1.40x
--------------------------------------------------------------------------------
 WA REMAINING TERM:           341
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(2)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                  NUMBER     PRINCIPAL     % OF     WA    WA UW
 MATURITY/ARD LTV               OF LOANS      BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
 24.2% -- 29.9%                      3    $   16,725,000     1.3%  57.8%  1.31x
 30.0% -- 49.9%                     12        58,729,415     4.5   54.2%  1.90x
 50.0% -- 59.9%                     29       167,157,525    12.8   66.2%  1.66x
 60.0% -- 64.9%                     27       193,692,350    14.8   74.0%  1.50x
 65.0% -- 69.9%                     19       243,697,586    18.6   77.0%  1.36x
 70.0% -- 74.9%                     25       464,012,513    35.5   76.4%  1.46x
 75.0% -- 79.2%                      5       164,186,000    12.6   76.6%  1.53x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           120    $1,308,200,389   100.0%  73.7%  1.50x
--------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY:        66.3%
--------------------------------------------------------------------------------
 MAXIMUM LTV RATIO AT MATURITY:   79.2%
 MINIMUM LTV RATIO AT MATURITY:   24.2%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(4)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             NUMBER OF      PRINCIPAL     % OF      WA    WA UW
 YEAR BUILT/RENOVATED       PROPERTIES      BALANCE       IPB      LTV    DSCR
--------------------------------------------------------------------------------
 1952 -- 1959                    1      $    2,500,000     0.2%   41.7%   1.51x
 1960 -- 1969                    2          37,392,889     2.8    72.4%   1.74x
 1970 -- 1979                    9          66,436,962     5.0    72.5%   1.39x
 1980 -- 1989                   19         178,024,219    13.3    74.0%   1.51x
 1990 -- 1999                   29         476,136,047    35.6    74.2%   1.49x
 2000 -- 2004                   69         577,285,271    43.2    72.7%   1.49x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       129      $1,337,775,389   100.0%   73.3%   1.50x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             NUMBER      PRINCIPAL     % OF      WA      WA UW
 PREPAYMENT PROTECTION     OF LOANS      BALANCE       IPB      LTV      DSCR
--------------------------------------------------------------------------------
 DEFEASANCE                   102    $1,108,656,217    82.9%    74.0%    1.43x
 YIELD MAINTENANCE             23       229,119,172    17.1     70.0%    1.81x
 TOTAL/WEIGHTED AVERAGE:      125    $1,337,775,389   100.0%    73.3%    1.50x
--------------------------------------------------------------------------------

(1)  Excludes loans that are interest only for the entire term.

(2)  Excludes fully-amortizing loans.

(3)  Excludes the hotel properties.

(4)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                    9 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C3

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
RANGE OF PRINCIPAL              NUMBER        PRINCIPAL    % OF     WA     WA UW
BALANCES                       OF LOANS        BALANCE     IPB     LTV     DSCR
--------------------------------------------------------------------------------
$973,992 -- $2,999,999             7        $ 12,450,883    6.9%   69.6%   1.50x
$3,000,000 -- $3,999,999           3          10,424,089    5.8    72.4%   1.33x
$4,000,000 -- $4,999,999           2           8,526,856    4.7    76.0%   1.44x
$5,000,000 -- $6,999,999           3          17,687,449    9.8    68.6%   1.47x
$7,000,000 -- $9,999,999           2          15,491,144    8.6    65.8%   1.64x
$10,000,000 -- $14,999,999         2          20,887,801   11.6    76.9%   1.28x
$15,000,000 -- $28,000,000         5          94,166,853   52.4    73.7%   1.41x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           24        $179,635,075  100.0%   72.6%   1.42x
--------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:     $7,484,795
AVERAGE BALANCE PER PROPERTY: $6,653,151
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST     NUMBER      PRINCIPAL     % OF      WA      WA UW
RATES                         OF LOANS       BALANCE      IPB      LTV      DSCR
--------------------------------------------------------------------------------
4.8600% -- 4.9999%                  1    $ 10,500,000     5.8%    73.9%    1.28x
5.0000% -- 5.4999%                 14     145,846,083    81.2     73.8%    1.42x
5.5000% -- 6.1000%                  9      23,288,992    13.0     64.6%    1.54x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            24    $179,635,075   100.0%    72.6%    1.42x
--------------------------------------------------------------------------------
WA MORTGAGE INTEREST RATE:     5.3838%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ORIGINAL TERM TO                 NUMBER     PRINCIPAL      % OF     WA     WA UW
MATURITY/ARD                    OF LOANS     BALANCE       IPB      LTV    DSCR
--------------------------------------------------------------------------------
108 -- 120                          23     $174,497,626    97.1%   73.3%   1.42x
181 -- 229                           1        5,137,449     2.9    48.9%   1.63x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             24     $179,635,075   100.0%   72.6%   1.42x
--------------------------------------------------------------------------------
WA ORIGINAL TERM TO MATURITY/ARD:  122
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          NUMBER OF     PRINCIPAL     % OF       WA       WA UW
STATES                   PROPERTIES      BALANCE      IPB       LTV       DSCR
--------------------------------------------------------------------------------
FLORIDA                       4       $ 61,678,946    34.3%     76.3%     1.27x
TEXAS                        10         24,240,141    13.5      71.3%     1.41x
CALIFORNIA                    2         20,937,449    11.7      57.5%     1.48x
  Northern California         0                  0     0.0       0.0%     0.00x
  Southern California         2         20,937,449    11.7      57.5%     1.48x
NEW YORK                      1         20,000,000    11.1      80.0%     1.67x
NORTH CAROLINA                1         15,066,853     8.4      73.5%     1.62x
OKLAHOMA                      3         14,317,606     8.0      73.9%     1.33x
VIRGINIA                      1          7,500,000     4.2      56.4%     1.67x
OTHER                         5         15,894,080     8.8      76.7%     1.43x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      27       $179,635,075   100.0%     72.6%     1.42x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           NUMBER      PRINCIPAL      % OF       WA       WA UW
UW DSCR                  OF LOANS       BALANCE       IPB       LTV       DSCR
--------------------------------------------------------------------------------
1.19X -- 1.29X               8       $ 80,728,096     44.9%     76.4%     1.24x
1.30X -- 1.39X               1          3,000,000      1.7      62.5%     1.38x
1.40X -- 1.49X               5         25,445,481     14.2      65.1%     1.43x
1.50X -- 1.59X               3         12,045,189      6.7      75.1%     1.56x
1.60X -- 1.69X               6         57,442,317     32.0      71.1%     1.64x
1.70X -- 2.09X               1            973,992      0.5      57.3%     2.09x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     24       $179,635,075    100.0%     72.6%     1.42x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING TERMS TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
RANGE OF REMAINING TERMS           NUMBER     PRINCIPAL    % OF     WA     WA UW
TO MATURITY/ARD                   OF LOANS     BALANCE      IPB     LTV     DSCR
--------------------------------------------------------------------------------
101 -- 120                           23     $174,497,626    97.1%  73.3%   1.42x
181 -- 228                            1        5,137,449     2.9   48.9%   1.63x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              24     $179,635,075   100.0%  72.6%   1.42x
--------------------------------------------------------------------------------
WA REMAINING TERM TO MATURITY/ARD:  121
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                         PROPERTY TYPE DISTRIBUTION
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF      PRINCIPAL      % OF         WA        WA UW
PROPERTY TYPE              SUB PROPERTY TYPE        PROPERTIES       BALANCE        IPB         LTV        DSCR
----------------------------------------------------------------------------------------------------------------

MULTIFAMILY                Garden                       21        $152,259,157      84.8%      73.1%      1.43x
MANUFACTURED HOUSING       Manufactured Housing          6        $ 27,375,918      15.2%      69.9%      1.39x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 27        $179,635,075     100.0%      72.6%      1.42x
----------------------------------------------------------------------------------------------------------------

                                    10 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C3

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                   NUMBER      PRINCIPAL     % OF    WA    WA UW
ORIGINAL AMORTIZATION TERM       OF LOANS       BALANCE       IPB    LTV   DSCR
--------------------------------------------------------------------------------
229 -- 300                            6      $ 17,683,208     9.8%  64.0%  1.46x
331 -- 360                           18       161,951,867    90.2   73.6%  1.42x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              24      $179,635,075   100.0%  72.6%  1.42x
--------------------------------------------------------------------------------
WA ORIGINAL AMORTIZATION TERM:      352
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                               NUMBER      PRINCIPAL     % OF       WA     WA UW
CUT-OFF DATE LTV              OF LOANS      BALANCE       IPB       LTV    DSCR
--------------------------------------------------------------------------------
48.9% -- 59.9%                     4     $ 15,358,312      8.5%    54.2%   1.68x
60.0% -- 64.9%                     2       18,800,000     10.5     60.7%   1.42x
65.0% -- 69.9%                     2        3,600,000      2.0     66.7%   1.50x
70.0% -- 74.9%                     8       78,081,061     43.5     74.0%   1.38x
75.0% -- 80.0%                     8       63,795,703     35.5     79.3%   1.42x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           24     $179,635,075    100.0%    72.6%   1.42x
--------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:      72.6%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              NUMBER        PRINCIPAL     % OF     WA      WA UW
AMORTIZED TYPES              OF LOANS        BALANCE       IPB     LTV     DSCR
--------------------------------------------------------------------------------
BALLOON LOANS                   18        $107,247,626     59.7%   73.2%   1.49x
PARTIAL INTEREST-ONLY            5          67,250,000     37.4    73.6%   1.30x
FULLY AMORTIZING                 1           5,137,449      2.9    48.9%   1.63x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         24        $179,635,075    100.0%   72.6%   1.42x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             CURRENT OCCUPANCY RATES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             NUMBER OF     PRINCIPAL     % OF      WA      WA UW
CURRENT OCCUPANCY RATES     PROPERTIES      BALANCE       IPB      LTV     DSCR
73.3% -- 80.0%                   1       $  1,746,871      1.0%   59.0%    1.64x
80.1% -- 85.0%                   1         15,300,000      8.5    78.1%    1.23x
85.1% -- 90.0%                   5         25,698,856     14.3    77.9%    1.62x
90.1% -- 95.0%                  10         64,086,432     35.7    72.7%    1.44x
95.1% -- 100.0%                 10         72,802,916     40.5    69.9%    1.38x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         27       $179,635,075    100.0%   72.6%    1.42x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
REMAINING AMORTIZATION          NUMBER      PRINCIPAL     % OF      WA     WA UW
TERM                           OF LOANS      BALANCE       IPB      LTV    DSCR
--------------------------------------------------------------------------------
228 -- 300                         6      $ 17,683,208     9.8%    64.0%   1.46x
331 -- 360                        18       161,951,867    90.2     73.6%   1.42x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           24      $179,635,075   100.0%    72.6%   1.42x
--------------------------------------------------------------------------------
WA REMAINING AMORTIZATION TERM:  351
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(2)
--------------------------------------------------------------------------------
                                  NUMBER      PRINCIPAL     % OF     WA    WA UW
MATURITY/ARD LTV                 OF LOANS      BALANCE       IPB     LTV   DSCR
--------------------------------------------------------------------------------
47.9% -- 59.9%                        9     $ 38,048,737    21.8%   61.9%  1.50x
60.0% -- 64.9%                        6       46,771,071    26.8    74.0%  1.47x
65.0% -- 70.4%                        8       89,677,818    51.4    77.8%  1.35x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              23     $174,497,626   100.0%   73.3%  1.42x
--------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY:          62.6%
--------------------------------------------------------------------------------
MAXIMUM LTV RATIO AT MATURITY:     70.4%
MINIMUM LTV RATIO AT MATURITY:     47.9%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(3)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                               NUMBER OF     PRINCIPAL     % OF     WA     WA UW
YEAR BUILT/RENOVATED          PROPERTIES      BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
1960 -- 1969                       7       $ 18,636,584    10.4%   58.5%   1.57x
1970 -- 1979                       2         11,361,793     6.3    78.0%   1.35x
1980 -- 1989                       5         47,931,667    26.7    78.0%   1.43x
1990 -- 1999                       3         18,667,606    10.4    76.3%   1.39x
2000 -- 2004                      10         83,037,426    46.2    71.2%   1.40x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           27       $179,635,075   100.0%   72.6%   1.42x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                   NUMBER     PRINCIPAL     % OF     WA    WA UW
PREPAYMENT PROTECTION             OF LOANS     BALANCE       IPB     LTV   DSCR
DEFEASANCE                           18     $126,606,530    70.5%   72.9%  1.46x
YIELD MAINTENANCE                     5       47,078,545    26.2    71.1%  1.32x
YIELD MAINTENANCE/DEFEASANCE          1        5,950,000     3.3    79.3%  1.56x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              24     $179,635,075   100.0%   72.6%  1.42x
--------------------------------------------------------------------------------

(1)  Excludes loans that are interest only for the entire term.

(2)  Excludes fully-amortizing loans.

(3)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                    11 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C3

--------------------------------------------------------------------------------
     TOP 10 MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   AGGREGATE
  LOAN                LOAN NAME           LOAN   CUT-OFF DATE  % OF             UNIT OF  LOAN PER     UW    CUT-OFF LTV     PROPERTY
SELLER(1)            (LOCATION)           GROUP     BALANCE    IPB     UNITS    MEASURE    UNIT     DSCR(2)    RATIO         TYPE
------------------------------------------------------------------------------------------------------------------------------------

 NCCI     DDR Portfolio                     1    $150,480,000  9.9%  1,634,765     SF    $     92    1.81x     71.5%    Retail
          (Various, Various)

 NCCI     Las Olas Centre                   1      98,980,000  6.5     468,843     SF    $    211    1.46x     75.6%    Office
          (Ft. Lauderdale, FL)

 JPMCB    345 Park Avenue South             1      75,000,000  4.9     272,348     SF    $    275    1.36x     75.0%    Office
          (New York, NY)

 JPMCB    Crossroads Shopping Center        1      64,000,000  4.2     310,919     SF    $    206    1.22x     80.0%    Retail
          (White Plains, NY)

 PNC      Everest Portfolio                 1      62,500,000  4.1     676,454     SF    $     92    1.44x     78.7%    Various
          (Various, MA)

 JPMCB    Broadway Marketplace              1      42,000,000  2.8     387,458     SF    $    108    1.18x     78.9%    Retail
          (Denver, CO)

 NCCI     College Suites Stadium            1      28,000,000  1.8         264    Units  $106,061    1.34x     79.7%    Multifamily
          (Columbia, SC)

 NCCI     Lakeshore Club Apartments         2      28,000,000  1.8         650    Units  $ 43,077    1.20x     74.5%    Multifamily
          (Tampa, FL)

 NCCI     Champaign Office & Retail         1      26,000,000  1.7     237,701     SF    $    109    1.36x     77.6%    Mixed Use
          (Champaign, IL)

 JPMCB    Moorings at Mesa Cove Apartments  1      22,500,000  1.5         406    Units  $ 55,419    1.22x     78.1%    Multifamily
          (Mesa, AZ)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
          TOTAL/WEIGHTED AVERAGE:                 $597,460,00  39.4%                                 1.46x     75.8%
------------------------------------------------------------------------------------------------------------------------------------

(1)  "JPMCB" = JPMorgan Chase Bank, National Association; "NCCI" = Nomura Credit
     & Capital, Inc.; "PNC" = PNC Bank, National Association.
(2)  UW DSCR figures are representative of current rents and debt service following any additional IO period, if applicable.

                                    12 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

                                                                         ANNEX E

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

------------------------------------------------------------------------------------------------------------------------------------

                              CONTACT INFORMATION

  ============================================================================

   FUNCTION                NAMES/ADDRESSES
   --------                ---------------

   MASTER SERVICER         Midland Loan Services, Inc
                           10581 Mastin, Suite 700
                           Overland Park, KS 66211
                           (913) 253-9000

   SPECIAL SERVICER        JE Robert Companies, Inc.
                           1650 Tyson Boulevard Suite 1600
                           McLean, VA 22102

   TRUSTEE                 Wells Fargo Bank, N.A.
                           9062 Old Annapolis Road
                           Columbia, MD 21045
                           (410) 884-2000

   PAYING AGENT            JPMorgan Chase Bank
                           4 New York Plaza 6th Floor
                           New York, NY 10004
                           (212) 623-8100

   UNDERWRITER             J.P. Morgan Securities Inc.
                           270 Park Avenue, 10th Floor
                           New York, NY 10017
                           (212) 834-9328

   ISSUER                  JPMorgan Chase Commercial Mortgage Securities Corp
                           270 Park Avenue, 6th Floor
                           New York, NY 10017
                           (212) 834-9280

   RELATIONSHIP MANAGER    Diane Wallace
                           (212) 623-4470
                           Email: diane.e.wallace@chase.com

                  REPORTS AVAILABLE AT WWW.JPMORGAN.COM/SFR

  ============================================================================

     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

                                                                        - 1
     Certificate Distribution Detail                                  2  - 8
     Certificate Ratings Detail                                          9
     Mortgage Loan Stratification Tables                              10 - 12
     Loan Status Detail                                                  13
     Property History Detail                                             14
     Delinquency Loan Detail                                             15
     Specially Serviced Loan Detail                                      16
     Specially Serviced Historical Information                           17
     Principal Prepayment Detail                                         18
     Historical Modified Loan Detail                                     19
     Realized Loss Detail                                                20

  ============================================================================

The information contained herein has been obtained from sources believed to be reliable, but The JPMorgan Chase Bank does not warrant its completeness or accuracy. All cashflows, prices, and yields herein were compiled by JPMorgan Chase Bank from sources associated with the transactions responsible for providing such information for purposes of computing cashflows, prices and yields.
JP Morgan Chase Bank makes no representations as to the appropriateness for any person of any investment in the securities.

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                       E-1

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 2 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

                                                       Distribution in Dollars

====================================================================================================================================

                   Current                                                  Prepayment              Realized
                    Pass     Original  Beginning                             Premiums/               Losses/      Ending
                  Through      Face    Principal                               Yield                  Trust     Principal
 Class    CUSIP     Rate      Value     Balance   Principal      Interest  Maint Charges   Total    Expenses     Balance
-------------------------------------------------------------------------------------------------------------------------
    A1    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
   A1A    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    A2    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    A3    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    A4    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    A5    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    AJ    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    B     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    C     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    D     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    E     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    F     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    G     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    H     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    J     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    K     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    L     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    M     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    N     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    P     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    NR    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    Q     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00

-----------------------------------------------------------------------------------------------------------------------
 TOTALS                        0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
=======================================================================================================================

====================================================================================================================================

                   Current                                                  Prepayment              Realized
                    Pass     Original  Beginning                             Premiums/               Losses/     Ending
                  Through      Face    Principal                               Yield                  Trust     Principal
 Class    CUSIP     Rate      Value     Balance   Principal      Interest  Maint Charges   Total    Expenses     Balance
-------------------------------------------------------------------------------------------------------------------------
    X1    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    X2    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-2

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 3 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE DISTRIBUTION DETAIL

                                     Factor Information per $1,000 of Original Face

====================================================================================================================================
                        Beginning                               Prepayment                      Realized            Ending
                         Principal                            Premiums/Yield                  Losses/Trust         Principal
  Class       CUSIP       Factor     Principal      Interest   Maint Charges        Total        Expense            Balance
------------------------------------------------------------------------------------------------------------------------------------
    A1         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
   A1A         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    A2         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    A3         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    A4         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    A5         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    AJ         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    B          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    C          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    D          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    E          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    F          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    G          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    H          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    J          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    K          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    L          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    M          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    N          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    P          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    NR         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    Q          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
====================================================================================================================================

====================================================================================================================================
                        Beginning                               Prepayment                     Realized            Ending
                         Principal                             Premiums/Yield                 Losses/Trust       Principal
  Class       CUSIP       Factor     Principal      Interest   Maint Charges       Total        Expense            Balance
------------------------------------------------------------------------------------------------------------------------------------
   X1          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
   X2          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-3

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 4 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE DISTRIBUTION DETAIL

Available Funds                                                                                        0.00

Principal Distribution Amount                                                                          0.00

Prepayment Interest Shortfall                                                                          0.00

Default Interest                                                                                       0.00

Excess Interest                                                                                        0.00

Extraordinary Trust Fund Expenses                                                                      0.00

Interest Reserve Account

    Deposits                                                                                           0.00

    Withdrawals                                                                                        0.00

Balance Information

====================================================================================================================================
Group   Loan Count at     Scheduled    Beginning     Beginning     Beginning       Ending       Ending      Ending
        Securitization    Balance at   Loan Count    Scheduled      Unpaid       Loan Count   Scheduled     Unpaid
                        Securitization                Balance      Balance                     Balance      Balance
------------------------------------------------------------------------------------------------------------------------------------
   1                1    10,000,000.00            10,000,000.00         0.00              1  10,000,000.00      0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTALS              1    10,000,000.00            10,000,000.00         0.00              1  10,000,000.00      0.00
====================================================================================================================================

Loan Status Summary

          =========================================================================================================
          Loan Status Code                        Description       Number        Aggregated         Percentage
                                                                              Principal Balance
          ---------------------------------------------------------------------------------------------------------
                         A                Payment Not Received But        0                 0.00       .000000%
                                             Still in Grace Period
                         B                        Late Payment But        0                 0.00       .000000%
                                      Less Then 30 days Delinquent
                         0                                 Current        1        10,000,000.00    100.000000%
                         1                   30-59 Days Delinquent        0                 0.00       .000000%
                         2                   60-89 Days Delinquent        0                 0.00       .000000%
                         3                     90+ Days Delinquent        0                 0.00       .000000%
                         4               Assumed Scheduled Payment        0                 0.00       .000000%
                                      (Performing Matured Balloon)
                         5          Non Performing Matured Balloon        0                 0.00       .000000%
                         7                  Foreclosure in Process        0                 0.00       .000000%
                         9                                     REO        0                 0.00       .000000%
                        98                Not Provided By Servicer        0                 0.00       .000000%
          ---------------------------------------------------------------------------------------------------------
                    TOTALS                                                1        10,000,000.00    100.000000%
          =========================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-4

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 5 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICAGE DISTRIBUTION DETAIL

             Prepayment Penalties

                                      =========================================================
                                          Class               Prepayment      Yield Maintenance
                                                               Premium
                                      ---------------------------------------------------------
                                            A1                    0.00                     0.00
                                            A1A                   0.00                     0.00
                                            A2                    0.00                     0.00
                                            A3                    0.00                     0.00
                                            A4                    0.00                     0.00
                                            A5                    0.00                     0.00
                                            AJ                    0.00                     0.00
                                            B                     0.00                     0.00
                                            C                     0.00                     0.00
                                            D                     0.00                     0.00
                                            E                     0.00                     0.00
                                            F                     0.00                     0.00
                                            G                     0.00                     0.00
                                            H                     0.00                     0.00
                                            J                     0.00                     0.00
                                            K                     0.00                     0.00
                                            X1                    0.00                     0.00
                                            X2                    0.00                     0.00
                                            L                     0.00                     0.00
                                            M                     0.00                     0.00
                                            N                     0.00                     0.00
                                            P                     0.00                     0.00
                                            NR                    0.00                     0.00
                                            Q                     0.00                     0.00
                                      ---------------------------------------------------------
                                         TOTALS                   0.00                     0.00
                                      =========================================================

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-5

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 6 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

Advance Summary

    Principal & Interest Advances

        Current Principal & Interest Advances (net of ASER, if applicable)                                           0.00

        Outstanding Principal & Interest Advances                                                                    0.00

        Reimbursement of Interest on any P&I Advances                                                                0.00

    Servicing Advances

        Current Servicing Advances                                                                                   0.00

        Outstanding Servicing Advances                                                                               0.00

        Reimbursement of Interest on any Servicing Advances                                                          0.00

        Reimbursement of Interest on any T & I Advances                                                              0.00

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-6

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 7 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL
Fee Summary

     Master Servicing Fees                                                                             0.00

     Sub-Servicing Fees                                                                                0.00

     Trustee Fees                                                                                      0.00

     Special Servicer Fee                                                                              0.00

     Disposition Fee                                                                                   0.00

     Workout Fee                                                                                       0.00

Appraisal Reduction Amounts

                       =======================================================================================
                          Loan Number        Most Recent ASER       Cumulative      ARA         Appraisal
                                                                   ASER Amount  (Appraisal      Reduction
                                                                                 Reduction        Amount
                                                                                Amount) Date
                       ---------------------------------------------------------------------------------------
                              none
                       =======================================================================================

Bankruptcies

                       =======================================================================================
                          Loan Number        In Bankruptcy?    Bankruptcy Date    Ending Scheduled Balance

                       ---------------------------------------------------------------------------------------
                              none
                       =======================================================================================

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-7

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 8 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

                                                           Interest Detail

                  ==================================================================================================
                    Class     Accrued   Prepayment  Beginning     Interest     Total     Certificate      Ending
                            Certificate  Interest     Unpaid         Loss     Interest    Interest        Unpaid
                             Interest   Shortfall    Interest                 Payable   Distributable    Interest
                  --------------------------------------------------------------------------------------------------

                      A1      0.00        0.00        0.00          0.00        0.00        0.00           0.00
                     A1A      0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      A2      0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      A3      0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      A4      0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      A5      0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      AJ      0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      B       0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      C       0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      D       0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      E       0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      F       0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      G       0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      H       0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      J       0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      K       0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      X1      0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      X2      0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      L       0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      M       0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      N       0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      P       0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      NR      0.00        0.00        0.00          0.00        0.00        0.00           0.00
                      Q       0.00        0.00        0.00          0.00        0.00        0.00           0.00
                  --------------------------------------------------------------------------------------------------
                   TOTALS     0.00        0.00        0.00          0.00        0.00        0.00           0.00
                  ==================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-8

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 9 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

------------------------------------------------------------------------------------------------------------------------------------

                                                      CERTIFICATE RATINGS DETAIL

======================================================================================================================
                            Original Ratings                                Changed Ratings/Change Date(1)
Class        CUSIP     --------------------------    -----------------------------------------------------------------
                          Fitch   Moody's   S&P                     Fitch              Moody's                  S&P
----------------------------------------------------------------------------------------------------------------------
 A1          N/A            X       X        X
 A1A         N/A            X       X        X
 A2          N/A            X       X        X
 A3          N/A            X       X        X
 A4          N/A            X       X        X
 A5          N/A            X       X        X
 AJ          N/A            X       X        X
 B           N/A            X       X        X
 C           N/A            X       X        X
 D           N/A            X       X        X
 E           N/A            X       X        X
 F           N/A            X       X        X
 G           N/A            X       X        X
 H           N/A            X       X        X
 J           N/A            X       X        X
 K           N/A            X       X        X
 L           N/A            X       X        X
 M           N/A            X       X        X
 N           N/A            X       X        X
 NR          N/A            X       X        X
 P           N/A            X       X        X
 Q           N/A            X       X        X
 X1          N/A            X       X        X
 X2          N/A            X       X        X
======================================================================================================================

================================================================================

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
N/A - Not applicable.
X   - Designates that the rating agency did not rate class at the time of issuance.

(1) The information contained herein has been received directly from the applicable rating agency within 30 days of this report.
It is possible that the current ratings may have changed before the release of this report, hence, JPMorgan Chase Bank recommends contacting the rating agency listed below directly for more recent information and further details supporting the rating issued for each class.

Fitch                                  Moody's                             Standard & Poors Rating Services
One State Street Plaza                 99 Church Street                    Commercial Mortgage Surveillance
New York, NY 10004                     New York, NY 10007                  55 Water Street, Fl. 41
Ph: (212)-908-0500                     Ph: (212) 553-0300                  New York, NY 10041-00003
Fax: (212)-635-0295                                                        Ph: (212)-438-2000
------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-9

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 10 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

------------------------------------------------------------------------------------------------------------------------------------

                                                 MORTGAGE LOAN STRATIFICATION TABLES

                          STRATIFICATION BY ENDING SCHEDULED BALANCE AMOUNT
=============================================================================================================
                                        Principal       %                     Weighted Average
  Ending Scheduled            # of       Balance     of Agg.     --------------------------------------------
   Balance Amount             Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
$1,000,000 or Less             0               0.00     0.00       0              0.000000        0.000000
$1,000,001 to $2,000,000       0               0.00     0.00       0              0.000000        0.000000
$2,000,001 to $4,000,000       0               0.00     0.00       0              0.000000        0.000000
$4,000,001 to $6,000,000       0               0.00     0.00       0              0.000000        0.000000
$6,000,001 to $8,000,000       0               0.00     0.00       0              0.000000        0.000000
$8,000,001 to $10,000,000      1      10,000,000.00   100.00       0              0.000000        0.000000
$10,000,001 to $15,000,000     0               0.00     0.00       0              0.000000        0.000000
$15,000.001 to $20,000,000     0               0.00     0.00       0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                1      10,000,000.00   100.00       0              0.000000        0.000000
=============================================================================================================
   AVERAGE PRINCIPAL BALANCE:         10,000,000.00

                                      STRATIFICATION BY STATE CODE
=============================================================================================================
                                        Principal      %                      Weighted Average
                              # of        Balance    of Agg.     --------------------------------------------
     State Code               Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
FLORIDA                           0            0.00                0              0.000000       0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                   0            0.00     0.00       0              0.000000       0.000000
=============================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-10

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 11 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

-----------------------------------------------------------------------------------------------------------------------------------

                       MORTGAGE LOAN STRATIFICATION TABLES

                                  STRATIFICATION BY CURRENT NOTE RATE
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of       Balance     of Agg.     --------------------------------------------
   Current Note Rate          Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
0.000000% to 7.500000%         0               0.00                0              0.000000        0.000000
7.510000% to 7.750000%         0               0.00                0              0.000000        0.000000
7.760000% to 8.000000%         0               0.00                0              0.000000        0.000000
8.010000% to 8.250000%         0               0.00                0              0.000000        0.000000
8.260000% to 8.500000%         0               0.00                0              0.000000        0.000000
8.510000% to 8.750000%         0               0.00                0              0.000000        0.000000
8.760000% to 9.000000%         0               0.00                0              0.000000        0.000000
9.010000% to 9.250000%         0               0.00                0              0.000000        0.000000
9.260000% to 9.500000%         0               0.00                0              0.000000        0.000000
9.510000% to 9.750000%         0               0.00                0              0.000000        0.000000
9.760000% to 10.000000%        0               0.00                0              0.000000        0.000000
10.010000% to 11.010000%       0               0.00                0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                0               0.00     0.00       0              0.000000        0.000000
=============================================================================================================

                        STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of      Balance      of Agg.     --------------------------------------------
 Remaining Stated Term        Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
70 months or Less              0               0.00                0              0.000000        0.000000
71 months to 90 months         0               0.00                0              0.000000        0.000000
91 months to 110 months        0               0.00                0              0.000000        0.000000
111 months to 115 months       0               0.00                0              0.000000        0.000000
116 months to 120 months       0               0.00                0              0.000000        0.000000
121 months to 200 months       0               0.00                0              0.000000        0.000000
201 months to 274 months       0               0.00                0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                0               0.00     0.00       0              0.000000        0.000000
=============================================================================================================

                              STRATIFICATION BY DEBT SERVICE COVERAGE RATIO
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of       Balance     of Agg.     --------------------------------------------
Debt Service Coverage Ratio   Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
0.000000 to 1.000000           1      10,000,000.00   100.00       0              0.000000        0.000000
1.010000 to 1.200000           0               0.00     0.00       0              0.000000        0.000000
1.210000 to 1.240000           0               0.00     0.00       0              0.000000        0.000000
1.250000 to 1.300000           0               0.00     0.00       0              0.000000        0.000000
1.310000 to 1.400000           0               0.00     0.00       0              0.000000        0.000000
1.410000 to 1.500000           0               0.00     0.00       0              0.000000        0.000000
1.510000 to 1.600000           0               0.00     0.00       0              0.000000        0.000000
1.610000 to 1.700000           0               0.00     0.00       0              0.000000        0.000000
1.710000 to 1.800000           0               0.00     0.00       0              0.000000        0.000000
1.810000 to 1.900000           0               0.00     0.00       0              0.000000        0.000000
1.910000 to 2.000000           0               0.00     0.00       0              0.000000        0.000000
2.010000 to 2.300000           0               0.00     0.00       0              0.000000        0.000000
2.310000 to 2.400000           0               0.00     0.00       0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                0      10,000,000.00   100.00       0              0.000000        0.000000
=============================================================================================================

                   STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of       Balance     of Agg.     --------------------------------------------
 Remaining Stated Term        Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
70 months or Less              0               0.00                0              0.000000        0.000000
71 months to 90 months         0               0.00                0              0.000000        0.000000
91 months to 110 months        0               0.00                0              0.000000        0.000000
111 months to 115 months       0               0.00                0              0.000000        0.000000
116 months to 120 months       0               0.00                0              0.000000        0.000000
121 months to 200 months       0               0.00                0              0.000000        0.000000
201 months to   0 months       0               0.00                0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                0               0.00                0              0.000000        0.000000
=============================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-11

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 12 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

------------------------------------------------------------------------------------------------------------------------------------

                       MORTGAGE LOAN STRATIFICATION TABLES

                                   STRATIFICATION BY PROPERTY TYPE
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of       Balance     of Agg.     --------------------------------------------
     Property Type            Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
Office                         1      10,000,000.00   100.00       0              0.000000        0.000000
Retail/Office                  0               0.00     0.00       0              0.000000        0.000000
Hotel                          0               0.00     0.00       0              0.000000        0.000000
Industrial                     0               0.00     0.00       0              0.000000        0.000000
Flex                           0               0.00     0.00       0              0.000000        0.000000
Multi-Family ( including 3 or  0               0.00     0.00       0              0.000000        0.000000
Retail, Anchored               0               0.00     0.00       0              0.000000        0.000000
Retail, Unanchored             0               0.00     0.00       0              0.000000        0.000000
Condo, Co-Op or                0               0.00     0.00       0              0.000000        0.000000
Warehouse                      0               0.00     0.00       0              0.000000        0.000000
Mixed Use                      0               0.00     0.00       0              0.000000        0.000000
Mobile Home                    0               0.00     0.00       0              0.000000        0.000000
Used Car                       0               0.00     0.00       0              0.000000        0.000000
Securities                     0               0.00     0.00       0              0.000000        0.000000
Self Storage                   0               0.00     0.00       0              0.000000        0.000000
High Rise Condo                0               0.00     0.00       0              0.000000        0.000000
Church                         0               0.00     0.00       0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                1      10,000,000.00   100.00       0              0.000000        0.000000
=============================================================================================================

                                       STRATIFICATION BY SEASONING
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of       Balance     of Agg.     --------------------------------------------
       Seasoning              Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
12 months or Less              0               0.00     0.00       0              0.000000        0.000000
13 months to 24 months         0               0.00     0.00       0              0.000000        0.000000
25 months to 36 months         0               0.00     0.00       0              0.000000        0.000000
37 months to 48 months         1      10,000,000.00   100.00       0              0.000000        0.000000
49 months to 60 months         0               0.00     0.00       0              0.000000        0.000000
61 months to 72 months         0               0.00     0.00       0              0.000000        0.000000
73 months to 84 months         0               0.00     0.00       0              0.000000        0.000000
85 months to 96 months         0               0.00     0.00       0              0.000000        0.000000
97 months to 108 months        0               0.00     0.00       0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                1      10,000,000.00   100.00       0              0.000000        0.000000
=============================================================================================================

  Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representation as to the accuracy of the data provided by the borrower for this calculation

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-12

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 13 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

                                               REPORT SORTED BY LOAN NUMBER ASCENDING

------------------------------------------------------------------------------------------------------------------------------------

                                                         LOAN STATUS DETAIL

==============================================================================================================================
 Loan     Offering Property  City   State Scheduled   Scheduled    Note     Maturity    Neg    Beginning          Ending
Number      Memo    Type                  Principal    Interest    Rate       Date      Amt    Scheduled        Scheduled
           Cross     (I)                   Amount       Amount                         Flag     Balance           Balance
         Reference

==============================================================================================================================
123456      N/A      OF       N/A    N/A    $0.00        $0.00    .00000   08/20/2032   N/A   $10,000,000.00    $10,000,000.00

Total                                                           Weighted Avg.
------------------------------------------------------------------------------------------------------------------------------
   1                                        $0.00         $0.00   .00000                      $10,000,000.00   $10,000,000.00
==============================================================================================================================

=================================================================================
 Loan      Paid    Appraisal    Appraisal       Loan       Ever         Workout
Number   Through   Reduction    Reduction      Status     Spec.        Strategy
           Date      Date        Amount         Code      Serv.?         Code
                                                (II)                    (III)

=================================================================================
123456      N/A        N/A        $0.00          0          N

Total
------------------------------------------------------------------------------------------------------------------------------
   1                                $0.00
==============================================================================================================================

(I) PROPERTY TYPE CODE

CH Church             IN Industrial          RT Retail                  MU Mixed Use
CO Condo, Coop or TH  LO Lodging             SC School, HCF or WF       NE Non-Exempt
HC Health Care        MF Multi Family        SE Securities              OF Office
HO Hotel              MH Mobile Home Park    SF Single Family           OT Other
IF Industrial/Flex    MP Multiple Properties SS Self Storage            PD Plan Unit Development
                      MS Mini Storage        WH Warehouse               RO Retail/Office

(II) LOAN STATUS CODE

A. Payment Not Received But Still in Grace     3. 90+ Days Delinquent
   Period                                      4. Performing Matured Balloon
B. Late Payment But Less Than 30 days          5. Non Performing Matured Balloon
   Delinquent                                  7. Foreclosure
0. Current                                     9. REO
1. 30-59 Days Delinquent                      98. Not Provided By Servicer
2. 60-89 Days Delinquent

(III) WORKOUT STRATEGY CODE

1. Modification                      8.  Resolved
2. Foreclosure                       9.  Pending Return to Master Servicer
3. Bankruptcy                        10. Deed In Lieu Of Foreclosure
4. Extension                         11. Full Payoff
5. Note sale                         12. Reps and Warranties
6. DPO                               13. Other or TBD
7. REO                               98. Not Provided By Servicer

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-13

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 14 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

                                               REPORT SORTED BY LOAN NUMBER ASCENDING

------------------------------------------------------------------------------------------------------------------------------------

                                                       PROPERTY HISTORY DETAIL

===================================================================================================================================
              Offering Memo                     Date of Last      Most Recent  Annual Estimate based on
Loan Number  Cross Reference  Property Name --------------------   Financial       Current Quarter              Prior Full Year
                                                       Financial  Indicator(I) --------------------------  ------------------------
                                            Inspection Statement                 NOI   DSCR  Occupancy       NOI  DSCR  Occupancy
===================================================================================================================================

                                        NO PROPERTY HISTORY REPORTED THIS PERIOD

===================================================================================================================================

(I) MOST RECENT FINANCIAL INDICATOR
TA Trailing 12 months Actual           YN Year to Date Normalized
TN Trailing 12 months Normalized       98 Not Provided by Servicer
YA Year to Date Actual

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-14

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 15 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

                                               REPORT SORTED BY LOAN NUMBER ASCENDING

------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

===================================================================================================================================
 Loan     Offering  # of     Paid   Current Current P&I  Total P&I  Cumulative   Non     Loan   Workout    Most Recent   Foreclosure
Number      Memo    Months  Through  Ending  Advances     Advance     Accrued  Recover- Status  Strategy    Special          Date
           Cross    Delin-   Date  Scheduled  (net of   Outstanding    Unpaid   ability  Code     Code      Servicer
         Reference  quent           Balance     ASER)                 Advance   Deter-    (I)     (II)      Transfer
                                                                     Interest   mined                         Date

====================================================================================================================================

                                        NO DELINQUENT LOANS REPORTED THIS PERIOD

====================================================================================================================================

=================================================================================
 Loan          Total T&I   Other Expense       Bankruptcy      REO
Number         Advances       Advance            Date         Date
              Outstanding   Outstanding

=================================================================================

                   NO DELINQUENT LOANS REPORTED THIS PERIOD

=================================================================================

(I) LOAN STATUS CODE

A. Payment Not Received But Still in Grace     3. 90+ Days Delinquent
   Period                                      4. Performing Matured Balloon
B. Late Payment But Less Than 30 days          5. Non Performing Matured Balloon
   Delinquent                                  7. Foreclosure
0. Current                                     9. REO
1. 30-59 Days Delinquent                      98. Not Provided By Servicer
2. 60-89 Days Delinquent

(II) WORKOUT STRATEGY CODE

1. Modification                      8.  Resolved
2. Foreclosure                       9.  Pending Return to Master Servicer
3. Bankruptcy                        10. Deed In Lieu Of Foreclosure
4. Extension                         11. Full Payoff
5. Note sale                         12. Reps and Warranties
6. DPO                               13. Other or TBD
7. REO                               98. NOT PROVIDED BY SERVICER

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-15

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 16 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

                                               REPORT SORTED BY LOAN NUMBER ASCENDING

------------------------------------------------------------------------------------------------------------------------------------

                                                   SPECIALLY SERVICED LOAN DETAIL

===================================================================================================================================
   Loan     Workout     Offering      Property    Most Recent     Date of    Most Recent    Most Recent            Comments
  Number   Strategy       Memo         Type     Special Servicer    Last      Valuation      Appraisal,
             Code        Cross         Code      Transfer Date   Inspection     Date           BPO or
             (II)        Ref.          (I)                                                 Internal Value

====================================================================================================================================

                                    NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD

====================================================================================================================================

(I) PROPERTY TYPE CODE

CH Church             IN Industrial          MU Mixed Use               RT Retail
CO Condo, Coop or TH  LO Lodging             NE Non-Exempt              SC School, HCF or WF
HC Health Care        MF Multi Family        OF Office                  SE Securities
HO Hotel              MH Mobile Home Park    OT Other                   SF Single Family
IF Industrial/Flex    MP Multiple Properties PD Plan Unit Development   SS Self Storage
                      MS Mini Storage        RO Retail/Office           WH Warehouse

(II) WORKOUT STRATEGY CODE

1. Modification                      8.  Resolved
2. Foreclosure                       9.  Pending Return to Master Servicer
3. Bankruptcy                        10. Deed In Lieu Of Foreclosure
4. Extension                         11. Full Payoff
5. Note sale                         12. Reps and Warranties
6. DPO                               13. Other or TBD
7. REO                               98. NOT PROVIDED BY SERVICER

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-16

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 17 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

                                 REPORT SORTED BY LOAN NUMBER ASCENDING, DISTRIBUTION DATE ASCENDING

------------------------------------------------------------------------------------------------------------------------------------

                                              SPECIALLY SERVICED HISTORICAL INFORMATION

===================================================================================================================================
Distribution       Loan      Offering    Workout      Most Recent       Current      Balance      Property   State       Interest
    Date          Number       Memo     Strategy        Master         Scheduled   Change since    Type                    Rate
                              Cross       Code         Servicer         Balance      Transfer      Code
                               Ref.       (II)       Return Date                       Date         (I)

====================================================================================================================================

                                    NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD

====================================================================================================================================

============================================================================================
 Loan            Net         NOI      Debt        Note      Paid     Maturity       Rem
Number        Operating     Date     Service      Date     Through     Date        Term
                Income              Coverage                Date
                                     Ratio

=============================================================================================

                  NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD

=============================================================================================

(I) PROPERTY TYPE CODE

                      IN Industrial          MU Mixed Use               RT Retail
CH. Church            LO Lodging             NE Non-Exempt              SC School, HCF or WF
CO. Condo, Coop or TH MF Multi Family        OF Office                  SE Securities
HC. Health Care       MH Mobile Home Park    OT Other                   SF Single Family
HO. Hotel             MP Multiple Properties PD Plan Unit Development   SS Self Storage
IF. Industrial/Flex   MS Mini Storage        RO Retail/Office           WH Warehouse

(II) WORKOUT STRATEGY CODE

1. Modification                      8.  Resolved
2. Foreclosure                       9.  Pending Return to Master Servicer
3. Bankruptcy                        10. Deed In Lieu Of Foreclosure
4. Extension                         11. Full Payoff
5. Note sale                         12. Reps and Warranties
6. DPO                               13. Other or TBD
7. REO                               98. Not Provided By Servicer.

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-17

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 18 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

                                               REPORT SORTED BY LOAN NUMBER ASCENDING

------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

===================================================================================================================================
  Liquidation/   Loan     Offering     Property    Liquidation/    Unscheduled   Unscheduled   Other    Prepayment    Prepayment
  Prepayment    Number      Memo         Type      Prepayment        Principal     Principal  Interest   Interest      Penalty/
    Date                   Cross         (I)          Code          Collections  Adjustments Adjustment    Excess        Yield
                          Reference                   (II)                                              (Shortfall)   Maintenance
                                                                                                                        Received
===================================================================================================================================

                                      NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD

===================================================================================================================================

(I) PROPERTY TYPE CODE

                      IN Industrial          MU Mixed Use               RT Retail
CH Church             LO Lodging             NE Non-Exempt              SC School, HCF or WF
CO Condo, Coop or TH  MF Multi Family        OF Office                  SE Securities
HC Health Care        MH Mobile Home Park    OT Other                   SF Single Family
HO Hotel              MP Multiple Properties PD Plan Unit Development   SS Self Storage
IF Industrial/Flex    MS Mini Storage        RO Retail/Office           WH Warehouse

(II) LIQUIDATION/PREPAYMENT CODE

1. Partial Liq'n (Curtailment)                  7. Blank (formerly Liquidation)
2. Payoff Prior to Maturity                     8. Payoff w/ Penalty
3. Liquidation / Disposition                    9. Payoff w/ Yield Maintenance
4. Repurchase / Substitution                    10. Curtailment w/ Penalty
5. Full Payoff at Maturity                      11. Curtailment w/ Yield Maintenance
6. DPO                                          98. Not Provided by Servicer

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-18

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 19 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

                                               REPORT SORTED BY LOAN NUMBER ASCENDING

------------------------------------------------------------------------------------------------------------------------------------

                                                   HISTORICAL MODIFIED LOAN DETAIL

===================================================================================================================================
    Loan       Distribution      Offering       Modification      Modifi-            Modification Description
   Number         Date           Memorandum        Date           cation
                                   Cross                           Code
                                  Reference                         (I)

===================================================================================================================================

                                         NO MODIFIED LOANS REPORTED THIS PERIOD

===================================================================================================================================

(I) MODIFICATION CODE:

1. Maturity Date Extension           6. Capitalization of Interest
2. Amortization Change               7. Capitalization of Taxes
3. Principal Write-Off               8. Other
4. Blank (formerly Combination)      9. Combination
5. Temporary Rate Reduction

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-19

DISTRIBUTION DATE:  17-Jan-2005                           J.P. MORGAN CHASE                                   PAGE 20 of 20
RECORD DATE:        31-Dec-2004                 COMMERCIAL MORTGAGE SECURITIES CORP.                          STDDEAL
CLOSING DATE:       29-Dec-2004             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      15-Feb-2005                            SERIES 2004-C3
MATURITY DATE:      15-Dec-2035                    STATEMENT TO CERTIFICATEHOLDERS

                                               REPORT SORTED BY LOAN NUMBER ASCENDING

------------------------------------------------------------------------------------------------------------------------------------

                                                        REALIZED LOSS DETAIL

===================================================================================================================================
   Loan   Offering    Most Recent    Most Recent      Beginning     Gross Proceeds   Gross Proceeds    Liquidation    Net Proceeds
  Number   Memo     Valuation Date Appraisal, BPO     Scheduled                        % Beginning        Expense      Received
          Cross                      or Internal       Balance                         Scheduled                     on Liquidation
         Reference                                                                       Balance
===================================================================================================================================

                                        NO REALIZED LOSSES REPORTED THIS PERIOD

===================================================================================================================================

====================================================================
    Loan              Net                Realized Loss
   Number          Proceeds %
                   Scheduled
                    Balance

====================================================================

                NO REALIZED LOSSES REPORTED THIS PERIOD

===================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED]   Reports Available at www.jpmorgan.com/sfr  COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                      E-20

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

   [J.P. MORGAN LOGO] J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR

                               ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     o    multifamily and commercial mortgage loans, including participations therein;

     o    mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

                               December 16, 2004

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 107 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9280.

                                       ii

SUMMARY OF PROSPECTUS ..............................    1
RISK FACTORS .......................................    9
   Your Ability to Resell Certificates May Be
      Limited Because of Their
      Characteristics ..............................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ..........    9
   Prepayments of the Mortgage Assets Will
      Affect the Timing of Your Cash Flow
      and May Affect Your Yield ....................   10
   Ratings Do Not Guarantee Payment and
      do not Address Prepayment Risks ..............   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that may Affect
      Payments on Your Certificates ................   12
   Borrowers May Be Unable to Make
      Balloon Payments .............................   14
   Credit Support May Not Cover Losses .............   14
   Assignment of Leases and Rents may be
      Limited by State Law .........................   15
   Failure to Comply with Environmental
      Law may Result in Additional Losses ..........   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...................................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...............   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on a
      Mortgaged Property ...........................   16
   Rights Against Tenants May Be Limited if
      Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ........................   17
   If Mortgaged Properties Are Not in
      Compliance With Current Zoning Laws
      Restoration Following a Casualty Loss
      May Be Limited ...............................   17
   Inspections of the Mortgaged Properties
      Will Be Limited ..............................   17
   Compliance with Americans with
      Disabilities Act May Result in

   Some Certificates May Not Be
      Appropriate for Benefit Plans ................   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..............   18

   Certain Federal Tax Considerations
      Regarding Original Issue Discount ............   19
   Bankruptcy Proceedings Could Adversely
      Affect Payments on Your Certificates .........   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ......................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely

   Certain Shortfalls in Collections of

   Controlled Amortization Classes and
      Companion Classes ............................   30
   Other Factors Affecting Yield, Weighted

   Distributions of Interest on the
      Certificates .................................   35
   Distributions of Principal on the
      Certificates .................................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or in

   Book-Entry Registration and Definitive
      Certificates .................................   40

                                       iii

DESCRIPTION OF THE POOLING
   AGREEMENTS ..................................   42
   General .....................................   42
   Assignment of Mortgage Loans;
      Repurchases ..............................   42
   Representations and Warranties;
      Repurchases ..............................   43
   Collection and Other Servicing

   Modifications, Waivers and Amendments
      of Mortgage Loans ........................   48
   Realization Upon Defaulted Mortgage
      Loans ....................................   48
   Hazard Insurance Policies ...................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ...............................   50
   Servicing Compensation and Payment of
      Expenses .................................   50
   Evidence as to Compliance ...................   51
   Certain Matters Regarding the Master

   Insurance or Guarantees with Respect to

CERTAIN LEGAL ASPECTS OF MORTGAGE

   Due-on-Sale and Due-on-Encumbrance              65
   Subordinate Financing .......................   65
   Default Interest and Limitations on

   Forfeiture for Drug, RICO and Money
      Laundering Violations ....................   68
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ................................   68
FEDERAL INCOME TAX CONSEQUENCES
   FOR REMIC CERTIFICATES ......................   68
   General .....................................   68
   Characterization of Investments in REMIC

      Election to Treat All Interest Under the
         Constant Yield Method. ................   78
      Sale or Exchange of Regular

      Treatment of Certain Items of REMIC
         Income and Expense. ...................   82
      Limitations on Offset or Exemption of
         REMIC Income. .........................   83
      Tax-Related Restrictions on Transfer of
         Residual Certificates. ................   83
      Sale or Exchange of a Residual
         Certificate. ..........................   86
      Mark to Market Regulations. ..............   87
   Taxes That May Be Imposed on the REMIC
      Pool .....................................   87
      Prohibited Transactions. .................   87
      Contributions to the REMIC Pool After
         the Startup Day .......................   88
      Net Income from Foreclosure Property......   88
   Liquidation of the REMIC Pool ...............   88

                                       iv

   Administrative Matters ...........................    88
   Limitations on Deduction of Certain

FEDERAL INCOME TAX CONSEQUENCES
   FOR CERTIFICATES AS TO WHICH NO

      Sale or Exchange of Standard

   Reporting Requirements and Backup

   Unrelated Business Taxable Income;

INCORPORATION OF CERTAIN

                                       v

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of
                                 JPMorgan Chase Bank, N.A. a national banking
                                 association, which is a wholly owned subsidiary
                                 of JPMorgan Chase & Co., a Delaware
                                 corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the depositor or the master
                                 servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general,
                                 consist of a pool of loans secured by liens on,
                                 or security interests in:

                                 o   residential properties consisting of five
                                     or more rental or cooperatively-owned
                                     dwelling units or shares allocable to a
                                     number of those units and the related
                                     leases; or

                                 o   office buildings, shopping centers, retail
                                     stores and establishments, hotels or
                                     motels, nursing homes, hospitals or other
                                     health-care related facilities, mobile home
                                     parks, warehouse facilities, mini-warehouse
                                     facilities, self-storage facilities,
                                     industrial plants, parking lots, mixed use
                                     or various other types of income-producing
                                     properties described in this prospectus or
                                     unimproved land.

                                       1

                                 If so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. No one will guarantee the
                                 mortgage loans, unless otherwise provided in
                                 the related prospectus supplement. If so
                                 specified in the related prospectus
                                 supplement, some mortgage loans may be
                                 delinquent. In no event will delinquent
                                 mortgage loans comprise 20 percent or more of
                                 the trust fund at the time the mortgage loans
                                 are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o   may provide for no accrual of interest or
                                     for accrual of interest at a mortgage
                                     interest rate that is fixed over its term
                                     or that adjusts from time to time, or that
                                     the borrower may elect to convert from an
                                     adjustable to a fixed mortgage interest
                                     rate, or from a fixed to an adjustable
                                     mortgage interest rate;

                                 o   may provide for level payments to maturity
                                     or for payments that adjust from time to
                                     time to accommodate changes in the mortgage
                                     interest rate or to reflect the occurrence
                                     of certain events, and may permit negative
                                     amortization;

                                 o   may be fully amortizing or partially
                                     amortizing or non-amortizing, with a
                                     balloon payment due on its stated maturity
                                     date;

                                 o   may prohibit prepayments over its term or
                                     for a certain period and/or require payment
                                     of a premium or a yield maintenance penalty
                                     in connection with certain prepayments; and

                                 o   may provide for payments of principal,
                                     interest or both, on due dates that occur
                                     monthly, quarterly, semi-annually or at
                                     another interval specified in the related
                                     prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the depositor. See "Description of the
                                 Trust Funds--Mortgage Loans" in this
                                 prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect
                                 to a series of certificates may also include,
                                 or consist of:

                                 o   private mortgage participations, mortgage
                                     pass-through certificates or other
                                     mortgage-backed securities; or

                                 o   Certificates insured or guaranteed by any
                                     of the Federal Home Loan Mortgage
                                     Corporation, the Federal National Mortgage
                                     Association, the

                                       2

                                   Governmental National Mortgage Association
                                   or the Federal Agricultural Mortgage
                                   Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by
                                 a pledge of, one or more mortgage loans that
                                 conform to the descriptions of the mortgage
                                 loans contained in this prospectus. See
                                 "Description of the Trust Funds--MBS" in this
                                 prospectus.

B. Certificate Account........   Each trust fund will include one or more
                                 certificate accounts established and maintained
                                 on behalf of the certificateholders. The person
                                 or persons designated in the related prospectus
                                 supplement will be required to, to the extent
                                 described in this prospectus and in that
                                 prospectus supplement, deposit all payments and
                                 other collections received or advanced with
                                 respect to the mortgage assets and other assets
                                 in the trust fund into the certificate
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and its funds may
                                 be held as cash or invested in certain
                                 obligations acceptable to the rating agencies
                                 rating one or more classes of the related
                                 series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this
                                 prospectus.

C. Credit Support.............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in
                                 this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also

                                       3

                                 include interest rate exchange agreements,
                                 interest rate cap or floor agreements, or
                                 currency exchange agreements, all of which are
                                 designed to reduce the 3 effects of interest
                                 rate or currency exchange rate fluctuations on
                                 the mortgage assets or on one or more classes
                                 of certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                 o   are senior or subordinate to one or more
                                     other classes of certificates in
                                     entitlement to certain distributions on the
                                     certificates;

                                 o   are principal-only certificates entitled to
                                     distributions of principal, with
                                     disproportionately small, nominal or no
                                     distributions of interest;

                                 o   are interest-only certificates entitled to
                                     distributions of interest, with
                                     disproportionately small, nominal or no
                                     distributions of principal;

                                 o   provide for distributions of interest on,
                                     or principal of, the certificates that
                                     begin only after the occurrence of certain
                                     events, such as the retirement of one or
                                     more other classes of certificates of that
                                     series;

                                 o   provide for distributions of principal of
                                     the certificates to be made, from time to
                                     time or for designated periods, at a rate
                                     that is faster, or slower than the rate at
                                     which payments or other collections of
                                     principal are received on the mortgage
                                     assets in the related trust fund;

                                       4

                                 o   provide for controlled distributions of
                                     principal to be made based on a specified
                                     schedule or other methodology, subject to
                                     available funds; or

                                 o   provide for distributions based on
                                     collections of prepayment premiums, yield
                                     maintenance penalties or equity
                                     participations on the mortgage assets in
                                     the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal
                                 balance or, in the case of interest-only
                                 certificates, on a notional amount. Each class
                                 of certificates entitled to interest will
                                 accrue interest based on a fixed, variable or
                                 adjustable pass-through interest rate. The
                                 related prospectus supplement will specify the
                                 principal balance, notional amount and/or
                                 fixed pass-through interest rate, or, in the
                                 case of a variable or adjustable pass-through
                                 interest rate, the method for determining that
                                 rate, as applicable, for each class of offered
                                 certificates.

                                 The certificates will not be guaranteed or
                                 insured by anyone, unless otherwise provided
                                 in the related prospectus supplement. See
                                 "Risk Factors--The Assets of the Trust Fund
                                 may not be Sufficient to Pay Your
                                 Certificates" and "Description of the
                                 Certificates" in this prospectus.

Distributions of Interest on the
 Certificates.................   Interest on each class of offered
                                 certificates, other than certain classes of
                                 principal-only certificates and certain classes
                                 of residual certificates, of each series will
                                 accrue at the applicable fixed, variable or
                                 adjustable pass-through interest rate on the
                                 principal balance or, in the case of certain
                                 classes of interest-only certificates, on the
                                 notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement on
                                 specified distribution dates. Distributions of
                                 interest with respect to one or more classes of
                                 accrual certificates may not begin until the
                                 occurrence of certain events, such as the
                                 retirement of one or more other classes of
                                 certificates, and interest accrued with respect
                                 to a class of accrual certificates before the
                                 occurrence of that event will either be added
                                 to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies

                                       5

                                 described in this prospectus and in the
                                 related prospectus supplement. See "Risk
                                 Factors--Prepayments of the Mortgage Assets
                                 will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.

Distributions of Principal of the
 Certificates.................   Each class of certificates of each series,
                                 other than certain classes of interest-only
                                 certificates and certain classes of residual
                                 certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount
                                 that you are entitled to receive as principal
                                 from future cash flows on the assets in the
                                 related trust fund.

                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                 o   be made at a rate that is faster, and, in
                                     some cases, substantially faster, than the
                                     rate at which payments or other collections
                                     of principal are received on the mortgage
                                     assets in the related trust fund;

                                 o   or may be made at a rate that is slower,
                                     and, in some cases, substantially slower,
                                     than the rate at which payments or other
                                     collections of principal are received on
                                     the mortgage assets in the related trust
                                     fund;

                                 o   not commence until the occurrence of
                                     certain events, such as the retirement of
                                     one or more other classes of certificates
                                     of the same series;

                                 o   be made, subject to certain limitations,
                                     based on a specified principal payment
                                     schedule resulting in a controlled
                                     amortization class of certificates; or

                                 o   be contingent on the specified principal
                                     payment schedule for a controlled
                                     amortization class of the same series and
                                     the rate at which payments and other
                                     collections of principal on the mortgage
                                     assets in the related trust fund are
                                     received.

                                 Unless otherwise specified in the related
                                 prospectus supplement, distributions of
                                 principal of any class of offered certificates
                                 will be made on a pro rata basis among all of
                                 the certificates of that class. See
                                 "Description of the
                                 Certificates--Distributions of Principal on
                                 the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit

                                       6

                                 support and/or any other specified person may
                                 be obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any
                                 of the advances of principal and interest made
                                 with respect to a particular mortgage loan
                                 will be reimbursable from subsequent
                                 recoveries from the related mortgage loan and
                                 otherwise to the extent described in this
                                 prospectus and in the related prospectus
                                 supplement. If provided in the prospectus
                                 supplement for a series of certificates, any
                                 entity making these advances may be entitled
                                 to receive interest on those advances while
                                 they are outstanding, payable from amounts in
                                 the related trust fund. If a trust fund
                                 includes mortgage participations, pass-through
                                 certificates or other mortgage-backed
                                 securities, any comparable advancing
                                 obligation will be described in the related
                                 prospectus supplement. See "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the prospectus
                                 supplement may be authorized or required to bid
                                 for or solicit bids for the purchase of all of
                                 the mortgage assets of the related trust fund,
                                 or of a sufficient portion of the mortgage
                                 assets to retire the class or classes, as
                                 described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.

Registration of Book-Entry
 Certificates.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 The Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry

                                       7

                                 Registration and Definitive Certificates" in
                                 this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans
                                 and arrangements, including individual
                                 retirement accounts, annuities, Keogh plans,
                                 and collective investment funds and insurance
                                 company general and separate accounts in which
                                 those plans, accounts, annuities or
                                 arrangements are invested, that are subject to
                                 ERISA or Section 4975 of the Internal Revenue
                                 Code, you should carefully review with your
                                 legal advisors whether the purchase or holding
                                 of offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible either under ERISA or the
                                 Internal Revenue Code. See "Certain ERISA
                                 Considerations" in this prospectus and in the
                                 related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

                                       8

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o    The perceived liquidity of the certificates;

     o    The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o    The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o    The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

     o    The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

                                       9

     o    The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o    A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk"
          or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o    A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such

                                       10

as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o    principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o    the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the

                                       11

behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o    Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o    Increases in interest rates, real estate tax rates and other operating expenses;

     o    Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o    Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o    Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o    Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

                                       12

     o    The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o    Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o    Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o    Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o    Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that

                                       13

mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments)
at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o    The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o    The financial condition and operating history of the borrower and the related mortgaged property;

     o    Tax laws and rent control laws, with respect to certain residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o    The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                       14

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.
Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in
this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at
"off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a

                                       15

secured lender (such as the trust) may be liable as an "owner" or "operator"
for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal
Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o  operating the properties;

     o  providing building services;

     o  establishing and implementing the rental structure;

     o  managing operating expenses;

     o  responding to changes in the local market; and

     o  advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

                                       16

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements)
but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
Insurance proceeds may not be sufficient to pay off such mortgage loan in full.
In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                                       17

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o  fire;

     o  lightning;

     o  explosion;

     o  smoke;

     o  windstorm and hail; and

     o  riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the
REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o   generally, will not be subject to offset by losses from other activities;

     o   if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

                                       18

     o   if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o   grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o   reduce monthly payments due under a mortgage loan;

     o   change the rate of interest due on a mortgage loan; or

     o   otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry

                                       19

certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC.
Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o   the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o   your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o   your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
         Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o   you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

                                       20

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     1.  various types of multifamily or commercial mortgage loans,

     2.  mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3.  a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o   Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o   Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of

                                       21

certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related
Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that
Mortgaged Property during that period other than:

     o   non-cash items such as depreciation and amortization,

     o   capital expenditures, and

     o   debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense"

                                       22

provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the
"Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio
(expressed as a percentage) of

     o   the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
         Property to

     o   the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o   the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o   the cost replacement method which calculates the cost of replacing the property at that date,

     o   the income capitalization method which projects value based upon the property's projected net cash flow, or

     o   upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o   will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

                                       23

    o  may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

    o  may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

    o  may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

    o  may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

    A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

    Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

    o  the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

    o  the type or types of property that provide security for repayment of the mortgage loans,

    o  the earliest and latest origination date and maturity date of the mortgage loans,

    o  the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

    o  the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
       Loan-to-Value Ratio of the mortgage loans,

    o  the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

    o  with respect to mortgage loans with adjustable mortgage interest rates
       ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM
       Loan,

    o  information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

                                       24

     o   the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
         Service Coverage Ratios, and the weighted average of the Debt Service
         Coverage Ratios, and

     o   the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

     o   private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage
         participations, mortgage pass-through certificates or other mortgage-backed securities or

     o   certificates insured or guaranteed by the Federal Home Loan Mortgage
         Corporation ("FHLMC"), the Federal National Mortgage Association
         ("FNMA"), the Governmental National Mortgage Association ("GNMA") or
         the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each
         MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee")
or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o   the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o   the original and remaining term to stated maturity of the MBS, if applicable,

                                       25

     o   the pass-through or bond rate of the MBS or the formula for determining the rates,

     o   the payment characteristics of the MBS,

     o   the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o   a description of the credit support, if any,

     o   the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o   the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o   the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus
         Supplements" above, and

     o   the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and
"Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow
Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                                       26

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the

                                       27

related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling
Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the
Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate

                                       28

at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o   the availability of mortgage credit,

     o   the relative economic vitality of the area in which the Mortgaged
         Properties are located,

     o   the quality of management of the Mortgaged Properties,

     o   the servicing of the mortgage loans,

     o   possible changes in tax laws and other opportunities for investment,

     o   the existence of Lock-out Periods,

     o   requirements that principal prepayments be accompanied by Prepayment
         Premiums, and

     o   by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will

                                       29

elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant
Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption
("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb
"excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or

                                       30

fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower

                                       31

rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.
Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

                                       32

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1.  amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.  Excess Funds, or

     3.  any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess
Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity
Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a
Delaware corporation. The Depositor maintains its principal office at 270 Park
Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The
Depositor does not have, nor is it expected in the future to have, any significant assets.

                                       33

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o   provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o   are senior (collectively, "Senior Certificates") or subordinate
         (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o   are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o   are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o   provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o   provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o   provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o   provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry
Certificates") through the facilities of The Depository Trust Company ("DTC").
The offered certificates of each series (if issued as Definitive Certificates)
may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk
Factors--Your Ability to Resell Certificates may be Limited Because of Their
Characteristics" and "--Book-Entry System for Certain Classes May Decrease
Liquidity and Delay Payment" in this prospectus.

                                       34

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date.
Unless otherwise provided in the related prospectus supplement, the "Available
Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution
Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the
Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether
Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest"
for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

                                       35

     Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1.  based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2.  equal to the principal balances of one or more other classes of certificates of the same series, or

     3.  an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of)
a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or

                                       36

more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a

                                       37

master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o   the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o   the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o   the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
         (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o   the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o   if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o   information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

                                       38

     o   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o   the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued
         Certificate Interest has been added to that balance;

     o   if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o   the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o   if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o   to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue
Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that
MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

                                       39

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment"
in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and
"--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o   the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o   the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange,
Inc., the American Stock Exchange, Inc. and the National Association of
Securities Dealers, Inc. Access to the DTC system also is

                                       40

available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

     The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry
Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o   the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

                                       41

     o   the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry
         Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.
All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits)
that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase
Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York
10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged
Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

                                       42

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original
Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the
Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage
Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a
Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset
Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the
Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o   the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o   the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
         Mortgage;

     o   the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

                                       43

     o   the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1.  the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.  applicable law, and

     3.  the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting

                                       44

property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO
Property"); and maintaining servicing records relating to those mortgage loans.
Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.
See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the
Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution

                                       45

that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling
Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1.  all payments on account of principal, including principal prepayments, on the mortgage loans;

     2.  all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.  all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and
         Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4.  any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5.  any advances made as described under "Description of the
         Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6.  any amounts paid under any Cash Flow Agreement, as described under
         "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7.  all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset
         Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties;
         Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon
         Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the
         Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8.  any amounts paid by the master servicer to cover Prepayment Interest
         Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

     9.  to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or

                                       46

         assumption fees, late payment charges, Prepayment Premiums or Equity
         Participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.  to make distributions to the certificateholders on each distribution date;

     2.  to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3.  to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in
         Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4.  to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation
         Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5.  to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4)
         above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     6.  if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

                                       47

     7.  if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8.  to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the
         Master Servicer and the Depositor" in this prospectus;

     9.  if described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
         Regarding the Trustee" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged
         Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
         Consequences--Federal Income Tax Consequences for REMIC Certificates"
         and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related Pooling
         Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make

                                       48

mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged
Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal
Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and
Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be

                                       49

underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2)
that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.
See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.
Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

                                       50

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the
Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

                                       51

     1.  to cure any ambiguity,

     2.  to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3.  to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.  to comply with any requirements imposed by the Code, or

     5.  for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment
(other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1.  reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2.  adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3.  modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling
Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

                                       52

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement.
However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling
Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%
(or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       53

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o   the nature and amount of coverage under the credit support,

     o   any conditions to payment under the credit support not otherwise described in this prospectus,

     o   any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o   the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o   a brief description of its principal business activities;

     o   its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o   if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o   its total assets, and its stockholders' equity or policyholders'
         surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
         Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

                                       54

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the
Depositor to be material, a copy of that instrument will accompany the Current
Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C
Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be

                                       55

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged
Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is

                                       56

a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the
Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       57

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the

                                       58

entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy
Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1)
the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is
"reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the
United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental
Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

                                       59

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on

                                       60

the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the
Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court
(provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash

                                       61

collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding.
The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.
Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments

                                       62

in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.
Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of

                                       63

certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o   may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o   may result in a release or threatened release of any hazardous material, or

     o   may give rise to any environmental claim or demand,

     o   may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

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     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a

                                       65

mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic
and Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1.  hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2.  the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial

                                       67

resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal
Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.
This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of
Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder"
in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within

                                       68

the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more
REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of
Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the
Depositor, will deliver its opinion generally to the effect that, assuming:

     1.  the making of an election,

     2.  compliance with the Pooling Agreement and any other governing documents
         and

     3.  compliance with any changes in the law, including any amendments to the
         Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the
REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.
See "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in
Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment.
REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the
REMIC Certificates will qualify for the corresponding status in their entirety.
Mortgage Loans held by the REMIC Pool that have been defeased with U.S.
Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC
Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular
Certificates will be "qualified mortgages" for another REMIC for purposes of
Code Section 860G(a)(3). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill

                                       69

an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC
Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.
An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling
Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions
on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i)
whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1.  the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2.  substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o   a mortgage in default or as to which default is reasonably foreseeable,

     o   a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o   a mortgage that was fraudulently procured by the mortgagor, and

     o   a mortgage that was not in fact principally secured by real property
         (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of

                                       70

interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC
Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference
Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may

                                       71

be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as
they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations
(the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular
Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the
Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a
Regular Certificate also includes the amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate

                                       72

always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID
Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the
Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an
"interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated
redemption price at maturity of the Regular Certificate. The Conference
Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption
with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All
Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     1.  the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular

                                       73

         Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated
         redemption price at maturity, over

     2.  the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.  the yield to maturity of the Regular Certificate at the issue date,

     2.  events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.  the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate's stated redemption price at maturity that were made on the Regular
Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the
Regular Certificateholder's right to interest payment accrues under the governing

                                       74

contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to
Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1.  the issue price does not exceed the original principal balance by more than a specified amount, and

     2.  the interest compounds or is payable at least annually at current values of

         (a)  one or more "qualified floating rates,"

         (b)  a single fixed rate and one or more qualified floating rates,

         (c)  a single "objective rate," or

         (d)  a single fixed rate and a single objective rate that is a
              "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the
OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that a class of this type may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore,

                                       75

application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.
Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular
Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID

                                       76

Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate
(exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular
Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference
Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.
You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular
Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular
Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See
"--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the
Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the

                                       77

alternatives to the constant yield method described above under "--Market
Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1.  if a Regular Certificate is held as part of a "conversion transaction"
         as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
         Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2.  in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

                                       78

     3.  to the extent that the gain does not exceed the excess, if any, of (a)
         the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

                                       79

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1.  the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.  all bad loans will be deductible as business bad debts, and

     3.  the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual
Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the
Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of
Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

                                       80

Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the
REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related
REMIC Pool. However, that taxable income will not include cash received by the
REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.
That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the
REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the
Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future
Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and
Expense--Market Discount" below

                                       81

regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under
"--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC
Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the
REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the
REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market
Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method;
however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

                                       82

     Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC
Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual
Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition,
REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related
Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See
"--Taxation of Certain Foreign Investors--Residual Certificates" below.
Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable
Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified
Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a

                                       83

transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1)
the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1.  "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
         Section 1381(a)(2)(C), and any organization (other than a farmers'
         cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

     2.  "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.
         Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3.  an "electing large partnership" means any partnership having more than
         100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual
Certificate, is not a Disqualified Organization and is not purchasing the
Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no

                                       84

rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each
Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related
Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under
"--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations"
above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above.
The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

     (i)   the present value of any consideration given to the transferee to acquire the interest;

     (ii)  the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount

                                       85

rate equal to the short-term Federal rate set forth in Section 1274(d) of the
Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person"
means a citizen or resident of the United States, a corporation or partnership
(except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on
August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual
Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion

                                       86

transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section
163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust)
that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under
Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.  the disposition of a qualified mortgage other than for:

         (a)  substitution within two years of the Startup Day for a defective
              (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

         (b)  foreclosure, default or imminent default of a qualified mortgage,

         (c)  bankruptcy or insolvency of the REMIC Pool, or

         (d)  a qualified (complete) liquidation,

     2.  the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.  the receipt of compensation for services or

     4.  the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no

                                       87

more than a small percentage of the certificates is outstanding. The REMIC
Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

     1.  during the three months following the Startup Day,

     2.  made to a qualified reserve fund by a Residual Certificateholder,

     3.  in the nature of a guarantee,

     4.  made to facilitate a qualified liquidation or clean-up call, and

     5.  as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC
Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of

                                       88

the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual
Certificateholder owning the largest percentage interest in the Residual
Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual
Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80%
of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual
Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC
Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a
REMIC Pool. As a result, individuals, estates or trusts holding REMIC
Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the
Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate

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statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular
Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the
Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax.
Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular
Certificate. The term "Non-U.S. Person" means any person who is not a U.S.
Person.

     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number.
A look-through rule would apply in the case of tiered partnerships. Non-U.S.
Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another
REMIC Pool will be, considered obligations issued in registered form.
Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See
"--Taxation of Residual Certificates--Limitations on Offset or Exemption of
REMIC Income" above. If the amounts paid to Residual Certificateholders who are
Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30%
(or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a current rate of 28%
(which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular
Certificateholder complies with certain reporting and/or certification procedures, including the provision of its

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taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular
Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S.
Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular
Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below.
Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard
Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that
Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a
result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described under
"--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

     Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

     1.  Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by

                                       92

         an interest in real property which is . . . residential real property"
         within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that
         Standard Certificate is of the type described in that section of the
         Code.

     2.  Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
         Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section
         856(c)(3)(B).

     3.  Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates--
Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the

                                       93

mortgage loans, unless the constant yield method is elected. Unless indicated
otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

     Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation
("excess servicing") will cause the mortgage loans to be treated under the
"stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped
Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a
Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the
Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard
Certificate was held as a capital asset. However, gain on the sale of a
Standard Certificate will be treated as ordinary income (1) if a Standard
Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount

                                       94

of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or
(2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

     General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1.  we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2.  the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
         Certificates--Recharacterization of Servicing Fees" above), and

     3.  certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates-- Recharacterization of Servicing Fees" above.
Although not free from doubt, for purposes of reporting to Stripped
Certificateholders, the servicing fees will be allocated to the Stripped
Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under
"--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of

                                       95

the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each
Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section
1286, Code Sections 1272 through 1275, and the OID Regulations. While under
Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped
Certificates--Possible Alternative Characterizations" below, the OID
Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable
Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.
In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.
Further, these final regulations provide that the purchaser of a Stripped
Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

     Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section
860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally

                                       96

as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate.
While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.
Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a
Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

                                       97

     Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1.  one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
         Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2.  as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3.  a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28.0% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

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TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the
Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates,

                                       99

either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c)
is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section
4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below)
applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant."
For this purpose, in general, equity participation in a trust fund will be
"significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute
Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the
Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA

                                      100

and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of
ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization,"
which term as defined above includes certain tax-exempt entities not subject to
Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will

                                      101

qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators specified in SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more

                                      102

commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of
Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and
Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the
Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                      103

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

     1.  by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.  by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.  through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities
Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                                      104

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c),
14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by
telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

     Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange
Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Room may be obtained by calling
The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.
The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent

                                      105

any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      106

                             INDEX OF DEFINED TERMS

1998 Policy Statement .......................   103
401(c) Regulations ..........................   101
Accrual Certificates ........................    35
Accrued Certificate Interest ................    35
ADA .........................................    67
Amendments ..................................   100
ARM Loans ...................................    24
Available Distribution Amount ...............    35
Bankruptcy Code .............................    59
Book-Entry Certificates .....................    34
Cash Flow Agreement .........................    26
CERCLA ......................................    63
Certificate Owner ...........................    41
Code ........................................    39
Cooperatives ................................    21
CPR .........................................    30
Debt Service Coverage Ratio .................    22
defective obligation ........................    70
Definitive Certificates .....................    34
Depositor ...................................    21
Determination Date ..........................    27
Direct Participants .........................    40
Disqualified Organization ...................    84
Distribution Date Statement .................    38
DOL .........................................   100
DTC .........................................    34
Due Dates ...................................    23
Due Period ..................................    27
EDGAR .......................................   105
electing large partnership ..................    84
Equity Participation ........................    24
Event of Default ............................    51
Excess Funds ................................    33
excess servicing ............................    94
Exemptions ..................................   100
FAMC ........................................    25
FHLMC .......................................    25
FNMA ........................................    25
Garn Act ....................................    65
GNMA ........................................    25
Indirect Participants .......................    41
Insurance and Condemnation Proceeds .........    46
IRS .........................................    68
L/C Bank ....................................    55
Liquidation Proceeds ........................    46
Loan-to-Value Ratio .........................    23
Lock-out Date ...............................    24
Lock-out Period .............................    24
MBS .........................................    21

MBS Agreement ...............................    25
MBS Issuer ..................................    25
MBS Servicer ................................    25
MBS Trustee .................................    25
Mortgage Asset Seller .......................    21
Mortgage Notes ..............................    21
Mortgaged Properties ........................    21
Mortgages ...................................    21
NCUA ........................................   103
Net Leases ..................................    22
Net Operating Income ........................    22
Nonrecoverable Advance ......................    37
Non-SMMEA Certificates ......................   102
Non-U.S. Person .............................    90
OCC .........................................   102
OID Regulations .............................    72
OTS .........................................   103
Participants ................................    40
Parties in Interest .........................    99
Pass-Through Entity .........................    84
Permitted Investments .......................    45
Plans .......................................    99
Pooling Agreement ...........................    42
prepayment ..................................    30
Prepayment Assumption .......................    73
Prepayment Interest Shortfall ...............    27
Prepayment Premium ..........................    24
PTCE ........................................   100
Random Lot Certificates .....................    72
Record Date .................................    35
Reform Act ..................................    71
Registration Statement ......................   105
Regular Certificateholder ...................    72
Regular Certificates ........................    69
Related Proceeds ............................    37
Relief Act ..................................    67
                                                 8,
REMIC .......................................    69
REMIC Certificates ..........................    69
REMIC Pool ..................................    69
REMIC Regulations ...........................    68
REO Property ................................    45
Residual Certificateholders .................    80
Residual Certificates .......................    35
secured-creditor exemption ..................    64
Securities Act ..............................   104
Senior Certificates .........................    34
Servicing Standard ..........................    44
Similar Law .................................    99
SMMEA .......................................   101

                                      107

SPA ................................   30
Standard Certificateholder .........   92
Standard Certificates ..............   92
Startup Day ........................   70
Stripped Certificateholder .........   96
Stripped Certificates. .............   95
Subordinate Certificates ...........   34

Sub-Servicing Agreement ............   45
Title V ............................   66
Treasury ...........................   68
U.S. Person ........................   86
Value ..............................   23
Warranting Party ...................   43

                                      108

     The attached diskette contains a Microsoft Excel1, Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2004-C3.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in
Annex A-1, Annex A-2, Annex B and Annex C to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet
File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

===============================================================================

       YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS
NOT PERMITTED.

                      -----------------------------------

                             PROSPECTUS SUPPLEMENT

                              PROSPECTUS

Federal Income Tax Consequences for REMIC
  Certificates ...................................       68
Federal Income Tax Consequences for
  Certificates as to Which No REMIC Election Is

Incorporation of Certain Information by

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING
THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
MARCH 29, 2005.

================================================================================

================================================================================

                                 $1,206,898,000
                                 (APPROXIMATE)

[J.P. MORGAN CHASE LOGO]       J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                                SECURITIES CORP.

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-C3

  Class A-1 Certificates     $   56,228,000
  Class A-2 Certificates     $  154,670,000
  Class A-3 Certificates     $  235,827,000
  Class A-4 Certificates     $  166,135,000
  Class A-5 Certificates     $  421,433,000
  Class A-J Certificates     $   87,251,000
  Class X-2 Certificates     $1,475,976,000
  Class B Certificates       $   43,626,000
  Class C Certificates       $   13,277,000
  Class D Certificates       $   13,277,000
  Class E Certificates       $   15,174,000

       ----------------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

       ----------------------------------------------------------------

                                    JPMORGAN

                                    [NOMURA]

                            DEUTSCHE BANK SECURITIES
                           PNC CAPITAL MARKETS, INC.

                               DECEMBER 16, 2004

================================================================================

     J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., SERIES 2004-C3